                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-62911

Information contained herein is subject to completion. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED MARCH 26, 1999

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 9, 1998)

                           $513,576,000 (Approximate)
                         Morgan Stanley Capital I Inc.
                                  as Depositor
                           FINOVA Realty Capital Inc.
                          as Mortgage Loan Originator

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-FNV1

                             ---------------------

     Morgan Stanley Capital I Inc. is offering certain classes of its Series 1999-FNV1 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 194 mortgage loans secured by first liens on commercial and multifamily properties. The Series 1999-FNV1 Certificates are not obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                             ---------------------

     Morgan Stanley Capital I Inc. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                             ---------------------

     Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-25 of this prospectus supplement and page 15 of the prospectus.

                             ---------------------

          Certain characteristics of the offered certificates include:

                   Approximate Initial          Initial              Rate        Expected Ratings      Rated Final
                       Certificate           Pass-Through        Description       (Fitch/S&P)      Distribution Date
     Class            Principal (1)            Rate (2)              (3)               (4)                 (4)
     -----            ------------           ------------        -----------       -----------      -----------------
Class A-1.....        $101,000,000               6.14%              Fixed            AAA/AAA           March 2032
Class A-2.....        $339,885,000               6.54%              Fixed            AAA/AAA           March 2032
Class B.......         $33,185,000               6.66%              Fixed             AA/AA            March 2032
Class C.......         $26,864,000               6.81%              Fixed              A/A             March 2032
Class D.......         $12,642,000               7.06%              Fixed             A-/A-            March 2032

(Footnotes to table on page S-3)

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. expect to deliver the offered certificates to purchasers on or about April __, 1999. Morgan Stanley Capital I Inc. expects to receive from this offering approximately ___% of the initial principal amount of the offered certificates, plus accrued interest from April 1, 1999, before deducting expenses payable by Morgan Stanley Capital I Inc.

                             ---------------------
MORGAN STANLEY DEAN WITTER
                                                       Deutsche Bank Securities

            The date of this Prospectus Supplement is April __, 1999

                          MORGAN STANLEY CAPITAL I INC.


        Commercial Mortgage Pass-Through Certificates, Series 1999-FNV1
                      Geographic Overview of Mortgage Pool


MASSACHUSETTS          GEORGIA           HAWAII                 MISSOURI
$35,432,902            $32,025,038       $7,424,384             $4,177,616
5.6% of total          5.1% of total     1.2% of total          0.7% of total

CONNECTICUT            FLORIDA           ARIZONA                MINNESOTA
$2,146,065             $33,494,423       $22,489,672            $5,083,815
0.3% of total          5.3% of total     3.6% of total          0.8% of total

NEW JERSEY             ALABAMA           UTAH                   ILLINOIS
$12,498,683            $9,236,634        $2,427,054             $1,408,141
2.0% of total          1.5% of total     0.4% of total          0.2% of total

MARYLAND               TENNESSEE         SOUTHERN CALIFORNIA    INDIANA
$14,447,656            $9,680,343        $149,006,981           $2,576,956
2.3% of total          1.5% of total     23.6% of total         0.4% of total

DISTRICT OF COLUMBIA   LOUISIANA         NORTHERN CALIFORNIA    MICHIGAN
$32,657,038            $3,311,752        $59,313,931            $2,936,954
5.2% of total          0.5% of total     9.4% of total          0.5% of total

VIRGINIA               OKLAHOMA          NEVADA                 OHIO
$7,626,304             $7,545,149        $7,588,185             $5,026,389
1.2% of total          1.2% of total     1.2% of total          0.8% of total

NORTH CAROLINA         TEXAS             OREGON                 PENNSYLVANIA
$10,435,436            $49,916,610       $5,209,366             $37,489,691
1.7% of total          7.9% of total     0.8% of total          5.9% of total

SOUTH CAROLINA         COLORADO          WASHINGTON             NEW YORK
$9,358,380             $12,706,598       $11,947,613            $5,330,118
1.5% of total          2.0% of total     1.9% of total          0.8% of total

KENTUCKY               NEW MEXICO        WYOMING                NEW HAMPSHIRE
$2,891,156             $3,777,589        $4,030,909             $9,438,944
0.5% of total          0.5% of total     0.6% of total          1.5% of total

[ ] is more than or equal to 10.05% of Cut-Off Date Balance

[ ] 5.0%-10.0% of Cut-Off Date Balance

[ ] 1.0%-5.0% of Cut-Off Date Balance

[ ] is less than or equal to 1.0% of Cut-Off Date Balance

------------------
(1) Approximate; subject to a variance of plus or minus 5%.
(2) The pass-through rates for the Class A-1, Class A-2, Class B, Class C, and Class D Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the NWAC Rate (as defined herein) for such distribution date.
(3) "Fixed" is a description of the type of pass-through rates borne by the related classes.
(4) See "Ratings" herein. The Rated Final Distribution Date for each class of rated certificates is the distribution date in March 2032.

              IMPORTANT NOTICE about INFORMATION PRESENTED in this PROSPECTUS SUPPLEMENT and the ACCOMPANYING PROSPECTUS

         Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Terms for Prospectus Supplement" in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 102 in the prospectus.

                          -----------------------------

         In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Morgan Stanley Capital I Inc.

                          -----------------------------

         Until the date that is ninety days from the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS
                                                                           Page

SUMMARY OF TERMS............................................................S-8

RISK FACTORS...............................................................S-25

DESCRIPTION OF THE CERTIFICATES............................................S-51
  General..................................................................S-51
  Registration; Denominations..............................................S-51
  Book-Entry Registration..................................................S-51
  Certificate Balances and Notional Amounts................................S-52
  Pass-Through Rates.......................................................S-53
  Distributions............................................................S-54
  Appraisal Reductions.....................................................S-59
  Subordination; Allocation of Losses and Certain Expenses.................S-60
  Prepayment Interest Shortfalls...........................................S-61
  Optional Termination.....................................................S-61
  Advances.................................................................S-62
  Reports to Certificateholders; Available Information.....................S-64
  Book-Entry Certificates..................................................S-67
  Example of Distributions.................................................S-68
  Voting Rights............................................................S-68
  The Trustee..............................................................S-69

MATURITY CONSIDERATIONS....................................................S-69

YIELD CONSIDERATIONS.......................................................S-75
  General..................................................................S-75
  Rate and Timing of Principal Payments....................................S-75
  Losses and Shortfalls....................................................S-76
  Certain Relevant Factors.................................................S-76
  Delay in Payment of Distributions........................................S-76

DESCRIPTION OF THE MORTGAGE POOL...........................................S-76
  General..................................................................S-76
  Certain Terms and Characteristics of the Mortgage Loans..................S-79
  Assessments of Property Value and Condition..............................S-83
  Additional Mortgage Loan Information.....................................S-84
  Standard Hazard Insurance................................................S-85
  The Seller...............................................................S-86
  Assignment of the Mortgage Loans.........................................S-87
  Representations and Warranties...........................................S-88
  Repurchases and Other Remedies...........................................S-90
  Changes in Mortgage Pool Characteristics.................................S-91

SERVICING OF THE MORTGAGE LOANS............................................S-91
  General..................................................................S-91
  The Master Servicer......................................................S-93
  The Special Servicer.....................................................S-93
  Sub-Servicers............................................................S-94
  Servicing and Other Compensation and Payment of Expenses.................S-94
  The Operating Adviser....................................................S-95
  Mortgage Loan Modifications..............................................S-96
  Sale of Defaulted Mortgage Loans and REO Properties......................S-97

  REO Properties............................................................S-97
  Inspections; Collection of Operating Information..........................S-98
  Rights Upon Event of Default.............................................S-100

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-100
  General..................................................................S-100
  Original Issue Discount and Premium......................................S-101
  Additional Considerations................................................S-103

ERISA CONSIDERATIONS.......................................................S-104
  Plan Asset Regulation....................................................S-104
  Individual Exemption.....................................................S-104
  Other Exemptions.........................................................S-106
  Insurance Company Purchasers.............................................S-106

LEGAL INVESTMENT...........................................................S-107

USE OF PROCEEDS............................................................S-107

PLAN OF DISTRIBUTION.......................................................S-107

LEGAL MATTERS..............................................................S-108

RATINGS....................................................................S-109

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT...................................S-110

APPENDIX I   - MORTGAGE POOL
    INFORMATION..............................................................I-1
APPENDIX II  - CERTAIN CHARACTERISTICS OF THE MORTGAGE
    LOANS...................................................................II-1
APPENDIX III - LARGEST LOAN
    SUMMARIES..............................................................III-1
APPENDIX IV  - FORM OF TRUSTEE
    REPORTS.................................................................IV-1

TERM SHEET...................................................................T-1

                                EXECUTIVE SUMMARY

This Executive Summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates and the underlying mortgage loans, read this entire prospectus supplement and the accompanying prospectus carefully.

                              CERTIFICATE STRUCTURE

                                                                                     APPROXIMATE
                                                                                     PERCENT OF
APPROXIMATE                                                                          TOTAL
CREDIT SUPPORT                                                                       CERTIFICATES
                                     ----------------------------------------------
                                    |                 INITIAL                      |
                                    |                 CERTIFICATE      EXPECTED    |
                                    |                  PRINCIPAL       RATINGS     |
                                    |    CLASS          AMOUNT       (FITCH/S&P)   |
                                     ----------------------------------------------
                -------------------------------------------------------------------
                CLASS X(2)           CLASS A-1       $101,000,000      AAA/AAA         15.98%
                $632,094,383
                (APPROXIMATE
                NOTIONAL AMOUNT)
                                     ----------------------------------------------
    30.25%(1)   AAA/AAAR             CLASS A-2       $339,885,000      AAA/AAA         53.77%
                                     ----------------------------------------------
    25.00%                           CLASS B         $33,185,000        AA/AA           5.25%
                                     ----------------------------------------------
    20.75%                           CLASS C         $26,864,000         A/A            4.25%
                                     ----------------------------------------------
    18.75%                           CLASS D         $12,642,000        A-/A-           2.00%
                                     ----------------------------------------------
    14.00%                           CLASS E(2)      $30,025,000       BBB/BBB          4.75%
                                     ----------------------------------------------
    11.75%                           CLASS F(2)      $14,222,000       BBB-/NR          2.25%
                                     ----------------------------------------------
     8.50%                           CLASS G(2)      $20,543,000       BB+/BB+          3.25%
                                     ----------------------------------------------
     7.25%                           CLASS H(2)       $7,901,000        BB/BB           1.25%
                                     ----------------------------------------------
     5.75%                           CLASS J(2)       $9,481,000        BB-/NR          1.50%
                                     ----------------------------------------------
     4.50%                           CLASS K(2)       $7,902,000        B+/B+           1.25%
                                     ----------------------------------------------
     3.50%                           CLASS L(2)       $6,321,000         B/B            1.00%
                                     ----------------------------------------------
     2.50%                           CLASS M(2)       $6,321,000        B-/NR           1.00%
                                     ----------------------------------------------
     1.00%                           CLASS N(2)       $9,481,000        CCC/NR          1.50%
                                     ----------------------------------------------
     0.00%                           CLASS O(2)       $6,321,383        NR/NR           1.00%
                -------------------------------------------------------------------

(1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(2) Not offered hereby.

         The Class R-I, R-II and R-III Certificates are not represented in this table and are not offered hereby.

                                        CERTIFICATE SUMMARY
-------------------------------------------------------------------------------------------------
                      Approximate
                        Initial                Initial
                      Certificate  Approxi-  Pass-Through                   Weighted
Approximate          Principal or   mate    Rate and Rate      Expected      Average
   Credit              Notional     % of     Description       Ratings      Life      Principal
  Support      Class   Amount(1)    Total      (2) (3)      Fitch/S&P (4)   (Yrs.)(5) Window (5)
-------------------------------------------------------------------------------------------------
           Offered Certificates
-------------------------------------------------------------------------------------------------
               A-1   $101,000,000   15.98%  6.14% (Fixed)      AAA/AAA        5.51      1-109
             ------------------------------------------------------------------------------------
  30.25%(6)    A-2   $339,885,000   53.77%  6.54% (Fixed)      AAA/AAA        9.47     109-117
-------------------------------------------------------------------------------------------------
  25.00%        B    $33,185,000    5.25%   6.66% (Fixed)       AA/AA         9.75     117-117
-------------------------------------------------------------------------------------------------
  20.75%        C    $26,864,000    4.25%   6.81% (Fixed)        A/A          9.75     117-117
-------------------------------------------------------------------------------------------------
  18.75%        D    $12,642,000    2.00%   7.06% (Fixed)       A-/A-         9.75     117-117
-------------------------------------------------------------------------------------------------
           Non-Offered Certificates
-------------------------------------------------------------------------------------------------
   N/A        X(7)                   N/A        0.97%          AAA/AAAr       9.16       N/A
                      $632,094,383            (Variable
                      (Notional)               Rate IO)
-------------------------------------------------------------------------------------------------
  14.00%        E    $30,025,000    4.75%    7.46% (NWAC)      BBB/BBB        9.75     117-117
-------------------------------------------------------------------------------------------------
  11.75%        F    $14,222,000    2.25%    7.46% (NWAC)      BBB-/NR        9.75     117-117
-------------------------------------------------------------------------------------------------
   8.50%        G     $20,543,000   3.25%   6.14% (Fixed)      BB+/BB+        9.80     117-118
-------------------------------------------------------------------------------------------------
   7.25%        H     $7,901,000    1.25%   6.14% (Fixed)       BB/BB         9.84     118-119
-------------------------------------------------------------------------------------------------
   5.75%        J     $9,481,000    1.50%   6.14% (Fixed)       BB-/NR        9.94     119-120
-------------------------------------------------------------------------------------------------
   4.50%        K     $7,902,000    1.25%   6.14% (Fixed)       B+/B+        10.87     120-133
-------------------------------------------------------------------------------------------------
   3.50%        L     $6,321,000    1.00%   6.14% (Fixed)        B/B         12.93     133-168
-------------------------------------------------------------------------------------------------
   2.50%        M     $6,321,000    1.00%   6.14% (Fixed)       B-/NR        14.00     168-168
-------------------------------------------------------------------------------------------------
   1.00%        N     $9,481,000    1.50%   6.14% (Fixed)       CCC/NR       14.04     168-173
-------------------------------------------------------------------------------------------------
   0.00       O(8)    $6,321,383    1.00%   6.14% (Fixed)       NR/NR        17.60     173-231
-------------------------------------------------------------------------------------------------

(1) Approximate; subject to a variance of plus or minus 5%.

(2) "Fixed" and "NWAC" are descriptions of the types of pass-through rates borne by the related classes. "IO" designates that Class X is entitled only to distributions of interest; it will not receive distributions of principal.

(3) The pass-through rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the NWAC Rate (as defined herein) for such distribution date. The initial pass-through rates for the Class E and the Class F Certificates set forth in the table are the approximate initial pass-through rates. The pass-through rates for the Interest Only Certificates and the Class E and Class F Certificates are variable and, subsequent to the initial distribution date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.

(4) See "Ratings" herein. "NR" means not rated.

(5) The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; and (iii) prepayment in full on the "anticipated repayment date" of each mortgage loan having such a date. See the assumptions set forth under "Maturity Considerations" in this prospectus supplement.

(6) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(7) The Class X Certificates will not have a Principal Amount. Interest will accrue on the notional amount thereof, at a rate equal to the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have Principal Amounts.

(8) The Class O Certificates are an investment unit consisting of a REMIC regular interest and beneficial ownership of Excess Interest in respect of mortgage loans having a hyper-amortization feature.

The Class R-I, R-II and R-III Certificates are not represented in this table and are not offered hereby.

                                SUMMARY OF TERMS


This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES and DATES


DEPOSITOR.....................      Morgan Stanley Capital I Inc.

MASTER SERVICER...............      AMRESCO Services, L.P. See "Servicing of the
                                    Mortgage Loans" and "Description of the
                                    Certificates--Advances" in this prospectus supplement.

SPECIAL SERVICER..............      Banc One Mortgage Capital Markets, LLC. See
                                    "Servicing of the Mortgage Loans--The
                                    Operating Adviser" and "--General" in this prospectus supplement.

TRUSTEE.......................      Norwest Bank Minnesota, National
                                    Association. See "Description of the
                                    Certificates--The Trustee" and "--Advances" in this prospectus supplement.

OPERATING ADVISER.............      The holders of certificates representing
                                    more than 50% of the aggregate certificate balance of the most subordinate class of certificates (with principal amounts) outstanding at any time of determination
                                    (or, if the aggregate balance of such class of certificates is less than 25% of the initial aggregate certificate balance of such class, of the next most subordinate class of certificates (with Principal
                                    Amounts)) may appoint a representative for the purposes described in this prospectus supplement. See "Servicing of the Mortgage
                                    Loans--The Operating Adviser" and
                                    "--General" in this prospectus supplement.

Mortgage Loan Seller..........      146 of the mortgage loans, which represent
                                    80.2% of the initial outstanding pool
                                    balance (the "Owner Trust Loans"), were
                                    originated by FINOVA and sold to FINOVA
                                    Commercial Mortgage Loan Owner Trust 1998-1, a business trust organized under the laws of the State of Delaware (the "Owner Trust").
                                    The Owner Trust intends to sell the Owner
                                    Trust Loans to the Depositor on the Closing
                                    Date pursuant to a mortgage loan purchase agreement between the Owner Trust and the Depositor.

                                    48 of the mortgage loans, which represent
                                    19.8% of the initial outstanding pool
                                    balance, were originated by FINOVA (with the exception of 5 of the mortgage loans, which represent 5.8% of the initial outstanding pool balance, which were underwritten by FINOVA and purchased from a financial institution prior to the date hereof). These mortgage loans are currently owned by FINOVA, and FINOVA intends to sell them to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between FINOVA and the Depositor.

                                    The representations and warranties to be provided by the Owner Trust to the Depositor in respect of the Owner Trust Loans will be identical to the representations and warranties to be provided by FINOVA to the Depositor in respect of the remaining mortgage loans in its respective mortgage loan purchase agreement. Furthermore, FINOVA will guarantee the Owner's

                                    Trust's obligations in respect of a breach thereof. Therefore, even though the Depositor is acquiring the Owner Trust Loans directly from the Owner Trust, FINOVA will be referred to as the Seller of all of the mortgage loans solely for purposes of this Prospectus Supplement. See "Description of the Mortgage Pool--The Seller" in this prospectus supplement.

UNDERWRITERS..................      Morgan Stanley & Co. Incorporated and
                                    Deutsche Bank Securities Inc. See "Plan of
                                    Distribution" in this prospectus supplement.

CUT-OFF DATE..................      April 1, 1999.

CLOSING DATE..................      On or about April   , 1999.

DISTRIBUTION DATE.............      The 15th day of each month, or, if such 15th
                                    day is not a business day, the business day immediately following such 15th day, commencing in May 1999; provided that the Distribution Date will be no earlier than the fourth business day following the 11th day of such month.

RECORD DATE...................      With respect to each distribution date, the
                                    close of business on the last business day of the preceding month.

                               OFFERED SECURITIES


GENERAL.......................      The following five classes of Commercial
                                    Mortgage Pass-Through Certificates are being offered by this prospectus supplement
                                    (collectively, the "Offered Certificates") as part of Series 1999-FNV1:

                                         o   Class A-1
                                         o   Class A-2
                                         o   Class B
                                         o   Class C
                                         o   Class D

                                    Series 1999-FNV1 will consist of a total of 19 classes, the following fourteen of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class R-I, Class R-II and Class R-III (collectively, the "Private Certificates").

                                    The Offered Certificates and the Private
                                    Certificates will represent beneficial
                                    ownership interests in a trust created by Morgan Stanley Capital I Inc. The trust's assets will primarily be 194 mortgage loans secured by first liens on commercial and multifamily properties.

CERTIFICATE PRINCIPAL AMOUNT..      Your certificates will have the approximate
                                    aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

                                    --------------------------------------------
                                    Class A-1    $101,000,000   Principal Amount
                                    --------------------------------------------
                                    Class A-2    $339,885,000   Principal Amount
                                    --------------------------------------------
                                     Class B      $33,185,000   Principal Amount
                                    --------------------------------------------
                                     Class C      $26,864,000   Principal Amount
                                    --------------------------------------------
                                     Class D      $12,642,000   Principal Amount
                                    --------------------------------------------

PASS-THROUGH RATES
   A.  OFFERED CERTIFICATES...      Your certificates will accrue interest at an
                                    annual rate called a "Pass-Through Rate" which is set forth below:

                                        --------------------------------------
                                        Class A-1           6.14%, but not
                                                            in excess of
                                                            NWAC Rate
                                        --------------------------------------
                                        Class A-2           6.54%, but not
                                                            in excess of
                                                            NWAC Rate
                                        --------------------------------------
                                        Class B             6.66%, but not
                                                            in excess of
                                                            NWAC Rate
                                        --------------------------------------
                                        Class C             6.81%, but not
                                                            in excess of
                                                            NWAC Rate
                                        --------------------------------------
                                        Class D             7.06%, but not
                                                            in excess of
                                                            NWAC Rate
                                        --------------------------------------


                                    Interest on the Offered Certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

                                    The "NWAC Rate" for a particular
                                    distribution date is a weighted average of the mortgage loan interest rates in effect as of the first day of the preceding month, minus the weighted average annual administrative cost of 0.12875% (which includes the servicing fee rate and the Trustee fee rate), and adjusted as set forth herein. The weighting of this average is based upon the respective principal balances of those mortgage loans.

    B.  CLASS X CERTIFICATES...     The Pass-Through Rate on the Class X
                                    Certificates will be equal to the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have principal amounts.
                                    The weighting will be based upon the
                                    respective principal amount of those
                                    classes.

                                    The notional amount of the Class X
                                    Certificates will generally be equal to 100% of the aggregate principal balance of the mortgage loans outstanding from time to time. The Class X Certificates will receive interest only; they will not be entitled to distributions of principal.

                                    For purposes of calculating the Class X
                                    Pass-Through Rates, the mortgage loan
                                    interest rates will not reflect any default interest rate or any rate increase occurring after an anticipated repayment date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.

DISTRIBUTIONS

    A.  AMOUNT AND ORDER
        OF DISTRIBUTIONS......      On each distribution date, funds available
                                    for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                    Step 1/Class A and Class X: To interest on
                                    Classes A-1 and A-2 and Class X, pro rata, in accordance with their interest entitlements.

                                    Step 2/Class A: To the extent of funds
                                    available for principal, to principal on Classes A-1 and A-2, in that order, until reduced to zero. If each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                                    Step 3/Class A: To reimburse Classes A-1 and
                                    A-2, pro rata, for any previously
                                    unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

                                    Step 4/Class B: To Class B in this order:
                                    (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                    Step 5/Class C: To Class C in a manner
                                    analogous to the Class B allocations of
                                    Step 4.

                                    Step 6/Class D: To Class D in a manner
                                    analogous to the Class B allocations of
                                    Step 4.

                                    Step 7/Subordinate Private Certificates: In a manner analogous to the Class B allocations of Step 4 and in the amounts and order of priority described in "Description of the Certificates--Distributions" in this prospectus supplement.

   B.  INTEREST AND PRINCIPAL
         ENTITLEMENTS.........      A description of each class's interest
                                    entitlement can be found in "Description of the Certificates--Distributions" in this prospectus supplement. As described in such section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

                                    The amount of principal required to be
                                    distributed to the classes entitled to
                                    principal on a particular distribution date also can be found in "Description of the Certificates--Distributions" in this prospectus supplement.

   C.  PREPAYMENT
         PREMIUMS.............      The manner in which any prepayment premiums
                                    and yield maintenance premiums received
                                    during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

   A.  GENERAL................      The chart below describes the manner in
                                    which the rights of various classes will be senior to the rights of other classes.
                                    Entitlement to receive principal and
                                    interest on any distribution date is
                                    depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order.

                                             -------------------------
                                               Class A-1, Class A-2,
                                                      Class X
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class B
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class C
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class D
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class E
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class F
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class G
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class H
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class J
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class K
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class L
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class M
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class N
                                             -------------------------
                                                         |
                                             -------------------------

                                                      Class O
                                             -------------------------

                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                    AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                    THE OFFERED CERTIFICATES.

                                    See "Description of the Certificates" in this prospectus supplement.

   B.  SHORTFALLS IN AVAILABLE
         FUNDS................      The following types of shortfalls in
                                    available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional compensation (other than the servicing fee) which the Master Servicer or Special
                                    Servicer is entitled to receive; (ii)
                                    shortfalls resulting from interest on
                                    Advances made by the Master Servicer or the Trustee (to the extent not covered by default interest paid by the borrower);
                                    (iii) shortfalls resulting from
                                    extraordinary expenses of the trust; and
                                    (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

                                    Shortfalls in mortgage loan interest as a result of the timing of prepayments (net of the Master Servicer's servicing fee payable on the related distribution date) will be allocated to each class of certificates, pro rata, based upon their respective interest entitlements.

                                    See "Description of the Certificates-
                                    Distributions" in this prospectus
                                    supplement.

                                THE MORTGAGE POOL


CHARACTERISTICS OF THE
MORTGAGE POOL

   A.  GENERAL...............................   For a more complete description
                                                of the mortgage loans, see the
                                                following sections in this
                                                prospectus supplement:
                                                o   Description of the mortgage
                                                    pool;
                                                o   Appendix I (characteristics
                                                    of the mortgage loans);
                                                o   Appendix II (characteristics
                                                    of each mortgage loan on a
                                                    property-by-property basis);
                                                    and
                                                o   Appendix III (descriptions
                                                    of the ten largest mortgage
                                                    loans, or groups of mortgage
                                                    loans).
                                                All numerical information
                                                provided in this prospectus
                                                supplement with respect to the
                                                mortgage loans is approximate.
                                                All weighted average information
                                                regarding the mortgage loans
                                                reflects weighting of the
                                                mortgage loans by the unpaid
                                                principal balance of the
                                                mortgage loans as of the Cut-off
                                                Date. Information on each of the
                                                multiple mortgaged properties
                                                securing a single mortgage loan
                                                is presented separately based
                                                upon an allocated loan amount,
                                                and each are treated as a
                                                mortgage loan for the
                                                presentation of mortgage pool
                                                information in this prospectus
                                                supplement

    B.   PRINCIPAL BALANCES.................    The trust's primary assets will
                                                be 194 mortgage loans with an
                                                initial principal balance of
                                                $632,094,383, subject to a
                                                permitted variance of plus or
                                                minus 5%. As of April 1, 1999,
                                                the outstanding principal
                                                balances of the mortgage loans
                                                in the mortgage pool ranged from
                                                $178,572 to $21,808,261 and the
                                                mortgage loans had an average
                                                balance of $3,258,218. See
                                                "Description of the Mortgage
                                                Pool--Certain Terms and
                                                Characteristics of the Mortgage
                                                Loans" in this prospectus
                                                supplement.

    C.   NON-RECOURSE........................   Substantially all of the
                                                mortgage loans are non-recourse
                                                obligations. No mortgage loan
                                                will be insured or guaranteed by
                                                any governmental entity or
                                                private insurer, or by any other
                                                person.

    D.   FEE SIMPLE/LEASEHOLD................   Each mortgage loan is secured by
                                                a first mortgage lien on a fee
                                                simple estate in an
                                                income-producing property (or,
                                                in 5 cases, which represent 5.2%
                                                of the initial outstanding pool
                                                balance, secured by a mortgage
                                                lien on a leasehold estate, or
                                                in 4 cases, which represent 4.5%
                                                of the initial outstanding pool
                                                balance, secured by a mortgage
                                                lien on both a leasehold
                                                interest in a portion of the
                                                related mortgaged property and a
                                                fee simple interest in the
                                                remainder of the related
                                                mortgaged property).

    E.   PROPERTY PURPOSE....................   Set forth below are the number
                                                of mortgage loans, and the
                                                approximate percentage of the
                                                initial pool balance represented
                                                by such mortgage loans, that are
                                                secured by mortgaged properties
                                                operated for each indicated
                                                purpose:

                                ------------------------------------------------
                                                        Percentage
                                                            of        Number of
                                                       Initial Pool   Mortgage
                                    Property Type        Balance        Loans
                                ------------------------------------------------
                                Retail                    19.5%           33
                                ------------------------------------------------
                                Office                    17.8%           20
                                ------------------------------------------------
                                Multifamily               15.3%           23
                                ------------------------------------------------
                                Manufactured Housing      15.0%           49
                                ------------------------------------------------
                                Hospitality               13.3%           25
                                ------------------------------------------------
                                Mixed Use                  7.6%           14
                                ------------------------------------------------
                                Self-Storage               5.2%           15
                                ------------------------------------------------
                                Industrial                 4.2%            6
                                ------------------------------------------------
                                Senior Housing             2.1%            9
                                ------------------------------------------------

    F.   PROPERTY LOCATION...................   The number of mortgage loans,
                                                and the approximate percentage
                                                of the initial pool balance
                                                represented by such mortgage
                                                loans, that are secured by
                                                mortgaged properties located in
                                                the five states with the highest
                                                concentrations of mortgaged
                                                properties are:

                                ------------------------------------------------
                                                    Percentage of    Number of
                                                     Initial Pool     Mortgage
                                     State             Balance         Loans
                                ------------------------------------------------
                                California              33.0%            49
                                ------------------------------------------------
                                  Southern              23.6%            31
                                  California
                                ------------------------------------------------
                                  Northern               9.4%            18
                                  California
                                ------------------------------------------------
                                Texas                    7.9%            14
                                ------------------------------------------------
                                Pennsylvania             5.9%            23
                                ------------------------------------------------
                                Massachusetts            5.6%            6
                                ------------------------------------------------
                                Florida                  5.3%            5
                                ------------------------------------------------

                                                The remaining mortgaged
                                                properties are located
                                                throughout 29 other states and
                                                the District of Columbia. No
                                                other state or district has a
                                                concentration of mortgaged
                                                properties that represents
                                                security for more than 5.2% of
                                                the initial outstanding pool
                                                balance. See Appendix I hereto.

    G.   OTHER MORTGAGE LOAN FEATURES........   As of April 1, 1999, the
                                                mortgage loans had the following
                                                approximate characteristics:

                                                o  No scheduled payment of
                                                   principal and interest on any
                                                   mortgage loan was thirty days
                                                   or more past due, and no
                                                   mortgage loan has been thirty
                                                   days or more delinquent in
                                                   the past year.

                                                o  Four (4) separate groups of
                                                   mortgage loans, are, within
                                                   such group,
                                                   cross-collateralized with
                                                   each other, the largest group
                                                   of which represents 4.8% of
                                                   the initial outstanding pool
                                                   balance. See Appendix II for
                                                   further information with
                                                   respect to such groups.
                                                   Included within this group
                                                   are two groups of single
                                                   obligation, multiproperty
                                                   loans, such as is described
                                                   below.

                                                o  Nine (9) additional groups of
                                                   mortgage loans are, in each
                                                   case, evidenced by a single
                                                   obligation of a particular
                                                   borrower or co-borrower group
                                                   secured by one or more
                                                   mortgages encumbering
                                                   multiple real properties, the
                                                   largest group of which
                                                   represents 4.7% of the
                                                   initial outstanding pool
                                                   balance. For purposes of the
                                                   presentation of mortgage pool
                                                   information herein, an
                                                   aggregate amount of
                                                   indebtedness that is
                                                   evidenced by a single
                                                   obligation for a particular
                                                   borrower or co-borrower group
                                                   and secured by multiple
                                                   mortgaged properties has been
                                                   treated as multiple
                                                   cross-collateralized and
                                                   cross-defaulted mortgage
                                                   loans, each secured by one of
                                                   the related mortgaged
                                                   properties and each having a
                                                   principal balance in an
                                                   amount equal to an allocated
                                                   portion of the aggregate
                                                   indebtedness evidenced by
                                                   such obligation. Two of such
                                                   groups are included within
                                                   one of the
                                                   cross-collateralized groups
                                                   described above.

                                                o  Nineteen (19) groups of
                                                   mortgage loans including
                                                   those cross-collateralized or
                                                   single obligation
                                                   multi-property mortgage loan
                                                   groups described above, were
                                                   made to the same borrower or
                                                   to borrowers that are
                                                   affiliated with one another
                                                   through partial or complete
                                                   direct or indirect common
                                                   ownership, the three largest
                                                   of
                                                   these groups representing
                                                   6.7%, 4.9% and 4.8%,
                                                   respectively, of the initial
                                                   outstanding pool balance.

                                                o  Eight (8) mortgage loans,
                                                   representing 4.5% of the
                                                   initial outstanding pool
                                                   balance, are secured by a
                                                   mortgaged property that is
                                                   100% leased to a single
                                                   tenant.

                                                o  All mortgage loans bear
                                                   interest at fixed rates,
                                                   although thirty-one (31) of
                                                   the mortgage loans include
                                                   hyper-amortization provisions
                                                   as described in this
                                                   prospectus supplement.

                                                o  No mortgage loan permits
                                                   negative amortization or the
                                                   deferral of accrued interest,
                                                   with the exception of certain
                                                   mortgage loans with
                                                   hyper-amortization
                                                   provisions, as described in
                                                   this prospectus supplement.

    H.   BALLOON LOANS.......................   One hundred ninety one (191) of
                                                the mortgage loans, representing
                                                98.6% of the initial outstanding
                                                pool balance, provide for one of
                                                the following:

                                                o  Monthly payments based on
                                                   amortization schedules
                                                   significantly longer than
                                                   their respective terms to
                                                   maturity (160 of such
                                                   mortgage loans, representing
                                                   89.4% of the initial
                                                   outstanding pool balance); or

                                                o  Increases in the mortgage
                                                   rate and/or principal
                                                   amortization at a date prior
                                                   to stated maturity that
                                                   create an incentive for the
                                                   related borrower to prepay
                                                   the loan (31 of such mortgage
                                                   loans, representing 9.2% of
                                                   the initial outstanding pool
                                                   balance) (the "Anticipated
                                                   Repayment Date Loans");
                                                   substantial principal
                                                   payments on such mortgage
                                                   loans are anticipated to be
                                                   made on the date (which is
                                                   prior to stated maturity)
                                                   upon which these increases
                                                   occur (the "Anticipated
                                                   Repayment Date" or "ARD")
                                                   unless such loans are prepaid
                                                   at an earlier date.

                                                The remaining 3 mortgage loans,
                                                representing 1.4% of the initial
                                                outstanding pool balance, have
                                                an expected balloon balance
                                                equal to less than 10% of the
                                                original principal balance of
                                                each loan.

    I.   PREPAYMENT PROVISIONS; DEFEASANCE
           LOANS.............................   As of April 1, 1999, all of the
                                                mortgage loans restricted
                                                voluntary principal prepayments
                                                as follows:

                                                o  One hundred eighty one (181)
                                                   mortgage loans, representing
                                                   92.5% of the initial
                                                   outstanding pool balance,
                                                   prohibit voluntary principal
                                                   prepayments for a period
                                                   ending on a date determined
                                                   by the related mortgage note
                                                   (the "Lock-out Period") but
                                                   permit the related borrower
                                                   (after an initial period of
                                                   at least two years following
                                                   the date of issuance of the
                                                   Certificates) to defease the
                                                   loan by pledging direct,
                                                   non-callable United States
                                                   Treasury obligations and
                                                   obtaining the release of the
                                                   mortgaged property from the
                                                   lien of the mortgage.

                                                o  Nine (9) mortgage loans,
                                                   representing 3.3% of the
                                                   initial outstanding pool
                                                   balance, prohibit voluntary
                                                   principal prepayments during
                                                   a Lock-out Period and
                                                   thereafter provide for
                                                   prepayment premiums
                                                   calculated on the basis of
                                                   the greater of a yield
                                                   maintenance formula and 1% of
                                                   the amount prepaid.

                                                o  Three (3) mortgage loans,
                                                   representing 0.8% of the
                                                   initial outstanding pool
                                                   balance, prohibit voluntary
                                                   principal prepayments during
                                                   a Lock-out Period and
                                                   thereafter provide for
                                                   percentage prepayment
                                                   premiums until a specified
                                                   date prior to maturity.

                                                o  One mortgage loan,
                                                   representing 3.5% of the
                                                   initial outstanding pool
                                                   balance, prohibits voluntary
                                                   principal prepayments during
                                                   a Lock-out Period but permits
                                                   the related borrower to
                                                   either (i) defease the loan
                                                   (after an initial period of
                                                   at least two years following
                                                   the date of issuance of the
                                                   Certificates) by pledging
                                                   direct, non-callable United
                                                   States Treasury obligations
                                                   and obtaining the release of
                                                   the mortgaged property from
                                                   the lien of the mortgage or
                                                   (ii) following such Lock-out
                                                   Period, pay a prepayment
                                                   premium equal to the greater
                                                   of a yield maintenance
                                                   formula and 1% of the amount
                                                   prepaid.

                                                Notwithstanding the foregoing,
                                                the mortgage loans generally
                                                provide for a period of 3 to 9
                                                months prior to maturity or the
                                                anticipated repayment date
                                                during which the related
                                                borrower may prepay the mortgage
                                                loan without premium or
                                                defeasance requirements.

    J.   MORTGAGE LOAN RANGES AND
           WEIGHTED AVERAGES.................   As of April 1, 1999, the
                                                mortgage loans will have the
                                                following additional
                                                characteristics:

                i.    MORTGAGE RATES            Mortgage rates ranging from
                                                6.610% per annum to 9.000% per
                                                annum, and a weighted average
                                                mortgage rate of 7.622% per
                                                annum;

                ii.   REMAINING TERMS           Remaining terms to scheduled
                                                maturity ranging from 75 months
                                                to 231 months, and a weighted
                                                average remaining term to
                                                scheduled maturity of 119
                                                months;

                iii.  REMAINING                 Remaining amortization terms
                      AMORTIZATION TERMS        ranging from 170 months to 359
                                                months, and a weighted average
                                                remaining amortization term of
                                                327 months;

                iv.   LOAN-TO-VALUE RATIOS      Loan-to-value ratios ranging
                                                from 37.6% to 85.1% and a
                                                weighted average loan-to-value
                                                ratio (calculated as described
                                                in this prospectus supplement
                                                under "Description of the
                                                Mortgage Pool--Additional
                                                Mortgage Loan Information") of
                                                70.8%; and

                v.    DEBT SERVICE              Debt service coverage ratios
                      COVERAGE RATIOS           ranging from 1.11x to 2.52x and
                                                a weighted average debt service
                                                coverage ratio (calculated as
                                                described in this prospectus
                                                supplement under "Description of
                                                the Mortgage Pool --Additional
                                                Mortgage Loan Information") of
                                                1.40x.

                                                See "Description of the Mortgage
                                                Pool--Representations and
                                                Warranties" and "--Repurchases
                                                and Other Remedies" in this
                                                prospectus supplement.

                                                The mortgage loans are more
                                                particularly described herein
                                                under "Description of the
                                                Mortgage Pool," in the tables in
                                                Appendix I and in "Certain
                                                Characteristics of the Mortgage
                                                Loans" in Appendix II. In
                                                addition, a brief summary of the
                                                material terms of the ten
                                                largest mortgage loans,
                                                including groups of
                                                cross-collateralized and
                                                cross-defaulted loans, in the
                                                mortgage pool is set forth in
                                                Appendix III.

ADVANCES OF PRINCIPAL AND INTEREST

    A.   GENERAL.............................   The Master Servicer is required
                                                to advance (each, a "P&I
                                                Advance") delinquent monthly
                                                mortgage loan payments, if it
                                                determines that the advance will
                                                be recoverable. P&I Advances
                                                will generally equal the
                                                delinquent portion of the
                                                monthly mortgage loan payment.
                                                The Master Servicer will not be
                                                required to advance interest in
                                                excess of a loan's regular
                                                interest rate (not including any
                                                default rate or any rate
                                                increase after an anticipated
                                                repayment

                                                date). The Master Servicer also
                                                is not required to advance
                                                prepayment or yield maintenance
                                                premiums, excess interest,
                                                default interest or balloon
                                                payments.

                                                If a borrower fails to pay
                                                amounts due on the maturity date
                                                of the related mortgage loan,
                                                the Servicer will be required on
                                                and after such date and until
                                                final liquidation thereof, to
                                                advance only an amount equal to
                                                the interest and principal
                                                portion of the constant mortgage
                                                loan payment due immediately
                                                prior to the maturity date or
                                                anticipated repayment date to
                                                the extent not received.

                                                If the Master Servicer fails to
                                                make a required P&I Advance, the
                                                Trustee will be required to make
                                                the P&I Advance. Such obligation
                                                to make an Advance will also be
                                                subject to a determination of
                                                recoverability.

                                                P&I Advances are intended to
                                                maintain a regular flow of
                                                scheduled interest and principal
                                                payments to the
                                                certificateholders and are not
                                                intended to guarantee or insure
                                                against losses. Advances which
                                                cannot be reimbursed out of
                                                collections on, or in respect
                                                of, the related mortgage loans
                                                will be reimbursed directly from
                                                any other collections on the
                                                mortgage loans as provided in
                                                this prospectus supplement and
                                                this will cause losses to be
                                                borne by certificateholders in
                                                the priority specified in this
                                                prospectus supplement. The
                                                Servicer and the Trustee, as the
                                                case may be, will be entitled to
                                                interest on any advances made,
                                                such interest accruing at the
                                                rate and payable under the
                                                circumstances described herein.
                                                Interest accrued on outstanding
                                                advances may result in
                                                reductions in amounts otherwise
                                                payable on the certificates.

                                                See "Description of the
                                                Certificates -- Advances" in
                                                this prospectus supplement.

    B.   APPRAISAL REDUCTION
           EVENT ADVANCES....................   Certain adverse events affecting
                                                a mortgage loan will require the
                                                Special Servicer to obtain a new
                                                appraisal on the related
                                                mortgaged property. Based on the
                                                appraised value in such
                                                appraisal, it may be necessary
                                                to calculate the amount of an
                                                "Appraisal Reduction." The
                                                amount required to be advanced
                                                in respect of a mortgage loan
                                                that has been subject to an
                                                Appraisal Reduction will be
                                                reduced so that the Master
                                                Servicer will not be required to
                                                advance principal and interest
                                                in respect of the Appraisal
                                                Reduction (as described in this
                                                prospectus supplement). Due to
                                                the payment priorities described
                                                above, this will reduce the
                                                funds available to pay interest
                                                on the most subordinate class or
                                                classes of certificates then
                                                outstanding.

                                                See "Description of the
                                                Certificates -- Appraisal
                                                Reductions" in this prospectus
                                                supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.....................................    The Offered Certificates will
                                                not be issued unless each of the
                                                offered classes receives the
                                                following ratings from Fitch
                                                IBCA, Inc. and Standard & Poor's
                                                Ratings Services:

                                                --------------------------------
                                                                      Ratings
                                                        Class       (Fitch/S&P)
                                                --------------------------------
                                                Class A-1 and A-2     AAA/AAA
                                                --------------------------------
                                                Class B                AA/AA
                                                --------------------------------
                                                Class C                 A/A
                                                --------------------------------
                                                Class D                A-/A-
                                                --------------------------------

                                                A rating agency may lower or
                                                withdraw a security rating at
                                                any time.

                                                See "Ratings" in this prospectus
                                                supplement and the prospectus
                                                for a discussion of the basis
                                                upon which ratings are given,
                                                the limitations of and
                                                restrictions on the ratings, and
                                                the conclusions that should not
                                                be drawn from a rating.

OPTIONAL TERMINATION........................    On any distribution date on
                                                which the aggregate principal
                                                balance of the mortgage loans
                                                remaining in the trust is less
                                                than 1% of the aggregate unpaid
                                                balance of the mortgage loans as
                                                of the Cut-off Date, the
                                                Depositor, the Master Servicer,
                                                the Special Servicer, the
                                                majority holders of the
                                                Controlling Class and any holder
                                                of a majority interest in the
                                                Class R-I Certificates will have
                                                the option to purchase all of
                                                the remaining mortgage loans
                                                (and all property acquired
                                                through exercise of remedies in
                                                respect of any mortgage loan),
                                                at the price specified in this
                                                prospectus supplement. Exercise
                                                of this option will terminate
                                                the trust and retire the
                                                then-outstanding certificates.

                                                See "Description of the
                                                Certificates--Optional
                                                Termination" in this prospectus
                                                supplement.

DENOMINATIONS...............................    The Class A-1 and Class A-2
                                                Certificates will be offered in
                                                minimum denominations of
                                                $25,000. The Class B
                                                Certificates will be offered in
                                                minimum denominations of
                                                $50,000. The remaining Offered
                                                Certificates will be
                                                offered in minimum denominations
                                                of $100,000. Investments in
                                                excess of the minimum
                                                denominations may be made in
                                                multiples of $1.

REGISTRATION, CLEARANCE AND SETTLEMENT......    Your certificates will be
                                                registered in the name of Cede &
                                                Co., as nominee of The
                                                Depository Trust Company
                                                ("DTC"), and will not be
                                                registered in your name. You
                                                will not receive a definitive
                                                certificate representing your
                                                interest, except in very limited
                                                circumstances described in this
                                                prospectus supplement. As a
                                                result, you will not be a
                                                certificateholder of record, and
                                                you will receive distributions
                                                on your certificates and reports
                                                relating to distributions only
                                                through DTC, Cedelbank ("Cedel")
                                                or The Euroclear System
                                                ("Euroclear") or through
                                                participants in DTC, Cedel or
                                                Euroclear.

                                                You may hold your Offered
                                                Certificates through: (i) DTC in
                                                the United States; or (ii) Cedel
                                                or Euroclear in Europe.
                                                Transfers within DTC, Cedel or
                                                Euroclear will be made in
                                                accordance with the usual rules
                                                and operating procedures of
                                                those systems. Cross-market
                                                transfers between persons
                                                holding directly through DTC,
                                                Cedel or Euroclear will be
                                                effected in DTC through the
                                                relevant depositories of Cedel
                                                or Euroclear.

                                                The Depositor may elect to
                                                terminate the book-entry system
                                                through DTC with respect to all
                                                or any portion of any class of
                                                the Offered Certificates.

                                                See "Description of the
                                                Certificates--Book-Entry
                                                Registration" and "--Definitive
                                                Certificates" in this prospectus
                                                supplement and "Description of
                                                the Certificates-General" in the
                                                prospectus.

                                                We expect that the Offered
                                                Certificates will be delivered
                                                in book-entry form through the
                                                facilities of DTC, Cedel or
                                                Euroclear on or about April ,
                                                1999.

TAX STATUS..................................    An election will be made to
                                                treat the Trust as three
                                                separate REMICs--a Lower-Tier
                                                REMIC, a Middle-Tier REMIC, and
                                                an Upper-Tier REMIC--for federal
                                                income tax purposes. In the
                                                opinion of counsel, the Trust
                                                will qualify for this treatment.

                                                Pertinent federal income tax
                                                consequences of an investment in
                                                the Offered Certificates
                                                include:

                                                o  Each class of Offered
                                                   Certificates will constitute
                                                   "regular interests" in the
                                                   Upper-Tier REMIC.

                                                o  The regular interests will be
                                                   treated as newly originated
                                                   debt instruments for federal
                                                   income tax purposes.

                                                o  Beneficial owners will be
                                                   required to report income
                                                   thereon in accordance with
                                                   the accrual method of
                                                   accounting.

                                                o  One or more classes of
                                                   Offered Certificates may be
                                                   issued with original issue
                                                   discount.

                                                See "Certain Federal Income Tax
                                                Consequences" in this prospectus
                                                supplement and "Certain Federal
                                                Income Tax
                                                Consequences--REMICs--Taxation
                                                of Owners of REMIC Regular
                                                Certificates" in the prospectus.

ERISA CONSIDERATIONS........................    Subject to the satisfaction of
                                                important conditions described
                                                under "ERISA Considerations" in
                                                this prospectus supplement and
                                                in the accompanying prospectus,
                                                the Class A and Class X
                                                Certificates may be purchased by
                                                persons investing assets of
                                                employee benefit plans or
                                                individual retirement accounts.

                                                The Class B, Class C and Class D
                                                Certificates may not be
                                                purchased by, or transferred to,
                                                an employee benefit plan or
                                                individual retirement account or
                                                any person investing the assets
                                                of an employee benefit plan or
                                                individual retirement account,
                                                unless such transaction is
                                                covered by a Prohibited
                                                Transaction Class Exemption
                                                issued by the U.S. Department of
                                                Labor.

LEGAL INVESTMENTS...........................    The Offered Certificates will
                                                not constitute "mortgage related
                                                securities" for purposes of the
                                                Secondary Mortgage Market
                                                Enhancement Act of 1984, as
                                                amended ("SMMEA").

                                                No representation is made
                                                regarding the proper
                                                characterization of the Offered
                                                Certificates for purposes of any
                                                applicable legal investment
                                                restrictions, regulatory capital
                                                requirements or other similar
                                                purposes. Regulated entities
                                                should consult with their own
                                                advisors regarding these
                                                matters.

                                                See "Legal Investment" in this
                                                prospectus supplement and in the
                                                accompanying prospectus.

                                     RISK FACTORS

         You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial or unlikely to occur may also impair your investment.

         If any of the following risks actually occur, your investment could be materially and adversely affected.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


MORTGAGE LOANS ARE                Payments under the mortgage loans are not
NONRECOURSE AND ARE NOT           insured or guaranteed by any person or entity.
INSURED OR GUARANTEED
                                  Substantially all of the mortgage loans are nonrecourse loans. Although there are certain exceptions to the non-recourse provisions, if a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Payment of amounts due under the mortgage loan prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property.
                                  Payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                  All of the mortgage loans, were originated within 13 months prior to the Cut-off Date. Consequently, the mortgage loans do not have a long standing payment history.

COMMERCIAL LENDING IS             The mortgage loans are secured by various
DEPENDENT UPON NET                types of income-producing commercial
OPERATING INCOME                  properties. Commercial lending is generally
                                  thought to expose a lender to greater risk than one-to-four family residential lending because it typically involves larger loans to a single borrower.

                                  The repayment of a commercial loan is
                                  typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                  The net operating income, cash flow and
                                  property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

                                  o the age, design and construction quality of the property;

                                  o    perceptions regarding the safety,
                                       convenience and attractiveness of the
                                       property;

                                  o    the proximity and attractiveness of
                                       competing properties;

                                  o the adequacy of the property's management and maintenance;

                                  o    increases in operating expenses at the
                                       property and in relation to competing
                                       properties;

                                  o    an increase in the capital expenditures
                                       needed to maintain the property or make
                                       improvements;

                                  o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                  o a decline in the financial condition of a major tenant;

                                  o    an increase in vacancy rates; and

                                  o    a decline in rental rates as leases are
                                       renewed or entered into with new tenants.

                                  Others factors are more general in nature, such as:

                                  o    national, regional or local economic
                                       conditions (including plant closings,
                                       industry slowdowns and unemployment
                                       rates);

                                  o local real estate conditions (such as an oversupply of competing properties, space or multifamily housing);

                                  o    demographic factors;

                                  o    decreases in consumer confidence;

                                  o    changes in consumer tastes and
                                       preferences; and

                                  o    retroactive changes in building codes.

                                  The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                  o    the length of tenant leases;

                                  o    the creditworthiness of tenants;

                                  o    tenant defaults;

                                  o    in the case of rental properties, the
                                       rate at which new rentals occur; and

                                  o    the property's "operating leverage"
                                       (i.e., the percentage of total property
                                       expenses in relation to revenue, the
                                       ratio of fixed operating
                                       expenses to those that vary with
                                       revenues, and the level of capital
                                       expenditures required to maintain the
                                       property and to retain or replace
                                       tenants).

                                  A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

SOME MORTGAGED                    Some of the mortgaged properties may not be
PROPERTIES MAY NOT BE             readily convertible to alternative uses if
READILY CONVERTIBLE TO            those properties were to become unprofitable
ALTERNATIVE USES                  for any reason. Converting commercial
                                  properties to alternate uses generally
                                  requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

PROPERTY VALUE MAY BE             Various factors may adversely affect the value
ADVERSELY AFFECTED EVEN           of the mortgaged properties without affecting
WHEN CURRENT OPERATING            the properties' current net operating income.
INCOME IS NOT                     These factors include, among others:

                                  o    changes in governmental regulations,
                                       fiscal policy, zoning or tax laws;

                                  o    potential environmental legislation or
                                       liabilities or other legal liabilities;

                                  o    the availability of refinancing; and

                                  o    changes in interest rate levels.

TENANT CONCENTRATION              A deterioration in the financial condition of
ENTAILS RISK                      a tenant can be particularly significant if a
                                  mortgaged property is leased to a single tenant, or a small number of tenants.
                                  Mortgaged properties leased to a single
                                  tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                  Eight (8) mortgage loans (representing 4.5% of the initial outstanding pool balance) are secured by mortgaged properties leased to single tenants, some of which are borrower related.

                                  Retail, office and industrial properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

MORTGAGED PROPERTIES              If a mortgaged property has multiple tenants,
LEASED TO MULTIPLE                re-leasing expenditures may be more frequent
TENANTS ALSO HAVE RISKS           than in the case of mortgaged properties with
                                  fewer tenants, thereby reducing the cash flow available for debt service payments.
                                  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATING TO LOAN            The effect of mortgage pool loan losses will
CONCENTRATION                     be more severe: (i) if the pool is comprised
                                  of a small number of loans, each with a
                                  relatively large principal amount; or (ii) if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The 10 largest loans, including groups of cross-collateralized and cross-defaulted loans, equal 28.5% of the mortgage pool.
                                  Losses on any of these loans may have a
                                  particularly adverse effect on the Offered
                                  Certificates.

                                  Each of the other mortgage loans represents less than 1.5% of the Cut-off Date aggregate principal balance.

                                  A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. The following property types represent the indicated percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date:

                                  o    retail properties represent 19.5%;

                                  o    office properties represent 17.8%;

                                  o    multifamily properties represent 15.3%;

                                  o manufactured housing properties represent 15.0%;

                                  o    hospitality properties represent 13.3%
                                       (including extended stay properties which represent 7.2%);

                                  o    mixed use properties represent 7.6%;

                                  o    self storage properties represent 5.2%;

                                  o    industrial properties represent 4.2%; and

                                  o    senior housing properties represent 2.1%.

                                  With respect to concentration of borrowers, nineteen groups of mortgage loans (including cross-collateralized or single note multiple property loans) are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 6.7%, 4.9%, and 4.8% respectively of the mortgage pool.

GEOGRAPHIC CONCENTRATION          Concentrations of mortgaged properties in
ENTAILS RISKS                     geographic areas may increase the risk that
                                  adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
                                  Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

                                  The mortgaged properties are located in 34 states and the District of Columbia. Approximately 9.4% of the mortgaged properties (based on the initial outstanding pool balance) are located in Northern California, and approximately 23.6% of the mortgaged properties (based on the initial outstanding pool balance) are located in Southern California. There are five other states and the District of Columbia in which 5% or more of the mortgaged properties (based on the initial outstanding pool balance) are located. See "Description of the Mortgage Pool" in this prospectus supplement.

RETAIL PROPERTIES HAVE            Retail properties secure 33 of the underlying
SPECIAL RISKS                     mortgage loans (representing 19.5% of the
                                  initial outstanding pool balance). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

                                  The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. The economic performance of an anchored retail property will consequently be adversely affected by:

                                  o    an anchor tenant's failure to renew its
                                       lease;

                                  o    termination of an anchor tenant's lease;

                                  o the bankruptcy or economic decline of an anchor tenant or self-owned anchor; or

                                  o    the cessation of the business of an
                                       anchor tenant (notwithstanding its
                                       continued payment of rent).

                                  If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties may have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

                                  Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

                                  Moreover, additional competing retail
                                  properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE            Office properties secure 20 of the underlying
SPECIAL RISKS                     mortgage loans (representing 17.8% of the
                                  initial outstanding pool balance).

                                  A large number of factors may adversely affect the value of office properties, including:

                                  o    the quality of an office building's
                                       tenants;

                                  o    the diversity of an office building's
                                       tenants (or reliance on a single or
                                       dominant tenant);

                                  o    the physical attributes of the building
                                       in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                  o    the desirability of the area as a
                                       business location; and

                                  o    the strength and nature of the local
                                       economy (including labor costs and
                                       quality, tax environment and quality of
                                       life for employees).

                                  Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

MULTIFAMILY PROPERTIES            Multifamily properties secure 23 of the
HAVE SPECIAL RISKS                underlying mortgage loans (representing 15.3%
                                  of the initial outstanding pool balance).

                                  A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                  o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

                                  o    the location of the property (e.g., a
                                       change in the neighborhood over time);

                                  o    the ability of management to provide
                                       adequate maintenance and insurance;

                                  o    the types of services the property
                                       provides;

                                  o    the property's reputation;

                                  o    the level of mortgage interest rates
                                       (which may encourage tenants to purchase rather than rent housing);

                                  o    the presence of competing properties;

                                  o    adverse local or national economic
                                       conditions;

                                  o    state and local regulations; and

                                  o reductions in government assistance/rent subsidy programs.

MANUFACTURED HOUSING              Manufactured Housing Communities secure 49 of
COMMUNITIES HAVE SPECIAL          the underlying mortgage loans (representing
RISKS                             15.0% of the initial outstanding pool
                                  balance). Loans secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate, including:

                                  o    the number of competing manufactured
                                       housing communities and other residential developments (such as apartment buildings and single family homes) in the local market;

                                  o the age, appearance and reputation of the community;

                                  o    the ability of management to provide
                                       adequate maintenance and insurance; and

                                  o    the types of services and amenities it
                                       provides.

                                  The Manufactured Housing Communities are
                                  "special purpose" properties that could not be readily converted to general residential, retail or office use.

                                  Some properties within the Manufactured
                                  Housing Communities may lease sites to
                                  non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

HOSPITALITY PROPERTIES            Hospitality properties secure 25 of the
HAVE SPECIAL RISKS                underlying mortgage loans (representing 13.3%
                                  of the initial outstanding pool balance).
                                  Various factors may adversely affect the economic performance of a hotel, including:

                                  o    adverse economic and social conditions,
                                       either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

                                  o    the construction of competing hotels or
                                       resorts;

                                  o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                  o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                  o    changes in travel patterns caused by
                                       changes in access, energy prices,
                                       strikes, relocation of highways, the
                                       construction of additional highways or
                                       other factors.

                                  Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                                  Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hospitality property's revenues, occupancy levels, room rates and operating expenses.

RISKS RELATING TO                 Certain of the hospitality properties are
AFFILIATION WITH A                franchises of national hotel chains or managed
FRANCHISE OR HOTEL                by a hotel management company. The performance
MANAGEMENT COMPANY                of a hotel property affiliated with a
                                  franchise or hotel management company depends in part on:

                                  o    the continued existence and financial
                                       strength of the franchisor or hotel
                                       management company;

                                  o the public perception of the franchise or hotel chain service mark; and

                                  o    the duration and terms of the franchise
                                       licensing or agreements.

                                  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

                                  The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure and may be liable for outstanding sums owing to such franchisor or management company.

                                  Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

                                  The largest concentration of hospitality properties which are managed by the same hotel management company or affiliated companies consists of two mortgage loans (representing 4.9% of the initial outstanding pool balance) secured by twelve mortgaged properties which are managed by Suburban Lodges, Inc., a publicly traded company, or affiliates thereof.

HOTEL AFFILIATION                 The economic decline of a particular hotel
CONCENTRATION ENTAILS             chain generally may have an adverse effect on
RISKS                             all hotels operated by that chain. In this
                                  regard, the largest concentration of any hotel chain in the mortgage loan pool consists of twelve mortgage loans (representing 4.9% of the initial outstanding pool balance) secured by mortgaged properties that are operated as a Suburban Lodge hotel.

EXTENDED STAY PROPERTIES          Some of the hospitality properties are
HAVE SPECIAL RISKS                extended stay properties. Such extended stay
                                  properties secure 15 of the underlying
                                  mortgage loans (representing 7.2% of the initial outstanding pool balance). Extended stay facilities generally rent rooms for significant periods of time at lower rates than those charged to overnight and short-term guests, and the client base for such facilities may be more limited than for hospitality properties which rent rooms for short periods of time. In addition, the financial performance of such facilities tends to be affected by adverse economic conditions and other factors which adversely affect the economic performance of hotels generally.

SELF-STORAGE FACILITIES           Self-storage facilities secure 15 of the
HAVE SPECIAL RISKS                underlying mortgage loans (representing 5.2%
                                  of the initial outstanding pool balance).
                                  Various factors may adversely affect the value and successful operation of a self-storage facility:

                                  o competition because both acquisition and development costs and break-even occupancy are relatively low;

                                  o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

                                  o    security concerns; and

                                  o    user privacy and ease of access to
                                       individual storage space may increase
                                       environmental risks (although lease
                                       agreements generally prohibit users from storing hazardous substances in the units).

                                  The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

INDUSTRIAL PROPERTIES             Industrial properties secure 6 of the
HAVE SPECIAL RISKS                underlying mortgage loans (representing 4.2%
                                  of the initial outstanding pool balance).
                                  Various factors may adversely affect the economic performance of an industrial property including:

                                  o    reduced demand for industrial space
                                       because of a decline in a particular
                                       industry segment;

                                  o    a property becoming functionally
                                       obsolete;

                                  o    the unavailability of labor sources;

                                  o    changes in access, energy prices,
                                       strikes, relocation of highways, the
                                       construction of additional highways or
                                       other factors;

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                                  o    a change in the proximity of supply
                                       sources; and

                                  o    environmental hazards.

SENIOR HOUSING                    Congregate care, senior care and assisted
PROPERTIES HAVE SPECIAL           living facilities secure 9 of the underlying
                                  mortgage loans (representing 2.1% RISKS of the initial outstanding pool balance).

                                  Providers of long-term nursing care and other medical services are highly regulated and are subject to licensing requirements, facility inspections, rate setting and reimbursement policies. They are also subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                                  In the event that the trustee or another party forecloses on a senior care facility, it would not generally be entitled to reimbursements by Social Security, Medicare and Medicaid for services rendered prior to such foreclosure, if any. In addition, such party may have to apply in its own right for its necessary licenses and regulatory approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.

                                  Other factors that may adversely effect the value and successful operation of a senior housing facility include:

                                  o    increasing governmental regulation and
                                       supervision (as to those facilities not
                                       already subject to it);

                                  o a decline in the financial health, skills or reputation of the operator;

                                  o    increased operational expenses; and

                                  o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources.

CERTAIN ADDITIONAL RISKS          The income from, and market value of, the
RELATING TO TENANTS               mortgaged properties leased to various tenants
                                  would be adversely affected if:

                                  o    space in the mortgaged properties could
                                       not be leased or re-leased;

                                  o    tenants were unable to meet their lease
                                       obligations;

                                  o    a significant tenant were to become a
                                       debtor in a bankruptcy case; or

                                  o    rental payments could not be collected
                                       for any other reason.

                                  Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

                                  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

TENANT BANKRUPTCY                 The bankruptcy or insolvency of a major
ENTAILS RISKS                     tenant, or a number of smaller tenants, in
                                  retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

RISKS RELATING TO                 Five (5) of the mortgage loans (representing
GOVERNMENT ASSISTED               2.9% of the initial outstanding pool balance)
PROPERTIES                        are known to have tenants eligible for rental
                                  subsidy payments under certain federal housing assistance payment programs, including Section
                                  8 of United States Housing Act of 1937, as amended ("Section 8") or are secured by multifamily properties subject to rental restrictions. Under the Section 8 program, a mortgaged property must satisfy certain requirements to qualify for inclusion in the program. These requirements relate to, among other things, income limitations on tenants in the mortgaged property. The borrower under these mortgage loans may be adversely affected if it or the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.

                                  One (1) of the mortgage loans (representing
                                  0.5% of the initial outstanding pool balance) is secured by a property known to be subject to the rent limitations of Section 42 of the Internal Revenue Code of 1986, as amended. The rent limitations imposed on mortgaged properties subject to Section 42 may adversely affect the ability of the applicable borrowers to increase rents to maintain such properties in proper condition during periods of rapid inflation or declining market value of such properties. In addition, the income restrictions on tenants imposed by Section 42 may reduce the number of eligible tenants in such properties and result in a reduction in occupancy rates applicable thereto.

ENVIRONMENTAL LAWS                Various environmental laws may make a current
ENTAIL RISKS                      or previous owner or operator of real property
                                  liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to hazardous substances related to the properties.

                                  The owner's liability for any required
                                  remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                  In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the prospectus.

ENVIRONMENTAL RISKS               All of the mortgaged properties securing the
RELATING TO SPECIFIC              mortgage loans have been subject to
MORTGAGED PROPERTIES              environmental site assessments in connection
                                  with the origination or acquisition of the loans. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, ACMs, underground storage tanks and soil contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, environmental assessments on properties securing 55 of the mortgage loans
                                  (representing 22.8% of the initial outstanding pool balance) are, as of the Cut-off Date, more than a year old, but in no event more than 18 months old. In certain cases, Phase II site assessments also have been performed.

                                  ACMs have been detected through sampling by environmental consultants at several mortgaged properties and suspected at others. ACMs found or suspected at these mortgaged properties are not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the mortgage loan could be adversely affected.

                                  The environmental assessments have not
                                  revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the Depositor is unaware. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by borrowers, tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                  Before the Special Servicer acquires title to a property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.

BORROWER MAY BE UNABLE            One hundred ninety one (191) of the mortgage
TO REPAY REMAINING                loans, representing 98.6% of the initial
PRINCIPAL BALANCE ON              outstanding pool balance, are expected to have
MATURITY DATE                     substantial remaining principal balances
                                  (equal to greater than 10% of the original principal balance of each respective mortgage loan) as of their respective anticipated repayment dates or stated maturity dates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

                                  A borrower's ability to repay a loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                  o the availability of, and competition for, credit for commercial real estate projects;

                                  o    the prevailing interest rates;

                                  o    the fair market value of the related
                                       properties;

                                  o    the borrower's equity in the related
                                       properties;

                                  o    the borrower's financial condition;

                                  o the operating history and occupancy level and rents of the property;

                                  o    the tax laws; and

                                  o prevailing general and regional economic conditions.

                                  The availability of funds in the credit
                                  markets fluctuates over time.

                                  See "Mortgage Pool Characteristics--Certain
                                  Characteristics of the Mortgage Loans" in this prospectus supplement.

AUTHORITY TO EFFECT               Eight (8) of the mortgage loans (representing
OTHER BORROWINGS ENTAILS          9.9% of the initial outstanding pool balance)
RISKS                             permit the borrower to utilize the mortgaged
                                  property as collateral for subordinated loans.
                                  See "Description of the Mortgage Pool--Certain
                                  Terms and Characteristics of the Mortgage
                                  Loans--Subordinate Financing" in this
                                  prospectus supplement. Generally, prior to any subordinate loan being allowed, certain conditions must be satisfied. Substantially all of the mortgage loans also permit the related borrower to incur indebtedness beyond the mortgage loan in the ordinary course of business, subject to certain conditions.

                                  When a mortgage loan borrower (or its
                                  constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans that are not secured by a lien on the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. See "Description of the Mortgage Pool--Certain Terms and Characteristics to the Mortgage Loans--Subordinate Financing" in this prospectus supplement.

                                  Additionally, if the borrower (or its
                                  constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

                                  Further, if another loan secured by the
                                  mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in bankruptcy or foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS            Under the Bankruptcy Code, the filing of a
ENTAILS CERTAIN RISKS             petition in bankruptcy by or against a
                                  borrower will stay the sale of the real
                                  property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a borrower a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

                                  Moreover, the filing of a petition in
                                  bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property and extinguish the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                  Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                  As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BORROWERS THAT ARE NOT            The mortgage loan documents typically contain
SPECIAL-PURPOSE ENTITIES          borrower covenants that for so long as the
MAY BE MORE LIKELY TO             related mortgage loan is outstanding, the
FILE BANKRUPTCY                   borrower will, among other things, generally
                                  (i) not own any material asset other than the real property and incidental personal property covered by the mortgage, (ii) not incur any indebtedness other than the mortgage loan and trade payables related to the operation of the mortgaged property and (iii) distinguish its business activities from those of its affiliates.

                                  Generally the borrowers (and any
                                  special-purpose entity having an interest in any such borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.

LACK OF SKILLFUL                  The successful operation of a real estate
PROPERTY MANAGEMENT               project depends upon the property manager's
ENTAILS RISKS                     performance and viability. The property
                                  manager is generally responsible for:

                                  o    responding to changes in the local
                                       market;

                                  o    planning and implementing the rental
                                       structure;

                                  o    operating the property and providing
                                       building services;

                                  o    managing operating expenses; and

                                  o    assuring that maintenance and capital
                                       improvements are carried out in a timely fashion.

                                  Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                  A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property.

                                  We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS              Licensed engineers or consultants inspected
RELATING TO PROPERTY              the mortgaged properties in connection with
                                  the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we can not assure you that all conditions requiring repair or replacement were identified.

ABSENCE OR INADEQUACY OF          The mortgaged properties may suffer casualty
INSURANCE COVERAGE                losses due to risks which were not covered by
ENTAILS RISKS                     insurance or for which insurance coverage is
                                  inadequate. In addition, certain of the
                                  mortgaged properties are located in California and Texas and in coastal areas of Florida, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. We can not assure you that borrowers will be able to maintain adequate insurance.
                                  Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                  As a result of any of the foregoing, the amount available to make distributions on the Offered Certificates could be reduced.

APPRAISALS AND MARKET             An appraisal or other market analysis was
STUDIES HAVE CERTAIN              conducted in respect of the mortgaged
LIMITATIONS                       properties in connection with the origination
                                  or acquisition of the related mortgage loan.
                                  The resulting estimates of value are the basis of the Cut-off Date LTV Ratios referred to herein. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.
                                  Moreover, the values of the mortgaged
                                  properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.
                                  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the Depositor as of the Cut-off Date is presented in Appendix I and Appendix II hereto for illustrative purposes only. See "Description of the Mortgage Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement.

DIFFERENT TIMING OF               As principal payments or prepayments are made
MORTGAGE LOAN                     on a mortgage loan that is part of a pool of
AMORTIZATION POSES                loans, the pool may be subject to more risk
CERTAIN RISKS                     with respect to the decreased diversity of
                                  mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF                  As described in this prospectus supplement,
SUBORDINATE OFFERED               unless your certificates are Class A-1, Class
CERTIFICATES                      A-2 or Class X Certificates, your rights to
                                  receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation. See
                                  "Description of the
                                  Certificates--Distributions" and
                                  "--Subordination; Allocation of Losses and
                                  Certain Expenses" in this prospectus
                                  supplement and "Risk Factors--Subordination of the Subordinate Certificates; Effect of Losses on the Assets" in the prospectus.

TAX CONSIDERATIONS                If the trust acquires a mortgaged property
RELATING TO FORECLOSURE           pursuant to a foreclosure or deed in lieu of
                                  foreclosure, the Special Servicer will
                                  generally retain an independent contractor to operate the property. In general, any net income from such operation (other than qualifying "rents from real property" as defined in Section 856(d) of the Code) will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The
                                  Special Servicer may permit the Lower-Tier
                                  REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

RISKS RELATING TO                 All of the mortgages permit the lender to
ENFORCEABILITY                    accelerate the debt upon default by the
                                  borrower. The courts of all states will
                                  enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

                                  If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS             The ability to realize upon the mortgage loans
ENTAIL CERTAIN RISKS              may be limited by the application of state
                                  laws. Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a pool loan or cross-collateralized loans secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. Most of the mortgage loans in the D.A.M. mobile home park portfolio, which is described in Appendix III, are secured by properties located in Pennsylvania and all of such loans are cross-collateralized. The Pennsylvania
                                  Deficiency Judgment Act restricts the ability of a lender to obtain a deficiency judgment against a borrower and, as a result, may impair a lender's ability to realize the benefits of cross-collateralization. The
                                  Special Servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS               Five (5) of the mortgage loans (representing
ENTAIL CERTAIN RISKS              5.2% of the initial outstanding pool balance)
                                  are secured solely by mortgages on borrowers' leasehold interests under ground leases. In addition, 4 mortgage loans (representing 4.5% of the initial outstanding pool balance), are secured by a mortgage on both the borrower's leasehold interest in a portion of the related mortgaged property and a fee simple interest in the remainder of the related mortgaged property. See "Description of the Mortgage
                                  Pool--Certain Terms and Characteristics of the Mortgage Loans--Ground Leases".

                                  Leasehold mortgage loans are subject to
                                  certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of borrower defaults under the ground lease and an opportunity to cure them, permits the leasehold estate to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                  Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                  Most of the ground leases securing the
                                  mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

                                  The ground lease relating to the AFCO Hanger
                                  One Air Cargo Complex Loan does not contain provisions prohibiting the ground lessor and tenant from amending, modifying or accepting a voluntary termination or surrender of the ground lease, without the lender's consent, and the ground lessor, which is a municipal authority related to the City of Los Angeles, has not provided that comfort in an estoppel letter or similar document. The loan documents prohibit the borrower from amending, modifying, terminating or surrendering the ground lease without the lender's consent, and an affiliate of the Borrower has guaranteed the full loan amount in the event that the borrower and the ground lessor surrender, cancel, modify or amend the lease without the prior written consent of the lender.

                                  The parking structures which serve the
                                  mortgaged property securing The Lakes Mortgage Loan are ground leased to the Borrower. The rents due under that ground lease are equal to the debt service payments due on certain floating rate tax exempt bonds floated by the City of West Covina Redevelopment Agency to finance construction of the parking structures.

RISKS RELATING TO                 The Mortgage Pool includes four groups of
ENFORCEABILITY OF                 cross-collateralized mortgage loans,
CROSS-COLLATERALIZATION           representing 7.0% of the initial outstanding
                                  pool balance. See Appendix II hereto.
                                  Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, in addition, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower entity could be avoided if a court were to determine that: (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and
                                  (ii) such borrower did not receive fair
                                  consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.

POTENTIAL ABSENCE OF              In some jurisdictions, if tenant leases are
LEASE SUBORDINATION AND           subordinate to the liens created by the
ATTORNMENT PROVISIONS             mortgage and do not contain attornment
ENTAILS RISKS                     provisions (i.e. provisions requiring the
                                  tenant to recognize a successor owner
                                  following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                  If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g. provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g. a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Moreover, the absence of subordination may subject the foreclosing lender or purchaser at foreclosure to claims or offset rights that the tenants might have had against the borrower. Certain of the leases at the mortgaged properties included in the trust may not be subordinate to the related Mortgage.

RISKS RELATING TO                 There may be pending or threatened legal
LITIGATION                        proceedings against the borrowers and managers
                                  of the mortgaged properties and their
                                  respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on distributions on the Offered
                                  Certificates.

RISKS RELATING TO                 Under the Americans with Disabilities Act of
COMPLIANCE WITH                   1990 ("ADA"), all public accommodations are
AMERICANS WITH                    required to meet certain federal requirements
DISABILITIES ACT                  related to access and use by disabled persons.
                                  Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

RISKS RELATING TO                 Conflicts Between Various Classes of
CONFLICTS OF INTEREST             Certificateholders. The Special Servicer is
                                  given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Operating
                                  Adviser will be empowered to replace the Special Servicer. At any given time, the Operating Adviser will be controlled generally by a majority of the holders of the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates (that is, the Controlling Class) outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                  The Special Servicer or an affiliate may acquire certain of the most subordinated certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

                                  Conflicts Between Trust or Trustee and FINOVA Realty Capital Inc. Conflicts of interest may arise between the trust and FINOVA Realty Capital Inc. or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate.

                                  Those conflicts may arise because FINOVA
                                  Realty Capital Inc. and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, FINOVA Realty Capital Inc. or such affiliates may acquire or sell properties, or finance mortgage loans secured by properties, which may include the mortgaged properties or properties which are in the same markets as the mortgaged properties. In such case, the interests of FINOVA Realty Capital Inc. or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. In addition, FINOVA Realty Capital Inc. and its affiliates may, in the ordinary course of business, engage in a banking relationship with the Trustee and its affiliates.

                                  Conflicts Between Managers and the Mortgage
                                  Loan Borrowers. Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                  Conflicts Between FINOVA Realty Capital Inc.
                                  and Classes of Certificateholders. FINOVA
                                  Realty Capital Inc. or its affiliates may acquire certain of the Offered Certificates. Under such circumstances, they may become the Controlling Class, and as such have interests that may conflict with their interests as a Seller of the Mortgage Loans.

RISKS RELATING TO                 The yield to maturity on your certificates
PREPAYMENTS AND                   will depend, in significant part, upon the
REPURCHASES                       rate and timing of principal payments on the
                                  mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a Seller's breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Principal Amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

                                  The investment performance of your
                                  certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                  Voluntary prepayments under certain of the mortgage loans require payment of a yield maintenance premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Prepayment Restrictions."
                                  Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                  o    the terms of the mortgage loans;

                                  o    the length of any prepayment lockout
                                       period;

                                  o    the level of prevailing interest rates;

                                  o    the availability of mortgage credit;

                                  o the applicable yield maintenance charges or prepayment premiums;

                                  o    the Master Servicer's or Special
                                       Servicer's ability to enforce those
                                       charges or premiums;

                                  o    the occurrence of casualties or natural
                                       disasters; and

                                  o    economic, demographic, tax, legal or
                                       other factors.

                                  Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation, or, in some cases, as a result of the application of cash collateral retained by the Lender, or, with respect to many mortgage loans, as a result of changes in tax or debt credit laws, unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a Seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

RISKS RELATING TO                 Provisions requiring yield maintenance
ENFORCEABILITY OF                 charges, prepayment premiums and lockout
PREPAYMENT PREMIUMS               periods may not be enforceable in some states
                                  and under federal bankruptcy law. Those
                                  provisions for charges and premiums also may constitute interest for usury purposes.
                                  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS              The yield on any certificate will depend on
                                  (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                  o    the interest rate for such certificate;

                                  o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the balance or Notional Amount of such certificate;

                                  o    the rate, timing and severity of losses
                                       on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                  o    the timing and severity of any interest
                                       shortfalls resulting from prepayments;

                                  o the extent to which the rights to receive distributions on such certificates are subordinated to the rights of holders of more senior certificates;

                                  o the timing and severity of any Appraisal Reductions; and

                                  o    the extent to which prepayment premiums
                                       are collected and, in turn, distributed
                                       on such certificates.

RISKS RELATING TO                 The rate and timing of delinquencies or
BORROWER DEFAULT                  defaults on the mortgage loans will affect:

                                  o the aggregate amount of distributions on the Offered Certificates;

                                  o    the yield to maturity of the Offered
                                       Certificates;

                                  o    the rate of principal payments; and

                                  o the weighted average life of the Offered Certificates.

                                  The rights of holders of each class of
                                  subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates-- Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A Certificates.

                                  If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class).

                                  If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                  Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                  Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                  Also, if the related borrower does not repay a mortgage loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

RISKS RELATING TO                 To the extent described in this prospectus
CERTAIN PAYMENTS                  supplement, the Master Servicer, the Special
                                  Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement.
                                  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special
                                  Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

RISKS OF LIMITED                  Your certificates will not be listed on any
LIQUIDITY AND MARKET              securities exchange, and there is currently no
VALUE                             secondary market for the Offered Certificates.
                                  While Morgan Stanley & Co. Incorporated and
                                  Deutsche Bank Securities Inc. each currently intends to make a secondary market in the Offered Certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, FINOVA Realty Capital Inc.
                                  or its affiliates may acquire certain classes of Offered Certificates in which case the market for those classes of Offered
                                  Certificates may not be as liquid as if third parties had acquired such certificates.

RISK OF PASS-THROUGH              The interest rate of the Class X Certificates
RATE VARIABILITY                  is based on the NWAC Rate of the mortgage
CONSIDERATIONS                    loans. In general, mortgage loans with
                                  relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates.
                                  Varying rates of principal payments on
                                  mortgage loans having mortgage interest rates above the weighted average of such rates of the mortgage loans will have the effect of reducing the interest rate of such certificates.

RISK OF LIMITED ASSETS            The Offered Certificates will represent
                                  interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person.
                                  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS ASSOCIATED WITH             We are aware of the issues associated with the
YEAR 2000 COMPLIANCE              programming code in existing computer systems
                                  as the millennium (year 2000) approaches. The
                                  "year 2000 problem" is pervasive and complex;
                                  virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

                                  We have been advised by each of the Master
                                  Servicer and the Special Servicer that they are committed either to (i) implement modifications to their respective existing material systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant in each case prior to August 31, 1999. Furthermore, we have been advised by the Trustee that it is currently modifying its computer systems and applications and expects that it will be year 2000 capable prior to December 31. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.

OTHER RISKS                       See "Risk Factors" in the prospectus for a
                                  description of certain other risks and special considerations that may be applicable to your certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        The Series 1999-FNV1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about April __, 1999 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"); and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Seller regarding its Mortgage Loans.

        The Certificates will consist of 19 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates");
(iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

        Only the Class A, Class B, Class C and Class D Certificates (the "Offered Certificates") are offered hereby. The Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. The Private Certificates other than the Class X Certificates are referred to collectively as the "Subordinate Private Certificates."

REGISTRATION; DENOMINATIONS

        The Offered Certificates will initially be issued in book-entry format (the "Book-Entry Certificates"). The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The Class B Certificates will be offered in minimum denominations of $50,000. The remaining Certificates will be issued in denominations of $100,000 and in any whole dollar denomination in excess thereof.

BOOK-ENTRY REGISTRATION

        Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in such an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of such Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of such Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures.

        Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

        Certificateholders must elect to hold their Offered Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositories of Cedel and Euroclear, respectively.

        Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

        Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                      APPROXIMATE            APPROXIMATE
                           INITIAL AGGREGATE      PERCENT OF INITIAL         PERCENT OF
         CLASS            CERTIFICATE BALANCE        POOL BALANCE          CREDIT SUPPORT
-------------------------------------------------------------------------------------------
       Class A-1              $101,000,000              15.98%                 30.25%
       Class A-2              $339,885,000              53.77%                 30.25%
        Class B                $33,185,000               5.25%                 25.00%
        Class C                $26,864,000               4.25%                 20.75%
        Class D                $12,642,000               2.00%                 18.75%
        Class E                $30,025,000               4.75%                 14.00%
        Class F                $14,222,000               2.25%                 11.75%
        Class G                $20,543,000               3.25%                  8.50%
        Class H                 $7,901,000               1.25%                  7.25%
        Class J                 $9,481,000               1.50%                  5.75%
        Class K                 $7,902,000               1.25%                  4.50%
        Class L                 $6,321,000               1.00%                  3.50%
        Class M                 $6,321,000               1.00%                  2.50%
        Class N                 $9,481,000               1.50%                  1.00%
        Class O                 $6,321,383               1.00%                  0.00%

        The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then-maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

        The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Stated Principal Balance of the REMIC II Regular Interests, which will be the same as the aggregate Stated Principal Balance of the Mortgage Loans. The Interest Only Certificates will have an initial aggregate Notional Amount of $632,094,383 (subject to a variance of plus or minus 5%).

        The REMIC Residual Certificates will not have Certificate Balances or Notional Amounts.

        The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distribution--Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

PASS-THROUGH RATES

        The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

        The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to 6.14%, 6.54%, 6.66%, 6.81%, 7.06%, 6.14%, 6.14%, 6.14%, 6.14%, 6.14%, 6.14%, 6.14% and 6.14% per
annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the NWAC Rate for such Distribution Date.

        The Pass-Through Rates applicable to Class E and Class F Certificates will, at all times, be equal to the NWAC Rate minus 0.03% and 0.03%, respectively.

        The Pass-Through Rate applicable to the Interest Only Certificates for the initial Distribution Date will equal approximately 0.97% per annum. The Pass-Through Rate applicable to the Interest Only Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the NWAC Rate, over (ii) the weighted average of the Pass-Though Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

        The "NWAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

        The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Administrative Cost Rate. However, for purposes of calculating the Class X Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of any Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. In addition, with respect to each Interest Reserve Loan (as defined herein), (i) the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year and (b) January of each year, will be determined net of the applicable Withheld Amounts and (ii) the Mortgage Rate in effect during February of each year will be determined after taking into account the addition of the applicable Withheld Amounts.

        The "Collection Period" related to each Distribution Date will begin on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the day after the Cut-off Date) and will end on the Determination Date in the month in which the Distribution Date occurs.

        The "Determination Date" related to each Distribution Date is the eleventh day of the month in which such Distribution Date occurs (or if such date is not a business day, then the next preceding business day).

DISTRIBUTIONS

General.

        Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in May, 1999, provided that the Distribution Date will be no earlier than the fourth Business Day following the 11th day of such month. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

        The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount.

        With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

               (i)   Monthly   Payments   collected   but  due  on  a  Due  Date
        subsequent to the related Collection Period;

               (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

               (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

               (iv) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution; and

               (v)   amounts deposited in the Certificate Account in error;

        plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

        As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections of principal and interest in respect of the Mortgage Loans (other than Excess Interest in respect of Anticipated Repayment Date Loans, which will be deposited to the Excess Interest Distribution Account and paid to the Class O Certificates) and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Application of the Available Distribution Amount.

        On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

               (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

               (2) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

               (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

               (4) to make payments on the Subordinate Certificates and the REMIC Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates.

        On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom on the Senior Certificates (as described under this "--Distribution--Application of the Available Distribution Amount" section) and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus
(b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

        On each Distribution Date, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the Class R-I Certificates, and shall pay any amount of Excess Interest on deposit in the Excess Interest Distribution Account for the related Collection Period to the holders of the Class O Certificates.

        The "Excess Interest" in respect of each Anticipated Repayment Date Loan that does not repay on its Anticipated Repayment Date is the excess, if any, of interest accrued at the rate of interest applicable to such loan after the Anticipated Repayment Date (the "Revised Rate") over interest accrued at the rate of interest applicable to such loan before the Anticipated Repayment Date, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

Distributable Certificate Interest.

        The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls" below.

        The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

        The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount.

        The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

               (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

               (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

        If on any Distribution Date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount (if available) for the next succeeding Distribution Date.

        The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

        An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the

Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums.

        Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates) then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Interest Only Certificates.

        For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

        Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Interest Reserve Account.

        The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan that accrues interest on the basis of a 360-day year and the actual number of days at a rate less than __% (an "Interest Reserve Loan"), an amount equal to one day's interest at the related Mortgage Rate (net of any servicing fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

Treatment of REO Properties.

        Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--Advances" below, the Master Servicer and the Trustee will each be required, to the extent such proceeds are less than the monthly payments due under such Mortgage Loan, to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

APPRAISAL REDUCTIONS

        Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 60 days after receipt of notice that a bankruptcy petition has been filed in respect of the borrower or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to have obtained an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property) unless such an appraisal or valuation had been obtained within the prior twelve months. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

        The Appraisal Reduction for any Required Appraisal Loan will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report or internal valuation is completed, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) to the extent not previously advanced by the Master Servicer or the Trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over (b) 90% of the value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such appraisal or internal valuation. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Stated Principal Balance of the Mortgage Loan. Furthermore, if an appraisal is not obtained from an MAI appraiser by the earliest of the dates described in clauses (i)-(iv) in the preceding paragraph, then until such an appraisal is obtained the Appraisal Reduction will equal 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of. An appraisal for any Required Appraisal Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with corresponding adjustments to the amount of the related Appraisal Reduction.

        The existence of an Appraisal Reduction reduces the Master Servicer's or the Trustee's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then-most subordinate Class of Certificates. See "--Advances--P&I Advances" below.

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SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

        As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of Certificates.

        If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

        "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer or Special Servicer, as applicable, to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances (including interest on any outstanding Advances at the Advance Rate) and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds (as defined in the Prospectus), if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

        "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund that were not of the type typically subject to a Servicing Advance or were of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable. "Additional Trust Fund Expenses" include, among other things,
(i) Special Servicing Fees, Workout Fees and

Liquidation Fees, (ii) interest in respect of Advances not paid out of default interest, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "Description of the Agreements--The Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer and the Depositor (and certain indemnities and reimbursements to the Special Servicer comparable to those for the Master Servicer) as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

PREPAYMENT INTEREST SHORTFALLS

        If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and Trustee Fees) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period calculated in respect of all the Mortgage Loans at a rate of 0.02% per annum, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

        Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" herein.

OPTIONAL TERMINATION

        The Depositor, the Master Servicer, the Special Servicer, majority holders of the Controlling Class and any holder of a majority interest in the Class R-I Certificate, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") generally equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

ADVANCES

P&I Advances.

        With respect to each Distribution Date, the Master Servicer will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Master Servicer will not be required to make a P&I Advance if it, in accordance with the Pooling and Servicing Agreement, determines that the funds therefor plus interest thereon at the Advance Rate would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus. The Master Servicer will also not be required to advance prepayment or yield maintenance premiums, Excess Interest or Default Interest. The Master Servicer's obligations to make P&I Advances (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal to the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Appraisal Reductions" above. The Master Servicer will make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan. The amount to be advanced by the Master Servicer or Trustee in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction and the reduction described in the preceding sentence. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance. See "--The Trustee" below.

        The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Master Servicer or the Trustee will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer and the Trustee will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of general funds on deposit in the Certificate Account. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Servicing Advances.

        In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer or the Special Servicer, as applicable, in connection with the servicing of a Mortgage Loan, a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases will be reimbursable, as and to the extent described in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. Furthermore, if the Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, and if the Special Servicer and the Master Servicer are not the same person, then the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be obligated to make any such Servicing Advance that it is requested by the Special Servicer to so make (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) within ten (10) days of the Master Servicer's receipt of such request.

        If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more business days, the Trustee will be obligated to make such Servicing Advance.

        The Master Servicer, the Special Servicer and the Trustee will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

Nonrecoverable Advances.

        The determination by the Master Servicer, the Special Servicer (or, if applicable, the Trustee) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds, is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and the Depositor and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which supports such determination. The Master Servicer's or Special Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the Trustee with respect to the obligation of the Trustee to make any Advance. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability. The Master Servicer shall be entitled to rely conclusively on any determination by the Special Servicer of non-recoverability with respect to such Advance, and shall have no obligation to make a separate determination of recoverability.

Interest on Advances.

        The Master Servicer, the Special Servicer and the Trustee will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first out of default interest actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, if such amounts are insufficient, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted

Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports.

        1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Trustee, the Trustee will prepare and provide or make available on each Distribution Date to each Certificateholder a statement generally setting forth, to the extent applicable:

               (a)    the following information:

                      (i) the amount, if any, of the distributions to the
               holders of each Class of Principal Balance Certificates on such Distribution Date applied to (A) reduce the aggregate Certificate Balance thereof and (B) reimburse previously allocated Realized Losses and Expense Losses (with interest);

                      (ii) the amount of the distributions to holders of each
               Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and (B) Prepayment Premiums;

                      (iii) the number and aggregate Stated Principal Balance of outstanding Mortgage Loans in the Mortgage Pool;

                      (iv) the number and aggregate Stated Principal Balance of
               Mortgage Loans in the Mortgage Pool (A) delinquent 30-59 days,
               (B) delinquent 60-89 days, (C) delinquent 90 or more days or (D) as to which foreclosure proceedings have been commenced;

                      (v) with respect to any REO Property acquired during the
               related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property;

                      (vi) (A) the most recent appraised value of any REO
               Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related Proceeds that it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

                      (vii) the aggregate Certificate Balance or Notional Amount and Certificate Factor of each Class of REMIC Regular Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date;

                      (viii) the aggregate amount of principal prepayments made
               during the related Collection Period;

                      (ix) the Pass-Through Rate applicable to each Class of
               Certificates for such Distribution Date;

                      (x) the aggregate amount of servicing fees retained by or
               paid to the Master Servicer and the Special Servicer;

                      (xi) the Net Aggregate Prepayment Interest Shortfall
               Amount, if any, for such Distribution Date and the amount of Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period;

                      (xii) the aggregate amount of Servicing Advances and P&I
               Advances, stated separately, outstanding as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer and the Trustee;

                      (xiii) the amount of any Appraisal Reductions effected
               during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and

                      (xiv) such other information and in such form as shall be
               specified in the Pooling and Servicing Agreement.

                      In the case of information furnished pursuant to
               subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

               (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix IV to the extent the categories of information are contained within the standard CSSA data file layout, and will be presented in a tabular format substantially similar to the respective format utilized in Appendix IV.

        2. The Trustee will make available each month, to any interested party, the foregoing report via its website, initially located at "www.ctslink.com/cmbs" (the "Trustee's Website"), electronic bulletin board and its fax-on-demand service. The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above-mentioned services, Certificateholders may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file format, the CSSA loan periodic update file format and the Special Servicer Reports (as defined herein) available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interest party via the Trustee's Website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information of which it is not the original source.

        In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement. The Master Servicer will also make certain information relating to the Mortgage Loans available on its website at WWW.AMRESCO.COM.

        3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver, upon written request (which may be in the form of a standing request), such report to the Underwriters, the Certificateholders, the Depositor and anyone else the Depositor or the Underwriters reasonably designate, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, to the extent available, and substantially in the form set forth in the Pooling and Servicing Agreement. In addition, upon written request from the Underwriters, the Certificateholders or the Depositor, the Master Servicer will make available, in accordance with the terms of the Pooling and Servicing

Agreement, the most recent annual operating statements and rent rolls for each Mortgaged Property (to the extent available to the Master Servicer).

Special Servicer Reports.

        No later than one business day following each Determination Date, the Special Servicer will prepare and provide the Master Servicer with reports or data files containing information required by the Master Servicer to prepare the following reports with respect to Specially Serviced Mortgage Loans substantially in the form set forth in the Pooling and Servicing Agreement. Such reports will be delivered by the Trustee, no later than the Distribution Date, to the Certificateholders, each prospective purchaser of a Certificate (upon request), each Certificate Owner (if known), the Underwriters, the Rating Agencies and the Depositor; provided however that such information may be provided as part of another CSSA report in lieu of these separate reports.

        These reports include:

               (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income or net cash flow and DSCR for the Mortgage Loans as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following three periods; (i) the most current available year-to-date or the most recent twelve months; (ii) the previous two full fiscal years; and (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).

               (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but not specially serviced, or in foreclosure but not REO Property.

               (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

               (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

               (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

               (f) A "Watch List" as of the close of business on the Due Date immediately preceding the preparation of such report setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

Other Information.

        The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents):

               (i) the Pooling and Servicing Agreement and any amendments thereto,

               (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date,

               (iii) all accountants' reports delivered to the Trustee since the Closing Date,

               (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee,

               (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee,

               (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and

               (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable from Related Proceeds.

               Copies of any and all of the foregoing items and any Special Servicer Reports delivered to the Trustee will be available from the Trustee upon written request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

        Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

        The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during April 1999:

              The close of business on

              April 1................    (A)   Cut-off Date.
              April 30...............    (B)   Record Date for all Classes of
                                               Certificates.
              April 2 - May 11.......    (C)   The Collection Period. The Master
                                               Servicer receives Monthly
                                               Payments due after the Cut-off
                                               Date and on or prior to May 11,
                                               the last day of the Collection
                                               Period for scheduled payments due
                                               and received, and any principal
                                               prepayments made, after the
                                               Cut-off Date and on or prior to
                                               May 11, the last day of the
                                               Collection Period for unscheduled
                                               payments.
              May 11.................    (D)   Determination Date.
              May 14.................    (E)   Master Servicer Remittance Date.
              May 17.................    (F)   Distribution Date.

        Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

        (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on April 1, 1999 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

        (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

        (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to the dates set forth above will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

        (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest due and payable on the Mortgage Loans with respect to the related Collection Period. The Determination Date related to each Distribution Date is the eleventh day of the month in which such Distribution Date occurs (or if such date is not a business day, then the next preceding business day).

        (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that are payable to Certificateholders on such Distribution Date.

        (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day, provided that the Distribution Date will be no earlier than the fourth Business Day following the eleventh day of such month.

VOTING RIGHTS

        At all times during the term of the Pooling and Servicing Agreement, 97% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal

Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, 2% of the Voting Rights are to be allocated among the holders of the Class of Interest Only Certificates, and the remaining Voting Rights are to be allocated among the holders of the respective Classes of REMIC Residual Certificates in three equal shares. Voting Rights allocated to a Class of Certificateholders will be allocated among Certificateholders of such Class in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

THE TRUSTEE

        Norwest Bank Minnesota, National Association ("Norwest Bank") will act as trustee (the "Trustee"). Norwest Bank, a direct, wholly-owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services, including administration of the Trust, at its offices in Columbia, Maryland. Such office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York City located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interest parties should direct inquiries to Norwest Bank's New York City office. The telephone number is (212) 515-5240. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated not less than "AA" by Fitch and "AA" by S&P (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). See "Servicing of the Mortgage Loans--Duties of the Trustee", "Servicing of the Mortgage Loans--Certain Matters Regarding the Trustee" and "Servicing of the Mortgage Loans--Resignation and Removal of the Trustee" in the Prospectus.

        The principal compensation to be paid to the Trustee in respect of its activities as the trustee under the Pooling and Servicing Agreement will be the Trustee Fee. The "Trustee Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

                                MATURITY CONSIDERATIONS

        The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

        Prepayments on mortgage loans may be measured by a prepayment standard or model ("Prepayment Assumptions"). The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield
Considerations--Prepayments--Maturity and Weighted Average Life" in the Prospectus).

        As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, or in the case of an Anticipated Repayment Date Loan, the Anticipated Repayment Date. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, if any, or during such Mortgage Loan's yield maintenance period (unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage), if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Premium.

        The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

               (i) the Initial Pool Balance is approximately $632,094,383,

               (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein,

               (iii) the scheduled Monthly Payment for each Mortgage Loan is as set forth in Appendix II,

               (iv) all Monthly Payments are due and timely received on the first day of each month,

               (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties,

               (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lockout Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage) and (B) Mortgage Loans that provide for an increase in the respective Mortgage Rate and/or principal amortization on a specified date prior to stated maturity are prepaid in full on their respective Anticipated Repayment Dates,

               (vii) Mortgage Loans with holdback provisions are assumed to meet their Release Conditions and the Escrowed Holdback Amounts are assumed released to the respective borrowers,

               (viii) (A) Mortgage Loans that are silent as to the methodology of interest accrual on such loans are assumed to accrue on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") and
        (B) Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year pay principal based on monthly payments that are calculated on an actual/360 basis,

               (ix) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates--Optional Termination",

               (x) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party,

               (xi) no Prepayment Interest Shortfalls are incurred,

               (xii) there are no Additional Trust Fund Expenses,

               (xiii) distributions on the Certificates are made on the 15th day of each month, commencing in May 1999,

               (xiv) the Certificates are issued on the Closing Date,

               (xv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums", and

               (xvi) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date.

               To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

        Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

        Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the initial Certificate Balance of each Class of such Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                               PREPAYMENT ASSUMPTION (CPR)
                                      -----------------------------------------
                  Date                 0%     3%     5%     7%     10%    15%
                                       --     --     --     --     ---    ---
        Closing Date...............   100%    100%   100%   100%   100%   100%
        April 2000.................    93      93     93     93     93     93
        April 2001.................    86      86     86     86     86     86
        April 2002.................    78      78     78     78     78     77
        April 2003.................    69      69     69     69     69     68
        April 2004.................    60      60     60     60     59     59
        April 2005.................    50      50     50     49     49     48
        April 2006.................    33      33     33     33     32     32
        April 2007.................    22      21     21     21     21     20
        April 2008.................     1       0      0      0      0      0
        April 2009.................     0       0      0      0      0      0
        Weighted Average
        Life (years)...............  5.51    5.48   5.47   5.46   5.44   5.41

            PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE
               OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                               PREPAYMENT ASSUMPTION (CPR)
                                      -----------------------------------------
                  Date                 0%     3%     5%     7%     10%    15%
                                       --     --     --     --     ---    ---
        Closing Date...............   100%    100%   100%   100%   100%   100%
        April 2000.................   100     100    100    100    100    100
        April 2001.................   100     100    100    100    100    100
        April 2002.................   100     100    100    100    100    100
        April 2003.................   100     100    100    100    100    100
        April 2004.................   100     100    100    100    100    100
        April 2005.................   100     100    100    100    100    100
        April 2006.................   100     100    100    100    100    100
        April 2007.................   100     100    100    100    100    100
        April 2008.................   100     100    100    100    100     99
        April 2009.................     0       0      0      0      0      0
        Weighted Average
        Life (years)...............  9.47    9.47   9.47   9.47   9.47   9.47

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                               PREPAYMENT ASSUMPTION (CPR)
                                      -----------------------------------------
                  Date                 0%     3%     5%     7%     10%    15%
                                       --     --     --     --     ---    ---
        Closing Date...............   100%    100%   100%   100%   100%   100%
        April 2000.................   100     100    100    100    100    100
        April 2001.................   100     100    100    100    100    100
        April 2002.................   100     100    100    100    100    100
        April 2003.................   100     100    100    100    100    100
        April 2004.................   100     100    100    100    100    100
        April 2005.................   100     100    100    100    100    100
        April 2006.................   100     100    100    100    100    100
        April 2007.................   100     100    100    100    100    100
        April 2008.................   100     100    100    100    100    100
        April 2009.................     0       0      0      0      0      0
        Weighted Average
        Life (years)...............  9.75    9.75   9.75   9.75   9.75   9.75

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                            PREPAYMENT ASSUMPTION (CPR)
                                      -----------------------------------------
                  Date                 0%     3%     5%     7%     10%    15%
                                       --     --     --     --     ---    ---
        Closing Date...............   100%    100%   100%   100%   100%   100%
        April 2000.................   100     100    100    100    100    100
        April 2001.................   100     100    100    100    100    100
        April 2002.................   100     100    100    100    100    100
        April 2003.................   100     100    100    100    100    100
        April 2004.................   100     100    100    100    100    100
        April 2005.................   100     100    100    100    100    100
        April 2006.................   100     100    100    100    100    100
        April 2007.................   100     100    100    100    100    100
        April 2008.................   100     100    100    100    100    100
        April 2009.................     0       0      0      0      0      0
        Weighted Average
        Life (years)...............  9.75    9.75   9.75   9.75   9.75   9.75

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                               PREPAYMENT ASSUMPTION (CPR)
                                     ------------------------------------------
                  Date                 0%     3%     5%     7%     10%    15%
                                       --     --     --     --     ---    ---
        Closing Date...............   100%    100%   100%   100%   100%   100%
        April 2000.................   100     100    100    100    100    100
        April 2001.................   100     100    100    100    100    100
        April 2002.................   100     100    100    100    100    100
        April 2003.................   100     100    100    100    100    100
        April 2004.................   100     100    100    100    100    100
        April 2005.................   100     100    100    100    100    100
        April 2006.................   100     100    100    100    100    100
        April 2007.................   100     100    100    100    100    100
        April 2008.................   100     100    100    100    100    100
        April 2009.................     0       0      0      0      0      0
        Weighted Average
        Life (years)...............  9.75    9.75   9.75   9.75   9.75   9.75

                              YIELD CONSIDERATIONS

GENERAL

        The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

RATE AND TIMING OF PRINCIPAL PAYMENTS

        The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or repurchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and repurchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" herein and "Description Of The Agreements--Realization Upon Defaulted Whole Loans" and "Certain Legal Aspects Of The Mortgage Loans And Leases--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

        The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

        An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate applicable thereto. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

LOSSES AND SHORTFALLS

        The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

CERTAIN RELEVANT FACTORS

        The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield Considerations" in the Prospectus.

        The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lockout Period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein.

DELAY IN PAYMENT OF DISTRIBUTIONS

        Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

                            DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        The mortgage pool (the "Mortgage Pool") will consist of 194 mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $632,094,383 equal to the aggregate Cut-off Date Balance (the "Initial Pool Balance") of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. The "Cut-off Date Balance" with respect to any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date.

        All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

        A brief summary of the material terms of the ten largest Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

Principal Balances

        The Mortgage Loans have an Initial Pool Balance of $632,094,383 (subject to a variance of plus or minus 5%). The Cut-off Date Balances of the Mortgage Loans range from $178,572 to $21,808,261, and the Mortgage Loans have an average Cut-off Date Balance of $3,258,218.

Balloon Loans

        One hundred ninety one (191) of the Mortgage Loans, representing 98.6% of the Initial Pool Balance, are Balloon Loans or are Anticipated Repayment Date Loans that provide for increases in the mortgage rate and/or principal amortization at a date prior to the stated maturity date.

Fee/Leasehold

        Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee (or, in 5 cases, or 5.2% of the Initial Pool Balance, a leasehold estate and in 4 cases, or 4.5% of the Initial Pool Balance, a leasehold interest in a portion of the property and a fee interest in the remainder of the property) in income-producing real property (a "Mortgaged Property").

Property Type

        o Thirty three (33) of the Mortgaged Properties, which represent security for 19.5% of the Initial Pool Balance, are retail properties;

        o Twenty (20) of the Mortgaged Properties, which represent security for 17.8% of the Initial Pool Balance, are office properties;

        o Twenty three (23) of the Mortgaged Properties, which represent security for 15.3% of the Initial Pool Balance, are multifamily apartment properties;

        o Forty nine (49) of the Mortgaged Properties, which represent security for 15.0% of the Initial Pool Balance, are manufactured housing communities;

        o Twenty five (25) of the Mortgaged Properties, which represent security for 13.3% of the Initial Pool Balance, are hospitality properties (which includes 15 extended stay properties, which represent security for 7.2% of the Initial Pool Balance);

        o Fourteen (14) of the Mortgaged Properties, which represent security for 7.6% of the Initial Pool Balance, are mixed use properties;

        o Fifteen (15) of the Mortgaged Properties, which represent security for 5.2% of the Initial Pool Balance, are self-storage facilities;

        o Six (6) of the Mortgaged Properties, which represent security for 4.2% of the Initial Pool Balance, are industrial/warehouse properties, including multi-tenant industrial properties; and

        o Nine (9) of the Mortgaged Properties, which represent security for 2.1% of the Initial Pool Balance, are senior housing properties.

Geographic Location

        The Mortgaged Properties are located throughout 34 states and the District of Columbia with the largest concentration in the State of California 49 Mortgaged Properties, which represent security for 33.0% of the Initial Pool Balance). Of the Mortgaged Properties located in the State of California, 18 Mortgaged Properties, which represent 9.4% of the Initial Pool Balance, are located in Northern California, and 31 Mortgaged Properties, representing 23.6% of the Initial Pool Balance, are located in Southern California. No other state has a concentration of Mortgaged Properties that represents security for more than 7.9% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans.

Delinquency

        As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Seller

        One hundred forty-six (146) of the Mortgage Loans, which represent 80.2% of the Initial Pool Balance (the "Owner Trust Loans"), were originated by FINOVA Realty Capital Inc. ("FINOVA"), and sold to FINOVA Commercial Mortgage Loan Owner Trust 1998-1, a business trust organized under the laws of the State of Delaware (the "Owner Trust"). The Owner Trust intends to sell the Owner Trust Loans to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between the Owner Trust and the Depositor.

        Forty-eight (48) of the Mortgage Loans, which represent 19.8% of the Initial Pool Balance, were originated by FINOVA (with the exception of 5 of the Mortgage Loans, which represent 5.8% of the Initial Pool Balance, which were underwritten by FINOVA and purchased from a financial institution prior to the date hereof). These Mortgage Loans are currently owned by FINOVA and FINOVA intends to sell them to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between FINOVA and the Depositor.

        The representations and warranties to be provided by the Owner Trust to the Depositor in respect of the Owner Trust Loans will be identical to the representations and warranties to be provided by FINOVA to the Depositor in respect of the remaining Mortgage Loans in its respective mortgage loan purchase agreement. Furthermore, FINOVA will guarantee the Owner's Trust's obligations in respect of a breach thereof. Therefore, even though the Depositor is acquiring the Owner Trust Loans directly from the Owner Trust, FINOVA will be referred to as the Seller of all of the mortgage loans solely for purposes of this Prospectus Supplement.

        On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement") from each of the Owner Trust and FINOVA. The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Seller" and "--Assignment of Mortgage Loans; Repurchases" below.

Origination Dates

        The Mortgage Loans were originated between March 1, 1998 and February 28, 1999.

CERTAIN TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

        All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for the remaining terms of the Mortgage Loans. Other than the Anticipated Repayment Date Loans, no Mortgage Loan permits negative amortization or the deferral of accrued interest.

        All Mortgage Loans are Non-30/360 Loans (the "Interest Accrual Method").

        As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.610% to 9.000% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.622% per annum.

Due Dates

        One hundred forty-six (146) of the Mortgage Loans (representing 82.3% of the Initial Pool Balance) have "Due Dates" (that is, the dates upon which the related Monthly Payments are due) that occur on the first day of each month. Forty-eight (48) of the Mortgage Loans (representing 17.7% of the Initial Pool Balance) have Due Dates that occur on the eleventh day of each month.

Amortization

        One hundred sixty (160) of the Mortgage Loans, representing 89.4% the Initial Pool Balance, provide for Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity. Thirty-one (31) additional Mortgage Loans, representing 9.2% of the Initial Pool Balance, are Anticipated Repayment Date Loans. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial payments (each such payment, a "Balloon Payment") payable on their respective maturity dates or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Balloon Payments" herein. The remaining three Mortgage Loans, representing 1.4% of the Initial Pool Balance, have an expected balloon balance equal to less than 10% of the original principal balance of each loan.

Defeasance; Prepayment Restrictions

        One hundred-eighty one (181) Mortgage Loans, representing 92.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during a period ending on a date determined by the related Mortgage Note (the "Lock-out Period") but permit the related Borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the Mortgaged Property from the lien of the Mortgage.

        Nine (9) Mortgage Loans, representing 3.3% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

        One (1) Mortgage Loan, representing 3.5% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period but permits the related Borrower to either (i) defease the loan (after an initial period of at least two years following the date of issuance of the Certificates) by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage or (ii) following such Lock-out Period, pay a prepayment premium equal to the greater of a yield maintenance formula and 1% of the amount prepaid.

        Three (3) Mortgage Loans, representing 0.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for percentage prepayment premiums until a cited date prior to maturity.

        Notwithstanding the foregoing, the Mortgage Loans generally provide for a period of 3 to 9 months prior to maturity or Anticipated Repayment Date in which the related Borrower may prepay the Mortgage Loan without premium or defeasance requirements.

        Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard. Neither the Depositor nor any Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions barring prepayment or requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

Non-recourse Obligations

        Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

        The Mortgages contain "Due-on-sale" and "Due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. Generally, the Mortgage Loans permit a transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the lender. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.

Borrower Concentrations

        Nineteen groups of Mortgage Loans (including cross-collateralized or single note, multiple mortgage property loans) are made to the same borrower or have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 6.7%, 4.9%, and 4.8%, respectively, of the Initial Pool Balance.

Cross-Collateralized Mortgage Loans

        The Mortgage Pool includes four groups of Cross-Collateralized Mortgage Loans, representing 7.0% of the Initial Pool Balance. See Appendix II hereto. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties, the Cut-off Date Balance per unit or square foot was determined based on the aggregate number of square feet or units, and the Cut-off Date LTVs and the Balloon LTVs was determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.

Multiple Mortgaged Properties

        In nine cases, representing 14.1% of the Initial Pool Balance (not including the 4 cross-collateralized and cross-defaulted Mortgage Loan groups referred to above in "--Cross-Collateralized Mortgage Loans"), a single Mortgage
Note is secured by a Mortgage or Mortgages on two or more Mortgaged Properties. Accordingly, the total number of Mortgaged Properties secured by such multi-property loans is 37. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties, the Cut-off Date Balance per unit or square foot was determined based on the aggregate number of square feet or units, and the Cut-off Date LTV's and the Balloon LTV's was determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.

Single-Tenant Mortgage Loans

        In the case of eight (8) Mortgage Loans, representing 4.5% of the Initial Pool Balance, the related Mortgaged Property is 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is generally subject to a single space lease, which generally has a primary lease term that expires on or after the scheduled maturity date or Anticipated Repayment Date of the related Mortgage Loan but may have a shorter primary lease term. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

        The underwriting of the Single-Tenant Mortgage Loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property, and where the primary lease term expires before the scheduled maturity date or Anticipated Repayment Date, if applicable, of the related Mortgage Loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the Single-Tenant Mortgage Loans takes into account the creditworthiness of the tenants under the applicable leases. Accordingly, such Single-Tenant Mortgage Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

        Each lease generally provides that the related tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Mortgaged Properties in good order and repair.

Release Provisions

        Several Mortgage Loans secured by multiple properties described under "--Borrower Concentrations," "--Cross-Collateralized Mortgage Loans" and "--Multiple Mortgaged Properties", respectively, above, permit the release of individual real properties from the lien of the related Mortgage(s), subject to the satisfaction of certain specified conditions.

Ground Leases

        Five (5) of the Mortgage Loans, representing 5.2% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. Four (4) of the Mortgage Loans, representing 4.5% of the Initial Pool Balance, are secured by a leasehold interest in a portion of the Mortgaged Property and a fee interest in the remainder of the related Mortgaged Property. Each of the ground leases (including renewed options) expires at least ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Leasehold Considerations" herein.

Subordinate Financing

        With respect to 4 Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, in general, the related Mortgage Loan documents allow the borrower to grant a subordinate mortgage in the future, subject in each case to certain loan to value and debt service coverage ratios. Generally, prior to any such subordinate mortgage being allowed, certain conditions specified in the related Mortgage Loan documents must be satisfied. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Risks of Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans and The Leases--Subordinate Financing" in the Prospectus.

        There is secured subordinate financing currently existing with respect to 4 of the Mortgaged Properties. The related Mortgage Loans represent approximately 4.6% of the Initial Pool Balance. See Appendix II hereto.

Performance Holdbacks

        Four of the Mortgage Loans, representing 3.6% of the Initial Pool Balance, provide for material performance holdbacks under which monies disbursed by the originating lender are escrowed for certain specified periods, and released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies by the outside funding date, such monies shall be applied to partially repay the related Mortgage Loan (in some cases, without the payment of any prepayment premium). A summary of those Mortgage Loans and conditions for release of performance holdbacks are set forth below:

                    LOANS CONTAINING PERFORMANCE HOLDBACK PROVISIONS

                                      AMOUNT                                          OUTSIDE
APPENDIX II               CUT-OFF       OF                                              DATE
  MORTGAGE    PROPERTY     DATE      ESCROWED    OUTSIDE                             PREPAYMENT
LOAN NUMBER     NAME      BALANCE    HOLDBACK     DATE       RELEASE CONDITIONS      PROVISION
-----------     ----      -------    --------     ----       ------------------      ---------
     27       Jemal-      $3,841,795  $750,000   6/1/2000  1)  Borrower submits       Yield
              Laurel                                           documentation for      Maintenance
              Lakes                                            expenses incurred
              Corp.                                            for tenant
                                                               improvements for new
                                                               tenants; under
                                                               approved leases; and

                                                           2)  the DSCR equals or
                                                               exceeds 1.30x.

     60       Waikiki     $5,189,725  $800,000   6/30/1999 1)  the DSCR equals or     No
              Market                                           exceeds 1.25x, and     Prepayment
              Place                                                                    Penalty
                                                           2)  new tenants have
                                                               signed leases for
                                                               and occupied Unit
                                                               102 and either
                                                               Unit 103 or Unit
                                                               104.

     61       Goldcoast   $2,234,659  $250,000   6/30/1999 The DSCR equals or         Yield
              Business                                     exceeds 1.25.x.            Maintenance
              Center

        Additional holdbacks scheduled to be released once tenants in place provide the lender with estoppels confirming occupancy and payment obligations are as follows: Mortgage Loan No. 26, Jemal-801 North Capitol, has a cash holdback of $596,640, until the City of Washington, D.C. provides a required estoppel. Mortgage Loan No. 27, Jemal-Laurel Lakes Corp. Center, has an additional cash holdback of $93,600, until D.P.C. Technology provides a required estoppel.

        In addition, certain of the Mortgage Loans provide for minor holdbacks for items such as deferred maintenance, minor environmental items and capital improvements. See Appendix II for additional information.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

        In connection with the origination or acquisition of most of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who belonged to the Appraisal Institute. In certain cases, however, the values of the related Mortgaged Properties were estimated internally on the basis of an analysis of net operating income generated by the applicable property as well as on the basis of sales and rental information with respect to comparable properties. The purpose of each appraisal or other estimate of value was to provide an opinion as to the fair market value of the related Mortgaged Property as of the date thereof. There can be no assurance that such opinion represents a reasonable approximation of the amount that could actually be realized from a sale of the Mortgaged Property. None of the Depositor, any Seller, the Underwriters, the Trustee, the Master Servicer or the Special Servicer or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Limitations of Appraisal" herein. Not all of the above-described appraisals, and none of the market value estimates, conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments

        An environmental site assessment (or an update to a previously performed environmental site assessment) was performed with respect to Mortgaged Properties securing 139 Mortgage Loans, representing 77.2% of the Initial Pool Balance, within one-year of the Cut-off Date in connection with the origination of the related Mortgage Loan, and all of the Mortgaged Properties were assessed within 18 months of the Cut-off Date. In all cases, the initial environmental site assessment was a "Phase I" environmental assessment. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination and in certain of such cases, a "Phase II" assessment was performed. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Environmental Considerations" herein.

Property Condition Assessments

        Most of the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by an employee of FINOVA or by a third party professional engaged by FINOVA. Furthermore, with the exception of one Mortgage Loan, representing 0.5% of the Initial Pool Balance, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In general, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

        In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading of the Mortgaged Property, be conditioned on receipt of satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance.

        FINOVA took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but FINOVA does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

        Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk Factors and Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of Mortgage Pool" section and under "Certain Legal Aspects Of Mortgage Loans And The Leases" in the Prospectus.

        For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II:

        (1) The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or those Mortgage Loans). "Underwritable Cash Flow" in each case is an estimate of annual cash flow available for debt service based generally on the most recently available property statements. In general, it is the estimated revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions, where appropriate. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

               In determining Underwritable Cash Flow for a Mortgaged Property, FINOVA generally relied on rent rolls and other generally unaudited financial information provided by the respective borrowers. From that information, FINOVA generally calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which FINOVA was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, including leasing commission and tenant improvement reserves, where appropriate. In certain cases, FINOVA's estimate of Underwritable Cash Flows reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom) based upon FINOVA's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritable Cash Flow even though such expense may not have been reflected in actual historic operating statements. In certain cases, only partial year operating income information was available. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritable Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by FINOVA in determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

        (2) References to "Loan-to-Value Ratio" or "Cut-off Date LTV" or "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or the aggregate Cut-off Date Balance of a group of Cross-Collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the appraisal or market valuation of such Mortgaged Property or Properties conducted in connection with the origination of the Mortgage Loan. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of cross-collateralized Balloon Loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due (the "Scheduled Balloon Balance") (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

        (3) References to "Year Built" and "Year Renovated" are references to the year or years in which a Mortgaged Property was constructed and the year or years in which such Mortgaged Property was substantially renovated, respectively.

        (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

        The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

STANDARD HAZARD INSURANCE

        The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to cause each mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. If at any time a Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having

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special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), then upon the Master Servicer or the Special Servicer becoming aware of such fact (using efforts in accordance with the Servicing Standard), the Master Servicer or the Special Servicer, as applicable, shall if and to the extent that the Mortgage Loan requires the related mortgagor or permits the related mortgagee to require such mortgagor to do so, use efforts consistent with the Servicing Standard to cause such mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of
(i) the unpaid principal balance of the related Mortgage Loan, (ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates) and the cost thereof will be a Servicing Advance.

        If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer will conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, will in the event that
(i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions set forth above, and (ii) a loss occurs that would have been covered by such a policy had it been maintained, be required to pay the amount not otherwise payable under such policy because such deductible exceeds the deductible of an individual policy otherwise complying with the provisions set forth above.

        Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by commercial mortgage lenders.

        Each Mortgage other than those relating to Manufactured Housing Communities generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

        In general, the Mortgaged Properties are not insured for earthquake risk.

THE SELLER

FINOVA Realty Capital Inc.

        FINOVA Group Inc. (NYSE: FNV) is a diversified financial services holding company. Through its principal subsidiary, FINOVA Capital Corporation, FINOVA Group Inc. operates in 19 specific industry or market niches to provide a broad range of financing and capital market products to midsize businesses. FINOVA Capital Corporation has been in operation for over 45 years. As of December 31, 1998, FINOVA Group Inc. reported an asset base of approximately $11 billion.

        FINOVA Realty Capital Inc. ("FINOVA") is a wholly-owned subsidiary of FINOVA Capital Corporation and is the entity through which FINOVA Group Inc. conducts substantially all of its commercial real estate finance activities. FINOVA was formerly operated as Belgravia Capital Corporation prior to its acquisition by FINOVA Group Inc. in October 1997. FINOVA is headquartered in Irvine, CA with a staff in excess of 90 employees, where it maintains its centralized underwriting, loan processing, credit and capital markets operations. FINOVA maintains

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an additional 29 offices nationwide which are staffed with approximately 80 employees that are dedicated solely to sourcing commercial real estate loans.

        In 1998, FINOVA originated a total of $3.1 billion of commercial mortgage loans. These loans were either funded on balance sheet, funded by securitization partners or brokered to third party institutions. Since 1994, FINOVA's originations have included approximately $2.5 billion of commercial mortgage loans that have been securitized by its partners in more than 20 different offerings of commercial mortgage-backed securities.

        Certain of the Mortgage Loans (the "Owner Trust Loans"), were originated by FINOVA and sold to FINOVA Commercial Mortgage Loan Owner Trust 1998-1, a business trust organized under the laws of the State of Delaware (the "Owner Trust"), and will be owned by the Owner Trust immediately prior to the issuance of the Certificates. Even though the Depositor acquired the Owner Trust Loans directly from the Owner Trust, FINOVA will be referred to as the Seller of all of the Mortgage Loans solely for the purposes of this Prospectus Supplement. See "Description of the Mortgage Pool--General--Sellers."

Acquisition of Certificates

        FINOVA or its affiliates may acquire a significant portion of certain Classes of the Certificates.

ASSIGNMENT OF THE MORTGAGE LOANS

        On or prior to the Closing Date, the Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, the Seller is required in accordance with the Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the
Trustee:

               (a) the original Mortgage Note, endorsed (without recourse) to the order of Trustee;

               (b) the original or a certified copy of the related recorded Mortgage(s), together with originals or certified copies of intervening assignments of such document(s) conveying the Mortgage to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

               (c) the original or a copy of any related recorded assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of intervening assignments of such document(s) conveying the assignment(s) of rents and leases to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

               (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form;

               (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form, which may be combined with the assignment of the related Mortgage;

               (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance or pro forma policy);

               (g) when applicable, the related ground lease or a certified copy thereof; and

               (h) when relevant, the loan agreement and the lockbox agreement.

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        The Trustee will be required to review certain documents delivered by the Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

        Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES

        In the Mortgage Loan Purchase Agreement, the Seller has represented and warranted with respect to each of the Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally (subject to certain exceptions) to the effect that:

               (1) the information set forth in the schedule of the mortgage loans attached to the Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects;

               (2) the Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

               (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

               (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

               (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

               (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the Mortgaged Property;

               (7) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, except for any partial reconveyance of portions of the real property that do not materially adversely affect the value of the property;

               (8) none of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File;

               (9) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan;

               (10) the Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property;

               (11) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which

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

        the required premium has been paid) in the original principal amount of the related Mortgage Loan after all advances of principal; the policy insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to certain permitted encumbrances;

               (12) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

               (13) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

               (14) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan and that was executed by or on behalf of the related borrower is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

               (15) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

               (16) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage; for purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon;

               (17) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

               (18) the related Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property
        (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than certain permitted encumbrances (c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the Seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the related Mortgage Loan;

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               (19) each Mortgage Loan complied with all applicable usury laws in effect at its date of origination;

               (20) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans;

               (21) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasance (in the case of the Defeasance Loans), or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

               (22) to the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property (other than any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller).

REPURCHASES AND OTHER REMEDIES

        If any Mortgage Loan document required to be delivered to the Trustee by the Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan Schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Trust Fund at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase, any related unreimbursed Servicing Advances, together with interest on all related Advances, and generally, all expenses reasonably incurred in respect of the Material Document Defect or the Material Breach giving rise to such repurchase, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") (and in the case of a "defective obligation", satisfying the requirements of a "qualified replacement mortgage" within the meaning of Section 860G(a)(4)(B) of the Code) and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

        For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case

                                      S-90
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may be, cannot be corrected or cured within such 90-day period, but it is susceptible of cure within 180 days of the earlier of discovery by the Seller and receipt by the Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

        The foregoing obligations of the Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

        The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                            SERVICING OF THE MORTGAGE LOANS

GENERAL

        The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, as follows: (i) with the same skill, care and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving due consideration to customary industry standards) or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and
(iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; (E) the right of the Master Servicer or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction, or (F) the ownership, management or servicing of any other mortgage loans.

        In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as

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to which a Servicing Transfer Event has occurred (each, a "Specially Serviced
Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise. A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

               (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days;

               (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days;

               (iii) the Master Servicer has determined, in accordance with the Servicing Standard, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;

               (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that (in the Master Servicer's judgment in accordance with the Servicing Standard) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days);

               (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

               (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

               (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and

               (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

        The Master Servicer will continue to collect certain information and prepare and remit all reports to the Trustee as provided in the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

        A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage

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Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

               (w) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

               (x)    with respect to the circumstances described in clauses
                      (iii), (v), (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

               (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

               (z)    with respect to the circumstances described in clause
                      (viii) of the preceding paragraph, such proceedings are terminated.

        The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the Servicing Transfer Event for such Mortgage Loan. Each Asset Status Report will be delivered in accordance with the Pooling and Servicing Agreement.

        The Master Servicer and Special Servicer will each be required to service and administer the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in the group are remediated or otherwise addressed as contemplated above.

THE MASTER SERVICER

        AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly-owned subsidiary of AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

        As of December 31, 1998, AMRESCO serviced approximately 18,830 commercial and multifamily loans, totaling approximately $41.8 billion in aggregate outstanding principal amount. Within this servicing portfolio are loans that have been securitized in a total of 88 transactions with an aggregate principal balance of approximately $34.2 billion. The portfolio is significantly diversified both geographically and by product type.

        The information set forth herein concerning the Master Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

        Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Special Servicer (the "Special Servicer") and in such capacity will be responsible for servicing any Specially

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Serviced Mortgage Loans and REO Properties. The Special Servicer's offices are located at 1717 Main Street, Dallas, Texas 75201.

        As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multifamily loans with an aggregate principal balance of approximately $22,287,101,048, the collateral for which is located in 49 states, Mexico, Puerto Rico, Virgin Islands and the District of Columbia. With respect to such loans, approximately 6,180 loans with an aggregate principal balance of approximately $17,946,030,189 pertain to commercial and multifamily mortgage-backed securities.

        The information set forth herein concerning the Special Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

        The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"), subject to certain terms set forth in the Pooling and Servicing Agreement; provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may, and in certain circumstances will be required to, assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

        The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, only to the extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed based on the Stated Principal Balance as of the preceding Due Date of the related Mortgage Loan. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). The Administrative Cost Rate for each Mortgage Loan will be equal to 0.12875% per annum. As additional servicing compensation, the Master Servicer will be entitled to retain 50% of all assumption fees and modification fees and 100% of any available similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer will also be entitled to: (a) Prepayment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls; and (b) any default interest and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans and certain sub-serviced Mortgage Loans), but only to the extent that such default interest is not allocable to cover interest payable to the Master Servicer, the Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account or Interest Reserve Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master

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Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement. Furthermore, the Master Servicer will also be entitled to any interest earned on escrow accounts and reserve accounts maintained in respect of the Mortgage Loans (to the extent not otherwise payable to the borrowers).

        The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), based on the Stated Principal Balance as of the preceding Due Date of the related Mortgage Loan, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable in an amount equal to the product of (x) 1.00%, and (y) the related Liquidation Proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by a Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of 100% of all assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans and 50% of all assumption fees and modification fees received on or with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to any default interest and late payment charges actually collected on the Specially Serviced Mortgage Loans, but only to the extent that such default interest is not allocable to cover interest payable to the Master Servicer, the Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan.

        The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.

THE OPERATING ADVISER

        The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

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        If the Special Servicer is not the Operating Adviser, the Special
Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original maturity of the Mortgage Loan for two years or less; (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and
(v) any acceptance of substitute or additional collateral for a Mortgage Loan. See "Servicing of the Mortgage Loans-- General" herein.

        The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to any Class of Certificates.

MORTGAGE LOAN MODIFICATIONS

        Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan. Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

               (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium,

               (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,

               (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

               (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or

               (v) accept a principal prepayment during any Lockout Period;

               provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

        In no event, however, will the Special Servicer be permitted to:

               (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date,

               (ii) extend the maturity date of a Specially Serviced Mortgage Loan at an interest rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),

               (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the term of such ground lease,

               (iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer, or

               (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

        Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Rated Final Distribution Date or ten years prior to the expiration of the related ground lease.

        Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such realized losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates --Distributions--Subordination; Allocation of Losses and Certain Expenses."

        The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield Considerations" and "Maturity Considerations."

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

        The Special Servicer may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in Default or as to which the Special Servicer has made a determination that Default is imminent (any such Mortgage Loan, a "Defaulted Mortgage Loan"). For this purpose, "Default" means a default in payment that continues for at least 60 days. The Special Servicer is required (i) to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, (ii) to offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and (iii) to accept the highest cash bid received in such auction or other procedures from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

        In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer's ability to accept such bid made by certain interested persons is limited, as described in the Pooling and Servicing Agreement.

REO PROPERTIES

        If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Mortgaged Property was acquired (such date, the "REO Sale Deadline"), unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property beyond the REO Sale Deadline will not result in the imposition of a tax on the Trust Fund, or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell

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any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

        In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

        The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year), provided that the Master Servicer will have no obligation to inspect a Mortgaged Property inspected by the Special Servicer during such period. In addition, the Special Servicer, subject to limitations set forth in the related loan documents and the Pooling and Servicing Agreement, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property, the cost of which will be a Servicing Advance. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

        With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

EVENTS OF DEFAULT

        Events of default of the Master Servicer and Special Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of:

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               (i) any failure by the Master Servicer to make a required deposit to the Collection Account which continues unremedied for one Business
        Day following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by the specified time on the relevant Master Servicer Remittance Date;
        or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account or REO Account any amount required to be so deposited or remitted which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

               (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

               (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

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               (ix) the Trustee shall have received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification (which shall not include a "negative" credit watch) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

        If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, the "Defaulting Party") occurs, then the Depositor or the Trustee may terminate, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall terminate, by notice in writing to the Defaulting Party, all of the rights and obligations of the Defaulting Party under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

        On and after the time the Master Servicer or the Special Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in such capacity under the Pooling and Servicing Agreement and shall be entitled to the compensation arrangements to which the Defaulting Party would have been entitled. If the Trustee is unwilling or unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if it is not appropriately rated as an approved master servicer or special servicer, as the case may be, by each Rating Agency, the Trustee must promptly appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided and shall be entitled to such compensation as would otherwise have been payable to the Master Servicer or the Special Servicer, as the case may be.

        In addition, the Master Servicer or the Special Servicer, as the case may be, shall be required to immediately resign if the Master Servicer or the Special Servicer, as the case may be, is no longer "approved" by S&P to act in such capacity, and the Master Servicer or Special Servicer, as applicable, shall not have again become "approved" within ninety (90) days thereafter. If the Master Servicer or the Special Servicer, as applicable, fails to resign, then the Trustee shall terminate such party hereunder in the manner and with the effect as if an uncured Event of Default then existed with respect to such party.

                        CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

        For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, other than that portion of the Trust Fund consisting of the rights to Excess

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Interest and the Excess Interest Distribution Account. The assets of "REMIC I"
or the "Lower-Tier REMIC" will consist of the mortgage loans and any properties acquired on behalf of the Certificateholders. The assets of "REMIC II" or the "Middle-Tier REMIC" will consist of the separate uncertificated REMIC I regular interests, and the assets of "REMIC III" or the "Upper-Tier REMIC" will consist of the separate uncertificated REMIC II regular interests. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, the Class R-I, R-II and R-III Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates" in the Prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The Class X Certificates will be an investment unit comprised of 15 separate "regular interests" issued by REMIC III, each of which represents a right to receive a "specified portion" of interest payable on the uncertificated REMIC II regular interests. The portion of the Trust Fund consisting of the right to Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes, and the Class O Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the grantor trust. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

        The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. However, if 95% or more of the REMICs' assets (treating REMIC I, REMIC II and REMIC III as if they were a single REMIC) are real estate assets during a calendar quarter, then the Offered Certificates will be considered "real estate assets" in their entirety for that quarter. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

        The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily properties and senior housing properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 17.4%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

        The Classes of Offered Certificates may be treated for Federal income tax reporting purposes as having been issued with "original issue discount" ("OID"). Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates are expected to be issued with premium, depending on the price at which such Classes of Certificates are sold. Whether the Offered

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Certificates are treated as issued with OID depends, in part, on whether the
Offered Certificates are considered to bear interest at a single fixed rate, an objective rate or a qualified floating rate. Moreover, Classes of Offered Certificates other than the Senior Certificates may be treated as issued with OID due to the possibility that defaults or delinquencies on the Mortgage Loans may result in reduced distributions on such Certificate, in order to effect their subordination to the Senior Certificates. Although unclear under present law, the Depositor intends to treat stated interest on the Offered Certificates, including stated interest on Offered Certificates that bear interest based on a weighted average of net interest rates on qualified mortgages, as qualified stated interest. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regular Certificates" in the Prospectus. The weighted average rate used to compute the initial pass-through rate will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on such Certificates under the rules relating to obligations that provide for contingent payments. These rules, by their terms, do not apply to debt instruments, such as the Offered Certificates, which are subject to prepayment based on prepayments on underlying mortgages. Application of these rules to the Offered Certificates may affect the timing of income accruals on REMIC Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. In addition, for purposes of calculating OID, the Anticipated Repayment Date Loans are assumed to prepay in full on the Anticipated Repayment Date. For a description of CPR, see "Yield Considerations" and "Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

        The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates than that taken by the Depositor. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

        If the method for computing OID described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

        Certain Classes of Offered Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC (such as the Offered Certificates), and (b) state that they are intended to create no inference concerning the amortization of premium on such interests. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

        To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the Prospectus.

        The current administration's budget proposal for the fiscal year 2000, released February 1, 1999, proposes legislation that would amend the market discount provisions of the Code described in the Prospectus (see "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Market Discount" in the Prospectus) to require holders of debt instruments, such as REMIC Regular Certificates, that use an accrual method of accounting to include market discount in income as it accrues. For purposes of determining and accruing market discount, the proposed legislation would provide that a Certificateholder's yield can not exceed 5 percentage points over the greater of (1) the original yield-to-maturity of the Certificate, or (2) the applicable Federal rate in effect at the time the Certificateholder acquired the Certificate. It is unclear how this proposal would apply to instruments, such as the REMIC Regular Certificates, which have uncertain yields to maturity attributable to possible prepayments on an underlying pool of prepayable securities. This proposal is intended to be effective for debt instruments acquired on or after the date the proposed legislation is enacted.

        The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with OID may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of such Certificates.

        Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

        The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--REO Properties" herein.

        Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences--REMICs--Information Reporting and Backup Withholding" in the Prospectus.

        For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

                              ERISA CONSIDERATIONS

        A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts, annuities, Keogh plans, and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") and any entity whose assets include assets of such a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

        Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN ASSET REGULATION

        The United States Department of Labor (the "DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, the assets of the Trust Fund would not be treated as assets of the Plans that become Certificateholders. In the absence of treatment of the Certificates as debt, and unless the Final Regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and
Section 4975 of the Code, as an asset of each Plan that acquires and holds the Offered Certificates.

        The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each Class of equity interests in the entity, excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to the Trust Fund depends upon the identity of the holders of the Offered Certificates at any time, there can be no assurance that any Class of the Offered Certificates will qualify for this exemption.

INDIVIDUAL EXEMPTION

        The U.S. Department of Labor has issued to Morgan Stanley an individual prohibited transaction exemption, Prohibited Transaction Exemption No. 90-24 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage loans, such as the Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Deutsche Bank Securities Inc.

        The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service Inc. ("Moody's") or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

        Because the Senior Certificates are not subordinate to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "AAA" and "AA" by each of Fitch and S&P, respectively; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market also must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of a Senior Certificate also must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

        The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Fitch, DCR, Moody's or S&P for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

        Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire Senior Certificates, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least fifty percent of such class is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

        Finally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Loan. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

        A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more parts of the Exemption are satisfied, the scope of relief provided by the Exemption may not cover all acts that may be considered prohibited transactions.

        Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

OTHER EXEMPTIONS

        The characteristics of each Class of the Subordinate Certificates do not meet the requirements of the Exemption. Accordingly, Certificates of those Classes may not be acquired by, on behalf of or with assets of a Plan, unless such transaction is covered by a Prohibited Transaction Class Exemption ("PTCE") issued by the U.S. Department of Labor, such as: PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" and PTCE 96-23, regarding transactions effected by "in-house asset managers." There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in Offered Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Before purchasing Subordinate Certificates based on the availability of any such exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements set forth in such exemption have been satisfied. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee and any sub-servicer that the purchase and holding of such Certificate is so exempt on the basis of the availability of a PTCE.

INSURANCE COMPANY PURCHASERS

        Purchasers that are insurance companies should consult their legal advisors with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA required the DOL to issue final regulations ("401(c) Regulations") no later than December 31, 1997 to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

        The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

        The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

        The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

        The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley"), an affiliate of the Depositor, and Deutsche Bank Securities Inc. ("Deutsche Bank", and together with Morgan Stanley the "Underwriters").

        Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters have severally agreed to purchase the respective aggregate principal or notional amount of each Class of the Offered Certificates, in each case as set forth opposite its name below:

UNDERWRITER                         CLASS A-1        CLASS A-2         CLASS B
Morgan Stanley & Co.
  Incorporated                       $                $                $
Deutsche Bank Securities             $
                                     -------          -------          -------
Inc.
        Total                        $                $                $
                                     =======          =======          =======
UNDERWRITER                          CLASS C          CLASS D
Morgan Stanley & Co.
  Incorporated                       $                $
Deutsche Bank Securities             $                $
                                     -------          -------
Inc.
        Total                        $                $
                                     =======          =======

        The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

        The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

        The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about April __, 1999, which is the ______ business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

        The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

        FINOVA and its affiliates may acquire certain of the Offered
Certificates.

        The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments the Underwriters may be required to make in respect thereof.

        The Underwriters intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

        The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York.

                                     RATINGS

        It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services ("S&P", and together with Fitch, the "Rating Agencies"):

        CLASS                                        FITCH       S&P
        -----                                        -----       ---
        Class A-1..................................   AAA        AAA
        Class A-2..................................   AAA        AAA
        Class B....................................   AA         AA
        Class C....................................    A          A
        Class D....................................    A-         A-

        The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in March 2032 (the "Rated Final Distribution Date"). The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

        The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Excess Interest or default interest will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/AAAr" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

        There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

30/360 basis................................................................S-70
Accrued Certificate Interest................................................S-57
ACMs........................................................................S-36
Additional Trust Fund Expenses..............................................S-60
Administrative Cost Rate....................................................S-94
Advance Rate................................................................S-63
Advances....................................................................S-63
Anticipated Repayment Date Loans............................................S-18
Appraisal Event.............................................................S-59
Appraisal Reduction.........................................................S-59
Asset Status Report.........................................................S-93
Assumed Monthly Payment.....................................................S-57
Available Distribution Amount...............................................S-55
Balloon Loans...............................................................S-79
Balloon LTV.................................................................S-85
Balloon LTV Ratio...........................................................S-85
Balloon Payment.............................................................S-79
Book-Entry Certificates.....................................................S-51
Cedel.......................................................................S-23
Certificate Account.........................................................S-55
Certificate Balance.........................................................S-53
Certificate Owner...........................................................S-51
Certificateholders..........................................................S-51
Certificates................................................................S-51
Chase.......................................................................S-52
Citibank....................................................................S-52
Class.......................................................................S-51
Class A Certificates........................................................S-51
Class Interest Shortfall....................................................S-57
Class X Certificates........................................................S-51
Closing Date................................................................S-51
Collection Period...........................................................S-54
Compensating Interest Payment...............................................S-61
Controlling Class...........................................................S-95
Corrected Mortgage Loan.....................................................S-92
Cut-off Date Balance........................................................S-76
Cut-off Date LTV............................................................S-85
Cut-off Date LTV Ratio......................................................S-85
Debt Service Coverage Ratio.................................................S-84
Default.....................................................................S-97
Defaulted Mortgage Loan.....................................................S-97
Definitive Certificate......................................................S-51
Depositor....................................................................S-3
Determination Date..........................................................S-54
Discount Rate...............................................................S-58
Distributable Certificate Interest..........................................S-56
Distribution Date...........................................................S-54
Document Defect.............................................................S-90
DOL........................................................................S-104
DSCR........................................................................S-84
DTC...................................................................S-23, S-51
Due Dates...................................................................S-79
ERISA......................................................................S-104
Euroclear...................................................................S-23
Excess Interest.............................................................S-56
Exemption..................................................................S-104
Expense Losses..............................................................S-60
FASIT......................................................................S-101

Final Regulation...........................................................S-104
Final Scheduled Distribution Date...........................................S-71
FINOVA......................................................................S-78
Fitch......................................................................S-108
Initial Pool Balance........................................................S-76
Interest Accrual Method.....................................................S-79
Interest Accrual Period.....................................................S-57
Interest Only Certificates..................................................S-51
Interest Reserve Account....................................................S-58
Interest Reserve Loan.......................................................S-58
Liquidation Fee.............................................................S-95
Loan-to-Value Ratio.........................................................S-85
Lock-out Period.............................................................S-19
LOP.........................................................................S-70
Lower-Tier REMIC...........................................................S-101
Master Servicing Fee........................................................S-94
Material Breach.............................................................S-90
Material Document Defect....................................................S-90
Maturity Assumptions........................................................S-70
Middle-Tier REMIC..........................................................S-101
Money Term..................................................................S-59
Monthly Payment.............................................................S-57
Morgan Stanley.............................................................S-107
Mortgage....................................................................S-77
Mortgage File...............................................................S-87
Mortgage Loan...............................................................S-76
Mortgage Loan Purchase Agreement............................................S-78
Mortgage Note...............................................................S-77
Mortgage Pool...............................................................S-76
Mortgaged Property..........................................................S-77
Net Aggregate Prepayment Interest Shortfall.................................S-61
Net income from foreclosure property........................................S-98
Net Mortgage Rate...........................................................S-54
Non-30/360 Loan.............................................................S-54
Notional Amount.............................................................S-53
NWAC Rate.............................................................S-11, S-53
Offered Certificates........................................................S-51
OID........................................................................S-101
Operating Adviser...........................................................S-95
P&I Advance.................................................................S-62
Participants................................................................S-51
Pass-Through Rate...........................................................S-53
Percentage Interest.........................................................S-54
Permitted Cure Period.......................................................S-90
Permitted Investments.......................................................S-94
Phase I.....................................................................S-83
Plan.......................................................................S-104
Pooling and Servicing Agreement.............................................S-51
Prepayment Assumptions......................................................S-69
Prepayment Interest Excess..................................................S-61
Prepayment Interest Shortfall...............................................S-61
Principal Balance Certificates..............................................S-52
Principal Distribution Amount...............................................S-57
Private Certificates........................................................S-51
PTCE.......................................................................S-106
Purchase Price..............................................................S-90
Qualifying Substitute Mortgage Loan.........................................S-90
Rated Final Distribution Date..............................................S-109
Rating Agencies............................................................S-108
Realized Losses.............................................................S-60
Record Date.................................................................S-54

Related Borrower Loan Groups................................................S-80
Related Proceeds............................................................S-62
Remaining Amortization Terms................................................S-20
REMIC......................................................................S-100
REMIC I....................................................................S-101
REMIC II...................................................................S-101
REMIC III..................................................................S-101
REMIC Regular Certificates..................................................S-51
REMIC Residual Certificates.................................................S-51
REO Extension...............................................................S-97
REO Property................................................................S-51
REO Sale Deadline...........................................................S-97
REO Tax.....................................................................S-98
Required Appraisal Loan.....................................................S-59
Restricted Group...........................................................S-105
Revised Rate................................................................S-56
S&P........................................................................S-108
Scheduled Balloon Balance...................................................S-85
Section 8...................................................................S-35
Senior Certificates.........................................................S-51
Servicing Advance...........................................................S-63
Servicing Standard..........................................................S-92
Servicing Transfer Event....................................................S-92
Single-Tenant Mortgage Loan.................................................S-81
SMMEA................................................................S-24, S-107
Special Servicing Fee.......................................................S-95
Special Servicing Fee Rate..................................................S-95
Specially Serviced Mortgage Loan............................................S-92
Stated Principal Balance....................................................S-53
Subordinate Certificates....................................................S-51
Subordinate Private Certificates............................................S-51
Sub-Servicer................................................................S-94
Sub-Servicing Agreement.....................................................S-94
Substitution Shortfall Amount...............................................S-90
Termination Price...........................................................S-61
Treasury Rate...............................................................S-58
Trust Fund..................................................................S-51
Trustee's Website...........................................................S-65
Trustee Fee.................................................................S-69
Underwritable Cash Flow.....................................................S-84
Underwriters...............................................................S-107
Underwriting Agreement.....................................................S-107
Upper-Tier REMIC...........................................................S-101
Voting Rights...............................................................S-68
Withheld Amounts............................................................S-58
Workout Fee.................................................................S-95
Workout Fee Rate............................................................S-95
Year Built..................................................................S-85
Year Renovated..............................................................S-85
YMP.........................................................................S-70

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


















































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

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                       CUT-OFF DATE BALANCES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED
                                                       PERCENT BY    WEIGHTED      AVERAGE                   WEIGHTED     WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE     AVERAGE   REMAINING TERM   WEIGHTED    AVERAGE      AVERAGE
                           MORTGAGE     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    TO MATURITY      AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)     LOANS      BALANCE ($)    BALANCE (%)   RATE (%)       (MOS)        DSCR (X)     LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                 26       $ 18,281,125        2.89%      7.661%       115            1.49x       70.4%         60.8%
1,000,001 to 2,000,000         45         69,230,683       10.95       7.552        115            1.52        68.5          57.5
2,000,001 to 3,000,000         53        131,825,576       20.86       7.636        116            1.43        67.7          56.9
3,000,001 to 4,000,000         26         90,705,819       14.35       7.479        118            1.50        69.2          58.6
4,000,001 to 5,000,000         13         56,462,549        8.93       7.578        125            1.42        68.1          53.3
5,000,001 to 6,000,000          7         37,744,980        5.97       7.818        109            1.29        72.4          64.8
6,000,001 to 7,000,000         10         65,122,951       10.30       7.690        116            1.35        74.1          64.1
7,000,001 to 8,000,000          3         22,309,329        3.53       6.980        122            1.25        74.8          65.0
8,000,001 to 9,000,000          1          8,366,193        1.32       7.530        111            1.36        72.1          51.5
9,000,001 to 10,000,000         3         28,119,603        4.45       7.807        115            1.30        68.9          60.7
10,000,001 to 15,000,000        5         63,257,596       10.01       7.981        117            1.29        76.3          67.8
15,000,001 to 20,000,000        1         18,859,720        2.98       7.750        117            1.22        75.4          67.7
20,000,001 to 25,000,000        1         21,808,261        3.45       7.210        168            1.30        76.5          60.2
===================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:    194       $632,094,383      100.00%      7.622%       119            1.40x       70.8%         60.1%
===================================================================================================================================

       Min:          $178,572
       Max:       $21,808,261
       Average:    $3,258,218

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                               STATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                      PERCENT BY    WEIGHTED      AVERAGE                       WEIGHTED    WEIGHTED
                        NUMBER OF     AGGREGATE        AGGREGATE     AVERAGE   REMAINING TERM    WEIGHTED       AVERAGE     AVERAGE
                        MORTGAGE     CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    TO MATURITY       AVERAGE     CUT-OFF DATE  BALLOON
STATE                     LOANS      BALANCE ($)      BALANCE (%)   RATE (%)       (MOS)         DSCR (X)       LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
California                  49       $208,320,912        32.96%        7.567%        117            1.35x         72.0%       61.2%
Texas                       14         49,916,610         7.90         7.567         124            1.42          71.5        58.0
Pennsylvania                23         37,489,691         5.93         7.183         111            1.60          72.1        62.4
Massachusetts                6         35,432,902         5.61         7.516         115            1.35          72.2        63.8
Florida                      5         33,494,423         5.30         7.174         148            1.39          72.2        58.2
District of Columbia         4         32,657,038         5.17         7.746         117            1.29          80.0        71.6
Georgia                     12         32,025,038         5.07         8.287         116            1.48          63.2        53.6
Arizona                      9         22,489,672         3.56         7.431         115            1.36          69.0        58.8
Maryland                     5         14,447,565         2.29         7.808         117            1.39          69.9        61.7
Colorado                     4         12,706,598         2.01         7.252         115            1.54          69.8        58.6
New Jersey                   3         12,498,683         1.98         7.531         111            1.33          72.8        64.7
Washington                   6         11,947,613         1.89         7.518         114            1.48          67.4        59.8
North Carolina               3         10,435,436         1.65         8.120         116            1.55          59.2        49.6
Tennessee                    1          9,680,343         1.53         8.000         117            1.30          69.1        62.5
New Hampshire                4          9,438,944         1.49         7.330         113            1.36          66.6        53.8
South Carolina               7          9,358,380         1.48         8.063         116            1.30          72.0        60.3
Alabama                      8          9,236,634         1.46         8.500         115            1.41          67.4        57.2
Virginia                     3          7,626,304         1.21         8.156         117            1.46          60.4        50.6
Nevada                       3          7,588,185         1.20         7.759         170            1.38          70.5        46.3
Oklahoma                     3          7,545,149         1.19         7.950         115            1.39          74.9        62.8
Hawaii                       2          7,424,384         1.17         8.163         117            1.25          67.5        55.1

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                               STATES
                                                            (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                      PERCENT BY    WEIGHTED      AVERAGE                       WEIGHTED    WEIGHTED
                        NUMBER OF     AGGREGATE        AGGREGATE     AVERAGE   REMAINING TERM    WEIGHTED       AVERAGE     AVERAGE
                        MORTGAGE     CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    TO MATURITY       AVERAGE     CUT-OFF DATE  BALLOON
STATE                     LOANS      BALANCE ($)      BALANCE (%)   RATE (%)       (MOS)         DSCR (X)       LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
New York                     4       $  5,330,118         0.84%        7.750%        111            1.68x         72.7%       64.0%
Oregon                       2          5,209,366         0.82         6.984         112            1.21          62.2        51.4
Minnesota                    1          5,083,815         0.80         8.000         115            1.19          79.4        71.8
Ohio                         2          5,026,389         0.80         8.241         117            1.37          64.8        54.4
Missouri                     1          4,177,616         0.66         7.500         120            1.53          65.3        53.0
Wyoming                      1          4,030,909         0.64         7.530         111            1.77          67.2        55.7
New Mexico                   1          3,777,589         0.60         7.150         115            2.41          58.1        47.4
Louisiana                    1          3,311,752         0.52         8.000         116            1.28          77.0        69.6
Michigan                     1          2,936,954         0.46         8.665         111            1.11          85.1        78.4
Kentucky                     1          2,891,156         0.46         8.250         117            1.48          57.6        48.4
Indiana                      2          2,576,956         0.41         6.680         113            1.54          61.8        49.8
Utah                         1          2,427,054         0.38         7.100         113            1.29          69.3        61.5
Connecticut                  1          2,146,065         0.34         8.500         117            1.28          70.4        64.3
Illinois                     1          1,408,141         0.22         7.020         110            1.79          56.3        46.0
====================================================================================================================================
TOTAL OR WEIGHTED
  AVERAGE:                 194       $632,094,383       100.00%        7.622%        119            1.40x         70.8%       60.1%
====================================================================================================================================

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                           PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED
                                                         PERCENT BY   WEIGHTED       AVERAGE                  WEIGHTED     WEIGHTED
                            NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    REMAINING TERM  WEIGHTED     AVERAGE      AVERAGE
                            MORTGAGE     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE    TO MATURITY     AVERAGE   CUT-OFF DATE   BALLOON
PROPERTY TYPE                 LOANS      BALANCE ($)    BALANCE (%)    RATE (%)      (MOS)       DSCR (X)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
   Unanchored                   20       $53,069,865         8.40%      7.555%         114         1.44x       70.8%         62.2%
   Anchored                      8        44,782,029         7.08       7.476          115         1.33        74.7          65.1
   Outlet Center                 1         9,680,343         1.53       8.000          117         1.30        69.1          62.5
   Shadow Anchored               2         8,496,795         1.34       7.478          116         1.30        74.5          66.5
   Single Tenant                 1         4,945,753         0.78       7.830          231         1.30        64.7           3.3
   Single Tenant-Anchored        1         2,385,409         0.38       7.010          112         1.40        74.5          65.9
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:        33      $123,360,194        19.52%      7.557%         119         1.37x       72.2%         61.3%

Office
   Suburban                     16       $91,640,230       14.50%       7.668%         116         1.33x       73.0%         65.2%
   Urban                         2        15,099,759        2.39        7.572          116         1.34        76.4          67.1
   Garden                        2         5,738,806        0.91        7.619          115         1.28        73.7          66.2
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:        20      $112,478,796       17.79%       7.653%         116         1.33x       73.5%         65.5%

Multifamily
   Garden                       19       $81,904,699       12.96%       7.229%         129         1.31x       74.9%         63.3%
   High-Rise                     1         7,637,757        1.21        7.100          133         1.19        70.9          60.3
   Low-Rise                      2         4,305,437        0.68        7.120          112         1.32        68.9          57.9
   Senior Housing                1         2,936,954        0.46        8.665          111         1.11        85.1          78.4
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:        23       $96,784,847       15.31%       7.257%         128         1.30x       74.7%         63.2%

Manufactured Housing Comm.      49       $94,853,371       15.01%       7.339%         112         1.48x       71.3%         60.6%
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:        49       $94,853,371       15.01%       7.339%         112         1.48x       71.3%         60.6%

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                           PROPERTY TYPES
                                                            (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED
                                                          PERCENT BY   WEIGHTED     AVERAGE                   WEIGHTED    WEIGHTED
                             NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE   REMAINING TERM  WEIGHTED     AVERAGE      AVERAGE
                             MORTGAGE     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   TO MATURITY     AVERAGE   CUT-OFF DATE   BALLOON
PROPERTY TYPE                  LOANS      BALANCE ($)    BALANCE (%)    RATE (%)      (MOS)       DSCR (X)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Hospitality
   Extended Stay                 15       $45,393,051        7.18%      8.339%         117         1.51x       59.6%         50.2%
   Full Service                   3        23,717,389        3.75       8.140          126         1.40        67.0          51.7
   Limited Service                7        14,767,428        2.34       8.075          115         1.51        70.0          58.4
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:         25       $83,877,868       13.27%      8.236%         119         1.48x       63.5%         52.1%

Mixed Use
   Office/Retail                  3       $14,009,849        2.22%      7.806%         100         1.35x       71.9%         66.0%
   Multifamily/Retail             3         9,258,639        1.46       7.192          110         1.58        69.0          58.2
   Office/Warehouse/Retail        2         7,168,095        1.13       7.709          118         1.42        69.3          59.1
   Retail/Office/Time Share       1         5,189,725        0.82       8.125          117         1.25        67.5          55.1
   Office/Warehouse               1         3,841,795        0.61       7.750          117         1.27        79.9          71.5
   Industrial/Office              1         3,588,053        0.57       7.800          115         1.25        73.2          65.9
   Office/Industrial/Retail       1         2,234,659        0.35       8.250          117         1.25        67.5          55.1
   Manufactured Housing           1         1,619,304        0.26       7.820          229         1.40        67.5           3.5
     Community/Retail
   Manufactured Housing           1         1,394,370        0.22       8.000          116         1.67        69.0          57.7
     Community/Multifamily
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:         14       $48,304,489        7.64%      7.730%         114         1.39x       70.8%         59.9%

Self Storage                     15       $32,722,333        5.18%      7.512%         128         1.58x       63.5%         50.2%
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:         15       $32,722,333        5.18%      7.512%         128         1.58x       63.5%         50.2%

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                           PROPERTY TYPES
                                                            (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED
                                                        PERCENT BY    WEIGHTED      AVERAGE                   WEIGHTED    WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE     AVERAGE    REMAINING TERM   WEIGHTED    AVERAGE      AVERAGE
                           MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    TO MATURITY      AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE                LOANS      BALANCE ($)    BALANCE (%)     RATE (%)      (MOS)        DSCR (X)    LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Industrial
   Light Industrial             2       $11,286,594        1.79%       8.073%          117          1.28x      73.7%         66.7%
   Bulk Warehouse               2        10,512,257        1.66        7.728           112          1.34       71.8          54.1
   Warehouse                    2         4,646,092        0.74        7.605           115          1.37       63.8          51.1
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:        6       $26,444,943        4.18%       7.854%          115          1.32x      71.2%         58.9%

Senior Housing
   Assisted Living              8        $9,236,634        1.46%       8.500%          115          1.41x      67.4%         57.2%
   Independent &                1         4,030,909        0.64        7.530           111          1.77       67.2          55.7
   Assisted Living
------------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:        9       $13,267,543        2.10%       8.205%          114          1.52x      67.3%         56.7%
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:    194      $632,094,383      100.00%       7.622%          119          1.40x      70.8%         60.1%
====================================================================================================================================

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                           MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                       PERCENT BY   WEIGHTED      AVERAGE                     WEIGHTED     WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE   REMAINING TERM    WEIGHTED     AVERAGE      AVERAGE
                           MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    TO MATURITY       AVERAGE   CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)            LOANS      BALANCE ($)    BALANCE (%)  RATE (%)       (MOS)         DSCR (X)     LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
6.501 to 7.000                  22       $61,796,551        9.78%      6.856%        113            1.48x       70.4%         59.7%
7.001 to 7.500                  78       233,499,811       36.94       7.246         118            1.44        70.5          60.4
7.501 to 8.000                  55       228,139,400       36.09       7.838         121            1.32        73.3          61.9
8.001 to 8.500                  33        78,614,797       12.44       8.298         120            1.39        65.0          54.7
8.501 to 9.000                   6        30,043,824        4.75       8.723         116            1.47        70.2          60.0
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:     194      $632,094,383      100.00%      7.622%        119            1.40x       70.8%         60.1%
====================================================================================================================================

       Min:                   6.610%
       Max:                   9.000%
       Weighted Average:      7.622%

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                 ORIGINAL TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED
                                                         PERCENT BY    WEIGHTED     AVERAGE                   WEIGHTED    WEIGHTED
                           NUMBER OF     AGGREGATE        AGGREGATE     AVERAGE  REMAINING TERM   WEIGHTED     AVERAGE     AVERAGE
ORIGINAL TERM TO STATED    MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   MORTGAGE   TO MATURITY      AVERAGE   CUT-OFF DATE  BALLOON
MATURITY (MOS)              LOANS       BALANCE ($)      BALANCE (%)   RATE (%)      (MOS)        DSCR (X)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
61 to 120                      182      $571,037,096         90.34%      7.651%      114           1.40x        70.8%        61.3%
121 to 180                       8        48,472,528          7.67       7.222       144           1.33         72.4         59.3
181 to 240                       4        12,584,760          1.99       7.882       230           1.45         65.9         11.4
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:     194      $632,094,383        100.00%      7.622%      119           1.40x        70.8%        60.1%
====================================================================================================================================

       Min:                    84
       Max:                   240
       Weighted Average:      125

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                 REMAINING TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                  WEIGHTED   WEIGHTED
                            NUMBER OF     AGGREGATE      AGGREGATE      AVERAGE    REMAINING TERM  WEIGHTED    AVERAGE     AVERAGE
REMAINING TERM TO  STATED   MORTGAGE     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    TO MATURITY     AVERAGE  CUT-OFF DATE  BALLOON
MATURITY (MOS)                LOANS      BALANCE ($)    BALANCE (%)      RATE (%)      (MOS)       DSCR (X)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
61 to 120                      187      $589,068,429       93.19%         7.639%        114          1.40x      70.7%         61.2%
121 to 180                       3        30,441,194        4.82          7.193         159          1.27       75.1          60.2
181 to 240                       4        12,584,760        1.99          7.882         230          1.45       65.9          11.4
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:     194       $632,094,383     100.00%         7.622%        119          1.40x      70.8%         60.1%
====================================================================================================================================

       Min:                    75
       Max:                   231
       Weighted Average:      119

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                    ORIGINAL AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED
                                                      PERCENT BY     WEIGHTED        AVERAGE                  WEIGHTED    WEIGHTED
                          NUMBER OF    AGGREGATE      AGGREGATE      AVERAGE      REMAINING TERM  WEIGHTED    AVERAGE      AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TO MATURITY     AVERAGE  CUT-OFF DATE   BALLOON
TERM (MOS)                  LOANS     BALANCE ($)    BALANCE (%)      RATE (%)        (MOS)       DSCR (X)    LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOAN                  191     $623,170,002        98.59%        7.617%         117          1.40x        70.9%       61.0%
   180                          1        2,518,583         0.40         7.100          109          1.43         42.0        20.9
   204                          1        2,234,659         0.35         8.250          117          1.25         67.5        55.1
   240                          5       20,423,836         3.23         7.564          113          1.39         69.1        49.2
   264                          1        2,371,283         0.38         9.000          117          1.47         69.7        55.6
   298                          1        6,069,363         0.96         8.580          115          1.75         64.6        54.8
   300                         80      207,493,474        32.83         7.729          116          1.50         66.1        54.4
   360                        102      382,058,805        60.44         7.535          118          1.33         73.9        65.6

FULLY-AMORTIZING LOAN           3       $8,924,382         1.41%        8.005%         230          1.40x        63.5%        3.4%
   240                          3        8,924,382         1.41         8.005          230          1.40         63.5         3.4
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:    194     $632,094,383       100.00%        7.622%         119          1.40x        70.8%       60.1%
====================================================================================================================================

       Min:                   180
       Max:                   360
       Weighted Average:      333

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                    REMAINING AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED
                           NUMBER OF                    PERCENT BY                  AVERAGE                  WEIGHTED    WEIGHTED
                           MORTGAGE      AGGREGATE      AGGREGATE      WEIGHTED  REMAINING TERM  WEIGHTED    AVERAGE      AVERAGE
REMAINING AMORTIZATION       LOANS      CUT-OFF DATE   CUT-OFF DATE    AVERAGE    TO MATURITY     AVERAGE  CUT-OFF DATE   BALLOON
TERMS (MOS)               BALANCE ($)    BALANCE (%)     RATE (%)      MORTGAGE      (MOS)       DSCR (X)    LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
121 to 180                      1      $  2,518,583        0.40%         7.100%       109          1.43x      42.0%          20.9%
181 to 240                      9        31,582,876        5.00          7.737        146          1.38       67.4           36.7
241 to 300                     82       215,934,119       34.16          7.767        116          1.51       66.1           54.4
301 to 360                    102       382,058,805       60.44          7.535        118          1.33       73.9           65.6
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:    194      $632,094,383      100.00%         7.622%       119          1.40x      70.8%          60.1%
====================================================================================================================================

       Min:                 170
       Max:                 359
       Weighted Average:    327

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                    DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED
                                                          PERCENT BY   WEIGHTED      AVERAGE                   WEIGHTED    WEIGHTED
                             NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    REMAINING TERM  WEIGHTED     AVERAGE      AVERAGE
DEBT SERVICE COVERAGE        MORTGAGE     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE    TO MATURITY     AVERAGE   CUT-OFF DATE   BALLOON
RATIO (X)                      LOANS      BALANCE ($)    BALANCE (%)    RATE (%)      (MOS)       DSCR (X)     LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.01 to 1.15                      6      $  8,558,132         1.35%       8.228%        114         1.12x         81.0%      70.2%
1.16 to 1.25                     24       114,613,313        18.13        7.604         118         1.22          74.0       64.4
1.26 to 1.35                     51       225,928,677        35.74        7.593         122         1.29          73.3       63.0
1.36 to 1.50                     51       148,999,948        23.57        7.908         116         1.42          68.0       56.9
1.51 to 1.75                     52       112,878,404        17.86        7.332         119         1.64          68.1       56.1
1.76 to 2.00                      4         8,266,946         1.31        7.336         112         1.84          67.6       55.7
2.01 and above                    6        12,848,965         2.03        7.325         114         2.28          49.3       39.7
===================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:      194      $632,094,383       100.00%       7.622%        119         1.40x         70.8%      60.1%
===================================================================================================================================

       Min:                 1.11x
       Max:                 2.52x
       Weighted Average:    1.40x

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                 CUT-OFF DATE LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   WEIGHTED    WEIGHTED
                           NUMBER OF     AGGREGATE     AGGREGATE      AVERAGE    REMAINING TERM  WEIGHTED     AVERAGE      AVERAGE
CUT-OFF DATE LOAN-TO-VALUE MORTGAGE     CUT-OFF DATE  CUT-OFF DATE    MORTGAGE    TO MATURITY     AVERAGE   CUT-OFF DATE   BALLOON
(%) RATIO                    LOANS      BALANCE ($)   BALANCE (%)      RATE (%)      (MOS)       DSCR (X)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
30.1 to 40.0                     1     $  1,237,136         0.20%        7.150%       111           2.52x       37.6%       30.8%
40.1 to 50.0                     5       10,352,823         1.64         7.354        113           2.00        45.7        33.4
50.1 to 60.0                    21       54,671,808         8.65         7.868        120           1.58        57.7        46.2
60.1 to 70.0                    58      171,203,388        27.09         7.761        118           1.42        66.4        54.9
70.1 to 80.0                   107      384,853,506        60.89         7.525        119           1.34        75.1        64.9
80.1 to 90.0                     2        9,775,723         1.55         8.011        116           1.30        81.9        74.1
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:     194     $632,094,383       100.00%        7.622%       119           1.40x       70.8%       60.1%
====================================================================================================================================

       Min:                37.6%
       Max:                85.1%
       Weighted Average:   70.8%

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                    BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED
                                                        PERCENT BY   WEIGHTED      AVERAGE                   WEIGHTED    WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    REMAINING TERM  WEIGHTED     AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE      MORTGAGE     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE    TO MATURITY     AVERAGE   CUT-OFF DATE   BALLOON
RATIO (%)                    LOANS      BALANCE ($)    BALANCE (%)    RATE (%)      (MOS)       DSCR (X)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.1 to 10.0                      3     $  8,924,382         1.41%      8.005%        230            1.40x     63.5%          3.4%
20.1 to 30.0                     1        2,518,583         0.40       7.100         109            1.43      42.0          20.9
30.1 to 40.0                     6       12,731,754         2.01       7.450         147            2.03      53.2          34.9
40.1 to 50.0                    23       54,936,203         8.69       7.793         115            1.56      58.2          48.0
50.1 to 60.0                    54      150,058,376        23.74       7.668         114            1.45      67.2          55.2
60.1 to 70.0                    97      334,905,666        52.98       7.537         118            1.35      73.7          64.7
70.1 to 80.0                    10       68,019,421        10.76       7.808         116            1.26      80.1          72.0
====================================================================================================================================
TOTAL OR WEIGHTED AVERAGE:     194     $632,094,383       100.00%      7.622%        119            1.40x     70.8%         60.1%
====================================================================================================================================

       Min:                 3.3%
       Max:                78.4%
       Weighted Average:   60.1%

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                   PREPAYMENT PROTECTION ANALYSIS


                                         PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION
-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS         APR 99   APR 00   APR 01   APR 02   APR 03   APR 04   APR 05   APR 06   APR 07   APR 08   APR 09
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance           100.00%   96.54%   96.29%   95.55%   95.54%   92.92%   91.86%   92.88%   92.87%   79.15%   43.50%
Yield Maintenance                 0.00%    3.46%    3.46%    3.86%    3.87%    6.27%    6.47%    6.54%    6.55%    4.04%   56.50%
Penalty Points:
   5.00% and greater              0.00%    0.00%    0.25%    0.34%    0.34%    0.23%    0.00%    0.00%    0.00%    0.00%    0.00%
   4.00%  to 4.99%                0.00%    0.00%    0.00%    0.25%    0.00%    0.34%    0.57%    0.00%    0.00%    0.00%    0.00%
   3.00%  to 3.99%                0.00%    0.00%    0.00%    0.00%    0.25%    0.00%    0.00%    0.57%    0.00%    0.00%    0.00%
   2.00% to 2.99%                 0.00%    0.00%    0.00%    0.00%    0.00%    0.25%    0.00%    0.00%    0.57%    0.00%    0.00%
   1.00% to 1.99%                 0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.24%    0.00%
Open                              0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    1.11%    0.00%    0.00%   16.56%    0.00%
===================================================================================================================================
TOTALS                          100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
===================================================================================================================================

Pool Balance Outstanding (in
   millions)                   $632.09  $625.35  $617.93  $609.91  $601.26  $592.05  $581.97  $564.75  $553.11  $532.40   $35.38
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------   ------
% Initial Pool Balance          100.00%   98.93%   97.76%   96.49%   95.12%   93.66%   92.07%   89.35%   87.50%   84.23%    5.60%

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


















































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

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    CUT-OFF
LOAN                                                            CUT-OFF           DATE BAL./     MORTGAGE      NOTE   MATURITY DATE
 NO.                      PROPERTY NAME (1)                  DATE BALANCE       UNIT OR SF (2)     RATE        DATE     OR ARD(3)
-----------------------------------------------------------------------------------------------------------------------------------
  1     D.A.M. Maple Manor Mobile Home Park  (A) (6)          $3,794,663             $11,971      7.180%     4/29/98      5/11/08
  2     D.A.M. Valley View - Danboro  (A) (6)                 $3,199,422             $13,850      7.180%     4/29/98      5/11/08
  3     D.A.M. Brookside Village MHP  (A) (6) (I)             $1,785,724             $10,443      7.180%     4/29/98      5/11/08
  4     D.A.M. Pleasant View MHP  (A) (6) (I)                 $1,041,672              $9,645      7.180%     4/29/98      5/11/08
  5     D.A.M. Huguenot Estate East MHP  (A) (6)              $2,003,979             $12,072      7.180%     4/29/98      5/11/08
  6     D.A.M. Valley View- Honey Brook  (A) (6) (II)         $1,488,103             $12,401      7.180%     4/29/98      5/11/08
  7     D.A.M. Green Acres-Honey Brook  (A) (6) (II)            $431,550             $17,981      7.180%     4/29/98      5/11/08
  8     D.A.M. Moosic Heights MHP  (A) (6)                    $1,909,732             $12,482      7.180%     4/29/98      5/11/08
  9     D.A.M. Frieden Manor Mobile Home Park  (A) (6)        $1,860,129              $9,688      7.180%     4/29/98      5/11/08
 10     D.A.M. Suburban Estates MHP  (A) (6)                  $1,711,318              $8,430      7.180%     4/29/98      5/11/08
 11     D.A.M. Sunny Acres MHP  (A) (6)                       $1,562,508              $8,492      7.180%     4/29/98      5/11/08
 12     D.A.M. Sunneyside MHP  (A) (6)                        $1,488,103             $20,110      7.180%     4/29/98      5/11/08
 13     D.A.M. Valley View - Ephrata  (A) (6)                 $1,066,474              $9,967      7.180%     4/29/98      5/11/08
 14     D.A.M. Carsons Mobile Home Park  (A) (6)                $967,267              $7,328      7.180%     4/29/98      5/11/08
 15     D.A.M. Pine Haven Mobile Home Park  (A) (6)             $967,267              $7,273      7.180%     4/29/98      5/11/08
 16     D.A.M. Crestview Mobile Home Park  (A) (6)              $793,655              $8,017      7.180%     4/29/98      5/11/08
 17     D.A.M. Collingwood MHP  (A) (6)                         $689,488              $6,760      7.180%     4/29/98      5/11/08
 18     D.A.M. Beaver Run Mobile Home Park (A) (6)              $629,964              $6,300      7.180%     4/29/98      5/11/08
 19     D.A.M. Chelsea MHP  (A) (6)                             $625,003              $7,267      7.180%     4/29/98      5/11/08
 20     D.A.M. Oakwood Lakes MHP  (A) (6)                       $620,043              $7,849      7.180%     4/29/98      5/11/08
 21     D.A.M. Gregory Courts MHP  (A) (6)                      $570,439             $15,012      7.180%     4/29/98      5/11/08
 22     D.A.M. Mountaintop Mobile Home Park  (A) (6)            $396,827             $10,175      7.180%     4/29/98      5/11/08
 23     D.A.M. Monroe Valley MHP  (A) (6)                       $277,779              $6,313      7.180%     4/29/98      5/11/08
 24     D.A.M. Green Acres - Chambersburg  (A) (6)              $178,572              $7,441      7.180%     4/29/98      5/11/08
 25     Jemal-The Car Barn (III) (6)                         $12,947,348                $151      7.750%    12/17/98       1/1/09
 26     Jemal-801 North Capitol (III) (7) (6)                $11,525,385                $140      7.750%    12/17/98       1/1/09
 27     Jemal-Laurel Lakes Corp. Center (III) (7) (6)         $3,841,795                 $55      7.750%    12/17/98       1/1/09
 28     Jemal-Kalorama GuestHouse (III) (6)                   $1,345,537             $28,032      7.750%    12/17/98       1/1/09
 29     Quail Oaks Apartments (5) (8)                        $21,808,261             $53,981      7.210%     3/27/98       4/1/13
 30     Crown Colony Office                                  $18,859,720                $151      7.750%    12/28/98       1/1/09
 31     Suburban-3-Pressley  (IV) (6)                         $3,364,708             $25,490      8.250%    12/29/98       1/1/09
 32     Suburban-3-Virginia Beach  (IV) (6)                   $3,289,937             $23,840      8.250%    12/29/98       1/1/09
 33     Suburban-3-Fairfield (IV) (6)                         $2,791,461             $21,309      8.250%    12/29/98       1/1/09
 34     Suburban-3-Jonesboro  (IV) (6)                        $2,666,843             $19,325      8.250%    12/29/98       1/1/09
 35     Suburban-3-Norcross  (IV) (6)                         $2,193,291             $17,135      8.250%    12/29/98       1/1/09
 36     Suburban-3-Fulton Industrial  (IV) (6)                $1,226,249             $11,354      8.250%    12/29/98       1/1/09
 37     Suburban-2-UNC Charlotte  (V) (6)                     $3,589,022             $26,007      8.250%    12/29/98       1/1/09
 38     Suburban-2-Lilburn  (V) (6)                           $3,090,547             $23,413      8.250%    12/29/98       1/1/09
 39     Suburban-2-Preston Hwy. (V) (6)                       $2,891,156             $19,274      8.250%    12/29/98       1/1/09
 40     Suburban-2-Chesapeake (V) (6)                         $2,542,224             $19,259      8.250%    12/29/98       1/1/09
 41     Suburban-2-Taylors (V) (6)                            $2,342,834             $18,594      8.250%    12/29/98       1/1/09
 42     Suburban-2-Mableton  (V) (6)                            $996,950             $12,620      8.250%    12/29/98       1/1/09
 43     Midtown Shopping Center                              $13,970,521                 $87      7.810%    12/29/98      12/1/08
 44     The Lakes (8)                                        $12,674,263                 $74      8.000%    12/23/98       1/1/09
 45     Ramada Plaza Hotel                                   $12,140,079             $66,704      8.625%    12/10/98       1/1/09
 46     Governors Crossing Outlet Ctr.                        $9,680,343                 $72      8.000%    12/24/98       1/1/09
 47     Magnolia Manors 2-Andalusia  (VI)                     $1,842,350             $57,573      8.500%    10/30/98      11/1/08
 48     Magnolia Manors 4-Jasper  (VI)                        $1,769,940             $55,311      8.500%    10/30/98      11/1/08
 49     Magnolia Manors 7-Valley  (VI)                        $1,691,061             $52,846      8.500%    10/30/98      11/1/08
 50     Magnolia Manors 5-Smiths  (VI)                          $862,451             $53,903      8.500%    10/30/98      11/1/08
 51     Magnolia Manors 1-Jackson (VI)                          $796,759             $49,797      8.500%    10/30/98      11/1/08
 52     Magnolia Manors 8-Brewton (VI)                          $780,834             $48,802      8.500%    10/30/98      11/1/08
 53     Magnolia Manors 3-Monroeville  (VI)                     $762,918             $47,682      8.500%    10/30/98      11/1/08
 54     Magnolia Manors 6-Alexander City  (VI)                  $730,321             $45,645      8.500%    10/30/98      11/1/08
 55     Televideo                                             $9,221,275                $132      8.000%    12/21/98       1/1/09
 56     Radisson Woodlands Plaza Hotel                        $9,217,985             $50,372      7.410%     7/24/98       8/1/08
 57     AFCO Hanger One Air Cargo Complex                     $8,366,193                 $32      7.530%     6/30/98      7/11/08
 58     Marina View Towers                                    $7,637,757             $90,926      7.100%      5/5/98      5/11/10
 59     Village Park Apartments (8)                           $7,463,741             $17,856      6.770%     9/23/98      10/1/08
 60     Waikiki MarketPlace (B) (7)                           $5,189,725                $163      8.125%    12/28/98       1/1/09
 61     Goldcoast Business Center (B) (7)                     $2,234,659                 $21      8.250%    12/28/98       1/1/09
 62     Summer Creek Apartments (5)                           $7,207,831             $46,204      7.070%     7/30/98      2/11/09
 63     Food 4 Less & Arco AM/PM Stores                       $6,972,650                $122      7.050%    10/20/98      11/1/08
 64     Pathmark (Glenolden)                                  $6,959,880                 $66      7.320%     10/2/98      11/1/08
 65     1630 Connecticut Avenue                               $6,838,769                $177      7.730%     1/13/99       2/1/09
 66     Santa Paula West (8) (9)                              $6,834,499             $35,049      7.450%    12/23/98       1/1/09
 67     Del Prado Mobile Home Park                            $6,643,878             $39,313      8.000%    10/27/98      11/1/08
 68     Piano Craft Guild Apartments                          $6,395,222             $36,754      7.320%     3/26/98       4/1/08
 69     Canyon Terrace Apts.                                  $6,186,109             $47,585      7.500%    12/26/98       1/1/09
 70     Woodhill Square                                       $6,175,336                 $53      8.150%     12/9/98       1/1/09
 71     Guest House Inn (5)                                   $6,069,363             $21,990      8.580%    12/29/98     11/11/08
 72     7979 Old Georgetown Road                              $6,047,245                $116      7.960%     2/25/99       3/1/09
 73     Cherry Hill Plaza                                     $5,682,562                 $48      7.460%      4/8/98       5/1/08
 74     Heritage-Rolling Meadows (VII)                        $2,308,165              $7,932      8.000%    10/28/98      11/1/08
 75     Heritage-Windsor City (VII)                           $1,711,225              $6,314      8.000%    10/28/98      11/1/08
 76     Heritage-Victorian Lakes (VII)                          $925,255              $6,128      8.000%    10/28/98      11/1/08
 77     Heritage-Hermitage Farms (VII)                          $437,755              $4,378      8.000%    10/28/98      11/1/08
 78     Heritage-Ramblewood (VII)                               $238,777              $2,809      8.000%    10/28/98      11/1/08
 79     Maywood Village Square                                $5,586,970                $116      8.280%    11/19/98      12/1/08
 80     Upland Country Village                                $5,563,587                $117      7.950%    12/23/98       1/1/09
 81     El Paseo Collection (8)                               $5,367,277                $193      7.450%     6/30/98       7/1/05
 82     Harding Woods MHP                                     $5,271,044             $16,524      7.470%     6/29/98      8/11/08
 83     Highland Crossing                                     $5,083,815                $115      8.000%    10/12/98      11/1/08
 84     Best Buy                                              $4,945,753                $103      7.830%     6/29/98      7/11/18
 85     Carriage Trade Center (VIII) (6)                      $3,353,233                 $47      6.610%     10/5/98      11/1/08
 86     Washington Square (VIII) (6)                          $1,564,842                 $59      6.610%     10/5/98      11/1/08
 87     Efficiency II- Lorene Lodge                           $4,856,760             $17,470      8.950%    12/22/98       1/1/09
 88     Spring Creek Mobile Home Park                         $4,684,709             $12,168      7.850%    12/18/98       1/1/09
 89     The Meadows Apts.                                     $4,564,750             $43,892      7.500%    12/26/98       1/1/09
 90     Northpointe Village Center (C) (6)                    $3,022,835                 $69      7.330%     7/24/98       8/1/08
 91     Grant Road Shops (C) (6)                              $1,472,277                $123      7.190%     8/13/98       9/1/08
 92     El Paseo Power Center                                 $4,391,083                 $68      8.000%    12/21/98       1/1/09
 93     Parkwood Apartments                                   $4,372,994             $15,618      7.750%    12/29/98       1/1/09
 94     Heritage Village Apts. (8)                            $4,215,227             $23,950      6.940%     7/22/98      8/11/08
 95     P.M. Place Stores (5)                                 $4,177,616                 $17      7.500%     9/24/98       4/1/09
 96     JP Plaza                                              $4,105,712                 $95      6.920%     9/24/98      10/1/08
 97     Bellam Self Storage                                   $4,081,338                 $97      7.040%     9/16/98      10/1/08
 98     Sugarland Ridge                                       $4,030,909             $60,163      7.530%     6/29/98       7/1/08
 99     North College Mobile Plaza                            $4,021,172             $12,566      7.000%      9/4/98      10/1/08
100     Storage Express                                       $4,014,526                 $64      7.330%      6/2/98      6/11/08
101     Victory Plaza                                         $3,981,711                 $96      7.020%      9/1/98      10/1/08
102     Greenhaven Executive Park                             $3,977,750                 $75      6.900%     8/28/98       9/1/08
103     Shoneys Inn - Lake Park (IX)                          $2,038,517             $16,988      8.000%     10/9/98      11/1/08
104     Shoneys Inn - Valdosta (IX)                           $1,904,265             $19,836      8.000%     10/9/98      11/1/08
105     Colorado Springs Corporate Centre                     $3,868,412                 $85      7.500%     1/21/99       2/1/09
106     Bechtel Nevada Corporation                            $3,777,589                 $76      7.150%     10/9/98      11/1/08
107     Country Squire MHP                                    $3,683,943             $21,051      7.250%     9/18/98      10/1/08
108     Northwest Mini Storage                                $3,660,378                 $27      7.580%      6/1/98      5/11/18
109     Fairmont Apartments                                   $3,643,140             $13,296      7.300%     6/12/98       7/1/08
110     Springwood Business Center                            $3,588,053                 $47      7.800%    10/12/98      11/1/08
111     1420 Walnut Street                                    $3,574,375                 $29      7.000%     9/30/98      10/1/08
112     610-620 Santa Cruz Ave.                               $3,521,341                $182      7.230%     8/18/98       9/1/08
113     Suburban Lodge of Pineville                           $3,481,706             $25,414      7.860%    10/30/98      11/1/08
114     Redwood Marketplace                                   $3,469,652                 $56      6.800%     4/23/98       5/1/08
115     Elmwood Office Park                                   $3,311,752                 $46      8.000%    11/18/98      12/1/08
116     Orchard Center                                        $3,282,561                 $91      7.610%     7/20/98      8/11/08
117     Mission MHP                                           $3,159,719             $11,048      7.170%     4/27/98       4/1/08
118     Zonolite Road Properties                              $3,141,081                 $54      8.500%    10/29/98      11/1/08
119     Braley Bldg.                                          $3,036,495                 $67      7.030%     8/19/98       9/1/08
120     Lynnwood East Business Park                           $2,990,479                 $51      8.000%    10/28/98      11/1/08
121     Woodmeadow Apts.                                      $2,981,300             $13,802      6.900%     7/28/98      8/11/08
122     Wellington Woods Senior Apts.                         $2,936,954             $32,633      8.665%     6/11/98       7/1/08
123     Pecan Park                                            $2,892,456             $13,973      7.800%    11/19/98      12/1/08
124     East West Shopping Center                             $2,890,790                $102      8.000%     12/1/98       1/1/09
125     Roble Terrace Apartments                              $2,872,554             $45,596      7.010%     7/31/98       8/1/08
126     Super 8 Motel/Alpenglo Inn and Conference Center      $2,831,251             $47,188      7.450%     9/15/98      10/1/08
127     Safe Storage                                          $2,810,030                 $52      7.050%     9/24/98      10/1/08
128     Steeple Chase Apartments                              $2,788,457             $12,448      7.860%    12/25/98      12/1/08
129     Edgemar                                               $2,714,800                 $83      7.250%     10/1/98      11/1/08
130     Londonderry Commons                                   $2,694,799                 $53      8.250%    12/22/98       1/1/09
131     Mini Warehouse Company                                $2,691,426                 $17      8.000%    12/22/98       1/1/09
132     Walbrook Junction Shopping                            $2,691,426                 $57      8.000%    12/30/98       1/1/09
133     Sandstone Office Building                             $2,689,630                $182      7.130%     10/5/98      11/1/08
134     Rose Bay Travel Park                                  $2,673,054              $7,572      7.320%     6/26/98      7/11/08
135     Riverview Mobile Villa                                $2,659,694             $12,371      6.770%     8/21/98       9/1/08
136     Plaza de Las Brisas                                   $2,633,467                 $76      7.330%     6/24/98       7/1/08
137     Sierra Suites                                         $2,607,192             $26,072      7.600%     9/10/98      10/1/08
138     901 Tower                                             $2,589,733                $101      7.000%    10/15/98      11/1/08
139     The Cones Apartments                                  $2,585,251             $26,380      7.310%     7/13/98       8/1/08
140     Royal Oaks (D)                                        $1,784,047              $7,108      6.680%     8/19/98       9/1/08
141     Country Acres (D)                                       $792,910              $8,174      6.680%     8/19/98       9/1/08
142     4890 Alameda Street (10)                              $2,550,348                 $21      7.280%     8/20/98       9/1/08
143     Sherwood Forest Mobile Home                           $2,518,583              $9,916      7.100%     5/21/98      5/11/08
144     Red Rock Self Storage                                 $2,482,052                 $33      7.590%     4/29/98      11/1/08
145     Wilshire Borgata                                      $2,467,236                $252      7.720%     7/30/98      8/11/08
146     American Heritage Office                              $2,427,054                 $83      7.100%     8/31/98       9/1/08
147     California Federal Building                           $2,390,653                $101      7.065%     10/7/98      11/1/08
148     Simi Valley Regional Center                           $2,387,139                 $59      7.070%     8/28/98      9/11/08
149     Buy for Less Grocery Store                            $2,385,409                 $42      7.010%      8/3/98      8/11/08
150     Holiday Inn Durant                                    $2,371,283             $28,918      9.000%    12/30/98       1/1/09
151     Best Western Matagorda                                $2,359,325             $19,661      8.500%     4/28/98       5/1/18
152     Kings Inn Apartments                                  $2,338,888             $25,988      6.870%     9/10/98      10/1/08
153     The Giroux Building                                   $2,329,964                $140      6.910%     8/31/98       9/1/08
154     Nursery Shopping Center                               $2,280,853                 $61      7.730%     7/31/98       8/1/08
155     Fairborn Apartments                                   $2,234,927             $12,627      8.230%    12/28/98       2/1/09
156     Sunwood Village Apartments (8)                        $2,189,364             $18,554      6.770%     9/23/98      10/1/08
157     Kingstowne Mobile Home Park                           $2,181,558             $16,280      7.010%     8/14/98       9/1/08
158     Central Self Storage                                  $2,178,105                 $27      7.980%      5/8/98       6/1/08
159     75 Old Broadway                                       $2,146,065                 $22      8.500%     12/2/98       1/1/09
160     Plantation Acres (5)                                  $2,108,479             $10,542      7.070%      8/7/98       3/1/09
161     Interpoint Business Park                              $2,095,744                 $24      8.000%     12/1/98       1/1/09
162     Mohawk Drive Corporation                              $2,065,319                 $19      8.400%     11/2/98      12/1/08
163     205 Commerce Center                                   $2,055,356                 $55      7.340%     6/29/98      8/11/08
164     Canterbury Commons Apartments (8)                     $2,044,004             $26,205      6.740%     9/16/98      10/1/08
165     Valley Village Mobile Home Park                       $1,985,764             $12,979      7.000%      9/4/98      10/1/08
166     All American - Palmdale                               $1,865,541                 $28      7.510%     8/12/98       9/1/08
167     Dumfries Self Storage                                 $1,794,144                 $37      7.850%     12/1/98       1/1/09
168     Hyundai Plaza                                         $1,745,652                 $73      8.000%    11/30/98      12/1/08
169     Tregoney East Apartments                              $1,732,693             $16,193      7.370%     6/30/98      7/11/08
170     157 Pleasant Street                                   $1,676,965             $36,456      6.840%     8/31/98      9/11/08
171     Days Inn NY                                           $1,669,384             $24,550      9.000%    11/19/98      12/1/08
172     Westfield MHP                                         $1,619,304              $6,503      7.820%     4/13/98       5/1/18
173     14150 Vine                                            $1,611,889                 $67      8.250%     12/4/98       1/1/09
174     Donner Creek MHP                                      $1,586,837             $16,704      7.120%     8/28/98       9/1/05
175     Sawmill Village Shopping                              $1,545,078                 $74      8.000%    12/29/98       1/1/09
176     T & T Plaza                                           $1,539,522                 $96      7.500%    10/16/98      11/1/08
177     1004 Taft                                             $1,507,091                 $69      8.250%     12/4/98       1/1/09
178     Bensen Estates                                        $1,491,765             $35,518      6.960%     8/10/98       9/1/08
179     Rancho Mini Storage                                   $1,445,755                 $41      8.500%     12/7/98       1/1/09
180     Metro Square                                          $1,443,693                 $52      7.240%     9/16/98      10/1/08
181     Machado Towers                                        $1,432,883             $37,707      7.340%     7/28/98      8/11/08
182     Berkeley Self Storage, LTD.                           $1,410,493                 $39      7.210%     6/15/98       7/1/08
183     Jasper Mobile Home Park                               $1,408,141              $5,314      7.020%     6/11/98      6/11/08
184     Spring Valley MHP & Apts.                             $1,394,370              $7,497      8.000%     11/4/98      12/1/08
185     Ponderosa MHP                                         $1,287,888             $21,465      7.740%      1/8/99       2/1/09
186     Chesapeake Self Storage                               $1,237,136                 $19      7.150%     6/15/98       7/1/08
187     Thornydale Self Storage                               $1,214,100                 $24      7.360%      7/2/98      8/11/08
188     St. Charles Court                                     $1,186,452             $33,899      7.000%     9/30/98      10/1/08
189     Tollhouse Crossings                                   $1,093,480                 $91      7.540%     6/16/98       7/1/08
190     Blue Topaz Apartments                                 $1,079,109             $44,963      7.010%     8/19/98      9/11/08
191     Southend Self Storage                                   $995,177                 $14      7.540%     8/19/98       9/1/13
192     Creekside Mobile Home Park                              $994,140             $33,138      7.170%      7/6/98      8/11/08
193     Casa Monte Vista Apartments                             $976,890             $21,709      8.000%    10/26/98      11/1/08
194     Moreno Valley Mini Self Storage                         $842,133                 $20      7.730%     6/15/98       7/1/08

        TOTAL/WEIGHTED AVERAGE                              $632,094,383                          7.622%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

---------------------------------------------------------------------------------------------------------------------------------
                                                                              TERM TO     REM. TERM       ORIGINAL     REMAINING
                                                                             MATURITY    TO MATURITY       AMORT.       AMORT.
LOAN                                                            ARD LOAN      OR ARD        OR ARD          TERM         TERM
 NO.                 PROPERTY NAME (1)                         MATURITY DATE   (MOS)        (MOS)       (MOS)(4) (5)     (MOS)
---------------------------------------------------------------------------------------------------------------------------------
  1     D.A.M. Maple Manor Mobile Home Park  (A) (6)              5/11/28       120          109            360           349
  2     D.A.M. Valley View - Danboro  (A) (6)                     5/11/28       120          109            360           349
  3     D.A.M. Brookside Village MHP  (A) (6) (I)                 5/11/28       120          109            360           349
  4     D.A.M. Pleasant View MHP  (A) (6) (I)                     5/11/28       120          109            360           349
  5     D.A.M. Huguenot Estate East MHP  (A) (6)                  5/11/28       120          109            360           349
  6     D.A.M. Valley View- Honey Brook  (A) (6) (II)             5/11/28       120          109            360           349
  7     D.A.M. Green Acres-Honey Brook  (A) (6) (II)              5/11/28       120          109            360           349
  8     D.A.M. Moosic Heights MHP  (A) (6)                        5/11/28       120          109            360           349
  9     D.A.M. Frieden Manor Mobile Home Park  (A) (6)            5/11/28       120          109            360           349
 10     D.A.M. Suburban Estates MHP  (A) (6)                      5/11/28       120          109            360           349
 11     D.A.M. Sunny Acres MHP  (A) (6)                           5/11/28       120          109            360           349
 12     D.A.M. Sunneyside MHP  (A) (6)                            5/11/28       120          109            360           349
 13     D.A.M. Valley View - Ephrata  (A) (6)                     5/11/28       120          109            360           349
 14     D.A.M. Carsons Mobile Home Park  (A) (6)                  5/11/28       120          109            360           349
 15     D.A.M. Pine Haven Mobile Home Park  (A) (6)               5/11/28       120          109            360           349
 16     D.A.M. Crestview Mobile Home Park  (A) (6)                5/11/28       120          109            360           349
 17     D.A.M. Collingwood MHP  (A) (6)                           5/11/28       120          109            360           349
 18     D.A.M. Beaver Run Mobile Home Park (A) (6)                5/11/28       120          109            360           349
 19     D.A.M. Chelsea MHP  (A) (6)                               5/11/28       120          109            360           349
 20     D.A.M. Oakwood Lakes MHP  (A) (6)                         5/11/28       120          109            360           349
 21     D.A.M. Gregory Courts MHP  (A) (6)                        5/11/28       120          109            360           349
 22     D.A.M. Mountaintop Mobile Home Park  (A) (6)              5/11/28       120          109            360           349
 23     D.A.M. Monroe Valley MHP  (A) (6)                         5/11/28       120          109            360           349
 24     D.A.M. Green Acres - Chambersburg  (A) (6)                5/11/28       120          109            360           349
 25     Jemal-The Car Barn (III) (6)                                            120          117            360           357
 26     Jemal-801 North Capitol (III) (7) (6)                                   120          117            360           357
 27     Jemal-Laurel Lakes Corp. Center (III) (7) (6)                           120          117            360           357
 28     Jemal-Kalorama GuestHouse (III) (6)                                     120          117            300           297
 29     Quail Oaks Apartments (5) (8)                                           180          168            360           348
 30     Crown Colony Office                                                     120          117            360           357
 31     Suburban-3-Pressley  (IV) (6)                                           120          117            300           297
 32     Suburban-3-Virginia Beach  (IV) (6)                                     120          117            300           297
 33     Suburban-3-Fairfield (IV) (6)                                           120          117            300           297
 34     Suburban-3-Jonesboro  (IV) (6)                                          120          117            300           297
 35     Suburban-3-Norcross  (IV) (6)                                           120          117            300           297
 36     Suburban-3-Fulton Industrial  (IV) (6)                                  120          117            300           297
 37     Suburban-2-UNC Charlotte  (V) (6)                                       120          117            300           297
 38     Suburban-2-Lilburn  (V) (6)                                             120          117            300           297
 39     Suburban-2-Preston Hwy. (V) (6)                                         120          117            300           297
 40     Suburban-2-Chesapeake (V) (6)                                           120          117            300           297
 41     Suburban-2-Taylors (V) (6)                                              120          117            300           297
 42     Suburban-2-Mableton  (V) (6)                                            120          117            300           297
 43     Midtown Shopping Center                                                 119          116            360           357
 44     The Lakes (8)                                                           120          117            360           357
 45     Ramada Plaza Hotel                                                      120          117            300           297
 46     Governors Crossing Outlet Ctr.                                          120          117            360           357
 47     Magnolia Manors 2-Andalusia  (VI)                                       120          115            300           295
 48     Magnolia Manors 4-Jasper  (VI)                                          120          115            300           295
 49     Magnolia Manors 7-Valley  (VI)                                          120          115            300           295
 50     Magnolia Manors 5-Smiths  (VI)                                          120          115            300           295
 51     Magnolia Manors 1-Jackson (VI)                                          120          115            300           295
 52     Magnolia Manors 8-Brewton (VI)                                          120          115            300           295
 53     Magnolia Manors 3-Monroeville  (VI)                                     120          115            300           295
 54     Magnolia Manors 6-Alexander City  (VI)                                  120          115            300           295
 55     Televideo                                                               120          117            360           357
 56     Radisson Woodlands Plaza Hotel                                          120          112            300           292
 57     AFCO Hanger One Air Cargo Complex                                       120          111            240           231
 58     Marina View Towers                                                      144          133            360           349
 59     Village Park Apartments (8)                                             120          114            360           354
 60     Waikiki MarketPlace (B) (7)                                             120          117            360           357
 61     Goldcoast Business Center (B) (7)                                       120          117            204           201
 62     Summer Creek Apartments (5)                                             126          118            360           352
 63     Food 4 Less & Arco AM/PM Stores                                         120          115            360           355
 64     Pathmark (Glenolden)                                                    120          115            300           295
 65     1630 Connecticut Avenue                                                 120          118            360           358
 66     Santa Paula West (8) (9)                                                120          117            360           357
 67     Del Prado Mobile Home Park                                              120          115            240           235
 68     Piano Craft Guild Apartments                                            120          108            360           348
 69     Canyon Terrace Apts.                                                    120          117            360           357
 70     Woodhill Square                                                         120          117            360           357
 71     Guest House Inn (5)                                      11/11/23       118          115            298           295
 72     7979 Old Georgetown Road                                                120          119            360           359
 73     Cherry Hill Plaza                                                       120          109            360           349
 74     Heritage-Rolling Meadows (VII)                                          120          115            300           295
 75     Heritage-Windsor City (VII)                                             120          115            300           295
 76     Heritage-Victorian Lakes (VII)                                          120          115            300           295
 77     Heritage-Hermitage Farms (VII)                                          120          115            300           295
 78     Heritage-Ramblewood (VII)                                               120          115            300           295
 79     Maywood Village Square                                                  120          116            360           356
 80     Upland Country Village                                                  120          117            360           357
 81     El Paseo Collection (8)                                    7/1/28       84            75            360           351
 82     Harding Woods MHP                                                       120          112            360           352
 83     Highland Crossing                                                       120          115            360           355
 84     Best Buy                                                                240          231            240           231
 85     Carriage Trade Center (VIII) (6)                                        120          115            300           295
 86     Washington Square (VIII) (6)                                            120          115            300           295
 87     Efficiency II- Lorene Lodge                                             120          117            300           297
 88     Spring Creek Mobile Home Park                                           120          117            300           297
 89     The Meadows Apts.                                                       120          117            360           357
 90     Northpointe Village Center (C) (6)                                      120          112            360           352
 91     Grant Road Shops (C) (6)                                                120          113            360           353
 92     El Paseo Power Center                                                   120          117            360           357
 93     Parkwood Apartments                                                     120          117            300           297
 94     Heritage Village Apts. (8)                                8/11/23       120          112            300           292
 95     P.M. Place Stores (5)                                                   126          120            300           294
 96     JP Plaza                                                                120          114            360           354
 97     Bellam Self Storage                                                     120          114            360           354
 98     Sugarland Ridge                                            7/1/23       120          111            300           291
 99     North College Mobile Plaza                                              120          114            300           294
100     Storage Express                                                         120          110            300           290
101     Victory Plaza                                                           120          114            360           354
102     Greenhaven Executive Park                                               120          113            360           353
103     Shoneys Inn - Lake Park (IX)                                            120          115            300           295
104     Shoneys Inn - Valdosta (IX)                                             120          115            300           295
105     Colorado Springs Corporate Centre                                       120          118            360           358
106     Bechtel Nevada Corporation                                              120          115            300           295
107     Country Squire MHP                                                      120          114            360           354
108     Northwest Mini Storage                                    5/11/23       239          229            300           290
109     Fairmont Apartments                                                     120          111            300           291
110     Springwood Business Center                                              120          115            360           355
111     1420 Walnut Street                                                      120          114            300           294
112     610-620 Santa Cruz Ave.                                                 120          113            300           293
113     Suburban Lodge of Pineville                                             120          115            300           295
114     Redwood Marketplace                                                     120          109            360           349
115     Elmwood Office Park                                                     120          116            360           356
116     Orchard Center                                                          120          112            360           352
117     Mission MHP                                                             119          108            300           289
118     Zonolite Road Properties                                                120          115            360           355
119     Braley Bldg.                                                            120          113            360           353
120     Lynnwood East Business Park                                             120          115            360           355
121     Woodmeadow Apts.                                                        120          112            360           352
122     Wellington Woods Senior Apts.                                           120          111            360           351
123     Pecan Park                                                              120          116            360           356
124     East West Shopping Center                                               120          117            300           297
125     Roble Terrace Apartments                                                120          112            300           292
126     Super 8 Motel/Alpenglo Inn and Conference Center                        120          114            300           294
127     Safe Storage                                                            120          114            300           294
128     Steeple Chase Apartments                                                120          116            300           296
129     Edgemar                                                                 120          115            360           355
130     Londonderry Commons                                                     120          117            360           357
131     Mini Warehouse Company                                                  120          117            300           297
132     Walbrook Junction Shopping                                              120          117            300           297
133     Sandstone Office Building                                               120          115            360           355
134     Rose Bay Travel Park                                                    120          111            300           291
135     Riverview Mobile Villa                                                  120          113            360           353
136     Plaza de Las Brisas                                                     120          111            360           351
137     Sierra Suites                                                           120          114            300           294
138     901 Tower                                                               120          115            360           355
139     The Cones Apartments                                                    120          112            360           352
140     Royal Oaks (D)                                                          120          113            300           293
141     Country Acres (D)                                                       120          113            300           293
142     4890 Alameda Street (10)                                                120          113            240           233
143     Sherwood Forest Mobile Home                               5/11/13       119          109            180           170
144     Red Rock Self Storage                                                   126          115            360           349
145     Wilshire Borgata                                                        120          112            360           352
146     American Heritage Office                                                120          113            360           353
147     California Federal Building                                             120          115            360           355
148     Simi Valley Regional Center                                             120          113            360           353
149     Buy for Less Grocery Store                                              120          112            360           352
150     Holiday Inn Durant                                                      120          117            264           261
151     Best Western Matagorda                                                  240          229            240           229
152     Kings Inn Apartments                                                    120          114            360           354
153     The Giroux Building                                                     120          113            300           293
154     Nursery Shopping Center                                                 120          112            300           292
155     Fairborn Apartments                                                     120          118            300           298
156     Sunwood Village Apartments (8)                                          120          114            360           354
157     Kingstowne Mobile Home Park                                             120          113            300           293
158     Central Self Storage                                                    120          110            300           290
159     75 Old Broadway                                                         120          117            360           357
160     Plantation Acres (5)                                                    126          119            300           293
161     Interpoint Business Park                                                120          117            360           357
162     Mohawk Drive Corporation                                                120          116            360           356
163     205 Commerce Center                                       7/11/23       121          112            300           291
164     Canterbury Commons Apartments (8)                                       120          114            360           354
165     Valley Village Mobile Home Park                                         120          114            300           294
166     All American - Palmdale                                                 120          113            300           293
167     Dumfries Self Storage                                                   120          117            300           297
168     Hyundai Plaza                                                           120          116            360           356
169     Tregoney East Apartments                                                120          111            300           291
170     157 Pleasant Street                                                     120          113            240           233
171     Days Inn NY                                                             120          116            300           296
172     Westfield MHP                                                           240          229            240           229
173     14150 Vine                                                              120          117            360           357
174     Donner Creek MHP                                                        84            77            300           293
175     Sawmill Village Shopping                                                120          117            300           297
176     T & T Plaza                                                             120          115            360           355
177     1004 Taft                                                               120          117            360           357
178     Bensen Estates                                                          120          113            360           353
179     Rancho Mini Storage                                                     120          117            300           297
180     Metro Square                                                            120          114            360           354
181     Machado Towers                                                          120          112            360           352
182     Berkeley Self Storage, LTD.                                             120          111            300           291
183     Jasper Mobile Home Park                                                 120          110            300           290
184     Spring Valley MHP & Apts.                                               120          116            300           296
185     Ponderosa MHP                                                           120          118            360           358
186     Chesapeake Self Storage                                                 120          111            300           291
187     Thornydale Self Storage                                                 120          112            300           292
188     St. Charles Court                                                       120          114            240           234
189     Tollhouse Crossings                                                     120          111            360           351
190     Blue Topaz Apartments                                                   120          113            360           353
191     Southend Self Storage                                                   180          173            360           353
192     Creekside Mobile Home Park                                              120          112            360           352
193     Casa Monte Vista Apartments                                             120          115            360           355
194     Moreno Valley Mini Self Storage                                         120          111            300           291

        TOTAL/WEIGHTED AVERAGE                                                  125          119            333           327

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           SCHEDULED
                                                                                     RELATED BORROWER      BALANCE AT
LOAN                                                               SECURITY             LOAN GROUPS         MATURITY        BALLOON
 NO.               PROPERTY NAME (1)                                 TYPE              (BY LOAN NO.)         OR ARD         LTV (2)
------------------------------------------------------------------------------------------------------------------------------------
  1      D.A.M. Maple Manor Mobile Home Park  (A) (6)                Fee                    2-24           $3,378,746        64.8%
  2      D.A.M. Valley View - Danboro  (A) (6)                       Fee                  1, 3-24          $2,848,747        64.8%
  3      D.A.M. Brookside Village MHP  (A) (6) (I)                   Fee                 1-5, 7-24         $1,589,997        64.8%
  4      D.A.M. Pleasant View MHP  (A) (6) (I)                       Fee                1-11, 13-24          $927,498        64.8%
  5      D.A.M. Huguenot Estate East MHP  (A) (6)                    Fee                 1, 2, 4-24        $1,784,332        64.8%
  6      D.A.M. Valley View- Honey Brook  (A) (6) (II)               Fee                 1-9, 11-24        $1,324,999        64.8%
  7      D.A.M. Green Acres-Honey Brook  (A) (6) (II)                Fee                1-20, 22-24          $384,250        64.8%
  8      D.A.M. Moosic Heights MHP  (A) (6)                          Fee                 1-3, 5-24         $1,700,414        64.8%
  9      D.A.M. Frieden Manor Mobile Home Park  (A) (6)              Fee                 1-4, 6-24         $1,656,248        64.8%
 10      D.A.M. Suburban Estates MHP  (A) (6)                        Fee                 1-6, 8-24         $1,523,748        64.8%
 11      D.A.M. Sunny Acres MHP  (A) (6)                             Fee                 1-7, 9-24         $1,391,248        64.8%
 12      D.A.M. Sunneyside MHP  (A) (6)                              Fee                 1-8, 10-24        $1,324,999        64.8%
 13      D.A.M. Valley View - Ephrata  (A) (6)                       Fee                1-10, 12-24          $949,583        64.8%
 14      D.A.M. Carsons Mobile Home Park  (A) (6)                    Fee                1-12, 14-24          $861,249        64.8%
 15      D.A.M. Pine Haven Mobile Home Park  (A) (6)                 Fee                1-13, 15-24          $861,249        64.8%
 16      D.A.M. Crestview Mobile Home Park  (A) (6)                  Fee                1-14, 16-24          $706,665        64.8%
 17      D.A.M. Collingwood MHP  (A) (6)                             Fee                1-15, 17-24          $613,916        64.8%
 18      D.A.M. Beaver Run Mobile Home Park (A) (6)                  Fee                1-16, 18-24          $560,916        64.8%
 19      D.A.M. Chelsea MHP  (A) (6)                                 Fee                1-17, 19-24          $556,499        64.8%
 20      D.A.M. Oakwood Lakes MHP  (A) (6)                           Fee                1-18, 20-24          $552,082        64.8%
 21      D.A.M. Gregory Courts MHP  (A) (6)                          Fee                1-19, 21-24          $507,916        64.8%
 22      D.A.M. Mountaintop Mobile Home Park  (A) (6)                Fee                1-21, 23, 24         $353,333        64.8%
 23      D.A.M. Monroe Valley MHP  (A) (6)                           Fee                  1-22, 24           $247,333        64.8%
 24      D.A.M. Green Acres - Chambersburg  (A) (6)                  Fee                    1-23             $159,000        64.8%
 25      Jemal-The Car Barn (III) (6)                                Fee               26-28, 65, 72      $11,626,290        71.5%
 26      Jemal-801 North Capitol (III) (7) (6)                       Fee            25, 27, 28, 65, 72    $10,349,415        71.5%
 27      Jemal-Laurel Lakes Corp. Center (III) (7) (6)               Fee            25, 26, 28, 65, 72     $3,449,805        71.5%
 28      Jemal-Kalorama GuestHouse (III) (6)                         Fee               25-27, 65, 72       $1,114,791        71.5%
 29      Quail Oaks Apartments (5) (8)                               Fee                                  $17,146,916        60.2%
 30      Crown Colony Office                                         Fee                                  $16,935,407        67.7%
 31      Suburban-3-Pressley  (IV) (6)                               Fee                   32-42           $2,828,105        49.5%
 32      Suburban-3-Virginia Beach  (IV) (6)                         Fee                 31, 33-42         $2,765,259        49.5%
 33      Suburban-3-Fairfield (IV) (6)                               Fee               31, 32, 34-42       $2,346,281        49.5%
 34      Suburban-3-Jonesboro  (IV) (6)                              Fee                31-33, 35-42       $2,241,539        49.5%
 35      Suburban-3-Norcross  (IV) (6)                               Fee                31-34, 36-42       $1,843,500        49.5%
 36      Suburban-3-Fulton Industrial  (IV) (6)                      Fee               31-35, .37-42       $1,030,692        49.5%
 37      Suburban-2-UNC Charlotte  (V) (6)                           Fee               31-36, 38-42        $3,016,647        48.4%
 38      Suburban-2-Lilburn  (V) (6)                                 Fee               31-37, 39-42        $2,597,669        48.4%
 39      Suburban-2-Preston Hwy. (V) (6)                             Fee               31-38, 40-42        $2,430,067        48.4%
 40      Suburban-2-Chesapeake (V) (6)                               Fee               31-39, 41, 42       $2,136,783        48.4%
 41      Suburban-2-Taylors (V) (6)                                  Fee                 31-40, 42         $1,969,196        48.4%
 42      Suburban-2-Mableton  (V) (6)                                Fee                   31-41             $837,956        48.4%
 43      Midtown Shopping Center                                  Leasehold                               $12,580,490        71.9%
 44      The Lakes (8)                                          Fee/Leasehold                             $11,450,391        61.9%
 45      Ramada Plaza Hotel                                          Fee                                  $10,311,024        61.9%
 46      Governors Crossing Outlet Ctr.                              Fee                                   $8,745,574        62.5%
 47      Magnolia Manors 2-Andalusia  (VI)                           Fee                   48-54           $1,562,212        57.2%
 48      Magnolia Manors 4-Jasper  (VI)                              Fee                 47, 49-54         $1,500,811        57.2%
 49      Magnolia Manors 7-Valley  (VI)                              Fee               47, 48, 50-54       $1,433,925        57.2%
 50      Magnolia Manors 5-Smiths  (VI)                              Fee                47-49, 51-54         $731,311        57.2%
 51      Magnolia Manors 1-Jackson (VI)                              Fee                47-50, 52-54         $675,608        57.2%
 52      Magnolia Manors 8-Brewton (VI)                              Fee               47-51, 53, 54         $662,103        57.2%
 53      Magnolia Manors 3-Monroeville  (VI)                         Fee                 47-52, 54           $646,912        57.2%
 54      Magnolia Manors 6-Alexander City  (VI)                      Fee                   47-53             $619,273        57.2%
 55      Televideo                                                   Fee                                   $8,330,835        68.8%
 56      Radisson Woodlands Plaza Hotel                              Fee                    137            $7,603,053        50.7%
 57      AFCO Hanger One Air Cargo Complex                        Leasehold                                $5,968,255        51.5%
 58      Marina View Towers                                          Fee                                   $6,495,498        60.3%
 59      Village Park Apartments (8)                                 Fee                  156, 164         $6,550,234        69.9%
 60      Waikiki MarketPlace (B) (7)                              Leasehold                  61            $4,702,575        55.1%
 61      Goldcoast Business Center (B) (7)                        Leasehold                  60            $1,363,767        55.1%
 62      Summer Creek Apartments (5)                                 Fee                                   $6,316,837        64.8%
 63      Food 4 Less & Arco AM/PM Stores                             Fee                                   $6,159,643        63.8%
 64      Pathmark (Glenolden)                                        Fee                                   $5,705,618        60.7%
 65      1630 Connecticut Avenue                                     Fee                 25-28, 72         $6,133,815        72.2%
 66      Santa Paula West (8) (9)                                    Fee                                   $6,091,335        71.2%
 67      Del Prado Mobile Home Park                             Fee/Leasehold                              $4,780,859        53.4%
 68      Piano Craft Guild Apartments                                Fee                                   $5,717,930        66.5%
 69      Canyon Terrace Apts.                                        Fee                     89            $5,520,429        67.3%
 70      Woodhill Square                                             Fee                                   $5,598,978        67.9%
 71      Guest House Inn (5)                                         Fee                                   $5,155,579        54.8%
 72      7979 Old Georgetown Road                                    Fee                 25-28, 65         $5,452,643        62.7%
 73      Cherry Hill Plaza                                           Fee                                   $5,094,416        64.7%
 74      Heritage-Rolling Meadows (VII)                              Fee                   75-78           $1,930,124        65.9%
 75      Heritage-Windsor City (VII)                                 Fee                 74, 76-78         $1,430,934        65.9%
 76      Heritage-Victorian Lakes (VII)                              Fee              74, 75, 77, 78         $773,684        65.9%
 77      Heritage-Hermitage Farms (VII)                              Fee              74, 75, 76, 78         $366,052        65.9%
 78      Heritage-Ramblewood (VII)                                   Fee                   74-77             $199,731        65.9%
 79      Maywood Village Square                                      Fee                                   $5,084,119        66.0%
 80      Upland Country Village                                      Fee                                   $5,020,308        66.5%
 81      El Paseo Collection (8)                                Fee/Leasehold                              $5,046,040        63.1%
 82      Harding Woods MHP                                           Fee                                   $4,716,536        66.4%
 83      Highland Crossing                                           Fee                                   $4,598,377        71.8%
 84      Best Buy                                                    Fee                                     $253,555         3.3%
 85      Carriage Trade Center (VIII) (6)                            Fee                    86             $2,689,576        59.8%
 86      Washington Square (VIII) (6)                                Fee                    85             $1,255,136        59.8%
 87      Efficiency II- Lorene Lodge                                 Fee                                   $4,161,519        52.0%
 88      Spring Creek Mobile Home Park                               Fee                                   $3,892,689        55.6%
 89      The Meadows Apts.                                           Fee                    69             $4,073,543        69.0%
 90      Northpointe Village Center (C) (6)                          Fee                    91             $2,695,501        69.0%
 91      Grant Road Shops (C) (6)                                    Fee                    90             $1,307,247        69.0%
 92      El Paseo Power Center                                       Fee                                   $3,967,065        67.2%
 93      Parkwood Apartments                                         Fee                    121            $3,623,071        61.9%
 94      Heritage Village Apts. (8)                                  Fee                    163            $3,428,605        50.4%
 95      P.M. Place Stores (5)                                       Fee                                   $3,392,289        53.0%
 96      JP Plaza                                                    Fee                                   $3,617,534        65.8%
 97      Bellam Self Storage                                         Fee                                   $3,607,342        66.8%
 98      Sugarland Ridge                                             Fee                                   $3,340,222        55.7%
 99      North College Mobile Plaza                                  Fee               140, 141, 172       $3,268,767        56.4%
100      Storage Express                                             Fee                                   $3,311,126        43.2%
101      Victory Plaza                                               Fee                                   $3,517,457        65.1%
102      Greenhaven Executive Park                                   Fee                                   $3,505,610        66.1%
103      Shoneys Inn - Lake Park (IX)                                Fee                    104            $1,704,619        56.6%
104      Shoneys Inn - Valdosta (IX)                                 Fee                    103            $1,592,356        56.6%
105      Colorado Springs Corporate Centre                           Fee                                   $3,449,699        62.7%
106      Bechtel Nevada Corporation                                  Fee                                   $3,081,002        47.4%
107      Country Squire MHP                                          Fee                                   $3,273,704        65.2%
108      Northwest Mini Storage                                      Fee                                   $1,578,918        31.0%
109      Fairmont Apartments                                         Fee                                   $2,998,855        65.2%
110      Springwood Business Center                                  Fee                                   $3,229,946        65.9%
111      1420 Walnut Street                                          Fee                    188            $2,905,572        52.8%
112      610-620 Santa Cruz Ave.                                     Fee                                   $2,885,610        57.7%
113      Suburban Lodge of Pineville                                 Fee                                   $2,899,802        50.9%
114      Redwood Marketplace                                    Fee/Leasehold                              $3,059,901        52.5%
115      Elmwood Office Park                                         Fee                                   $2,993,889        69.6%
116      Orchard Center                                           Leasehold                                $2,947,271        64.8%
117      Mission MHP                                                 Fee                                   $2,604,773        56.9%
118      Zonolite Road Properties                                    Fee                                   $2,874,162        61.9%
119      Braley Bldg.                                                Fee                                   $2,685,122        61.7%
120      Lynnwood East Business Park                                 Fee                                   $2,704,927        67.6%
121      Woodmeadow Apts.                                            Fee                    93             $2,629,575        65.7%
122      Wellington Woods Senior Apts.                               Fee                                   $2,703,217        78.4%
123      Pecan Park                                                  Fee                                   $2,602,262        62.0%
124      East West Shopping Center                                   Fee                                   $2,412,511        55.5%
125      Roble Terrace Apartments                                    Fee                                   $2,341,425        57.1%
126      Super 8 Motel/Alpenglo Inn and Conference Center            Fee                                   $2,332,736        53.6%
127      Safe Storage                                                Fee                                   $2,287,720        55.5%
128      Steeple Chase Apartments                                    Fee                                   $2,320,213        66.3%
129      Edgemar                                                     Fee                                   $2,410,670        49.2%
130      Londonderry Commons                                         Fee                                   $2,449,036        72.0%
131      Mini Warehouse Company                                      Fee                                   $2,246,131        39.7%
132      Walbrook Junction Shopping                                  Fee                                   $2,246,131        59.1%
133      Sandstone Office Building                                   Fee                                   $2,380,962        66.1%
134      Rose Bay Travel Park                                        Fee                                   $2,201,611        56.3%
135      Riverview Mobile Villa                                      Fee                                   $2,336,003        56.2%
136      Plaza de Las Brisas                                         Fee                                   $2,350,061        66.2%
137      Sierra Suites                                               Fee                    56             $2,157,588        59.9%
138      901 Tower                                                   Fee                                   $2,284,784        65.3%
139      The Cones Apartments                                        Fee                                   $2,304,153        62.3%
140      Royal Oaks (D)                                              Fee                99, 141, 172       $1,437,761        49.8%
141      Country Acres (D)                                           Fee                99, 140, 172         $639,005        49.8%
142      4890 Alameda Street (10)                                    Fee                                   $1,796,074        41.8%
143      Sherwood Forest Mobile Home                                 Fee                                   $1,255,779        20.9%
144      Red Rock Self Storage                                       Fee                                   $2,211,862        58.2%
145      Wilshire Borgata                                            Fee                                   $2,221,094        67.3%
146      American Heritage Office                                    Fee                                   $2,151,072        61.5%
147      California Federal Building                                 Fee                                   $2,112,729        66.0%
148      Simi Valley Regional Center                                 Fee                                   $2,113,080        62.6%
149      Buy for Less Grocery Store                                  Fee                                   $2,109,969        65.9%
150      Holiday Inn Durant                                          Fee                                   $1,888,870        55.6%
151      Best Western Matagorda                                      Fee                                     $143,806         3.6%
152      Kings Inn Apartments                                        Fee                                   $2,058,078        70.0%
153      The Giroux Building                                         Fee                                   $1,891,028        49.8%
154      Nursery Shopping Center                                     Fee                                   $1,898,681        59.3%
155      Fairborn Apartments                                         Fee                                   $1,875,517        60.5%
156      Sunwood Village Apartments (8)                              Fee                  59, 164          $1,921,402        64.0%
157      Kingstowne Mobile Home Park                                 Fee                    184            $1,775,959        59.6%
158      Central Self Storage                                        Fee                                   $1,829,740        48.5%
159      75 Old Broadway                                             Fee                                   $1,961,638        64.3%
160      Plantation Acres (5)                                        Fee                                   $1,687,942        59.2%
161      Interpoint Business Park                                    Fee                                   $1,893,371        62.5%
162      Mohawk Drive Corporation                                    Fee                                   $1,884,640        57.1%
163      205 Commerce Center                                         Fee                    94             $1,689,329        39.3%
164      Canterbury Commons Apartments (8)                           Fee                  59, 156          $1,792,397        64.0%
165      Valley Village Mobile Home Park                             Fee                                   $1,614,207        62.1%
166      All American - Palmdale                                     Fee                                   $1,541,383        65.6%
167      Dumfries Self Storage                                       Fee                                   $1,490,817        55.8%
168      Hyundai Plaza                                               Fee                                   $1,578,104        61.9%
169      Tregoney East Apartments                                    Fee                                   $1,429,179        51.0%
170      157 Pleasant Street                                         Fee                                   $1,163,355        33.2%
171      Days Inn NY                                                 Fee                                   $1,433,653        62.3%
172      Westfield MHP                                               Fee                99, 140, 141          $83,300         3.5%
173      14150 Vine                                                  Fee                    177            $1,464,886        57.7%
174      Donner Creek MHP                                            Fee                                   $1,415,451        58.2%
175      Sawmill Village Shopping                                    Fee                                   $1,289,446        58.6%
176      T & T Plaza                                                 Fee                                   $1,375,705        68.8%
177      1004 Taft                                                   Fee                    173            $1,369,645        57.1%
178      Bensen Estates                                              Fee                                   $1,316,757        65.5%
179      Rancho Mini Storage                                         Fee                                   $1,223,710        64.4%
180      Metro Square                                                Fee                                   $1,282,600        67.5%
181      Machado Towers                                              Fee                                   $1,278,037        59.4%
182      Berkeley Self Storage, LTD.                                 Fee                                   $1,157,991        35.4%
183      Jasper Mobile Home Park                                     Fee                                   $1,150,931        46.0%
184      Spring Valley MHP & Apts.                                   Fee                    157            $1,164,908        57.7%
185      Ponderosa MHP                                               Fee                                   $1,155,415        64.2%
186      Chesapeake Self Storage                                     Fee                                   $1,013,873        30.8%
187      Thornydale Self Storage                                     Fee                                     $999,937        47.6%
188      St. Charles Court                                           Fee                    111              $826,216        48.6%
189      Tollhouse Crossings                                         Fee                                     $980,829        64.3%
190      Blue Topaz Apartments                                       Fee                                     $953,745        59.6%
191      Southend Self Storage                                       Fee                                     $790,631        60.8%
192      Creekside Mobile Home Park                                  Fee                                     $882,938        55.9%
193      Casa Monte Vista Apartments                                 Fee                                     $883,610        67.5%
194      Moreno Valley Mini Self Storage                             Fee                                     $701,824        56.6%

         TOTAL/WEIGHTED AVERAGE                                                                          $534,887,792        60.1%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                                                                        ZIP
 NO.     PROPERTY NAME (1)                                ADDRESS (11)                       CITY                STATE      CODE
------------------------------------------------------------------------------------------------------------------------------------
  1      D.A.M. Maple Manor Mobile Home Park  (A) (6)     Oak Street                         Taylor                PA      18517
  2      D.A.M. Valley View - Danboro  (A) (6)            Route 611                          Danboro               PA      18916
  3      D.A.M. Brookside Village MHP  (A) (6) (I)        Road #2                            Berwick               PA      18603
  4      D.A.M. Pleasant View MHP  (A) (6) (I)            6020 Fort Jenkins Park             Bloomsburg            PA      17812
  5      D.A.M. Huguenot Estate East MHP  (A) (6)         Taylor Rd.                         Port Jervis           NY      12771
  6      D.A.M. Valley View- Honey Brook  (A) (6) (II)    Route 322                          Honey Brook           PA      19344
  7      D.A.M. Green Acres-Honey Brook  (A) (6) (II)     Erica Circle                       Honey Brook           PA      19344
  8      D.A.M. Moosic Heights MHP  (A) (6)               1st Street                         Avoca                 PA      18641
  9      D.A.M. Frieden Manor Mobile Home Park  (A) (6)   Route 443                          Schuykill Haven       PA      17972
 10      D.A.M. Suburban Estates MHP  (A) (6)             SR 3099                            Greensburg            PA      19310
 11      D.A.M. Sunny Acres MHP  (A) (6)                  Road #2                            Somerset              PA      15501
 12      D.A.M. Sunneyside MHP  (A) (6)                   2901 Ridge Park Road               Norristown            PA      19403
 13      D.A.M. Valley View - Ephrata  (A) (6)            75 Snyders Lane                    Ephrata               PA      17522
 14      D.A.M. Carsons Mobile Home Park  (A) (6)         649 North Franklin Street          Chambersburg          PA      17201
 15      D.A.M. Pine Haven Mobile Home Park  (A) (6)      Oswego Road                        Blossvale             NY      13308
 16      D.A.M. Crestview Mobile Home Park  (A) (6)       100 Wolcott Hollow Road            Athens                PA      18840
 17      D.A.M. Collingwood MHP  (A) (6)                  358 Chambers Road                  Catlin                NY      14845
 18      D.A.M. Beaver Run Mobile Home Park (A) (6)       Beaver Neck Village Road           Linkwood              MD      21835
 19      D.A.M. Chelsea MHP  (A) (6)                      924 North Elmira Street            Sayre                 PA      18840
 20      D.A.M. Oakwood Lakes MHP  (A) (6)                Mile Road                          Tunkhannock           PA      18657
 21      D.A.M. Gregory Courts MHP  (A) (6)               Road #3                            Honey Brook           PA      19344
 22      D.A.M. Mountaintop Mobile Home Park  (A) (6)     2018 Division Highway              Narvon                PA      17555
 23      D.A.M. Monroe Valley MHP  (A) (6)                Road #1                            Jonestown             PA      17038
 24      D.A.M. Green Acres - Chambersburg  (A) (6)       Route 528                          Chambersburg          PA      17201
 25      Jemal-The Car Barn (III) (6)                     3600 M Street                      Washington            DC      20007
 26      Jemal-801 North Capitol (III) (7) (6)            801 North Capitol Street, NE       Washington            DC      20002
 27      Jemal-Laurel Lakes Corp. Center (III) (7) (6)    8003-8043 Laurel Lakes Court       Laurel                MD      20707
 28      Jemal-Kalorama GuestHouse (III) (6)              1852, 1854, 1859, 1831
                                                            Mintwood Place                   Washington            DC   20008/20009
 29      Quail Oaks Apartments (5) (8)                    4747 West Waters Avenue            Tampa                 FL      33614
 30      Crown Colony Office                              400 Crown Colony Drive             Quincy                MA      02169
 31      Suburban-3-Pressley  (IV) (6)                    540 Pressley Road                  Charlotte             NC      28217
 32      Suburban-3-Virginia Beach  (IV) (6)              416 Independence Blvd.             Virginia Beach        VA      23452
 33      Suburban-3-Fairfield (IV) (6)                    6785 Fairfield Business Drive      Cincinnati            OH      45014
 34      Suburban-3-Jonesboro  (IV) (6)                   7021 Tara Boulevard                Jonesboro             GA      30236
 35      Suburban-3-Norcross  (IV) (6)                    6067 Buford Highway                Norcross              GA      30071
 36      Suburban-3-Fulton Industrial  (IV) (6)           660 Interchange Drive, SW          Atlanta               GA      30336
 37      Suburban-2-UNC Charlotte  (V) (6)                110 Rocky River Road               Charlotte             NC      28213
 38      Suburban-2-Lilburn  (V) (6)                      4142 Stone Mountain Highway        Lilburn               GA      30047
 39      Suburban-2-Preston Hwy. (V) (6)                  7121 Preston Highway               Louisville            KY      40219
 40      Suburban-2-Chesapeake (V) (6)                    2150 Old Greenbrier Road           Chesapeake            VA      23320
 41      Suburban-2-Taylors (V) (6)                       2504 Wade Hampton Blvd.            Greenville            SC      29615
 42      Suburban-2-Mableton  (V) (6)                     600 Lions Club Drive               Mableton              GA      30126
 43      Midtown Shopping Center                          4725 West Venice Blvd.             Los Angeles           CA      90019
 44      The Lakes (8)                                    1000/1050 Lakes Drive              West Covina           CA      91790
 45      Ramada Plaza Hotel                               2151 Hospitality Circle South      San Diego             CA      92108
 46      Governors Crossing Outlet Ctr.                   206 Collier Drive                  Sevierville           TN      37862
 47      Magnolia Manors 2-Andalusia  (VI)                660 Moore Road                     Andalusia             AL      36420
 48      Magnolia Manors 4-Jasper  (VI)                   811 20th Ave. East & 2004
                                                            Viking Drive                     Jasper                AL      35501
 49      Magnolia Manors 7-Valley  (VI)                   7200 Fairfax Bypass                Valley                AL      36854
 50      Magnolia Manors 5-Smiths  (VI)                   3020 Lee Road, #430                Smiths                AL      36877
 51      Magnolia Manors 1-Jackson (VI)                   517 Commerce St.                   Jackson               AL      36545
 52      Magnolia Manors 8-Brewton (VI)                   205 Pineview Street                Brewton               AL      36426
 53      Magnolia Manors 3-Monroeville  (VI)              600 Highway 21 Bypass              Monroeville           AL      36460
 54      Magnolia Manors 6-Alexander City  (VI)           2712 Washington Street             Alexander City        AL      35010
 55      Televideo                                        2345 Harris Way                    San Jose              CA      95131
 56      Radisson Woodlands Plaza Hotel                   1175 Route 66                      Flagstaff             AZ      86001
 57      AFCO Hanger One Air Cargo Complex                5701,5791,5793-5795 West
                                                            Imperial Highway                 Los Angeles           CA      90045
 58      Marina View Towers                               1100 Pacific Marina                Alameda               CA      94501
 59      Village Park Apartments (8)                      8701 Hammerly Boulevard            Houston               TX      77080
 60      Waikiki MarketPlace (B) (7)                      2310 Kuhio Ave.                    Honolulu              HI      96815
 61      Goldcoast Business Center (B) (7)                74-5484, 74-5543, 74-5483 Kaiwi
                                                            St., 74-5583 Pawai St.           Kailua-Kona           HI      96740
 62      Summer Creek Apartments (5)                      640 W. Lincoln Avenue              Escondido             CA      92026
 63      Food 4 Less & Arco AM/PM Stores                  1001 & 1299 Artesia Blvd.          Gardena               CA      90248
 64      Pathmark (Glenolden)                             140 N. MacDade Blvd.               Glenolden             PA      19036
 65      1630 Connecticut Avenue                          1630 Connecticut Avenue NW         Washington            DC      20009
 66      Santa Paula West (8) (9)                         15433 Telegraph Road               Santa Paula           CA      93060
 67      Del Prado Mobile Home Park                       12861 West Street                  Garden Grove          CA      92640
 68      Piano Craft Guild Apartments                     791 Tremont Street                 Boston                MA      02118
 69      Canyon Terrace Apts.                             26880 N. Seco Rd                   Saugus                CA      91350
 70      Woodhill Square                                  1100 Dallas Dr.                    Denton                TX      76206
 71      Guest House Inn (5)                              2250 Pelican Drive                 Norcross              GA      30071
 72      7979 Old Georgetown Road                         7979 Old Georgetown                Bethesda              MD      20814
 73      Cherry Hill Plaza                                1415 Route 70  East                Cherry Hill           NJ      08034
 74      Heritage-Rolling Meadows (VII)                   3941 Charleston Hwy#169            West Columbia         SC      29172
 75      Heritage-Windsor City (VII)                      211-A Sussex Drive                 Sumter                SC      29150
 76      Heritage-Victorian Lakes (VII)                   4801 Sunset Blvd.                  Lexington             SC      29072
 77      Heritage-Hermitage Farms (VII)                   175 Precipice Road                 Camden                SC      29020
 78      Heritage-Ramblewood (VII)                        12002 Highway 64 West              Barnwell              SC      29812
 79      Maywood Village Square                           4401,4457 & 4487 Slauson Avenue    Maywood               CA      90270
 80      Upland Country Village                           710-870 E. Foothill Blvd.          Upland                CA      91786
 81      El Paseo Collection (8)                          73-061 to 73-081 El Paseo Drive    Palm Desert           CA      92260
 82      Harding Woods MHP                                187 Harding Highway                Pittsgrove            NJ      08318
 83      Highland Crossing                                 2078-2082 & 2110-2120 Ford Pkwy   St. Paul              MN      55116
 84      Best Buy                                         2300 N. Rose Ave.                  Oxnard                CA      93030
 85      Carriage Trade Center (VIII) (6)                 1426-1496 Broadway Center          Placerville           CA      95667
 86      Washington Square (VIII) (6)                      699 Washington Boulevard          Roseville             CA      95678
 87      Efficiency II- Lorene Lodge                      500 Lorene Drive                   Marietta              GA      30060
 88      Spring Creek Mobile Home Park                    23 Holly Lane                      Plano                 TX      75074
 89      The Meadows Apts.                                3839 Amanda St                     West Covina           CA      91792
 90      Northpointe Village Center (C) (6)               6741-6781 N. Thornydale Road       Marana                AZ      85741
 91      Grant Road Shops (C) (6)                         4861 East Grant Road               Tucson                AZ      85712
 92      El Paseo Power Center                            2451 Rockwood Avenue               Calexico              CA      92231
 93      Parkwood Apartments                              400 N. Irby Lane                   Irving                TX      75061
 94      Heritage Village Apts. (8)                       2555 Willakenzie Road              Eugene                OR      97401
 95      P.M. Place Stores (5)                            802 North 41st Street              Bethany               MO      64424
 96      JP Plaza                                         315 Centre Street                  Jamaica Plain         MA      02130
 97      Bellam Self Storage                              24 Bellam Blvd.                    San Rafael            CA      94901
 98      Sugarland Ridge                                  1551 Sugarland Dr.                 Sheridan              WY      82801
 99      North College Mobile Plaza                       1601 North College Avenue          Fort Collins          CO      80524
 100     Storage Express                                  7400 West Oakland Park Blvd.       Lauderhill            FL      33319
 101     Victory Plaza                                    1555-85 Sepulveda Boulevard        Los Angeles           CA      90049
 102     Greenhaven Executive Park                        7311 Greenhaven Drive              Sacramento            CA      95831
 103     Shoneys Inn - Lake Park (IX)                     1075 Lakes Blvd.                   Lake Park             GA      31636
 104     Shoneys Inn - Valdosta (IX)                      1828 W. Hill  Ave.                 Valdosta              GA      31601
 105     Colorado Springs Corporate Centre                6760 Corporate Drive               Colorado Springs      CO      80919
 106     Bechtel Nevada Corporation                       182 East Gate Road                 Los Alamos            NM      87544
 107     Country Squire MHP                               5720 Oak Hill Drive                Sacramento            CA      95841
 108     Northwest Mini Storage                           5275 W. 4th Street                 Reno                  NV      89523
 109     Fairmont Apartments                              2601 Nonesuch Road                 Abilene               TX      79606
 110     Springwood Business Center                       13581 Pond Springs Road            Austin                TX      78729
 111     1420 Walnut Street                               1420-24 Walnut Street              Philadelphia          PA      19103
 112     610-620 Santa Cruz Ave.                          610-620 Santa Cruz Avenue          Menlo Park            CA      94025
 113     Suburban Lodge of Pineville                      Feldfarm Lane                      Pineville             NC      28134
 114     Redwood Marketplace                              700 - 800 Gravenstein Hwy          Sebastopol,           CA      95472
 115     Elmwood Office Park                              201 Evans Road                     Harahan               LA      70123
 116     Orchard Center                                   333-363 East Tenth Street          Gilroy                CA      95020
 117     Mission MHP                                      12400 Rojas                        El Paso               TX      79927
 118     Zonolite Road Properties                         1123 Zonolite Road                 Atlanta               GA      30306
 119     Braley Bldg.                                     35 S. Raymond Avenue               Pasadena              CA      91105
 120     Lynnwood East Business Park                      2027 196th Street S.W.             Lynnwood              WA      98038
 121     Woodmeadow Apts.                                 11321 Woodmeadow Drive             Dallas                TX      75228
 122     Wellington Woods Senior Apts.                    4550 Breton Ct.                    Kentwood              MI      49508
 123     Pecan Park                                       5701 Johnny Morris Road            Austin                TX      78724
 124     East West Shopping Center                        3300-3332 W. 8th St., 800-830
                                                            S. Irolo St., 817 S. Normandie   Los Angeles           CA      90005
 125     Roble Terrace Apartments                         66 Fairmont Ave.                   Oakland               CA      94610
 126     Super 8 Motel/Alpenglo Inn and Conference Center 78655 US Hwy 40                    Winter Park           CO      80482
 127     Safe Storage                                     2615 E. 12th                       Oakland               CA      94601
 128     Steeple Chase Apartments                         125 S.W. 74th Street               Oklahoma City         OK      73139
 129     Edgemar                                          2415-2449 Main Street              Santa Monica          CA      90405
 130     Londonderry Commons                              44 Nashua Road                     Londonderry           NH      03058
 131     Mini Warehouse Company                           2229 W. Divison Street             Arlington             TX      76012
 132     Walbrook Junction Shopping                       3411-45 Clifton Avenue             Baltimore             MD      21216
 133     Sandstone Office Building                        1543 7th Street                    Santa Monica          CA      90401
 134     Rose Bay Travel Park                             5200 South Nova Road               Port Orange           FL      32127
 135     Riverview Mobile Villa                           8600 US Hwy 1                      Micco                 FL      32976
 136     Plaza de Las Brisas                              9819-9889 Foothill Blvd.           Rancho Cucamonga      CA      91730
 137     Sierra Suites                                    391 E Fry Blvd.                    Sierra Vista          AZ      85635
 138     901 Tower                                        901 Tower Way                      Bakersfield           CA      92201
 139     The Cones Apartments                             135 SW 116th St.,  11623, 11603,
                                                            11635 1st Ave. S.                Seattle               WA      98146
 140     Royal Oaks (D)                                   48015 Country Road 67              Chesterfield          IN      46017
 141     Country Acres (D)                                 9500 N. Wheeling Ave              Muncie                IN      47304
 142     4890 Alameda Street (10)                         4890 Alameda Street                Vernon                CA      90058
 143     Sherwood Forest Mobile Home                      Linden Street                      Exeter                NH      03833
 144     Red Rock Self Storage                            3250 North Buffalo                 Las Vegas             NV      89129
 145     Wilshire Borgata                                 12222 Wilshire Blvd.               Los Angeles           CA      90025
 146     American Heritage Office                         523 W. Heritage Dr., 1513 N.
                                                            Hillfield Rd.                    Layton                UT      84041
 147     California Federal Building                      10680 West Pico Boulevard          Los Angeles           CA      90064
 148     Simi Valley Regional Center                      2955-2975 Cochran Street           Simi Valley           CA      93065
 149     Buy for Less Grocery Store                       3701 N. MacArthur Blvd.            Warr Acres            OK      73122
 150     Holiday Inn Durant                               2121 West Main                     Durant                OK      74701
 151     Best Western Matagorda                           407 7th Street                     Bay City              TX      77404
 152     Kings Inn Apartments                             4201 49th Street North             St. Petersburg        FL      33709
 153     The Giroux Building                              1833 Massachusetts Avenue          Lexington             MA      02173
 154     Nursery Shopping Center                          4041 B. Blackstone Avenue          Fresno                CA      93704
 155     Fairborn Apartments                              300 June Drive                     Fairborn              OH      45324
 156     Sunwood Village Apartments (8)                   11715 South Glen Drive             Houston               TX      77099
 157     Kingstowne Mobile Home Park                       South Route 28                    Epsom                 NH      03234
 158     Central Self Storage                             6100 State Farm Drive              Rohnert Park          CA      94928
 159     75 Old Broadway                                  75 Old Broadway East               North Haven           CT      06473
 160     Plantation Acres (5)                             3962 Deans Bridge Road             Augusta               GA      30815
 161     Interpoint Business Park                         11220 Rojas Dr.                    El Paso               TX      79935
 162     Mohawk Drive Corporation                         25 Mohawk Drive                    Leominster            MA      01453
 163     205 Commerce Center                              11052 - 11600 SE Mill Plain
                                                            Boulevard                        Vancouver             WA      98684
 164     Canterbury Commons Apartments (8)                166 State Road 27                  Raymond               NH      03077
 165     Valley Village Mobile Home Park                  731 Grand Avenue                   Platteville           CO      80651
 166     All American - Palmdale                          38910 30th Street East             Palmdale              CA      93550
 167     Dumfries Self Storage                            113 Possum Point Road              Dumfries              VA      22026
 168     Hyundai Plaza                                    1727-1805 South 316th Street       Federal Way           WA      98003
 169     Tregoney East Apartments                         2566 Whitesmill Road               Decatur               GA      30034
 170     157 Pleasant Street                              157 Pleasant Street                Malden                MA      02148
 171     Days Inn NY                                      167 Nott Terrace                   Schenectady           NY      12308
 172     Westfield MHP                                    520 Gulf Bank Road                 Houston               TX      77037
 173     14150 Vine                                       14150 Vine Place                   Cerritos              CA      90703
 174     Donner Creek MHP                                 19020/19050 West River Street      Truckee               CA      96160
 175     Sawmill Village Shopping                         404 and 406 Route 70 East          Cherry Hill           NJ      08034
 176     T & T Plaza                                      NW Corner of Tatum Blvd &
                                                            Thunderbird Rd                   Phoenix               AZ      85032
 177     1004 Taft                                        1004 Taft Ave.                     Orange                CA      92665
 178     Bensen Estates                                   16818 108th Ave. SE                Renton                WA      98055
 179     Rancho Mini Storage                              1661 N. Rancho Drive               Las Vegas             NV      89106
 180     Metro Square                                     2855 West Cactus Road              Phoenix               AZ      85029
 181     Machado Towers                                   11730 Washington Blvd              Culver City           CA      90230
 182     Berkeley Self Storage, LTD.                      2235 San Pablo Avenue              Berkeley              CA      94702
 183     Jasper Mobile Home Park                          2397 North Illinois Street         Decatur               IL      62526
 184     Spring Valley MHP & Apts.                        1001 Spring Valley Drive           Hanahan               SC      29406
 185     Ponderosa MHP                                    21850 Belleview                    Sonora                CA      95370
 186     Chesapeake Self Storage                          3000 Eastern Blvd.                 Baltimore             MD      21220
 187     Thornydale Self Storage                          6955 North Thornydale Street       Marana                AZ      85741
 188     St. Charles Court                                300 Arch Street                    Philadelphia          PA      19106
 189     Tollhouse Crossings                              SWC Herndon Ave. & Tollhouse
                                                            Road                             Clovis                CA      93611
 190     Blue Topaz Apartments                            14355 32nd Avenue NE               Seattle               WA      98125
 191     Southend Self Storage                            3500 Sweetwater Avenue             Lake Havasu City      AZ      86406
 192     Creekside Mobile Home Park                       2519 NE 205th Avenue               Fairview              OR      97024
 193     Casa Monte Vista Apartments                      120 West Dobbins Road              Phoenix               AZ      85041
 194     Moreno Valley Mini Self Storage                  12411 Strip Drive                  Moreno Valley         CA      92553

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
LOAN                                                 SUB-PROPERTY                       UNITS          YEAR             YEAR
 NO.            PROPERTY TYPE                            TYPE                           OR NOF         BUILT          RENOVATED
--------------------------------------------------------------------------------------------------------------------------------
  1      Manufactured Housing Community    Manufactured Housing Community                317            1970             NAP
  2      Manufactured Housing Community    Manufactured Housing Community                231            1956             NAP
  3      Manufactured Housing Community    Manufactured Housing Community                171            1980             NAP
  4      Manufactured Housing Community    Manufactured Housing Community                108            1968             NAP
  5      Manufactured Housing Community    Manufactured Housing Community                166            1978             NAP
  6      Manufactured Housing Community    Manufactured Housing Community                120            1966             NAP
  7      Manufactured Housing Community    Manufactured Housing Community                24             1985             NAP
  8      Manufactured Housing Community    Manufactured Housing Community                153            1971             NAP
  9      Manufactured Housing Community    Manufactured Housing Community                192            1960             NAP
 10      Manufactured Housing Community    Manufactured Housing Community                203            1973             NAP
 11      Manufactured Housing Community    Manufactured Housing Community                184            1965             NAP
 12      Manufactured Housing Community    Manufactured Housing Community                74             1967             NAP
 13      Manufactured Housing Community    Manufactured Housing Community                107            1968             NAP
 14      Manufactured Housing Community    Manufactured Housing Community                132            1962             NAP
 15      Manufactured Housing Community    Manufactured Housing Community                133            1959             NAP
 16      Manufactured Housing Community    Manufactured Housing Community                99             1964             NAP
 17      Manufactured Housing Community    Manufactured Housing Community                102            1970             NAP
 18      Manufactured Housing Community    Manufactured Housing Community                100            1973            1997
 19      Manufactured Housing Community    Manufactured Housing Community                86             1968             NAP
 20      Manufactured Housing Community    Manufactured Housing Community                79             1972             NAP
 21      Manufactured Housing Community    Manufactured Housing Community                38             1966             NAP
 22      Manufactured Housing Community    Manufactured Housing Community                39             1973             NAP
 23      Manufactured Housing Community    Manufactured Housing Community                44             1970             NAP
 24      Manufactured Housing Community    Manufactured Housing Community                24             1978             NAP
 25      Office                            Suburban                                      85,838         1895            1998
 26      Office                            Urban                                         82,334         1968           1997/98
 27      Mixed Use                         Office/Warehouse                              70,162         1987             NAP
 28      Hospitality                       Limited Service                               48             1895             NAP
 29      Multifamily                       Garden                                        404            1985             NAP
 30      Office                            Suburban                                      125,000        1988             NAP
 31      Hospitality                       Extended Stay                                 132            1997             NAP
 32      Hospitality                       Extended Stay                                 138            1997             NAP
 33      Hospitality                       Extended Stay                                 131            1997             NAP
 34      Hospitality                       Extended Stay                                 138            1996             NAP
 35      Hospitality                       Extended Stay                                 128            1989             NAP
 36      Hospitality                       Extended Stay                                 108            1988             NAP
 37      Hospitality                       Extended Stay                                 138            1997             NAP
 38      Hospitality                       Extended Stay                                 132            1995             NAP
 39      Hospitality                       Extended Stay                                 150            1996             NAP
 40      Hospitality                       Extended Stay                                 132            1997             NAP
 41      Hospitality                       Extended Stay                                 126            1996             NAP
 42      Hospitality                       Extended Stay                                 79             1987            1994
 43      Retail                            Anchored                                      159,933        1965            1995
 44      Office                            Suburban                                      170,574       1989/90           NAP
 45      Hospitality                       Full Service                                  182            1969            1997
 46      Retail                            Outlet Center                                 135,033        1998             NAP
 47      Senior Housing                    Assisted Living                               32             1996             NAP
 48      Senior Housing                    Assisted Living                               32             1998             NAP
 49      Senior Housing                    Assisted Living                               32             1996             NAP
 50      Senior Housing                    Assisted Living                               16             1996             NAP
 51      Senior Housing                    Assisted Living                               16             1997             NAP
 52      Senior Housing                    Assisted Living                               16             1996             NAP
 53      Senior Housing                    Assisted Living                               16             1996             NAP
 54      Senior Housing                    Assisted Living                               16             1996             NAP
 55      Industrial                        Light Industrial                              69,630         1982            1994
 56      Hospitality                       Full Service                                  183           1990/93           NAP
 57      Industrial                        Bulk Warehouse                                264,420       1929/90          1991
 58      Multifamily                       High-Rise                                     84             1965             NAP
 59      Multifamily                       Garden                                        418            1976            1995
 60      Mixed Use                         Retail/ Office/ Time Share                    31,810         1959             NAP
 61      Mixed Use                         Office/Industrial/Retail                      105,198     1974/75/77          NAP
 62      Multifamily                       Garden                                        156            1986             NAP
 63      Retail                            Anchored                                      57,200        1996/97           NAP
 64      Retail                            Anchored                                      105,000        1983             NAP
 65      Office                            Suburban                                      38,595         1980             NAP
 66      Manufactured Housing Community    Manufactured Housing Community                195            1969             NAP
 67      Manufactured Housing Community    Manufactured Housing Community                169            1969             NAP
 68      Mixed Use                         Multifamily/Retail                            174            1853           1972-74
 69      Multifamily                       Garden                                        130            1984             NAP
 70      Mixed Use                         Office/Retail                                 117,200        1985             NAP
 71      Hospitality                       Extended Stay                                 276            1995             NAP
 72      Office                            Suburban                                      52,063         1966           1995-99
 73      Office                            Suburban                                      117,179        1970             NAP
 74      Manufactured Housing Community    Manufactured Housing Community                291            1971             NAP
 75      Manufactured Housing Community    Manufactured Housing Community                271            1971             NAP
 76      Manufactured Housing Community    Manufactured Housing Community                151            1970             NAP
 77      Manufactured Housing Community    Manufactured Housing Community                100            1971             NAP
 78      Manufactured Housing Community    Manufactured Housing Community                85            1973/87           NAP
 79      Retail                            Unanchored                                    48,324         1992             NAP
 80      Retail                            Unanchored                                    47,479         1983             NAP
 81      Mixed Use                         Office/Retail                                 27,877         1973            1994
 82      Manufactured Housing Community    Manufactured Housing Community                319            1975            1989
 83      Retail                            Anchored                                      44,115         1994             NAP
 84      Retail                            Single Tenant                                 48,168         1995             NAP
 85      Retail                            Anchored                                      70,886        1968-73           NAP
 86      Retail                            Unanchored                                    26,684         1988             NAP
 87      Hospitality                       Extended Stay                                 278            1982            1989
 88      Manufactured Housing Community    Manufactured Housing Community                385           1965-71           NAP
 89      Multifamily                       Garden                                        104            1984             NAP
 90      Retail                            Unanchored                                    43,770       1984/1985          NAP
 91      Retail                            Unanchored                                    12,018         1995             NAP
 92      Retail                            Shadow Anchored                               64,300         1994             NAP
 93      Multifamily                       Garden                                        280            1972             NAP
 94      Multifamily                       Garden                                        176            1971           1997/98
 95      Mixed Use                         Office/Warehouse/Retail                       251,329       1971/74         1977/98
 96      Retail                            Shadow Anchored                               43,087        1952/91           NAP
 97      Self Storage                      Self Storage                                  41,875         1963            1982
 98      Senior Housing                    Independent & Assisted Living                 67             1994            1997
 99      Manufactured Housing Community    Manufactured Housing Community                320         1962/71/80          NAP
 100     Self Storage                      Self Storage                                  62,714      1996/97/98          NAP
 101     Retail                            Unanchored                                    41,596         1988             NAP
 102     Office                            Suburban                                      52,985         1983             NAP
 103     Hospitality                       Limited Service                               120            1985             NAP
 104     Hospitality                       Limited Service                               96             1986             NAP
 105     Office                            Suburban                                      45,278         1984             NAP
 106     Office                            Suburban                                      50,000         1987             NAP
 107     Manufactured Housing Community    Manufactured Housing Community                175            1964             NAP
 108     Self Storage                      Self Storage                                  137,686        1985           1988/92
 109     Multifamily                       Garden                                        274            1978             NAP
 110     Mixed Use                         Industrial/Office                             76,000         1985             NAP
 111     Office                            Urban                                         122,933        1927            1996
 112     Retail                            Unanchored                                    19,309         1965            1991
 113     Hospitality                       Extended Stay                                 137            1997             NAP
 114     Retail                            Anchored                                      62,122         1985             NAP
 115     Office                            Garden                                        71,746         1981            1993
 116     Retail                            Unanchored                                    36,044         1985             NAP
 117     Manufactured Housing Community    Manufactured Housing Community                286            1987             NAP
 118     Office                            Suburban                                      58,243         1953           1996-98
 119     Office                            Suburban                                      45,451         1906            1994
 120     Mixed Use                         Office/Warehouse/Retail                       59,145         1986             NAP
 121     Multifamily                       Garden                                        216            1971            1996
 122     Multifamily                       Senior Housing                                90             1994             NAP
 123     Manufactured Housing Community    Manufactured Housing Community                207            1987             NAP
 124     Retail                            Unanchored                                    28,205        1941/68           NAP
 125     Multifamily                       Low-Rise                                      63             1968             NAP
 126     Hospitality                       Limited Service                               60             1995             NAP
 127     Self Storage                      Self Storage                                  54,245         1974             NAP
 128     Multifamily                       Garden                                        224            1970           1994/95
 129     Retail                            Unanchored                                    32,635      1908/28/87         1987
 130     Retail                            Unanchored                                    51,212         1985             NAP
 131     Self Storage                      Self Storage                                  162,049        1960             NAP
 132     Retail                            Anchored                                      47,033         1974             NAP
 133     Office                            Suburban                                      14,750         1988             NAP
 134     Manufactured Housing Community    Manufactured Housing Community                353            1973             NAP
 135     Manufactured Housing Community    Manufactured Housing Community                215            1965             N/A
 136     Retail                            Unanchored                                    34,697         1990             NAP
 137     Hospitality                       Limited Service                               100            1985             NAP
 138     Office                            Suburban                                      25,567         1983             NAP
 139     Multifamily                       Garden                                        98            1964/84           NAP
 140     Manufactured Housing Community    Manufactured Housing Community                251         1955/85/95          NAP
 141     Manufactured Housing Community    Manufactured Housing Community                97             1970             NAP
 142     Industrial                        Warehouse                                     119,052        1941             NAP
 143     Manufactured Housing Community    Manufactured Housing Community                254            1972            1994
 144     Self Storage                      Self Storage                                  74,445         1996             NAP
 145     Mixed Use                         Office/Retail                                 9,786          1997             NAP
 146     Office                            Garden                                        29,207        1987/95          1995
 147     Office                            Suburban                                      23,665         1964             NAP
 148     Retail                            Unanchored                                    40,548         1989             NAP
 149     Retail                            Single Tenant-Anchored                        57,000         1987             NAP
 150     Hospitality                       Limited Service                               82             1968             NAP
 151     Hospitality                       Full Service                                  120            1981           1992-96
 152     Multifamily                       Garden                                        90             1983             NAP
 153     Retail                            Unanchored                                    16,620         1972             NAP
 154     Retail                            Anchored                                      37,440         1979             NAP
 155     Multifamily                       Garden                                        177            1944             NAP
 156     Multifamily                       Garden                                        118            1982             NAP
 157     Manufactured Housing Community    Manufactured Housing Community                134           1968/69           NAP
 158     Self Storage                      Self Storage                                  80,421         1997             NAP
 159     Industrial                        Bulk Warehouse                                98,482         1960            1998
 160     Manufactured Housing Community    Manufactured Housing Community                200            1973            1996
 161     Industrial                        Warehouse                                     86,400         1981             NAP
 162     Industrial                        Light Industrial                              107,811       1967/68           NAP
 163     Retail                            Unanchored                                    37,214         1988             NAP
 164     Multifamily                       Garden                                        78            1975/85          1995
 165     Manufactured Housing Community    Manufactured Housing Community                153            1966             NAP
 166     Self Storage                      Self Storage                                  66,615         1985             NAP
 167     Self Storage                      Self Storage                                  47,950        1989/90           NAP
 168     Retail                            Unanchored                                    23,869         1994             NAP
 169     Multifamily                       Garden                                        107            1971             NAP
 170     Mixed Use                         Multifamily/Retail                            46/9,100       1910            1981
 171     Hospitality                       Limited Service                               68             1973           1996/98
 172     Mixed Use                         Manufactured Housing Community/Retail         249/9,100      1982             NAP
 173     Office                            Suburban                                      24,188         1983             NAP
 174     Manufactured Housing Community    Manufactured Housing Community                95             1965             NAP
 175     Retail                            Unanchored                                    20,964         1968             NAP
 176     Retail                            Unanchored                                    16,015         1983             NAP
 177     Office                            Suburban                                      21,696        1986/87           NAP
 178     Multifamily                       Garden                                        42             1988             NAP
 179     Self Storage                      Self Storage                                  35,022         1988             NAP
 180     Retail                            Unanchored                                    27,556         1979            1990
 181     Multifamily                       Low-Rise                                      38             1964             NAP
 182     Self Storage                      Self Storage                                  36,196         1986             NAP
 183     Manufactured Housing Community    Manufactured Housing Community                265            1961            1964
 184     Mixed Use                         Manufactured Housing Community/Multifamily    186            1972             NAP
 185     Manufactured Housing Community    Manufactured Housing Community                60             1974             NAP
 186     Self Storage                      Self Storage                                  64,925         1990             NAP
 187     Self Storage                      Self Storage                                  49,885         1996             NAP
 188     Mixed Use                         Multifamily/Retail                            35/4,600       1898            1996
 189     Retail                            Unanchored                                    12,020         1996             NAP
 190     Multifamily                       Garden                                        24             1968             NAP
 191     Self Storage                      Self Storage                                  68,786         1995            1997
 192     Manufactured Housing Community    Manufactured Housing Community                30             1997             NAP
 193     Multifamily                       Garden                                        45             1985             NAP
 194     Self Storage                      Self Storage                                  41,475         1984             NAP

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

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-------------------------------------------------------------------------------------------------------------------------------
LOAN                                                         UNDERWRITABLE            MONTHLY                       APPRAISED
 NO.                   PROPERTY NAME (1)                     CASH FLOW (12)           PAYMENT          DSCR(2)        VALUE
-------------------------------------------------------------------------------------------------------------------------------
  1      D.A.M. Maple Manor Mobile Home Park  (A) (6)            $502,755             $25,912          1.67         $5,100,000
  2      D.A.M. Valley View - Danboro  (A) (6)                   $466,641             $21,847          1.67         $4,300,000
  3      D.A.M. Brookside Village MHP  (A) (6) (I)               $219,367             $12,194          1.67         $2,400,000
  4      D.A.M. Pleasant View MHP  (A) (6) (I)                   $149,568              $7,113          1.67         $1,400,000
  5      D.A.M. Huguenot Estate East MHP  (A) (6)                $289,086             $13,684          1.67         $2,900,000
  6      D.A.M. Valley View- Honey Brook  (A) (6) (II)           $258,053             $10,162          1.67         $2,000,000
  7      D.A.M. Green Acres-Honey Brook  (A) (6) (II)                  $0              $2,947          1.67           $580,000
  8      D.A.M. Moosic Heights MHP  (A) (6)                      $243,760             $13,041          1.67         $2,700,000
  9      D.A.M. Frieden Manor Mobile Home Park  (A) (6)          $264,841             $12,702          1.67         $2,500,000
 10      D.A.M. Suburban Estates MHP  (A) (6)                    $256,302             $11,686          1.67         $2,300,000
 11      D.A.M. Sunny Acres MHP  (A) (6)                         $214,428             $10,670          1.67         $2,100,000
 12      D.A.M. Sunneyside MHP  (A) (6)                          $212,723             $10,162          1.67         $2,000,000
 13      D.A.M. Valley View - Ephrata  (A) (6)                   $154,629              $7,282          1.67         $1,600,000
 14      D.A.M. Carsons Mobile Home Park  (A) (6)                $147,052              $6,605          1.67         $1,300,000
 15      D.A.M. Pine Haven Mobile Home Park  (A) (6)             $109,393              $6,605          1.67         $1,300,000
 16      D.A.M. Crestview Mobile Home Park  (A) (6)              $107,249              $5,419          1.67         $1,200,000
 17      D.A.M. Collingwood MHP  (A) (6)                          $97,739              $4,708          1.67         $1,000,000
 18      D.A.M. Beaver Run Mobile Home Park (A) (6)               $92,081              $4,302          1.67           $850,000
 19      D.A.M. Chelsea MHP  (A) (6)                              $66,629              $4,268          1.67           $900,000
 20      D.A.M. Oakwood Lakes MHP  (A) (6)                        $90,342              $4,234          1.67           $835,000
 21      D.A.M. Gregory Courts MHP  (A) (6)                       $72,882              $3,895          1.67           $770,000
 22      D.A.M. Mountaintop Mobile Home Park  (A) (6)             $62,319              $2,710          1.67           $600,000
 23      D.A.M. Monroe Valley MHP  (A) (6)                        $18,815              $1,897          1.67           $460,000
 24      D.A.M. Green Acres - Chambersburg  (A) (6)               $20,021              $1,219          1.67           $240,000
 25      Jemal-The Car Barn (III) (6)                          $1,428,164             $92,954          1.27        $17,300,000
 26      Jemal-801 North Capitol (III) (7) (6)                 $1,268,485             $82,746          1.27        $13,600,000
 27      Jemal-Laurel Lakes Corp. Center (III) (7) (6)           $350,592             $27,582          1.27         $4,400,000
 28      Jemal-Kalorama GuestHouse (III) (6)                     $122,944             $10,197          1.27         $1,800,000
 29      Quail Oaks Apartments (5) (8)                         $2,340,120            $149,482          1.30        $28,500,000
 30      Crown Colony Office                                   $1,985,422            $135,402          1.22        $25,000,000
 31      Suburban-3-Pressley  (IV) (6)                           $472,520             $26,610          1.43         $4,900,000
 32      Suburban-3-Virginia Beach  (IV) (6)                     $416,373             $26,019          1.43         $4,825,000
 33      Suburban-3-Fairfield (IV) (6)                           $368,285             $22,077          1.43         $5,375,000
 34      Suburban-3-Jonesboro  (IV) (6)                          $368,338             $21,091          1.43         $4,600,000
 35      Suburban-3-Norcross  (IV) (6)                           $318,976             $17,346          1.43         $3,700,000
 36      Suburban-3-Fulton Industrial  (IV) (6)                  $165,031              $9,698          1.43         $2,975,000
 37      Suburban-2-UNC Charlotte  (V) (6)                       $501,355             $28,384          1.48         $5,500,000
 38      Suburban-2-Lilburn  (V) (6)                             $426,130             $24,442          1.48         $4,825,000
 39      Suburban-2-Preston Hwy. (V) (6)                         $411,713             $22,865          1.48         $5,400,000
 40      Suburban-2-Chesapeake (V) (6)                           $358,124             $20,106          1.48         $5,200,000
 41      Suburban-2-Taylors (V) (6)                              $333,028             $18,529          1.48         $3,750,000
 42      Suburban-2-Mableton  (V) (6)                            $138,754              $7,885          1.48         $2,150,000
 43      Midtown Shopping Center                               $1,498,157            $100,879          1.24        $17,500,000
 44      The Lakes (8)                                         $1,434,213             $93,188          1.28        $18,500,000
 45      Ramada Plaza Hotel                                    $1,679,842             $99,064          1.41        $16,650,000
 46      Governors Crossing Outlet Ctr.                        $1,107,082             $71,175          1.30        $14,000,000
 47      Magnolia Manors 2-Andalusia  (VI)                       $259,601             $14,905          1.41         $2,650,000
 48      Magnolia Manors 4-Jasper  (VI)                          $254,535             $14,319          1.41         $2,600,000
 49      Magnolia Manors 7-Valley  (VI)                          $227,570             $13,681          1.41         $2,500,000
 50      Magnolia Manors 5-Smiths  (VI)                          $115,712              $6,977          1.41         $1,200,000
 51      Magnolia Manors 1-Jackson (VI)                          $101,491              $6,446          1.41         $1,250,000
 52      Magnolia Manors 8-Brewton (VI)                          $100,338              $6,317          1.41         $1,100,000
 53      Magnolia Manors 3-Monroeville  (VI)                      $99,094              $6,172          1.41         $1,200,000
 54      Magnolia Manors 6-Alexander City  (VI)                  $102,340              $5,908          1.41         $1,200,000
 55      Televideo                                             $1,034,208             $67,800          1.27        $12,100,000
 56      Radisson Woodlands Plaza Hotel                        $1,093,356             $68,183          1.34        $15,000,000
 57      AFCO Hanger One Air Cargo Complex                     $1,118,058             $68,631          1.36        $11,600,000
 58      Marina View Towers                                      $738,174             $51,746          1.19        $10,770,000
 59      Village Park Apartments (8)                             $778,420             $48,745          1.33         $9,370,000
 60      Waikiki MarketPlace (B) (7)                             $490,171             $38,610          1.25         $8,000,000
 61      Goldcoast Business Center (B) (7)                       $306,901             $20,547          1.25         $3,000,000
 62      Summer Creek Apartments (5)                             $719,182             $48,614          1.23         $9,750,000
 63      Food 4 Less & Arco AM/PM Stores                         $718,322             $46,806          1.28         $9,650,000
 64      Pathmark (Glenolden)                                    $838,007             $50,913          1.37         $9,400,000
 65      1630 Connecticut Avenue                                 $811,150             $48,980          1.38         $8,500,000
 66      Santa Paula West (8) (9)                                $690,294             $47,662          1.21         $8,550,000
 67      Del Prado Mobile Home Park                              $823,159             $56,041          1.22         $8,950,000
 68      Piano Craft Guild Apartments                            $787,518             $44,307          1.48         $8,600,000
 69      Canyon Terrace Apts.                                    $629,846             $43,351          1.21         $8,200,000
 70      Woodhill Square                                         $770,093             $46,050          1.39         $8,250,000
 71      Guest House Inn (5)                                   $1,038,888             $49,440          1.75         $9,400,000
 72      7979 Old Georgetown Road                                $666,894             $44,225          1.26         $8,700,000
 73      Cherry Hill Plaza                                       $608,887             $39,873          1.27         $7,875,000
 74      Heritage-Rolling Meadows (VII)                          $247,911             $17,906          1.13         $2,900,000
 75      Heritage-Windsor City (VII)                             $212,348             $13,275          1.13         $2,150,000
 76      Heritage-Victorian Lakes (VII)                           $66,942              $7,178          1.13         $1,170,000
 77      Heritage-Hermitage Farms (VII)                           $46,139              $3,396          1.13           $550,000
 78      Heritage-Ramblewood (VII)                                $16,011              $1,852          1.13           $360,000
 79      Maywood Village Square                                  $688,369             $42,189          1.36         $7,700,000
 80      Upland Country Village                                  $605,975             $40,713          1.24         $7,550,000
 81      El Paseo Collection (8)                                 $596,602             $37,573          1.32         $8,000,000
 82      Harding Woods MHP                                       $622,783             $36,950          1.40         $7,100,000
 83      Highland Crossing                                       $535,675             $37,422          1.19         $6,400,000
 84      Best Buy                                                $648,496             $41,474          1.30         $7,650,000
 85      Carriage Trade Center (VIII) (6)                        $441,986             $23,021          1.59         $4,500,000
 86      Washington Square (VIII) (6)                            $202,990             $10,743          1.59         $2,100,000
 87      Efficiency II- Lorene Lodge                             $681,717             $40,702          1.40         $8,000,000
 88      Spring Creek Mobile Home Park                           $559,429             $35,810          1.30         $7,000,000
 89      The Meadows Apts.                                       $517,620             $31,989          1.35         $5,900,000
 90      Northpointe Village Center (C) (6)                      $355,285             $20,903          1.36         $3,950,000
 91      Grant Road Shops (C) (6)                                $149,600             $10,036          1.36         $1,850,000
 92      El Paseo Power Center                                   $494,308             $32,286          1.28         $5,900,000
 93      Parkwood Apartments                                     $615,980             $33,140          1.55         $5,850,000
 94      Heritage Village Apts. (8)                              $428,069             $29,918          1.19         $6,800,000
 95      P.M. Place Stores (5)                                   $571,302             $31,058          1.53         $6,400,000
 96      JP Plaza                                                $433,195             $27,222          1.33         $5,500,000
 97      Bellam Self Storage                                     $438,815             $27,388          1.34         $5,400,000
 98      Sugarland Ridge                                         $639,733             $30,156          1.77         $6,000,000
 99      North College Mobile Plaza                              $568,901             $28,625          1.66         $5,800,000
 100     Storage Express                                         $543,360             $29,556          1.53         $7,660,000
 101     Victory Plaza                                           $459,403             $26,666          1.44         $5,400,000
 102     Greenhaven Executive Park                               $411,392             $26,344          1.30         $5,300,000
 103     Shoneys Inn - Lake Park (IX)                            $308,569             $15,814          1.50         $2,730,000
 104     Shoneys Inn - Valdosta (IX)                             $240,934             $14,773          1.50         $3,100,000
 105     Colorado Springs Corporate Centre                       $411,851             $27,095          1.27         $5,500,000
 106     Bechtel Nevada Corporation                              $786,193             $27,222          2.41         $6,500,000
 107     Country Squire MHP                                      $384,202             $25,241          1.27         $5,020,000
 108     Northwest Mini Storage                                  $516,274             $27,536          1.56         $5,100,000
 109     Fairmont Apartments                                     $403,107             $26,718          1.26         $4,600,000
 110     Springwood Business Center                              $390,242             $25,915          1.25         $4,900,000
 111     1420 Walnut Street                                      $476,352             $25,444          1.56         $5,500,000
 112     610-620 Santa Cruz Ave.                                 $499,132             $25,614          1.62         $5,000,000
 113     Suburban Lodge of Pineville                             $558,223             $26,690          1.74         $5,700,000
 114     Redwood Marketplace                                     $477,193             $22,817          1.74         $5,830,000
 115     Elmwood Office Park                                     $373,803             $24,361          1.28         $4,300,000
 116     Orchard Center                                          $357,094             $23,323          1.28         $4,550,000
 117     Mission MHP                                             $463,757             $22,965          1.68         $4,580,000
 118     Zonolite Road Properties                                $379,222             $24,221          1.30         $4,640,000
 119     Braley Bldg.                                            $399,163             $20,373          1.63         $4,350,000
 120     Lynnwood East Business Park                             $333,144             $22,013          1.26         $4,000,000
 121     Woodmeadow Apts.                                        $383,973             $19,758          1.62         $4,000,000
 122     Wellington Woods Senior Apts.                           $307,850             $23,029          1.11         $3,450,000
 123     Pecan Park                                              $301,250             $20,876          1.20         $4,200,000
 124     East West Shopping Center                               $384,540             $22,383          1.43         $4,350,000
 125     Roble Terrace Apartments                                $305,922             $20,515          1.24         $4,100,000
 126     Super 8 Motel/Alpenglo Inn and Conference Center        $360,083             $20,969          1.43         $4,350,000
 127     Safe Storage                                            $391,177             $20,092          1.62         $4,120,000
 128     Steeple Chase Apartments                                $337,096             $21,352          1.32         $3,500,000
 129     Edgemar                                                 $386,296             $18,589          1.73         $4,900,000
 130     Londonderry Commons                                     $318,201             $20,284          1.31         $3,400,000
 131     Mini Warehouse Company                                  $518,898             $20,839          2.08         $5,660,000
 132     Walbrook Junction Shopping                              $317,495             $20,839          1.27         $3,800,000
 133     Sandstone Office Building                               $283,077             $18,200          1.30         $3,600,000
 134     Rose Bay Travel Park                                    $392,973             $19,638          1.67         $3,910,000
 135     Riverview Mobile Villa                                  $360,328             $17,386          1.73         $4,155,000
 136     Plaza de Las Brisas                                     $324,277             $18,222          1.48         $3,550,000
 137     Sierra Suites                                           $392,037             $19,562          1.67         $3,600,000
 138     901 Tower                                               $272,845             $17,298          1.31         $3,500,000
 139     The Cones Apartments                                    $279,454             $17,843          1.31         $3,700,000
 140     Royal Oaks (D)                                          $242,716             $12,357          1.54         $2,900,000
 141     Country Acres (D)                                        $87,456              $5,492          1.54         $1,270,000
 142     4890 Alameda Street (10)                                $358,845             $20,470          1.46         $4,300,000
 143     Sherwood Forest Mobile Home                             $403,995             $23,515          1.43         $6,000,000
 144     Red Rock Self Storage                                   $249,624             $17,635          1.18         $3,800,000
 145     Wilshire Borgata                                        $281,294             $17,716          1.32         $3,300,000
 146     American Heritage Office                                $253,202             $16,392          1.29         $3,500,000
 147     California Federal Building                             $234,911             $16,072          1.22         $3,200,000
 148     Simi Valley Regional Center                             $290,424             $16,080          1.51         $3,375,000
 149     Buy for Less Grocery Store                              $269,422             $15,983          1.40         $3,200,000
 150     Holiday Inn Durant                                      $365,354             $20,734          1.47         $3,400,000
 151     Best Western Matagorda                                  $403,627             $20,828          1.61         $4,050,000
 152     Kings Inn Apartments                                    $241,427             $15,430          1.30         $2,940,000
 153     The Giroux Building                                     $306,693             $16,475          1.55         $3,800,000
 154     Nursery Shopping Center                                 $274,648             $17,342          1.32         $3,200,000
 155     Fairborn Apartments                                     $273,109             $17,631          1.29         $3,100,000
 156     Sunwood Village Apartments (8)                          $213,609             $14,298          1.24         $3,000,000
 157     Kingstowne Mobile Home Park                             $265,203             $15,563          1.42         $2,980,000
 158     Central Self Storage                                    $320,867             $16,951          1.58         $3,770,000
 159     75 Old Broadway                                         $253,948             $16,532          1.28         $3,050,000
 160     Plantation Acres (5)                                    $225,582             $15,128          1.24         $2,850,000
 161     Interpoint Business Park                                $233,389             $15,409          1.26         $3,030,000
 162     Mohawk Drive Corporation                                $245,102             $15,770          1.30         $3,300,000
 163     205 Commerce Center                                     $421,483             $15,126          2.32         $4,300,000
 164     Canterbury Commons Apartments (8)                       $204,876             $13,309          1.28         $2,800,000
 165     Valley Village Mobile Home Park                         $339,830             $14,136          2.00         $2,600,000
 166     All American - Palmdale                                 $224,973             $13,905          1.35         $2,350,000
 167     Dumfries Self Storage                                   $242,171             $13,714          1.47         $2,670,000
 168     Hyundai Plaza                                           $208,938             $12,841          1.36         $2,550,000
 169     Tregoney East Apartments                                $220,136             $12,785          1.43         $2,800,000
 170     157 Pleasant Street                                     $326,270             $13,017          2.09         $3,500,000
 171     Days Inn NY                                             $285,453             $14,057          1.69         $2,300,000
 172     Westfield MHP                                           $228,785             $13,617          1.40         $2,400,000
 173     14150 Vine                                              $186,234             $12,133          1.28         $2,540,000
 174     Donner Creek MHP                                        $186,500             $11,431          1.36         $2,430,000
 175     Sawmill Village Shopping                                $185,580             $11,963          1.29         $2,200,000
 176     T & T Plaza                                             $161,270             $10,803          1.24         $2,000,000
 177     1004 Taft                                               $169,086             $11,344          1.24         $2,400,000
 178     Bensen Estates                                          $159,980              $9,939          1.34         $2,010,000
 179     Rancho Mini Storage                                     $176,113             $11,676          1.26         $1,900,000
 180     Metro Square                                            $143,195              $9,882          1.21         $1,900,000
 181     Machado Towers                                          $174,709              $9,918          1.47         $2,150,000
 182     Berkeley Self Storage, LTD.                             $278,611             $10,263          2.26         $3,270,000
 183     Jasper Mobile Home Park                                 $217,309             $10,090          1.79         $2,500,000
 184     Spring Valley MHP & Apts.                               $216,435             $10,805          1.67         $2,020,000
 185     Ponderosa MHP                                           $140,688              $9,233          1.27         $1,800,000
 186     Chesapeake Self Storage                                 $270,655              $8,955          2.52         $3,290,000
 187     Thornydale Self Storage                                 $149,297              $8,941          1.39         $2,100,000
 188     St. Charles Court                                       $156,913              $9,304          1.41         $1,700,000
 189     Tollhouse Crossings                                     $126,993              $7,722          1.37         $1,525,000
 190     Blue Topaz Apartments                                   $116,364              $7,226          1.34         $1,600,000
 191     Southend Self Storage                                   $105,685              $7,020          1.25         $1,300,000
 192     Creekside Mobile Home Park                              $104,814              $6,768          1.29         $1,580,000
 193     Casa Monte Vista Apartments                             $105,872              $7,191          1.23         $1,310,000
 194     Moreno Valley Mini Self Storage                         $142,547              $6,409          1.85         $1,240,000

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      TENANT INFORMATION (14)
LOAN      VALUE AS     CUT-OFF      PERCENT      PERCENT LEASED     ----------------------------------------------------------------
 NO.       OF DATE   DATE LTV (2)  LEASED (13)   AS OF DATE (13)                          LARGEST TENANT                     % NSF
------------------------------------------------------------------------------------------------------------------------------------
  1        2/10/98       72.7%        92.4%          12/11/98
  2        1/22/98       72.7%        98.3%          12/11/98
  3        2/11/98       72.7%        89.0%           1/20/99
  4        2/11/98       72.7%        92.0%          12/11/98
  5        2/13/98       72.7%        97.0%          12/11/98
  6        1/22/98       72.7%        92.5%          12/11/98
  7        1/22/98       72.7%       100.0%          12/11/98
  8        2/10/98       72.7%        89.0%          12/11/98
  9        2/11/98       72.7%        93.8%          12/11/98
 10        1/20/98       72.7%        99.0%          12/11/98
 11        1/20/98       72.7%        96.2%          12/11/98
 12        1/22/98       72.7%        97.4%          12/11/98
 13        1/21/98       72.7%        98.1%          12/11/98
 14        1/21/98       72.7%        94.7%          12/11/98
 15         1/7/98       72.7%        79.0%          12/11/98
 16        2/10/98       72.7%        81.0%          12/11/98
 17        2/10/98       72.7%        99.0%          12/11/98
 18        1/28/98       72.7%        97.0%          12/11/98
 19        2/10/98       72.7%        91.9%          12/11/98
 20        2/10/98       72.7%        98.7%          12/11/98
 21        1/22/98       72.7%        92.0%          12/11/98
 22        1/21/98       72.7%        97.4%          12/11/98
 23        2/11/98       72.7%       100.0%          12/11/98
 24        1/22/98       72.7%        95.8%          12/11/98
 25       10/12/98       79.9%        86.6%           10/1/98 Georgetown University                                       76.0%
 26       10/12/98       79.9%       100.0%           10/1/98 DC Government                                               88.7%
 27       10/14/98       79.9%        74.9%          11/30/98 DPC                                                         37.1%
 28       10/16/98       79.9%        68.3%          10/31/98
 29        7/17/98       76.5%        92.0%            2/1/99
 30        10/8/98       75.4%        85.5%          10/31/98 Prescott Publishing                                         71.4%
 31       10/23/98       58.9%        92.6%          11/30/98
 32       11/19/98       58.9%        78.4%          11/30/98
 33        11/6/98       58.9%        89.6%          11/30/98
 34       11/27/98       58.9%        91.4%          11/30/98
 35       11/24/98       58.9%        88.1%          11/30/98
 36       10/22/98       58.9%        89.9%          11/30/98
 37       10/23/98       57.6%        90.2%          11/30/98
 38       10/22/98       57.6%        89.6%          11/30/98
 39        11/2/98       57.6%        90.4%          11/30/98
 40       11/19/98       57.6%        87.3%          11/30/98
 41       11/11/98       57.6%        86.5%          11/30/98
 42       10/22/98       57.6%        98.5%          11/30/98
 43       10/23/98       79.8%        97.6%           10/1/98 Orchard Supply                                              37.6%
 44        10/5/98       68.5%        91.9%          12/15/98 Wells Fargo Bank                                            15.6%
 45        9/24/98       72.9%        81.3%          10/31/98
 46       11/15/98       69.1%        78.7%          12/31/98 Vanity Fair Outlet                                          19.1%
 47       10/22/98       67.4%        90.6%          10/23/98
 48       10/20/98       67.4%        96.9%          10/23/98
 49       10/21/98       67.4%       100.0%          10/23/98
 50       10/21/98       67.4%       100.0%          10/23/98
 51       10/22/98       67.4%       100.0%          10/23/98
 52       10/22/98       67.4%       100.0%          10/23/98
 53       10/22/98       67.4%       100.0%          10/23/98
 54       10/20/98       67.4%       100.0%          10/23/98
 55        9/30/98       76.2%       100.0%          12/23/98 Televideo Inc.                                             100.0%
 56        5/24/98       61.5%        58.2%          10/31/98
 57        6/11/98       72.1%       100.0%           5/31/98 DHL Airways, Inc.                                           39.4%
 58        2/23/98       70.9%        96.4%           9/30/98
 59         9/9/98       79.7%        98.0%            9/1/98
 60        12/4/98       67.5%        95.1%          10/31/98 Kuhio Banyan Hospitality                                    55.4%
 61        12/5/98       67.5%        80.9%          12/22/98
 62       12/17/98       73.9%       100.0%           12/1/98
 63        7/13/98       72.3%       100.0%            2/1/99 Food 4 Less                                                 94.4%
 64         6/1/98       74.0%       100.0%           10/1/98 Pathmark                                                    57.1%
 65        12/7/98       80.5%       100.0%           1/11/99 Human Rights Watch                                          30.2%
 66        9/16/98       79.9%        98.5%          11/21/98
 67        8/26/98       74.2%       100.0%           11/1/98
 68        2/20/98       74.4%        97.7%           12/1/98 Bridge Fund, Inc.                                           27.3%
 69       12/15/98       75.4%        98.3%          11/25/98
 70        11/1/98       74.9%       100.0%          12/15/98 General Services Administration                             35.3%
 71       11/20/98       64.6%        94.9%          11/12/98
 72        1/26/99       69.5%       100.0%            2/9/99 AON Consulting                                              17.5%
 73       10/30/97       72.2%        97.4%          11/17/98
 74        7/31/98       78.8%        82.5%           7/27/98
 75        7/31/98       78.8%        90.4%           7/27/98
 76        7/31/98       78.8%        88.1%           7/27/98
 77        7/31/98       78.8%        87.0%           8/26/98
 78        7/31/98       78.8%        97.7%           7/27/98
 79        8/28/98       72.6%        97.4%          11/16/98 Kragen Auto Parts                                           18.9%
 80       10/10/98       73.7%       100.0%            2/1/99 LA Fitness                                                  26.6%
 81        1/29/98       67.1%        89.5%          11/30/98 Daily Grill                                                 18.4%
 82        3/20/98       74.2%        96.2%            1/1/99
 83        8/18/98       79.4%        88.2%          11/30/98 Barnes & Noble                                              36.3%
 84         6/1/98       64.7%       100.0%           5/22/96 Best Buy                                                   100.0%
 85        7/15/98       74.5%        94.6%           9/24/98 Grocery Outlet                                              28.2%
 86        7/15/98       74.5%        96.6%           9/30/98 Holland Pro Fitness for Ladies                              28.1%
 87        10/9/98       60.7%        89.4%          10/31/98
 88        9/28/98       66.9%        98.7%           10/1/98
 89       12/15/98       77.4%        97.1%          11/25/98
 90        6/12/98       77.5%        93.8%            2/2/99 Silverado Steak                                             15.4%
 91        6/12/98       77.5%       100.0%            1/3/99 Paper Warehouse                                             74.5%
 92       11/23/98       74.4%        87.6%          12/16/98 Peter Piper Pizza                                           12.4%
 93        8/12/98       74.8%        96.8%          11/30/98
 94        5/29/98       62.0%        95.0%           9/23/98
 95         1/8/99       65.3%       100.0%           1/25/99 PM Place Stores                                             34.2%
 96         8/1/98       74.6%       100.0%          11/30/98 ABCD - Head Start                                           29.0%
 97        8/20/98       75.6%        99.8%           8/31/98
 98        5/19/98       67.2%        95.5%          10/31/98
 99         7/1/98       69.3%        97.2%           7/31/98
 100        2/2/98       52.4%        88.4%          12/31/98
 101        7/9/98       73.7%        77.3%           12/1/98 LA County Library                                           10.3%
 102       7/24/98       75.1%        94.8%           1/13/99 Search Group                                                15.5%
 103        6/2/98       67.6%        81.0%           6/30/98
 104        6/2/98       67.6%        79.0%           6/30/98
 105        1/7/99       70.3%       100.0%           12/1/98 TriWest                                                     16.2%
 106       8/31/98       58.1%       100.0%            9/1/98 Bechtel                                                    100.0%
 107       5/29/98       73.4%       100.0%          12/15/98
 108       2/26/98       71.8%        96.7%          11/29/98
 109       3/23/98       79.2%        94.2%          11/30/98
 110       9/10/98       73.2%        98.0%           9/30/98 Matrix                                                      17.8%
 111        5/5/98       65.0%        93.3%            7/8/98
 112        5/7/98       70.4%       100.0%          11/30/98 Alain Pinel                                                 29.4%
 113       8/11/98       61.1%        93.8%           9/30/98
 114        3/6/98       59.5%       100.0%            1/5/99 Lucky Stores                                                53.7%
 115       10/1/98       77.0%        99.0%          10/31/98 General Electric                                            19.5%
 116       6/10/98       72.1%        91.7%           11/1/98 McWhorter's                                                 27.7%
 117       1/22/98       69.0%        99.0%          10/31/98
 118       10/1/98       67.7%        99.8%           9/30/98 ISPP                                                        10.5%
 119       7/16/98       69.8%       100.0%           1/14/99 Baumgarter/Martinez Antiques                                27.3%
 120       10/1/98       74.8%       100.0%          11/30/98 B.F. Goodrich                                               33.7%
 121       6/20/98       74.5%        94.0%          11/30/98
 122        4/8/98       85.1%        89.0%           12/1/98
 123      10/12/98       68.9%       100.0%          10/31/98
 124       4/27/98       66.5%       100.0%          10/31/98 Normandie Amusement                                         35.5%
 125        6/2/98       70.1%       100.0%           12/1/98
 126        9/2/98       65.1%        58.7%           9/30/98
 127       6/23/98       68.2%        96.3%           12/8/98
 128      10/28/98       79.7%        96.4%          10/31/98
 129        6/1/98       55.4%       100.0%           12/9/98 Mad River                                                   23.9%
 130       9/10/98       79.3%        93.4%           12/1/98 World's Gym                                                 27.5%
 131       7/21/98       47.6%        91.0%          11/30/98
 132        4/6/98       70.8%        89.8%          12/28/98 Stop-Shop and Save                                          37.8%
 133        9/4/98       74.7%       100.0%            2/1/99 Avenue Edit                                                 66.5%
 134       5/13/98       68.4%        66.0%           9/30/98
 135        5/6/98       64.0%        94.4%           7/31/98
 136       3/27/98       74.2%       100.0%           1/31/99 Roger Dunn Golf Shop                                        17.4%
 137       8/12/98       72.4%        68.0%           9/30/98
 138       3/23/98       74.0%        95.9%          12/31/98 Union Bank                                                  30.5%
 139       5/10/98       69.9%        94.6%          11/24/98
 140       6/17/98       61.8%        84.9%          10/31/98
 141       6/17/98       61.8%        99.0%          10/31/98
 142       7/10/98       59.3%       100.0%           8/20/98 Harkham Industries                                         100.0%
 143       2/26/98       42.0%        97.8%           9/30/98
 144       1/19/98       65.3%        87.4%          11/30/98
 145       5/15/98       74.8%       100.0%          11/30/98 American Vacations                                          23.0%
 146        2/3/98       69.3%       100.0%          12/31/98 Department of Recovery Services                             32.0%
 147        6/4/98       74.7%       100.0%          12/31/98 California Federal Bank                                     41.3%
 148       1/23/98       70.7%       100.0%           1/14/99 Golds Gym                                                   29.6%
 149        6/9/98       74.5%       100.0%          12/14/98 Buy for Less                                               100.0%
 150      12/15/98       69.7%        56.6%          11/30/98
 151       1/27/98       58.3%        46.7%          12/31/98
 152       6/29/98       79.6%        98.9%          12/31/98
 153       7/29/98       61.3%       100.0%          12/31/98 Yangtze Restaurant                                          24.3%
 154       1/16/98       71.3%        96.8%           9/30/98 Gold's Gym                                                  48.1%
 155      11/12/98       72.1%        95.5%          12/23/98
 156        9/9/98       73.0%        94.9%            9/2/98
 157       6/14/98       73.2%        99.3%          11/23/98
 158       2/23/98       57.8%        83.7%          11/30/98
 159       9/29/98       70.4%       100.0%           8/31/98 Marc Glassman, Inc.                                        100.0%
 160      12/15/98       74.0%        95.0%          12/16/98
 161        5/7/98       69.2%       100.0%          10/31/98 General Parts, Inc.                                         10.4%
 162       7/13/98       62.6%        94.6%          11/30/98 Quebecor Printing                                           39.1%
 163       5/15/98       47.8%       100.0%            9/8/98 Mongolian Grill BBQ                                         14.3%
 164       8/20/98       73.0%        92.0%            9/2/98
 165        7/1/98       76.4%       100.0%           7/31/98
 166       6/25/98       79.4%        95.9%           9/30/98
 167       7/28/98       67.2%        81.7%           9/30/98
 168        9/4/98       68.5%       100.0%          11/30/98 Pal-Do World                                                38.7%
 169       4/15/98       61.9%        77.6%          10/31/98
 170        6/5/98       47.9%        91.3%          11/30/98 H&R Block Tax Services                                      35.2%
 171       10/7/98       72.6%        56.7%          12/31/98
 172       2/10/98       67.5%        95.2%           12/8/98 Gulf Bank Grocery                                           23.2%
 173       9/22/98       63.5%       100.0%            8/5/98 WGI Solutions                                              100.0%
 174       1/31/98       65.3%        97.9%          12/31/98
 175        8/4/98       70.2%       100.0%          10/31/98 Denny's                                                     22.4%
 176       6/26/98       77.0%       100.0%          10/16/98 Peter Piper Pizza                                           67.3%
 177       9/22/98       62.8%       100.0%           9/22/98 Settlement Services (SMS)                                  100.0%
 178        6/9/98       74.2%       100.0%          11/30/98
 179       8/18/98       76.1%        82.0%          12/30/98
 180       4/16/98       76.0%        93.5%           9/14/98 Shangra-La Restaurant                                       11.8%
 181       5/19/98       66.6%        97.4%          11/30/98
 182      11/24/97       43.1%        93.0%          11/20/98
 183       4/13/98       56.3%        97.4%          11/19/98
 184       5/15/98       69.0%        89.8%           9/25/98
 185      12/23/98       71.5%        98.3%           12/1/98
 186       2/24/98       37.6%        85.8%          10/31/98
 187        2/2/98       57.8%        97.0%           12/1/98
 188        5/5/98       69.8%        88.6%           8/31/98 Urban Partners                                              21.7%
 189        1/5/98       71.7%       100.0%           5/20/98 Country Home Video                                          22.9%
 190        6/4/98       67.4%       100.0%          11/30/98
 191       4/14/98       76.6%        93.0%          11/30/98
 192       3/18/98       62.9%        93.3%          12/31/98
 193       6/18/98       74.6%        95.6%          12/10/98
 194       2/12/98       67.9%        96.9%           12/4/98

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

---------------------------------------------------------------------------------------------------------------------------
LOAN                                                                INTEREST ACCRUAL                            LOCKOUT
 NO.                   PROPERTY NAME (1)                                 METHOD         SEASONING (15)          PERIOD
---------------------------------------------------------------------------------------------------------------------------
  1       D.A.M. Maple Manor Mobile Home Park  (A) (6)                 Actual/360             11                  35
  2       D.A.M. Valley View - Danboro  (A) (6)                        Actual/360             11                  35
  3       D.A.M. Brookside Village MHP  (A) (6) (I)                    Actual/360             11                  35
  4       D.A.M. Pleasant View MHP  (A) (6) (I)                        Actual/360             11                  35
  5       D.A.M. Huguenot Estate East MHP  (A) (6)                     Actual/360             11                  35
  6       D.A.M. Valley View- Honey Brook  (A) (6) (II)                Actual/360             11                  35
  7       D.A.M. Green Acres-Honey Brook  (A) (6) (II)                 Actual/360             11                  35
  8       D.A.M. Moosic Heights MHP  (A) (6)                           Actual/360             11                  35
  9       D.A.M. Frieden Manor Mobile Home Park  (A) (6)               Actual/360             11                  35
 10       D.A.M. Suburban Estates MHP  (A) (6)                         Actual/360             11                  35
 11       D.A.M. Sunny Acres MHP  (A) (6)                              Actual/360             11                  35
 12       D.A.M. Sunneyside MHP  (A) (6)                               Actual/360             11                  35
 13       D.A.M. Valley View - Ephrata  (A) (6)                        Actual/360             11                  35
 14       D.A.M. Carsons Mobile Home Park  (A) (6)                     Actual/360             11                  35
 15       D.A.M. Pine Haven Mobile Home Park  (A) (6)                  Actual/360             11                  35
 16       D.A.M. Crestview Mobile Home Park  (A) (6)                   Actual/360             11                  35
 17       D.A.M. Collingwood MHP  (A) (6)                              Actual/360             11                  35
 18       D.A.M. Beaver Run Mobile Home Park (A) (6)                   Actual/360             11                  35
 19       D.A.M. Chelsea MHP  (A) (6)                                  Actual/360             11                  35
 20       D.A.M. Oakwood Lakes MHP  (A) (6)                            Actual/360             11                  35
 21       D.A.M. Gregory Courts MHP  (A) (6)                           Actual/360             11                  35
 22       D.A.M. Mountaintop Mobile Home Park  (A) (6)                 Actual/360             11                  35
 23       D.A.M. Monroe Valley MHP  (A) (6)                            Actual/360             11                  35
 24       D.A.M. Green Acres - Chambersburg  (A) (6)                   Actual/360             11                  35
 25       Jemal-The Car Barn (III) (6)                                 Actual/360              3                  27
 26       Jemal-801 North Capitol (III) (7) (6)                        Actual/360              3                  27
 27       Jemal-Laurel Lakes Corp. Center (III) (7) (6)                Actual/360              3                  27
 28       Jemal-Kalorama GuestHouse (III) (6)                          Actual/360              3                  27
 29       Quail Oaks Apartments (5) (8)                                Actual/360             12                  24
 30       Crown Colony Office                                          Actual/360              3                  27
 31       Suburban-3-Pressley  (IV) (6)                                Actual/360              3                  27
 32       Suburban-3-Virginia Beach  (IV) (6)                          Actual/360              3                  27
 33       Suburban-3-Fairfield (IV) (6)                                Actual/360              3                  27
 34       Suburban-3-Jonesboro  (IV) (6)                               Actual/360              3                  27
 35       Suburban-3-Norcross  (IV) (6)                                Actual/360              3                  27
 36       Suburban-3-Fulton Industrial  (IV) (6)                       Actual/360              3                  27
 37       Suburban-2-UNC Charlotte  (V) (6)                            Actual/360              3                  27
 38       Suburban-2-Lilburn  (V) (6)                                  Actual/360              3                  27
 39       Suburban-2-Preston Hwy. (V) (6)                              Actual/360              3                  27
 40       Suburban-2-Chesapeake (V) (6)                                Actual/360              3                  27
 41       Suburban-2-Taylors (V) (6)                                   Actual/360              3                  27
 42       Suburban-2-Mableton  (V) (6)                                 Actual/360              3                  27
 43       Midtown Shopping Center                                      Actual/360              3                  27
 44       The Lakes (8)                                                Actual/360              3                  27
 45       Ramada Plaza Hotel                                           Actual/360              3                  27
 46       Governors Crossing Outlet Ctr.                               Actual/360              3                  27
 47       Magnolia Manors 2-Andalusia  (VI)                            Actual/360              5                  29
 48       Magnolia Manors 4-Jasper  (VI)                               Actual/360              5                  29
 49       Magnolia Manors 7-Valley  (VI)                               Actual/360              5                  29
 50       Magnolia Manors 5-Smiths  (VI)                               Actual/360              5                  29
 51       Magnolia Manors 1-Jackson (VI)                               Actual/360              5                  29
 52       Magnolia Manors 8-Brewton (VI)                               Actual/360              5                  29
 53       Magnolia Manors 3-Monroeville  (VI)                          Actual/360              5                  29
 54       Magnolia Manors 6-Alexander City  (VI)                       Actual/360              5                  29
 55       Televideo                                                    Actual/360              3                  27
 56       Radisson Woodlands Plaza Hotel                               Actual/360              8                  32
 57       AFCO Hanger One Air Cargo Complex                            Actual/360              9                  33
 58       Marina View Towers                                           Actual/360             11                  35
 59       Village Park Apartments (8)                                  Actual/360              6                  30
 60       Waikiki MarketPlace (B) (7)                                  Actual/360              3                  27
 61       Goldcoast Business Center (B) (7)                            Actual/360              3                  27
 62       Summer Creek Apartments (5)                                  Actual/360              8                  32
 63       Food 4 Less & Arco AM/PM Stores                              Actual/360              5                  29
 64       Pathmark (Glenolden)                                         Actual/360              5                  29
 65       1630 Connecticut Avenue                                      Actual/360              2                  26
 66       Santa Paula West (8) (9)                                     Actual/360              3                  27
 67       Del Prado Mobile Home Park                                   Actual/360              5                  29
 68       Piano Craft Guild Apartments                                 Actual/360             12                  36
 69       Canyon Terrace Apts.                                         Actual/360              3                  27
 70       Woodhill Square                                              Actual/360              3                  27
 71       Guest House Inn (5)                                          Actual/360              3                  27
 72       7979 Old Georgetown Road                                     Actual/360              1                  25
 73       Cherry Hill Plaza                                            Actual/360             11                  35
 74       Heritage-Rolling Meadows (VII)                               Actual/360              5                  29
 75       Heritage-Windsor City (VII)                                  Actual/360              5                  29
 76       Heritage-Victorian Lakes (VII)                               Actual/360              5                  29
 77       Heritage-Hermitage Farms (VII)                               Actual/360              5                  29
 78       Heritage-Ramblewood (VII)                                    Actual/360              5                  29
 79       Maywood Village Square                                       Actual/360              4                  28
 80       Upland Country Village                                       Actual/360              3                  27
 81       El Paseo Collection (8)                                      Actual/360              9                  33
 82       Harding Woods MHP                                            Actual/360              8                  32
 83       Highland Crossing                                            Actual/360              5                  29
 84       Best Buy                                                     Actual/360              9                  33
 85       Carriage Trade Center (VIII) (6)                             Actual/360              5                  29
 86       Washington Square (VIII) (6)                                 Actual/360              5                  29
 87       Efficiency II- Lorene Lodge                                  Actual/360              3                  27
 88       Spring Creek Mobile Home Park                                Actual/360              3                  27
 89       The Meadows Apts.                                            Actual/360              3                  27
 90       Northpointe Village Center (C) (6)                           Actual/360              8                  32
 91       Grant Road Shops (C) (6)                                     Actual/360              7                  31
 92       El Paseo Power Center                                        Actual/360              3                  27
 93       Parkwood Apartments                                          Actual/360              3                  27
 94       Heritage Village Apts. (8)                                   Actual/360              8                  32
 95       P.M. Place Stores (5)                                        Actual/360              6                  30
 96       JP Plaza                                                     Actual/360              6                  30
 97       Bellam Self Storage                                          Actual/360              6                  30
 98       Sugarland Ridge                                              Actual/360              9                  33
 99       North College Mobile Plaza                                   Actual/360              6                  30
 100      Storage Express                                              Actual/360             10                  60
 101      Victory Plaza                                                Actual/360              6                  30
 102      Greenhaven Executive Park                                    Actual/360              7                  31
 103      Shoneys Inn - Lake Park (IX)                                 Actual/360              5                  29
 104      Shoneys Inn - Valdosta (IX)                                  Actual/360              5                  29
 105      Colorado Springs Corporate Centre                            Actual/360              2                  26
 106      Bechtel Nevada Corporation                                   Actual/360              5                  29
 107      Country Squire MHP                                           Actual/360              6                  30
 108      Northwest Mini Storage                                       Actual/360             10                  120
 109      Fairmont Apartments                                          Actual/360              9                  33
 110      Springwood Business Center                                   Actual/360              5                  29
 111      1420 Walnut Street                                           Actual/360              6                  30
 112      610-620 Santa Cruz Ave.                                      Actual/360              7                  31
 113      Suburban Lodge of Pineville                                  Actual/360              5                  29
 114      Redwood Marketplace                                          Actual/360             11                  60
 115      Elmwood Office Park                                          Actual/360              4                  28
 116      Orchard Center                                               Actual/360              8                  32
 117      Mission MHP                                                  Actual/360             11                  60
 118      Zonolite Road Properties                                     Actual/360              5                  29
 119      Braley Bldg.                                                 Actual/360              7                  31
 120      Lynnwood East Business Park                                  Actual/360              5                  29
 121      Woodmeadow Apts.                                             Actual/360              8                  32
 122      Wellington Woods Senior Apts.                                Actual/360              9                  36
 123      Pecan Park                                                   Actual/360              4                  28
 124      East West Shopping Center                                    Actual/360              3                  27
 125      Roble Terrace Apartments                                     Actual/360              8                  32
 126      Super 8 Motel/Alpenglo Inn and Conference Center             Actual/360              6                  30
 127      Safe Storage                                                 Actual/360              6                  30
 128      Steeple Chase Apartments                                     Actual/360              4                  28
 129      Edgemar                                                      Actual/360              5                  29
 130      Londonderry Commons                                          Actual/360              3                  27
 131      Mini Warehouse Company                                       Actual/360              3                  48
 132      Walbrook Junction Shopping                                   Actual/360              3                  60
 133      Sandstone Office Building                                    Actual/360              5                  29
 134      Rose Bay Travel Park                                         Actual/360              9                  33
 135      Riverview Mobile Villa                                       Actual/360              7                  31
 136      Plaza de Las Brisas                                          Actual/360              9                  60
 137      Sierra Suites                                                Actual/360              6                  30
 138      901 Tower                                                    Actual/360              5                  29
 139      The Cones Apartments                                         Actual/360              8                  32
 140      Royal Oaks (D)                                               Actual/360              7                  31
 141      Country Acres (D)                                            Actual/360              7                  31
 142      4890 Alameda Street (10)                                     Actual/360              7                  31
 143      Sherwood Forest Mobile Home                                  Actual/360             10                  34
 144      Red Rock Self Storage                                        Actual/360             11                  42
 145      Wilshire Borgata                                             Actual/360              8                  32
 146      American Heritage Office                                     Actual/360              7                  31
 147      California Federal Building                                  Actual/360              5                  29
 148      Simi Valley Regional Center                                  Actual/360              7                  31
 149      Buy for Less Grocery Store                                   Actual/360              8                  32
 150      Holiday Inn Durant                                           Actual/360              3                  27
 151      Best Western Matagorda                                       Actual/360             11                  60
 152      Kings Inn Apartments                                         Actual/360              6                  30
 153      The Giroux Building                                          Actual/360              7                  31
 154      Nursery Shopping Center                                      Actual/360              8                  32
 155      Fairborn Apartments                                          Actual/360              2                  26
 156      Sunwood Village Apartments (8)                               Actual/360              6                  30
 157      Kingstowne Mobile Home Park                                  Actual/360              7                  31
 158      Central Self Storage                                         Actual/360             10                  36
 159      75 Old Broadway                                              Actual/360              3                  27
 160      Plantation Acres (5)                                         Actual/360              7                  31
 161      Interpoint Business Park                                     Actual/360              3                  27
 162      Mohawk Drive Corporation                                     Actual/360              4                  28
 163      205 Commerce Center                                          Actual/360              9                  33
 164      Canterbury Commons Apartments (8)                            Actual/360              6                  30
 165      Valley Village Mobile Home Park                              Actual/360              6                  30
 166      All American - Palmdale                                      Actual/360              7                  31
 167      Dumfries Self Storage                                        Actual/360              3                  27
 168      Hyundai Plaza                                                Actual/360              4                  28
 169      Tregoney East Apartments                                     Actual/360              9                  33
 170      157 Pleasant Street                                          Actual/360              7                  31
 171      Days Inn NY                                                  Actual/360              4                  28
 172      Westfield MHP                                                Actual/360             11                  120
 173      14150 Vine                                                   Actual/360              3                  27
 174      Donner Creek MHP                                             Actual/360              7                  24
 175      Sawmill Village Shopping                                     Actual/360              3                  48
 176      T & T Plaza                                                  Actual/360              5                  29
 177      1004 Taft                                                    Actual/360              3                  27
 178      Bensen Estates                                               Actual/360              7                  31
 179      Rancho Mini Storage                                          Actual/360              3                  27
 180      Metro Square                                                 Actual/360              6                  30
 181      Machado Towers                                               Actual/360              8                  60
 182      Berkeley Self Storage, LTD.                                  Actual/360              9                  33
 183      Jasper Mobile Home Park                                      Actual/360             10                  34
 184      Spring Valley MHP & Apts.                                    Actual/360              4                  28
 185      Ponderosa MHP                                                Actual/360              2                  48
 186      Chesapeake Self Storage                                      Actual/360              9                  72
 187      Thornydale Self Storage                                      Actual/360              8                  32
 188      St. Charles Court                                            Actual/360              6                  30
 189      Tollhouse Crossings                                          Actual/360              9                  60
 190      Blue Topaz Apartments                                        Actual/360              7                  31
 191      Southend Self Storage                                        Actual/360              7                  31
 192      Creekside Mobile Home Park                                   Actual/360              8                  32
 193      Casa Monte Vista Apartments                                  Actual/360              5                  29
 194      Moreno Valley Mini Self Storage                              Actual/360              9                  60

          WEIGHTED AVERAGE                                                                     6

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

----------------------------------------------------------------------------------------------------------------
                                         PREPAYMENT CODE (16)                                      ADMIN.
LOAN        --------------------------------------------------------------------------------     COST RATE
 NO.         DEF      YM1       5.0%      4.0%       3.0%       2.0%       1.0%       OPEN       (BPS) (17)
----------------------------------------------------------------------------------------------------------------
  1          82                                                                        3           12.875
  2          82                                                                        3           12.875
  3          82                                                                        3           12.875
  4          82                                                                        3           12.875
  5          82                                                                        3           12.875
  6          82                                                                        3           12.875
  7          82                                                                        3           12.875
  8          82                                                                        3           12.875
  9          82                                                                        3           12.875
 10          82                                                                        3           12.875
 11          82                                                                        3           12.875
 12          82                                                                        3           12.875
 13          82                                                                        3           12.875
 14          82                                                                        3           12.875
 15          82                                                                        3           12.875
 16          82                                                                        3           12.875
 17          82                                                                        3           12.875
 18          82                                                                        3           12.875
 19          82                                                                        3           12.875
 20          82                                                                        3           12.875
 21          82                                                                        3           12.875
 22          82                                                                        3           12.875
 23          82                                                                        3           12.875
 24          82                                                                        3           12.875
 25          90                                                                        3           12.875
 26          90                                                                        3           12.875
 27          90                                                                        3           12.875
 28          90                                                                        3           12.875
 29                   153                                                              3           12.875
 30          90                                                                        3           12.875
 31          90                                                                        3           12.875
 32          90                                                                        3           12.875
 33          90                                                                        3           12.875
 34          90                                                                        3           12.875
 35          90                                                                        3           12.875
 36          90                                                                        3           12.875
 37          90                                                                        3           12.875
 38          90                                                                        3           12.875
 39          90                                                                        3           12.875
 40          90                                                                        3           12.875
 41          90                                                                        3           12.875
 42          90                                                                        3           12.875
 43          89                                                                        3           12.875
 44          90                                                                        3           12.875
 45          90                                                                        3           12.875
 46          90                                                                        3           12.875
 47          88                                                                        3           12.875
 48          88                                                                        3           12.875
 49          88                                                                        3           12.875
 50          88                                                                        3           12.875
 51          88                                                                        3           12.875
 52          88                                                                        3           12.875
 53          88                                                                        3           12.875
 54          88                                                                        3           12.875
 55          90                                                                        3           12.875
 56          85                                                                        3           12.875
 57          84                                                                        3           12.875
 58          103                                                                       6           12.875
 59          81                                                                        9           12.875
 60          90                                                                        3           12.875
 61          90                                                                        3           12.875
 62          91                                                                        3           12.875
 63          88                                                                        3           12.875
 64          88                                                                        3           12.875
 65          91                                                                        3           12.875
 66          90                                                                        3           12.875
 67          85                                                                        6           12.875
 68          78                                                                        6           12.875
 69          90                                                                        3           12.875
 70          90                                                                        3           12.875
 71          85                                                                        6           12.875
 72          92                                                                        3           12.875
 73          82                                                                        3           12.875
 74          88                                                                        3           12.875
 75          88                                                                        3           12.875
 76          88                                                                        3           12.875
 77          88                                                                        3           12.875
 78          88                                                                        3           12.875
 79          89                                                                        3           12.875
 80          90                                                                        3           12.875
 81          48                                                                        3           12.875
 82          85                                                                        3           12.875
 83          87                                                                        4           12.875
 84          204                                                                       3           12.875
 85          88                                                                        3           12.875
 86          88                                                                        3           12.875
 87          90                                                                        3           12.875
 88          87                                                                        6           12.875
 89          90                                                                        3           12.875
 90          85                                                                        3           12.875
 91          86                                                                        3           12.875
 92          90                                                                        3           12.875
 93          90                                                                        3           12.875
 94          85                                                                        3           12.875
 95          93                                                                        3           12.875
 96          87                                                                        3           12.875
 97          87                                                                        3           12.875
 98          84                                                                        3           12.875
 99          87                                                                        3           12.875
 100                   57                                                              3           12.875
 101         84                                                                        6           12.875
 102         86                                                                        3           12.875
 103         88                                                                        3           12.875
 104         88                                                                        3           12.875
 105         91                                                                        3           12.875
 106         88                                                                        3           12.875
 107         87                                                                        3           12.875
 108         116                                                                       3           12.875
 109         84                                                                        3           12.875
 110         88                                                                        3           12.875
 111         87                                                                        3           12.875
 112         86                                                                        3           12.875
 113         88                                                                        3           12.875
 114                   57                                                              3           12.875
 115         89                                                                        3           12.875
 116         85                                                                        3           12.875
 117                   56                                                              3           12.875
 118         88                                                                        3           12.875
 119         86                                                                        3           12.875
 120         88                                                                        3           12.875
 121         85                                                                        3           12.875
 122         81                                                                        3           12.875
 123         86                                                                        6           12.875
 124         90                                                                        3           12.875
 125         85                                                                        3           12.875
 126         87                                                                        3           12.875
 127         87                                                                        3           12.875
 128         89                                                                        3           12.875
 129         88                                                                        3           12.875
 130         90                                                                        3           12.875
 131         69                                                                        3           12.875
 132         57                                                                        3           12.875
 133         88                                                                        3           12.875
 134         84                                                                        3           12.875
 135         86                                                                        3           12.875
 136                   57                                                              3           12.875
 137         87                                                                        3           12.875
 138         88                                                                        3           12.875
 139         82                                                                        6           12.875
 140         86                                                                        3           12.875
 141         86                                                                        3           12.875
 142         86                                                                        3           12.875
 143         82                                                                        3           12.875
 144                   81                                                              3           12.875
 145         85                                                                        3           12.875
 146         86                                                                        3           12.875
 147         88                                                                        3           12.875
 148         86                                                                        3           12.875
 149         85                                                                        3           12.875
 150         90                                                                        3           12.875
 151         177                                                                       3           12.875
 152         87                                                                        3           12.875
 153         83                                                                        6           12.875
 154         85                                                                        3           12.875
 155         88                                                                        6           12.875
 156         81                                                                        9           12.875
 157         83                                                                        6           12.875
 158                             24        24         12         12         9          3           12.875
 159         90                                                                        3           12.875
 160         92                                                                        3           12.875
 161         90                                                                        3           12.875
 162         89                                                                        3           12.875
 163         85                                                                        3           12.875
 164         81                                                                        9           12.875
 165         87                                                                        3           12.875
 166         86                                                                        3           12.875
 167         90                                                                        3           12.875
 168         89                                                                        3           12.875
 169         84                                                                        3           12.875
 170         86                                                                        3           12.875
 171         89                                                                        3           12.875
 172                  117                                                              3           12.875
 173         90                                                                        3           12.875
 174                             12        12         12         12         6          6           12.875
 175         69                                                                        3           12.875
 176         88                                                                        3           12.875
 177         90                                                                        3           12.875
 178         83                                                                        6           12.875
 179         90                                                                        3           12.875
 180         87                                                                        3           12.875
 181                             12        12         12         12         9          3           12.875
 182         84                                                                        3           12.875
 183         80                                                                        6           12.875
 184         86                                                                        6           12.875
 185         69                                                                        3           12.875
 186                   45                                                              3           12.875
 187         85                                                                        3           12.875
 188         87                                                                        3           12.875
 189                   57                                                              3           12.875
 190         86                                                                        3           12.875
 191         146                                                                       3           12.875
 192         85                                                                        3           12.875
 193         88                                                                        3           12.875
 194                   57                                                              3           12.875

                                                                                                   12.875

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       INITIAL
                                                                                                                       CAPITAL
                                                                                                     CAPITAL         EXPENDITURE
                                                                  INSURANCE                        EXPENDITURE         ESCROW
   LOAN                                                            ESCROW         TAX ESCROW         ESCROW          REQUIREMENT
    NO.                    PROPERTY NAME                          REQUIRED         REQUIRED       REQUIRED (18)         (19)
--------------------------------------------------------------------------------------------------------------------------------
     1      D.A.M. Maple Manor Mobile Home Park  (A) (6)             No               Yes              Yes             $25,313
     2      D.A.M. Valley View - Danboro  (A) (6)                    No               Yes              Yes                $0
     3      D.A.M. Brookside Village MHP  (A) (6) (I)                No               Yes              Yes             $11,000
     4      D.A.M. Pleasant View MHP  (A) (6) (I)                    No               Yes              Yes              $3,750
     5      D.A.M. Huguenot Estate East MHP  (A) (6)                 No               Yes              Yes              $1,250
     6      D.A.M. Valley View- Honey Brook  (A) (6) (II)            No               Yes              Yes              $2,250
     7      D.A.M. Green Acres-Honey Brook  (A) (6) (II)             No               Yes              Yes                $0
     8      D.A.M. Moosic Heights MHP  (A) (6)                       No               Yes              Yes               $625
     9      D.A.M. Frieden Manor Mobile Home Park  (A) (6)           No               Yes              Yes                $0
    10      D.A.M. Suburban Estates MHP  (A) (6)                     No               Yes              Yes                $0
    11      D.A.M. Sunny Acres MHP  (A) (6)                          No               Yes              Yes                $0
    12      D.A.M. Sunneyside MHP  (A) (6)                           No               Yes              Yes              $1,250
    13      D.A.M. Valley View - Ephrata  (A) (6)                    No               Yes              Yes                $0
    14      D.A.M. Carsons Mobile Home Park  (A) (6)                 No               Yes              Yes                $0
    15      D.A.M. Pine Haven Mobile Home Park  (A) (6)              No               Yes              Yes             $10,000
    16      D.A.M. Crestview Mobile Home Park  (A) (6)               No               Yes              Yes                $0
    17      D.A.M. Collingwood MHP  (A) (6)                          No               Yes              Yes              $3,375
    18      D.A.M. Beaver Run Mobile Home Park (A) (6)               No               Yes              Yes                $0
    19      D.A.M. Chelsea MHP  (A) (6)                              No               Yes              Yes                $0
    20      D.A.M. Oakwood Lakes MHP  (A) (6)                        No               Yes              Yes              $1,875
    21      D.A.M. Gregory Courts MHP  (A) (6)                       No               Yes              Yes              $5,000
    22      D.A.M. Mountaintop Mobile Home Park  (A) (6)             No               Yes              Yes                $0
    23      D.A.M. Monroe Valley MHP  (A) (6)                        No               Yes              Yes                $0
    24      D.A.M. Green Acres - Chambersburg  (A) (6)               No               Yes              Yes                $0
    25      Jemal-The Car Barn (III) (6)                            Yes               Yes              Yes                $0
    26      Jemal-801 North Capitol (III) (7) (6)                   Yes               Yes              Yes                $0
    27      Jemal-Laurel Lakes Corp. Center (III) (7) (6)           Yes               Yes              Yes                $0
    28      Jemal-Kalorama GuestHouse (III) (6)                     Yes               Yes              Yes                $0
    29      Quail Oaks Apartments (5) (8)                           Yes               Yes              Yes                $0
    30      Crown Colony Office                                     Yes               Yes              Yes                $0
    31      Suburban-3-Pressley  (IV) (6)                           Yes               Yes              Yes                $0
    32      Suburban-3-Virginia Beach  (IV) (6)                     Yes               Yes              Yes                $0
    33      Suburban-3-Fairfield (IV) (6)                           Yes               Yes              Yes                $0
    34      Suburban-3-Jonesboro  (IV) (6)                          Yes               Yes              Yes                $0
    35      Suburban-3-Norcross  (IV) (6)                           Yes               Yes              Yes                $0
    36      Suburban-3-Fulton Industrial  (IV) (6)                  Yes               Yes              Yes                $0
    37      Suburban-2-UNC Charlotte  (V) (6)                       Yes               Yes              Yes                $0
    38      Suburban-2-Lilburn  (V) (6)                             Yes               Yes              Yes                $0
    39      Suburban-2-Preston Hwy. (V) (6)                         Yes               Yes              Yes                $0
    40      Suburban-2-Chesapeake (V) (6)                           Yes               Yes              Yes                $0
    41      Suburban-2-Taylors (V) (6)                              Yes               Yes              Yes                $0
    42      Suburban-2-Mableton  (V) (6)                            Yes               Yes              Yes                $0
    43      Midtown Shopping Center                                 Yes               Yes              Yes                $0
    44      The Lakes (8)                                           Yes               Yes              Yes              $2,688
    45      Ramada Plaza Hotel                                       No               Yes              Yes             $204,108
    46      Governors Crossing Outlet Ctr.                          Yes               Yes              Yes                $0
    47      Magnolia Manors 2-Andalusia  (VI)                       Yes               Yes              Yes                $0
    48      Magnolia Manors 4-Jasper  (VI)                          Yes               Yes              Yes                $0
    49      Magnolia Manors 7-Valley  (VI)                          Yes               Yes              Yes                $0
    50      Magnolia Manors 5-Smiths  (VI)                          Yes               Yes              Yes                $0
    51      Magnolia Manors 1-Jackson (VI)                          Yes               Yes              Yes                $0
    52      Magnolia Manors 8-Brewton (VI)                          Yes               Yes              Yes                $0
    53      Magnolia Manors 3-Monroeville  (VI)                     Yes               Yes              Yes                $0
    54      Magnolia Manors 6-Alexander City  (VI)                  Yes               Yes              Yes                $0
    55      Televideo                                                No               No               Yes                $0
    56      Radisson Woodlands Plaza Hotel                          Yes               Yes              Yes                $0
    57      AFCO Hanger One Air Cargo Complex                       Yes               Yes              Yes             $62,750
    58      Marina View Towers                                      Yes               Yes              Yes             $15,063
    59      Village Park Apartments (8)                             Yes               Yes              Yes             $98,750
    60      Waikiki MarketPlace (B) (7)                             Yes               Yes              Yes             $68,750
    61      Goldcoast Business Center (B) (7)                       Yes               Yes              Yes              $1,313
    62      Summer Creek Apartments (5)                             Yes               Yes              Yes             $30,500
    63      Food 4 Less & Arco AM/PM Stores                         Yes               Yes              Yes                $0
    64      Pathmark (Glenolden)                                     No               No               Yes                $0
    65      1630 Connecticut Avenue                                 Yes               Yes              Yes             $574,031
    66      Santa Paula West (8) (9)                                 No               Yes              Yes             $43,750
    67      Del Prado Mobile Home Park                               No               Yes              No                 $0
    68      Piano Craft Guild Apartments                            Yes               Yes              Yes             $12,125
    69      Canyon Terrace Apts.                                    Yes               Yes              Yes             $71,450
    70      Woodhill Square                                         Yes               Yes              Yes              $8,681
    71      Guest House Inn (5)                                     Yes               Yes              No              $84,000
    72      7979 Old Georgetown Road                                Yes               Yes              Yes             $102,500
    73      Cherry Hill Plaza                                       Yes               Yes              Yes             $202,131
    74      Heritage-Rolling Meadows (VII)                          Yes               Yes              Yes              $3,500
    75      Heritage-Windsor City (VII)                             Yes               Yes              Yes             $12,500
    76      Heritage-Victorian Lakes (VII)                          Yes               Yes              Yes             $49,875
    77      Heritage-Hermitage Farms (VII)                          Yes               Yes              Yes             $46,250
    78      Heritage-Ramblewood (VII)                               Yes               Yes              Yes                $0
    79      Maywood Village Square                                  Yes               Yes              Yes              $3,500
    80      Upland Country Village                                  Yes               Yes              Yes              $3,250
    81      El Paseo Collection (8)                                 Yes               Yes              Yes                $0
    82      Harding Woods MHP                                       Yes               Yes              Yes              $1,329
    83      Highland Crossing                                       Yes               Yes              Yes                $0
    84      Best Buy                                                 No               No               No              $21,675
    85      Carriage Trade Center (VIII) (6)                        Yes               Yes              Yes                $0
    86      Washington Square (VIII) (6)                            Yes               Yes              Yes                $0
    87      Efficiency II- Lorene Lodge                             Yes               Yes              Yes              $6,047
    88      Spring Creek Mobile Home Park                           Yes               Yes              Yes                $0
    89      The Meadows Apts.                                       Yes               Yes              Yes             $111,304
    90      Northpointe Village Center (C) (6)                      Yes               Yes              Yes                $0
    91      Grant Road Shops (C) (6)                                Yes               Yes              Yes                $0
    92      El Paseo Power Center                                   Yes               Yes              Yes             $31,250
    93      Parkwood Apartments                                     Yes               Yes              Yes             $14,038
    94      Heritage Village Apts. (8)                              Yes               Yes              Yes             $47,604
    95      P.M. Place Stores (5)                                   Yes               Yes              Yes             $40,500
    96      JP Plaza                                                Yes               Yes              Yes              $1,250
    97      Bellam Self Storage                                     Yes               Yes              No                 $0
    98      Sugarland Ridge                                         Yes               Yes              Yes              $3,750
    99      North College Mobile Plaza                              Yes               Yes              No                 $0
    100     Storage Express                                         Yes               Yes              Yes                $0
    101     Victory Plaza                                           Yes               Yes              Yes               $250
    102     Greenhaven Executive Park                                No               Yes              Yes                $0
    103     Shoneys Inn - Lake Park (IX)                            Yes               Yes              Yes               $500
    104     Shoneys Inn - Valdosta (IX)                             Yes               Yes              Yes                $0
    105     Colorado Springs Corporate Centre                       Yes               Yes              Yes             $14,069
    106     Bechtel Nevada Corporation                              Yes               Yes              Yes               $833
    107     Country Squire MHP                                      Yes               Yes              Yes                $0
    108     Northwest Mini Storage                                  Yes               Yes              Yes              $1,721
    109     Fairmont Apartments                                     Yes               Yes              Yes             $217,318
    110     Springwood Business Center                              Yes               Yes              Yes             $14,563
    111     1420 Walnut Street                                      Yes               Yes              Yes             $19,375
    112     610-620 Santa Cruz Ave.                                 Yes               Yes              Yes               $322
    113     Suburban Lodge of Pineville                             Yes               Yes              Yes                $0
    114     Redwood Marketplace                                     Yes               Yes              Yes             $32,800
    115     Elmwood Office Park                                     Yes               Yes              Yes             $18,125
    116     Orchard Center                                          Yes               Yes              Yes             $14,250
    117     Mission MHP                                             Yes               Yes              No                 $0
    118     Zonolite Road Properties                                Yes               Yes              Yes              $1,719
    119     Braley Bldg.                                            Yes               Yes              Yes                $0
    120     Lynnwood East Business Park                             Yes               Yes              Yes              $1,063
    121     Woodmeadow Apts.                                        Yes               Yes              Yes              $6,250
    122     Wellington Woods Senior Apts.                           Yes               Yes              Yes                $0
    123     Pecan Park                                              Yes               Yes              Yes                $0
    124     East West Shopping Center                               Yes               Yes              Yes                $0
    125     Roble Terrace Apartments                                Yes               Yes              Yes                $0
    126     Super 8 Motel/Alpenglo Inn and Conference Center        Yes               Yes              Yes                $0
    127     Safe Storage                                            Yes               Yes              Yes                $0
    128     Steeple Chase Apartments                                Yes               Yes              Yes             $170,250
    129     Edgemar                                                 Yes               Yes              Yes                $0
    130     Londonderry Commons                                     Yes               Yes              Yes              $1,781
    131     Mini Warehouse Company                                  Yes               Yes              No               $5,000
    132     Walbrook Junction Shopping                              Yes               Yes              Yes             $21,875
    133     Sandstone Office Building                               Yes               Yes              Yes                $0
    134     Rose Bay Travel Park                                    Yes               Yes              Yes              $2,500
    135     Riverview Mobile Villa                                  Yes               Yes              No               $1,250
    136     Plaza de Las Brisas                                     Yes               Yes              Yes                $0
    137     Sierra Suites                                           Yes               Yes              Yes             $164,000
    138     901 Tower                                               Yes               Yes              Yes              $1,500
    139     The Cones Apartments                                    Yes               Yes              Yes             $160,000
    140     Royal Oaks (D)                                          Yes               Yes              No                 $0
    141     Country Acres (D)                                       Yes               Yes              Yes              $3,750
    142     4890 Alameda Street (10)                                Yes               Yes              Yes             $16,250
    143     Sherwood Forest Mobile Home                             Yes               Yes              No                $938
    144     Red Rock Self Storage                                   Yes               Yes              No                 $0
    145     Wilshire Borgata                                         No               No               Yes               $122
    146     American Heritage Office                                Yes               Yes              Yes              $1,250
    147     California Federal Building                             Yes               Yes              Yes             $45,625
    148     Simi Valley Regional Center                             Yes               Yes              Yes              $5,094
    149     Buy for Less Grocery Store                               No               No               Yes              $3,750
    150     Holiday Inn Durant                                      Yes               Yes              Yes             $15,688
    151     Best Western Matagorda                                  Yes               Yes              Yes             $33,204
    152     Kings Inn Apartments                                    Yes               Yes              Yes             $46,875
    153     The Giroux Building                                     Yes               Yes              Yes                $0
    154     Nursery Shopping Center                                 Yes               Yes              Yes             $20,405
    155     Fairborn Apartments                                     Yes               Yes              Yes             $39,250
    156     Sunwood Village Apartments (8)                          Yes               Yes              Yes                $0
    157     Kingstowne Mobile Home Park                             Yes               Yes              Yes              $6,071
    158     Central Self Storage                                    Yes               Yes              No                 $0
    159     75 Old Broadway                                          No               Yes              Yes                $0
    160     Plantation Acres (5)                                    Yes               Yes              No                 $0
    161     Interpoint Business Park                                Yes               Yes              Yes              $3,844
    162     Mohawk Drive Corporation                                Yes               Yes              Yes             $31,250
    163     205 Commerce Center                                     Yes               Yes              Yes             $52,504
    164     Canterbury Commons Apartments (8)                       Yes               Yes              No                 $0
    165     Valley Village Mobile Home Park                         Yes               Yes              No               $1,875
    166     All American - Palmdale                                 Yes               Yes              Yes              $6,000
    167     Dumfries Self Storage                                   Yes               Yes              No              $40,906
    168     Hyundai Plaza                                           Yes               Yes              Yes               $298
    169     Tregoney East Apartments                                Yes               Yes              Yes             $129,240
    170     157 Pleasant Street                                     Yes               Yes              Yes              $2,813
    171     Days Inn NY                                             Yes               Yes              Yes             $26,063
    172     Westfield MHP                                           Yes               Yes              No                 $0
    173     14150 Vine                                              Yes               Yes              Yes              $1,063
    174     Donner Creek MHP                                        Yes               Yes              Yes             $59,500
    175     Sawmill Village Shopping                                Yes               Yes              Yes                $0
    176     T & T Plaza                                             Yes               Yes              Yes                $0
    177     1004 Taft                                               Yes               Yes              Yes             $34,219
    178     Bensen Estates                                          Yes               Yes              Yes                $0
    179     Rancho Mini Storage                                     Yes               Yes              Yes                $0
    180     Metro Square                                            Yes               Yes              Yes              $5,594
    181     Machado Towers                                          Yes               Yes              Yes                $0
    182     Berkeley Self Storage, LTD.                             Yes               Yes              Yes                $0
    183     Jasper Mobile Home Park                                 Yes               Yes              No                 $0
    184     Spring Valley MHP & Apts.                               Yes               Yes              Yes                $0
    185     Ponderosa MHP                                           Yes               Yes              No              $30,063
    186     Chesapeake Self Storage                                 Yes               Yes              No                 $0
    187     Thornydale Self Storage                                 Yes               Yes              Yes             $40,000
    188     St. Charles Court                                       Yes               Yes              Yes              $2,500
    189     Tollhouse Crossings                                     Yes               Yes              Yes                $0
    190     Blue Topaz Apartments                                   Yes               Yes              Yes             $57,400
    191     Southend Self Storage                                   Yes               Yes              Yes                $0
    192     Creekside Mobile Home Park                              Yes               Yes              Yes                $0
    193     Casa Monte Vista Apartments                             Yes               Yes              Yes              $9,563
    194     Moreno Valley Mini Self Storage                          No               Yes              No                 $0

            TOTAL/WEIGHTED AVERAGE                                 86.0%             95.9%            90.9%           $3,690,182

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

--------------------------------------------------------------------------------------------
         CURRENT CAPITAL        MONTHLY CAPITAL
           EXPENDITURE            EXPENDITURE
   LOAN      ESCROW                 ESCROW            INITIAL TI/LC        CURRENT TI/LC
    NO.    BALANCE(20)          REQUIREMENT(21)      REQUIREMENT(22)        BALANCE(23)
--------------------------------------------------------------------------------------------
     1       $39,306                 $1,321                $0                    $0
     2        $7,173                  $967                 $0                    $0
     3       $26,688                  $713                 $0                    $0
     4          $0                    $458                 $0                    $0
     5        $7,696                  $763                 $0                    $0
     6        $6,845                  $600                 $0                    $0
     7          $0                     $0                  $0                    $0
     8        $4,690                  $933                 $0                    $0
     9        $8,000                  $800                 $0                    $0
    10        $8,557                  $846                 $0                    $0
    11       $25,321                  $742                 $0                    $0
    12        $4,410                  $308                 $0                    $0
    13        $4,511                  $446                 $0                    $0
    14        $6,063                  $599                 $0                    $0
    15       $15,934                  $554                 $0                    $0
    16        $4,173                  $412                 $0                    $0
    17        $4,486                  $443                 $0                    $0
    18        $4,215                  $417                 $0                    $0
    19        $3,625                  $358                 $0                    $0
    20        $1,680                  $340                 $0                    $0
    21        $6,766                  $158                 $0                    $0
    22        $1,644                  $162                 $0                    $0
    23        $1,855                  $183                 $0                    $0
    24        $1,321                  $131                 $0                    $0
    25          $0                   $1,431                $0                    $0
    26       $15,339                 $1,361             $596,640              $713,622
    27          $0                   $1,200             $160,510                 $0
    28          $0                   $3,678                $0                    $0
    29          $0                   $5,050                $0                    $0
    30          $0                   $2,083                $0                    $0
    31          $0                   $3,431                $0                    $0
    32          $0                   $3,418                $0                    $0
    33       $36,880                 $3,108                $0                    $0
    34          $0                   $3,180                $0                    $0
    35          $0                   $2,950                $0                    $0
    36          $0                   $2,353                $0                    $0
    37          $0                   $3,680                $0                    $0
    38          $0                   $3,214                $0                    $0
    39          $0                   $3,316                $0                    $0
    40       $36,305                 $3,078                $0                    $0
    41          $0                   $3,006                $0                    $0
    42          $0                   $1,858                $0                    $0
    43        $4,000                 $2,000                $0                  $3,062
    44        $8,374                 $2,862             $150,000              $192,739
    45       $205,035                $17,009               $0                    $0
    46        $3,376                 $1,688                $0                  $12,077
    47          $0                    $800                 $0                    $0
    48          $0                    $800                 $0                    $0
    49          $0                    $800                 $0                    $0
    50          $0                    $400                 $0                    $0
    51       $17,600                  $400                 $0                    $0
    52          $0                    $400                 $0                    $0
    53          $0                    $400                 $0                    $0
    54          $0                    $400                 $0                    $0
    55        $2,611                  $870              $300,000              $309,413
    56       $60,833                 $18,837               $0                    $0
    57       $77,096                 $1,580                $0                  $14,919
    58       $32,385                 $1,750                $0                    $0
    59                               $7,838                $0                    $0
    60       $69,549                  $400                 $0                  $5,325
    61        $3,067                  $877               $55,000               $63,135
    62       $54,035                 $3,250                $0                    $0
    63        $2,860                  $715                 $0                    $0
    64        $6,020                 $1,505                $0                  $11,983
    65       $575,123                $1,092                $0                  $5,638
    66       $45,375                  $812                 $0                    $0
    67          $0                     $0                  $0                    $0
    68       $29,888                 $3,941                $0                    $0
    69       $76,867                 $2,708                $0                    $0
    70       $13,877                 $2,598             $290,264              $304,905
    71       $86,765                   $0                  $0                    $0
    72          $0                   $2,044              $50,000               $50,000
    73       $59,840                 $1,796             $300,000               $17,966
    74          $0                   $1,213                $0                    $0
    75       $129,803                $1,379                $0                    $0
    76          $0                    $791                 $0                    $0
    77          $0                    $418                 $0                    $0
    78          $0                    $354                 $0                    $0
    79        $5,312                  $604              $100,000              $106,243
    80        $4,436                  $593               $20,000               $24,748
    81        $3,982                  $498                 $0                  $16,000
    82       $10,633                 $1,329                $0                    $0
    83        $2,206                  $551                 $0                 $107,645
    84       $22,202                   $0                  $0                    $0
    85        $6,060                 $1,181                $0                  $22,762
    86          $0                    $334               $3,544                  $0
    87       $24,392                 $6,047                $0                    $0
    88        $3,208                 $1,604                $0                    $0
    89       $115,637                $2,167                $0                    $0
    90        $3,830                  $547                 $0                  $2,407
    91         $901                   $150                 $0                  $4,327
    92       $33,022                  $886                 $0                  $5,707
    93       $25,704                 $5,833                $0                    $0
    94       $57,877                 $3,667                $0                    $0
    95       $65,283                 $2,494                $0                  $21,706
    96        $4,482                  $539              $100,000              $100,000
    97          $0                     $0                  $0                    $0
    98       $18,825                 $1,675                $0                    $0
    99          $0                     $0                  $0                    $0
    100       $3,528                  $392                 $0                    $0
    101       $7,695                 $1,242              $2,256                $13,529
    102      $16,742                 $1,395              $83,258              $112,774
    103      $16,722                 $3,643                $0                    $0
    104         $0                   $3,238                $0                    $0
    105         $0                    $754                 $0                    $0
    106      $18,333                  $833               $8,333                $18,333
    107       $5,689                  $763                 $0                    $0
    108      $17,211                 $1,721                $0                    $0
    109      $151,655                $5,708                $0                    $0
    110      $18,363                  $950              $180,000              $201,798
    111      $21,377                 $2,049              $13,801              $141,270
    112       $2,253                  $322                $965                 $6,805
    113      $23,183                 $4,637                $0                    $0
    114      $33,912                 $1,368                $0                    $0
    115       $3,600                 $1,200             $130,000               $78,603
    116      $18,784                  $498                 $0                  $16,024
    117         $0                     $0                  $0                    $0
    118       $5,915                 $1,049                $0                  $22,294
    119       $6,187                 $1,031                $0                  $22,229
    120       $2,956                  $739               $30,000               $40,371
    121      $37,750                 $4,500                $0                    $0
    122         $0                   $1,875                $0                    $0
    123       $2,588                  $862                 $0                    $0
    124        $705                   $353                 $0                  $3,996
    125       $9,184                 $1,312                $0                    $0
    126      $16,100                 $3,220                $0                    $0
    127       $4,069                  $678                 $0                    $0
    128      $139,719                $4,667                $0                    $0
    129       $2,048                  $408                 $0                    $0
    130       $2,058                 $1,029             $125,000              $125,000
    131       $5,000                   $0                  $0                    $0
    132      $23,051                  $588               $49,000               $53,217
    133       $1,183                  $296               $25,000                 $0
    134      $14,267                 $1,471                $0                    $0
    135       $1,250                   $0                  $0                    $0
    136       $3,472                  $434                $750                 $6,750
    137      $74,421                 $5,477                $0                    $0
    138       $3,670                  $434               $2,153                $10,831
    139      $149,891                $2,205                $0                    $0
    140         $0                     $0                  $0                    $0
    141      $14,474                 $1,778                $0                    $0
    142      $23,194                  $992               $3,472                $24,306
    143         $0                     $0                  $0                    $0
    144         $0                     $0                  $0                    $0
    145        $979                   $122               $25,000               $31,565
    146       $2,000                  $333               $15,000               $36,120
    147      $47,922                  $574                 $0                  $7,869
    148       $8,135                  $507                 $0                  $12,165
    149       $4,988                  $712                 $0                  $8,370
    150      $22,852                 $3,582                $0                    $0
    151      $37,374                 $6,954                $0                    $0
    152      $46,875                 $1,875                $0                    $0
    153       $1,911                  $319                 $0                  $5,568
    154      $26,739                  $905               $1,552                $1,552
    155         $0                   $4,967                $0                    $0
    156         $0                   $2,213                $0                    $0
    157       $3,817                  $636                 $0                    $0
    158         $0                     $0                  $0                    $0
    159       $1,970                  $985               $30,000               $35,072
    160         $0                     $0                  $0                    $0
    161       $5,284                  $720               $65,000               $68,600
    162      $12,029                 $1,939              $30,000               $19,464
    163      $57,528                  $558                 $0                    $0
    164         $0                     $0                  $0                    $0
    165         $0                     $0                  $0                    $0
    166       $9,500                  $500                 $0                    $0
    167      $40,906                   $0                  $0                    $0
    168       $1,193                  $298               $31,691               $36,763
    169      $85,629                 $2,229                $0                    $0
    170       $9,690                 $1,146                $0                    $0
    171      $27,168                 $3,046                $0                    $0
    172         $0                     $0                  $0                    $0
    173       $2,133                  $535               $50,000               $54,280
    174      $61,875                  $396                 $0                    $0
    175        $542                   $271                 $0                  $2,044
    176       $1,636                  $327               $20,000               $23,220
    177      $35,059                  $420               $50,000               $53,864
    178       $5,277                  $875                 $0                    $0
    179       $1,313                  $438                 $0                    $0
    180      $10,417                  $804                $345                 $2,067
    181       $1,982                  $792                 $0                    $0
    182       $4,072                  $452                 $0                    $0
    183         $0                     $0                  $0                    $0
    184       $3,825                 $1,275                $0                    $0
    185         $0                     $0                  $0                    $0
    186         $0                     $0                  $0                    $0
    187      $45,013                  $627                 $0                    $0
    188       $7,235                  $789                 $0                    $0
    189       $1,697                  $210               $4,000                $3,031
    190      $58,363                  $500                 $0                    $0
    191       $6,019                  $860                 $0                    $0
    192        $875                   $125                 $0                    $0
    193      $13,313                  $938                 $0                    $0
    194         $0                     $0                  $0                    $0

            $3,873,185              $291,341           $3,102,534         $3,416,070/81.2%

     FOOTNOTES TO APPENDIX II

1. Sets of Property Names with identical alphabetical coding identify the loans that are cross-collateralized and cross-defaulted, while Property Names with identical Roman Numeral coding are the multiple properties of a single Mortgage Loan. Mortgage Loans 1-24 comprise a set of crossed-collateralized and cross-defaulted loans which contains two Mortgage Loans (represented by Loan Nos. 3&4 and 6&7), each of which are secured by two properties.

2. Certain ratios including Cut-Off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. The indicated Cut-Off Date Balance/Unit or SF for mixed use properties is based on the predominant property usage. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, generally, based on relative appraised value or Underwritable Cash Flow. For purposes of information contained within the Prospectus Supplement, Balloon Loans are defined as having a balance at maturity equal to at least 10% of the original principal balance of the related Mortgage Loan.

     With respect to Mortgage Loan No. 122, Wellington Woods Senior Apts., disclosed LTV (85.1%) and DSCR (1.11x) do not consider an in-place $200,000 letter of credit, which may be released when a DSCR of at least 1.20x, or a LTV of 80%, or lower, is achieved.

3. "ARD" indicates the Anticipated Repayment Date of the Anticipated Repayment Date Loans, as defined in the Prospectus Supplement. See "Description of the Mortgage Pool".

4. The Original Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Non-30/360 interest accrual method of all Mortgage Loans, the actual amortization to a zero balance on the Mortgage Loans will be longer.

5. Mortgage Loan Nos. 29, 62, 71, 95, and 160 were restated to account for earnouts provided to the borrower which resulted in the following:

     The Monthly Payment for Loan No. 29, Quail Oaks Apartments, is based on a 360 month amortization term beginning on May 1, 1998. The Effective Maturity Date reflects the corresponding date in the restated mortgage note. As such, the Original Term to Maturity and Original Amortization Term are presented as of the first regularly scheduled debt service payment date of the restated mortgage note, May 1, 1998.

     The Monthly Payment for Mortgage Loan No. 62, Summer Creek Apartments, is based on a 355 month amortization term beginning on February 11, 1999. The Original Term to Maturity and the Original Amortization Term are presented as of the date of the first regularly scheduled debt service payment on September 11, 1998.

     FOOTNOTES TO APPENDIX II

     The Monthly Payment for Mortgage Loan No. 71, Guest House Inn, is based on a 298 month amortization term beginning on February 11, 1999. The First Payment Date and the Anticipated Repayment Date reflects the corresponding dates in the restated mortgage note. As such, the Original Term to Maturity and the Original Amortization Term are presented as of the first regularly scheduled debt service payment date of the restated mortgage note, February 11, 1999.

     The Monthly Payment for Mortgage Loan No. 95, P.M. Place Stores, is based on a 297 month amortization term beginning on March 1, 1999. The Original Term to Maturity and the Original Amortization Term are presented as of the date of the first regularly scheduled debt service payment on November 1, 1998.

     The Monthly Payment for Mortgage Loan No. 160, Plantation Acres, is based on a 296 month amortization term beginning on February 1, 1999. The Original Term to Maturity and the Original Amortization Term are presented as of the date of the first regularly scheduled debt service payment on October 1, 1998.

6. With respect to Mortgage Loan Nos. 1 - 24, the D.A.M. loans, the loan documents permit defeasance of one or more of the cross-collateralized loans and thereby cause the release of the related mortgaged property or properties (in the case of multiple property loans) subject to the following conditions: (1) the expiration of the applicable Mortgage Loan's Lockout Period, (2) the maintenance of a combined DSCR for the remaining loans in the cross-collateralized pool of at least 1.50x, and (3) the maintenance of a combined LTV for the remaining loans in the cross-collateralized pool of no greater than 75%.

     With respect to Mortgage Loan Nos. 25-28, the Jemal loans, the loan documents permit partial loan defeasance and thereby cause the release of a related mortgaged property subject to the following conditions: (1) the expiration of the applicable Mortgage Loan's Lockout Period, (2) the maintenance of a combined DSCR for the remaining loans of at least 1.30x,
     (3) the maintenance of a combined LTV for the remaining loans of no greater than 75%, and (4) defeasance of an amount equal to 120% of the loan amount allocated to the released property.

     With respect to Mortgage Loan Nos. 31-36, the Suburban-3 Loans, and Mortgage Loan Nos. 37-42, the Suburban-2 Loans, the loan documents permit partial defeasance of individual properties subject to the following conditions: (1) the expiration of the applicable Mortgage Loan's Lockout Period, (2) the maintenance of a combined DSCR for the remaining loans of 1.40x, and (3) the maintenance of a combined LTV for the remaining loans of no greater 75%. (4) defeasance of an amount equal to 125% of the loan amount allocated to the released property.

     With respect to Mortgage Loan No. 85 Carriage Trade Center and Mortgage Loan No. 86 Washington Square, the loan documents permit partial defeasance of the Mortgaged Properties subject to the following conditions:
     (1) the expiration of the applicable Mortgage Loan's Lockout Period, (2) the maintenance of a minimum DSCR of 1.30x, (3) the maintenance of a LTV of no greater than 75%, and (4) defeasance of an amount equal to 120% of the loan amount allocated to the released property.

     FOOTNOTES TO APPENDIX II

     With respect of Mortgage Loan Nos. 90 and 91, Northpointe Village Center and Grant Road Shops, the loan documents permit defeasance of one of the cross-collateralized loans subject to the following conditions: (1) the expiration of the applicable Mortgage Loan's Lockout Period (2) the maintenance of a minimum 1.30x DSCR by the remaining loan (3) the maintenance of a LTV of no greater than 80%, and (4) defeasance of an amount equal to 125% of the outstanding indebtedness under the applicable Mortgage Loan (such excess will be applied to the outstanding balance under the remaining Mortgage Loan).

7. Each of the following Mortgage Loans is structured with a performance holdback subject to achievement of certain release conditions. The amount of the holdback was escrowed for each Mortgage Loan at closing. Details on each holdback are provided below. For further information, see "Description of the Mortgage Pool - Performance Holdbacks" in the Prospectus Supplement.

                                                                                                                      Outside Date
                                                                                    Escrowed          Outside          Prepayment
                                                                                    Holdback         Date for            Penalty
     Loan No.  Property Name                Release Conditions                       Amount           Release          Provisions
     --------  -------------                ------------------                       ------           -------          ----------
     27        Jemal-Laurel Lakes Corp.     1) Borrower submits documentation        $750,000        6/1/2000             Yield
                                               for expenses incurred for                                               maintenance
                                               tenant improvements for new
                                               tenants; under approved leases; and
                                            2) the DSCR equals or exceeds 1.30x.

     60        Waikiki Market Place         1) the DSCR equals or exceeds 1.25x,     $800,000        6/30/99          No prepayment
                                               and 2) current tenant of unit 104                                         penalty
                                               renews its lease, or new tenants
                                               have signed leases for and occupied
                                               Unit 102 and either Unit 103 or
                                               Unit 104.

     61        Goldcoast Business Center    The DSCR equals or exceeds 1.25x.        $250,000       6/30/1999             Yield

     Disclosed DSCRs relating to the above loans are based on assumed loan amounts and related principal and interest payments, net of the cash holdback as described above. In the cases of Mortgage Loans 60 and 61, Waikiki Market Place and Goldcoast Business Center, the implied DSCR on a combined basis, net of the holdback amounts, is constrained to 1.25x, the threshold DSCR required for release of the related holdbacks. The Goldcoast borrower has requested release of the related holdback.

     FOOTNOTES TO APPENDIX II

     Additional holdbacks scheduled to be released once tenants in place provide the lender with estoppels confirming occupancy and payment obligations are as follows:

     Mortgage Loan No. 26, Jemal-801 North Capitol, has a cash holdback of $596,640, until the City of Washington D.C. provides a required estoppel.

     Mortgage Loan No. 27, Jemal-Laurel Lakes Corp. Center, has a cash holdback of $93,600, until D.P.C. Technology provides a required estoppel.

8. The properties securing the following Mortgage Loans are known to currently secure additional subordinate financing, or the Mortgage Loan permits additional, secured subordinate financing in the future:

     Mortgage Loan No. 29, Quail Oaks Apartments, permits subordinate debt up to $2,000,000 to be secured by the property, provided the aggregate LTV of the Mortgage Loan and the subordinate debt does not exceed 85% and the combined DSCR is at least 1.15x.

     The property securing Mortgage Loan No. 44, The Lakes, is known to also secure existing subordinate debt in the amount of $5,393,759 (as of December 31, 1998). See Appendix III "Largest Loan Summaries".

     Mortgage Loan No. 59, Village Park Apartments, permits subordinate debt to be secured by the related property no earlier than two years after the Note Date, provided the aggregate LTV of the Mortgage Loan and the subordinate debt does not exceed 80% and the combined DSCR is at least 1.15x.

     The property securing Mortgage Loan No. 66, Santa Paula West, is known to secure additional subordinate debt in the amount of $350,000.

     The property securing Mortgage Loan No. 81, El Paseo Collection, is known to secure two additional deeds of trust, each of which is subordinate to the subject deed of trust. The subordinate deeds of trust are in place to secure performance under a co-tenancy agreement between two mortgagors as tenants in common. Upon any default under the co-tenancy agreement, the non-defaulting mortgagor may foreclose on the defaulting mortgagor's interest in the subject property.

     The property securing Mortgage Loan No. 94, Heritage Village Apartments, is known to also secure existing subordinate debt in the amount of $2,555,039.

     Mortgage Loan No. 156, Sunwood Village Apartments, permits subordinate debt to be secured by the related property no earlier than two years after the Note Date, provided the aggregate LTV of the Mortgage Loan and subordinate debt does not exceed 80% and the combined DSCR is at least 1.15x.

     FOOTNOTES TO APPENDIX II

     Mortgage Loan No. 164, Canterbury Commons Apartments, permits subordinate debt to be secured by the related property no earlier than two years after the Note Date, provided the aggregate LTV of the Mortgage Loan and the subordinate debt does not exceed 80% and the combined DSCR is at least 1.15x.

9. With respect to Loan No. 66, Santa Paula West, a fee of $68,500 must be paid by the borrower by a certain date, or there will be an interest rate step-up. The borrower is also required to provide single purpose entity covenants to the lender by a certain date, or there will be an additional interest rate step-up. Any such fee and/or increase in scheduled monthly payments due to the above mentioned interest rate step(s), will not be part of the trust. The disclosed monthly payment and resulting DSCR of 1.21x is based on the current 7.450% interest rate. Should the interest rate increase to the maximum of 7.900% (assuming both interest rate steps described above), the current Underwritable Cash Flow would provide a DSCR of approximately 1.16x.

10. On 3/9/99, the Interest Rate on Mortgage Loan No. 142, 4890 Alameda Street, was set at 7.280%. The loan's Monthly Payment is based on a 234 month amortization term beginning on April 1, 1999. The Original Term to Maturity and the Original Amortization Term are presented as of the date of first regularly scheduled debt service payment on October 1, 1998.

11. The complete address for Loan No. 28 Jemal-Kalorama Guesthouse is 1852, 1854, 1859, 1831 Mintwood Place, N.W. 2612 Cathedral Ave., N.W. and 2850 27th. St., N.W.

12. The "Underwritable Cash Flow" for Loan No. 7 D.A.M. Green Acres - Honey Brook and Loan No. 6 D.A.M. Valley View-Honey Brook have been combined and are indicated in the "Underwritable Cash Flow" line item for Loan No. 6.

13. In general, "Percent Leased" was determined based on a borrower-provided rent roll. In certain cases, "Percent Leased" was determined based on executed leases, financial statement or occupancy report. "Percent Leased as of Date" indicates the stated date or determination date of such information. For hospitality properties, the data shown represents the average daily occupancy rate, generally for the preceding twelve month period.

14. Largest Tenant refers to the tenant that represents the greatest percentage, equal to or in excess of 10%, of the total square footage at the subject property.

15. Seasoning represents the approximate number of months elapsed from the date of the first regularly scheduled debt service payment date of the Mortgage Loan to the Cut-Off Date.

     FOOTNOTES TO APPENDIX II

16. The prepayment term includes the number of loan payments from the first Due Date (after the initial partial month interest only payment date, if any) to the stated maturity or ARD. DEF represents defeasance. "YM1" represents the greater of yield maintenance and 1%. The stated percentages (5.0%, 4.0%, 3.0%, 2.0%, 1.0%) represent percentage prepayment premiums. "Open" represents a period during which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of prepayment provisions represents the number of months in the Original Term to maturity or ARD for which such provision applies.

17. The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest accrual method applicable to each Mortgage Loan.

18. For "Capital Expenditure Escrow Required" identified as "Yes," collections may occur at one-time or are ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such Mortgage Loan or may not be replenished after a release of funds.

19. Indicates the amount or, in certain cases, a letter of credit amount, deposited at loan closing.

20. Indicates the balance or, in certain cases, a letter of credit balance, as of March 10, 1999. For disclosure purposes, certain single note, multiple property loans aggregate Current Capital Expenditure Escrow Balances for all properties to one property within the multiple property group.

21. Indicates the monthly amount designated for Capital Expenditure Escrows in the loan documents for such Mortgage Loan (SEE footnote 18 above). In certain cases, the related deposits will end upon certain events, or upon certain dates or are capped at certain amounts.

22. Indicates the amount or, in certain cases, a letter of credit amount, deposited at loan closing.

23. Indicates the balance of or, in certain cases, a letter of credit balance, as of March 10, 1999. The weighted-average percentage of Mortgaged Loans disclosed as having a TI/LC cash or letter of credit balances in place considers only Mortgage Loans on commercial type properties, excluding multifamily, hospitality, senior housing, self storage, and manufactured housing community property-related Mortgage Loans. Also excluded from the calculation is one mixed use property-related Mortgage Loan that includes only multifamily and manufactured housing community. For disclosure purposes, certain single note, multiple property loans aggregate Current TI/LC Balances for all properties to one property within the multiple property group. All of the Mortgage Loans within such groups are deemed to have TI/LC balances when calculating the percentage of commercial loans with TI/LC balances, as of March 10, 1999.

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

APPENDIX III
LARGEST LOAN SUMMARIES

LOAN NOS.  1- 24 - D.A.M MOBILE HOME PARK PORTFOLIO LOANS AND PROPERTIES
------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Property Type (each):             Manufactured Housing  Mortgage Rate                      7.180%
                                             Community  (each Mortgage Loan):
Loan Type (each):                        Principal and  DSCR at Cash Flow                   1.67x
                                      Interest; Fixed;  (in aggregate):
                                      Hyperamortizing;
                                   Defeasance; Balloon
Origination Date                                        Cut-off Date LTV
(each Mortgage Loan):                        4/29/1998  (in aggregate):                     72.7%
Anticipated Repayment Date                              Balance at ARD LTV
(ARD) (each Mortgage Loan):                 05/11/2008  (in aggregate):                     64.8%
Maturity Date                                           Percent Leased as of Date
(each Mortgage Loan):                       05/11/2028  (each Mortgage Loan):          12/11/1998
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            CUT-OFF DATE      CUT-OFF DATE                            YEAR BUILT/
PROPERTY NAME:                BALANCE:        BALANCE/PAD:    LOCATION:               RENOVATED:
--------------------------------------------------------------------------------------------------
Beaver Run                   $629,964            $6,300       Linkwood, MD              1973/1997
Brookside                  $1,785,724           $10,443       Berwick, PA               1980/NAP
Carsons                      $967,267            $7,328       Chambersburg, PA          1962/NAP
Chelsea                      $625,003            $7,267       Sayre, PA                 1968/NAP
Collingwood                  $689,488            $6,760       Catlin, NY                1970/NAP
Crestview                    $793,655            $8,017       Athens, PA                1964/NAP
Frieden Manor              $1,860,129            $9,688       Schuykill Haven, PA       1960/NAP
Green Acres -                $178,572            $7,441       Chambersburg, PA          1978/NAP
Chambersburg
Gregory Courts               $570,439           $15,012       Honey Brook, PA           1966/NAP
Huguenot East              $2,003,479           $12,072       Port Jervis, NY           1978/NAP
Maple Manor                $3,794,663           $11,971       Taylor, PA                1970/NAP
Monroe Valley                $277,779            $6,313       Jonestown, PA             1970/NAP
Moosic Heights             $1,909,732           $12,482       Avoca, PA                 1971/NAP
Mountaintop                  $396,827           $10,175       Narvon, PA                1973/NAP
Oakwood Lakes                $620,043            $7,849       Tunkhannock, PA           1972/NAP
Pine Haven                   $967,267            $7,273       Blossvale, NY             1959/NAP
Pleasant View              $1,041,642            $9,645       Bloomsburg, PA            1968/NAP
Suburban Estates           $1,711,318            $8,430       Greensburg, PA            1973/NAP
Sunneyside                 $1,488,103           $20,110       Norristown, PA            1967/NAP
Sunny Acres                $1,562,508            $8,492       Somerset, PA              1965/NAP
Valley View - Danboro      $3,199,422           $13,850       Danboro, PA               1956/NAP
Valley View - Ephrata      $1,066,474            $9,967       Ephrata, PA               1968/NAP
Valley View- Honey Brook   $1,488,103           $12,401       Honey Brook, PA           1966/NAP
Green Acres-Honey Brook      $431,550           $17,981       Honey Brook, PA           1985/NAP
--------------------------------------------------------------------------------------------------

                                     III-1

--------------------------------------------------------------------------------------------------
                                                                                     APPRAISED
PROPERTY NAME:                   ANNUAL DEBT SERVICE:   PADS:   BALANCE AT ARD:       VALUE:
--------------------------------------------------------------------------------------------------
Beaver Run                             $51,621          100         $560,916         $850,000
Brookside                             $146,326          171       $1,589,997       $2,400,000
Carsons                                $79,260          132         $861,249       $1,300,000
Chelsea                                $51,214           86         $556,499         $900,000
Collingwood                            $56,498          102         $613,916       $1,000,000
Crestview                              $65,034           99         $706,665       $1,200,000
Frieden Manor                         $152,423          192       $1,656,248       $2,500,000
Green Acres - Chambersburg             $14,633           24         $159,000         $240,000
Gregory Courts                         $46,743           38         $507,916         $770,000
Huguenot East                         $164,210          166       $1,784,332       $2,900,000
Maple Manor                           $310,943          317       $3,378,746       $5,100,000
Monroe Valley                          $22,762           44         $247,333         $460,000
Moosic Heights                        $156,487          153       $1,700,414       $2,700,000
Mountaintop                            $32,517           39         $353,333         $600,000
Oakwood Lakes                          $50,808           79         $552,082         $835,000
Pine Haven                             $79,260          133         $861,249       $1,300,000
Pleasant View                          $85,357          108         $927,498       $1,400,000
Suburban Estates                      $140,229          203       $1,523,748       $2,300,000
Sunneyside                            $121,938           74       $1,324,999       $2,000,000
Sunny Acres                           $128,035          184       $1,391,248       $2,100,000
Valley View - Danboro                 $262,167          231       $2,848,747       $4,300,000
Valley View - Ephrata                  $87,389          107         $949,583       $1,600,000
Valley View- Honey Brook              $121,938          120       $1,324,999       $2,000,000
Green Acres-Honey Brook                $35,362           24         $384,250         $580,000
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
PROPERTY NAME:                       UNDERWRITABLE CASH FLOW:             PERCENT LEASED:
--------------------------------------------------------------------------------------------------
Beaver Run                                    $92,081                         97.00%
Brookside                                    $219,367                         89.00%
Carsons                                      $147,052                         94.70%
Chelsea                                       $66,629                         91.90%
Collingwood                                   $97,739                         99.00%
Crestview                                    $107,249                         81.00%
Frieden Manor                                $264,841                         93.80%
Green Acres - Chambersburg                    $20,021                         95.83%
Gregory Courts                                $72,882                         92.00%
Huguenot East                                $289,086                         96.99%
Maple Manor                                  $502,755                         92.43%
Monroe Valley                                 $18,815                        100.00%
Moosic Heights                               $243,760                         88.96%
Mountaintop                                    62,319                         97.44%
Oakwood Lakes                                 $90,342                         98.73%
Pine Haven                                   $109,393                         78.95%
Pleasant View                                $149,568                         92.00%
Suburban Estates                             $256,302                         99.01%
Sunneyside                                   $212,723                         97.37%
Sunny Acres                                  $214,428                         96.20%
Valley View - Danboro                        $466,641                         98.28%
Valley View - Ephrata                        $154,629                         98.13%
Valley View- Honey Brook                     $258,053                         92.50%
Green Acres-Honey Brook                         $0.00                        100.00%
--------------------------------------------------------------------------------------------------

Certain information for the above cross-collateralized loans, such as DSCR, Cut-off Date Balance/Pad, Cut-off Date LTV, and Balance at ARD LTV is presented on an aggregate-portfolio basis.

                                     III-2

THE LOANS

        The D.A.M Portfolio Loans are comprised of twenty two individual loans all cross-collateralized with each other and more particularly described under the heading "The Properties." All of the D.A.M Portfolio Loans were originated by FINOVA on April 29, 1998.

        The D.A.M Beaver Run Loan ("Beaver Run Loan") is secured by a first mortgage on a 100 pad mobile home park situated on 79.36 acres of land located in Linkwood, Maryland (the "Beaver Run Property").

        The D.A.M Brookside Loan ("Brookside Loan") and the D.A.M Pleasant View Loan ("Pleasant View Loan") are secured by a first mortgage on a 171 pad mobile home park situated on 38.59 acres of land located in Berwick, Pennsylvania (the "Brookside Property") and a 108 pad mobile home park situated on 27.30 acres of land located in Bloomsburg, Pennsylvania (the "Pleasant View Property").

        The D.A.M Carsons Loan ("Carsons Loan") is secured by a first mortgage on a 132 pad mobile home park situated on 17.34 acres of land located in Chambersburg, Pennsylvania (the "Carsons Property").

        The D.A.M Chelsea Loan ("Chelsea Loan") is secured by a first mortgage on a 86 pad mobile home park situated on 12.41 acres of land located in Sayre, Pennsylvania (the "Chelsea Property").

        The D.A.M Collingwood Loan ("Collingwood Loan") is secured by a first mortgage on a 102 pad mobile home park situated on 19.70 acres of land located in Catlin, New York (the "Collingwood Property").

        The D.A.M Crestview Loan ("Crestview Loan") is secured by a first mortgage on a 99 pad mobile home park situated on 17.77 acres of land located in Athens, Pennsylvania (the "Crestview Property").

        The D.A.M Frieden Manor Loan ("Frieden Manor Loan") is secured by a first mortgage on a 192 pad mobile home park situated on 64.60 acres of land located in Schuykill Haven, Pennsylvania (the "Frieden Manor Property").

        The D.A.M Green Acres - Chambersburg Loan ("Green Acres - Chambersburg Loan") is secured by a first mortgage on a 24 pad mobile home park situated on
6.33 acres of land located in Chambersburg, Pennsylvania (the "Green Acres - Chambersburg Property").

        The D.A.M Gregory Courts Loan ("Gregory Courts Loan") is secured by a first mortgage on a 38 pad mobile home park situated on 8.5 acres of land located in Honeybrook, Pennsylvania (the "Gregory Courts Property").

        The D.A.M Huguenot East Loan ("Huguenot East Loan") is secured by a first mortgage on a 166 pad mobile home park situated on 74.90 acres of land located in Port Jervis, New York (the "Huguenot East Property").

        The D.A.M Maple Manor Loan ("Maple Manor Loan") is secured by a first mortgage on a 317 pad mobile home park situated on 68.72 acres of land located in Taylor, Pennsylvania (the "Maple Manor Property").

        The D.A.M Monroe Valley Loan ("Monroe Valley Loan") is secured by a first mortgage on a 44 pad mobile home park situated on 11.36 acres of land located in Jonestown, Pennsylvania (the "Monroe Valley Property").

        The D.A.M Moosic Heights Loan ("Moosic Heights Loan") is secured by a first mortgage on a 153 pad mobile home park situated on 34.3 acres of land located in Avoca, Pennsylvania (the "Moosic Heights Property").

        The D.A.M Mountaintop Loan ("Mountaintop Loan") is secured by a first mortgage on a 39 pad mobile home park situated on 13.19 acres of land located in Narvon, Pennsylvania (the "Mountaintop Property").

                                     III-3

        The D.A.M Oakwood Lakes Loan ("Oakwood Lakes Loan") is secured by a first mortgage on a 79 pad mobile home park situated on 39.93 acres of land located in Tunkhannock, Pennsylvania (the "Oakwood Lakes Property").

        The D.A.M Pine Haven Loan ("Pine Haven Loan") is secured by a first mortgage on a 133 pad mobile home park situated on 56.82 acres of land located in Blossvale, New York (the "Pine Haven Property").

        The D.A.M Suburban Estates Loan (" Suburban Estates Loan") is secured by a first mortgage on a 203 pad mobile home park situated on 35.32 acres of land located in Greensburg, Pennsylvania (the "Suburban Estates Property").

        The D.A.M Sunneyside Loan ("Sunneyside Loan") is secured by a first mortgage on a 74 pad mobile home park situated on 8.70 acres of land located in Norristown, Pennsylvania (the "Sunneyside Property").

        The D.A.M Sunny Acres Loan ("Sunny Acres Loan") is secured by a first mortgage on a 184 pad mobile home park situated on 57.39 acres of land located in Somerset, Pennsylvania (the "Sunny Acres Property").

        The D.A.M Valley View - Danboro Loan ("Valley View - Danboro Loan") is secured by a first mortgage on a 231 pad mobile home park situated on 30.14 acres of land located in Danboro, Pennsylvania (the "Valley View - Danboro Property").

        The D.A.M Valley View - Ephrata Loan ("Valley View - Ephrata Loan") is secured by a first mortgage on a 107 pad mobile home park situated on 26.30 acres of land located in Ephrata, Pennsylvania (the "Valley View - Ephrata Property").

        The D.A.M Valley View - Honey Brook Loan ("Valley View - Honey Brook Loan") and the D.A.M Valley View - Green Acres Loan ("Valley View - Green Acres Loan") are secured by a first mortgage on a 120 pad mobile home park situated on
15.40 acres of land located in Honey Brook, Pennsylvania (the "Valley View - Honey Brook Property") and a 24 pad mobile home park situated on 9.70 acres of land located in Honey Brook, Pennsylvania (the "Valley View - Green Acres Property").


THE BORROWERS

        The borrower for the Beaver Run Loan is Beaver Run Associates, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Brookside Loan and the Pleasant View Loan is Brookside Manor Associates, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Carsons Loan is Carson MHP Associates, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Chelsea Loan is Chelsea Associates, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Collingwood Loan is Collingwood Associates, L.P., a New York limited partnership and special purpose entity.

        The borrower for the Crestview Loan is Lockhaven Associates, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Frieden Manor Loan is Frieden Associates, a Pennsylvania limited partnership and special purpose entity.

                                     III-4

        The borrower for the Green Acres - Chambersburg Loan is Green Acres, L.P., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Gregory Courts Loan is Gregory Courts, L.P., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Huguenot East Loan is Huguenot East Associates, L.P., a New York limited partnership and special purpose entity.

        The borrower for the Maple Manor Loan is Maple Manor Associates, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Monroe Valley Loan is Monroe Valley Ltd., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Moosic Heights Loan is Moosic Associates, L.P., a Delaware limited partnership and special purpose entity.

        The borrower for the Mountaintop Loan is Mountaintop Limited Partnership, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Oakwood Lakes Loan is Oakwood Lake Associates, a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Pine Haven Loan is Pine Haven Associates, L.P., a New York limited partnership and special purpose entity.

        The borrower for the Suburban Estates Loan is Suburban Estates Associates, L.P., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Sunneyside Loan is Sunneyside Trailer Park, L.P., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Loan is Sunny Acres Associates, L.P., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Valley View - Danboro Loan is Valley View MHP - Danboro, L.P., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Valley View - Ephrata Loan is Valley View MHP - Ephrata, L.P., a Pennsylvania limited partnership and special purpose entity.

        The borrower for the Valley View - Honey Brook Loan and the Green Acres
- Honey Brook Loan is Valley View MHP - Honey Brook, L.P., a Pennsylvania limited partnership and special purpose entity.

        SECURITY. All of the D.A.M Portfolio Loans are cross-collateralized and cross-defaulted with each other and are secured by Mortgages, Deeds of Trust, Assignments of Rents and Leases, UCC Financing Statements and certain additional security documents. The Beaver Run Loan is also secured by a Supplementary Deed of Trust and Security Agreement. The mortgages are first liens on the fee interest in the respective properties. All of the D.A.M Portfolio Loans are non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rates are fixed at 7.180%. The aggregate monthly principal and interests payments made under the D.A.M Portfolio Loans is $205,262.74, allocated per loan as follows:

                                     III-5

        The Beaver Run Loan requires monthly payments of principal and interest of $4,301.71 until its ARD on May 11, 2008.

        The Brookside and Pleasant View Loan requires monthly payments of principal and interest of $19,306.83 until its ARD on May 11, 2008.

        The Carsons Loan requires monthly payments of principal and interest of $6,604.99 until its ARD on May 11, 2008.

        The Chelsea Loan requires monthly payments of principal and interest of $4,267.84 until its ARD on May 11, 2008.

        The Collingwood Loan requires monthly payments of principal and interest of $4,708.17 until its ARD on May 11, 2008.

        The Crestview Loan requires monthly payments of principal and interest of $5,419.48 until its ARD on May 11, 2008.
        The Frieden Manor Loan requires monthly payments of principal and interest of $12,701.90 until its ARD on May 11, 2008.

        The Green Acres - Chambersburg Loan requires monthly payments of principal and interest of $1,219.38 until its ARD on May 11, 2008.

        The Gregory Courts Loan requires monthly payments of principal and interest of $3,895.25 until its ARD on May 11, 2008.

        The Huguenot East Loan requires monthly payments of principal and interest of $13,684.18 until its ARD on May 11, 2008.

        The Maple Manor Loan requires monthly payments of principal and interest of $25,911.88 until its ARD on May 11, 2008.

        The Monroe Valley Loan requires monthly payments of principal and interest of $1,896.82 until its ARD on May 11, 2008.

        The Moosic Heights Loan requires monthly payments of principal and interest of $13,040.62 until its ARD on May 11, 2008.

        The Mountaintop Loan requires monthly payments of principal and interest of $2,709.74 until its ARD on May 11, 2008.

        The Oakwood Lakes Loan requires monthly payments of principal and interest of $4,233.97 until its ARD on May 11, 2008.

        The Pine Haven Loan requires monthly payments of principal and interest of $6,604.99 until its ARD on May 11, 2008.

        The Suburban Estates Loan requires monthly payments of principal and interest of $11,685.75 until its ARD on May 11, 2008.

        The Sunneyside Loan requires monthly payments of principal and interest of $10,161.52 until its ARD on May 11, 2008.

                                     III-6

        The Sunny Acres Loan requires monthly payments of principal and interest of $10,669.60 until its ARD on May 11, 2008.

        The Valley View - Danboro Loan requires monthly payments of principal and interest of $21,847.27 until its ARD on May 11, 2008.

        The Valley View - Ephrata Loan requires monthly payments of principal and interest of $7,282.42 until its ARD on May 11, 2008.

        The Valley View - Honey Brook and Green Acres - Honey Brook Loan requires monthly payments of principal and interest of $13,108.36 until its ARD on May 11, 2008.

        PREPAYMENT. The D.A.M Portfolio Loans may not be prepaid by the borrowers in whole or in part prior to the date which is the earlier to the occur of (i) the second anniversary of the startup day of the REMIC holding the D.A.M Portfolio Loans and (ii) May 11, 2002 (the "D.A.M Portfolio Lock-out Period"). Upon the expiration of the D.A.M Portfolio Lock-out Period, individual D.A.M Portfolio Loans may be defeased and released from the cross collateral arrangement so long as the debt service coverage ratio and the loan to value percentage of the remaining properties are at least 1.50:1.00 and seventy-five percent (75.0%), respectively. The borrowers may prepay the D.A.M Portfolio Loans during the three (3) months prior to May 11, 2008 and thereafter following the Anticipated Repayment Date until the maturity date without payment of any prepayment premium.

        If there is an event of default and the lender accelerates the D.A.M Portfolio Loans, the note for each loan requires the borrower therein to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to pay the respective D.A.M Portfolio Loan and (ii) 1% of the prepaid principal amount. There is a 5% late fee on overdue installments, and each D.A.M Portfolio Loans accrues interest at the mortgage rate plus 5% per annum while such D.A.M Portfolio Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The D.A.M Portfolio Loans become immediately due and payable upon the transfer of the properties or any ownership interest in the borrowers. After April 29, 1998, borrowers have a one time right of assumption subject to (a) the reasonable consent of the holder of the mortgage is granted, (b) payment of an assumption fee of one percent (1%),
(c) approval by a rating agency of the proposed transferee and (d) the transferee observes the special purpose entity requirements.

        ESCROW/RESERVES. The D.A.M Portfolio Loans each have a tax escrow which requires deposits in amounts sufficient to pay taxes when due. Although permitted to be collected under the mortgages, an insurance escrow is not currently being collected. The aggregate monthly escrow payment for capital expenditures made under the D.A.M Portfolio Loans is $12,654, allocated per loan as follows:

        The Beaver Run Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $416.67.

        The Brookside Loan and the Pleasant View Loan have an aggregate capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $1,170.83.

        The Carsons Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $599.31.

        The Chelsea Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $358.33.

        The Collingwood Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $442.75.

                                     III-7

        The Crestview Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $412.50.

        The Frieden Manor Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $800.00.

        The Green Acres - Chambersburg Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $130.72.

        The Gregory Courts Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $158.33.

        The Huguenot East Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $763.19.

        The Maple Manor Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $1,320.83.

        The Monroe Valley Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $183.33.

        The Moosic Heights Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $933.00.

        The Mountaintop Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $162.50.

        The Oakwood Lakes Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $339.58.

        The Pine Haven Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $554.17.

        The Suburban Estates Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $845.83.

        The Sunneyside Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $308.33.

        The Sunny Acres Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $742.00.

        The Valley View - Danboro Loan has a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $966.70.

        The Valley View - Ephrata has Loan a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $445.83.

        The Valley View - Honey Brook Loan and the Valley View - Green Acres Loan have an aggregate capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $600.00.

        SUBORDINATE/OTHER DEBT. The loan documents prohibit the borrowers from incurring any subordinate indebtedness or encumbrances.

                                     III-8

THE PROPERTIES

        The Beaver Run Property is a 100 pad mobile home park situated on 79.36 acres of land located in Linkwood, Maryland.

        The Brookside Property is a 171 pad mobile home park situated on 38.59 acres of land located in Berwick, Pennsylvania.

        The Carsons Property is a 132 pad mobile home park situated on 17.34 acres of land located in Chambersburg, Pennsylvania.

        The Chelsea Property is a 86 pad mobile home park situated on 12.41 acres of land located in Sayre, Pennsylvania.

        The Collingwood Property is a 102 pad mobile home park situated on 19.70 acres of land located in Catlin, New York.

        The Crestview Property is a 99 pad mobile home park situated on 17.77 acres of land located in Athens, Pennsylvania.

        The Frieden Manor Property is a 192 pad mobile home park situated on
64.60 acres of land located in Schuykill Haven, Pennsylvania.

        The Green Acres - Chambersburg Property is a 24 pad mobile home park situated on 6.33 acres of land located in Chambersburg, Pennsylvania.

        The Gregory Courts Property is a 38 pad mobile home park situated on 8.5 acres of land located in Honeybrook, Pennsylvania.

        The Huguenot East Property is a 166 pad mobile home park situated on
74.90 acres of land located in Port Jervis, New York.

        The Maple Manor Property" is a 317 pad mobile home park situated on
68.72 acres of land located in Taylor, Pennsylvania (the ").

        The Monroe Valley Property is a 44 pad mobile home park situated on
11.36 acres of land located in Jonestown, Pennsylvania.

        The Moosic Heights Property is a 153 pad mobile home park situated on
34.3 acres of land located in Avoca, Pennsylvania.

        The Mountaintop Property is a 39 pad mobile home park situated on 13.19 acres of land located in Narvon, Pennsylvania.

        The Oakwood Lakes Property is a 79 pad mobile home park situated on
39.93 acres of land located in Tunkhannock, Pennsylvania.

        The Pine Haven Property a 133 pad mobile home park situated on 56.82 acres of land located in Blossvale, New York.

        The Pleasant View Property is a 108 pad mobile home park situated on
27.30 acres of land located in Bloomsburg, Pennsylvania.

                                     III-9

        The Suburban Estates Property is a 203 pad mobile home park situated on
35.32 acres of land located in Greensburg, Pennsylvania.

        The Sunneyside Property is a 74 pad mobile home park situated on 8.70 acres of land located in Norristown, Pennsylvania.

        The Sunny Acres Property is a 184 pad mobile home park situated on 57.39 acres of land located in Somerset, Pennsylvania.

        The Valley View - Danboro Property is a 231 pad mobile home park situated on 30.14 acres of land located in Danboro, Pennsylvania.

        The Valley View - Ephrata Property is a 107 pad mobile home park situated on 26.30 acres of land located in Ephrata, Pennsylvania.

        The Valley View - Honey Brook Property is a 120 pad mobile home park situated on 15.40 acres of land located in Honey Brook, Pennsylvania.

        The Valley View - Green Acres Property is a 24 pad mobile home park situated on 9.70 acres of land located in Honey Brook, Pennsylvania.

MANAGEMENT

        The D.A.M Properties are managed by D.A.M Management Corp. D.A.M Management Corp. and its affiliates own and manage thirty-eight (38) mobile home parks throughout Pennsylvania, New York and Maryland. The company was founded by David W. Wachs and Arthur Sidewater who purchased their first mobile home park in 1969. The key principals at D.A.M Management Corp. are Rachel A. Wachs, David and Judith Wachs and Stephen and June Wolfson who own collectively ninety-five (95%) of the borrowers.

                                     III-10

LOAN NOS. 25-28 - JEMAL PORTFOLIO LOANS AND PROPERTIES

----------------------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                             PROPERTY TYPE:
  The Car Barn                    $12,947,348       The Car Barn                        Office
  801 North Capitol               $11,525,385       801 North Capitol                   Office
  Laurel Lakes Corp.               $3,841,795       Laurel Lakes Corp.               Mixed Use
  Center                                            Center
  Kalorama GuestHouse              $1,345,537       Kalorama Guest House           Hospitality

LOAN TYPE                       Principal and     LOCATION:
(EACH MORTGAGE LOAN):        Interest; Fixed;       The Car Barn               Washington, DC
                                  Defeasance;       801 North Capitol          Washington, DC
                                      Balloon
                                                    Laurel Lakes Corp.             Laurel, MD
                                                    Center
ORIGINATION DATE                                    Kalorama Guest House       Washington, DC
(EACH MORTGAGE LOAN):              12/17/1998
                                                  YEAR BUILT/RENOVATED:
MATURITY DATE                                       The Car Barn                     1895/1998
(EACH MORTGAGE LOAN):                1/1/2009       801 North Capitol               1968/97/98
                                                    Laurel Lakes Corp.                1987/NAP
                                                    Center
MORTGAGE RATE                                       Kalorama Guest House              1895/NAP
(EACH MORTGAGE LOAN):                  7.750%
                                                  CUT-OFF DATE BALANCE/
ANNUAL DEBT SERVICE                               SF OR UNIT:
  The Car Barn                     $1,115,454       The Car Barn                          $151
  801 North Capitol                  $992,947       801 North Capitol                     $140
  Laurel Lakes Corp.                 $330,982       Laurel Lakes Corp.                     $55
  Center                                            Center
  Kalorama Guest House               $122,363       Kalorama Guest House               $28,032

DSCR (COMBINED):                        1.27x     APPRAISED VALUE:
                                                    The Car Barn                   $17,300,000
UNDERWRITTEN CASH FLOW:                             801 North Capitol              $13,600,000
  The Car Barn                     $1,428,164       Laurel Lakes Corp.              $4,400,000
                                                    Center
  801 North Capitol                $1,268,485       Kalorama Guest House            $1,800,000
  Laurel Lakes Corp.                 $350,592
  Center
  Kalorama Guest House               $122,944     CUT-OFF DATE LTV:
                                                    The Car Barn                         79.9%
BALLOON AMOUNT:                                     801 North Capitol                    79.9%
  The Car Barn                    $11,626,290       Laurel Lakes Corp.                   79.9%
                                                    Center
  801 North Capitol               $10,349,415       Kalorama Guest House                 79.9%
  Laurel Lakes Corp.               $3,449,805
  Center
  Kalorama Guest House             $1,114,791     PERCENT LEASED:
                                                    The Car Barn                         86.6%
PERCENT LEASED AS OF DATE:                          801 North Capitol                   100.0%
  The Car Barn                       10/1/1998      Laurel Lakes Corp.                   74.9%
                                                    Center
  801 North Capitol                  10/1/1998      Kalorama Guest House                 68.3%
  Laurel Lakes Corp.                11/30/1998
  Center
  Kalorama Guest House              10/31/1998
----------------------------------------------------------------------------------------------

THE LOAN

        The Jemal Portfolio Loan (the "Jemal Portfolio Loan") represents one promissory note with an original principal balance of $29,725,000 secured by two deeds of trust on two office properties, one mixed-use property (office/warehouse) and one hotel property located in Washington, D.C. and Maryland (individually, a "Jemal Property", and collectively, the "Jemal Properties"), and more particularly described below under the heading "The Properties." The Jemal Portfolio Loan was originated by FINOVA Realty Capital Inc. on December 17, 1998.

                                     III-11

        THE BORROWER. The borrowers are Jemal's/Cayre Car Barn, L.L.C., a District of Columbia limited liability company, Jemal's/Cayre North Capitol L.L.C., a District of Columbia limited liability company, Jemal's/Cayre Kalorama L.L.C., a District of Columbia limited liability company and Jemal's/Cayre Laurel Lakes L.L.C., a Maryland limited liability company (collectively, the "Jemal Borrower"). The Jemal Borrower is controlled by two principals, Douglas Jemal and Joseph Cayre, and each executed the Non-Recourse Guaranty in connection with the Jemal Portfolio Loan. Each Jemal Borrower is a special purpose entity, and the loan documents and the organizational documents limit the Jemal Borrower to the acquisition, operation and disposition of the Jemal Properties.

        SECURITY. The Jemal Portfolio Loan is secured by two Deeds of Trust, two Assignments of Rents and Leases, four UCC Financing Statements and certain additional security documents. The mortgages which secure the Jemal Portfolio Loan are first liens on the fee interests in each of the Jemal Properties. The Jemal Portfolio Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.750%. The Jemal Portfolio Loan requires monthly payments of principal and interest of $213,478.91 with its Maturity Date on January 1, 2009, at which time all unpaid principal and accrued interest is due. The Jemal Portfolio Loan accrues interest computed on the basis of the actual days elapsed per month in a 360-day year.

        PREPAYMENT. By the terms, the Jemal Portfolio Loan may not be prepaid in whole or in part during the loan term, except the Jemal Portfolio Loan may be defeased on or after the earlier of (a) January 1, 2003, or (b) the second anniversary of the start-up date of the REMIC holding the Jemal Portfolio Loan ("Defeasance Date"). In addition, the Jemal Borrower may partially defease any one or more of the Jemal Properties on or after the Defeasance Date, but only upon payment/defeasance of an amount equal to 120% of the loan amount allocated to the applicable Jemal Property and provided further that the remaining Jemal Properties maintain on an aggregate basis a 1.30x DSCR and at least a 75% LTV. The Jemal Portfolio Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates the Jemal Portfolio Loan, the Note requires the Jemal Portfolio Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to pay the Jemal Portfolio Loan and (ii) 1% of the prepaid principal amount. There is a 5% late fee on overdue installments, and the Jemal Portfolio Loan accrues interest at the Mortgage Rate plus 5% per annum while the Jemal Portfolio Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Jemal Portfolio Loan becomes immediately due and payable upon any transfer of the Jemal Properties ownership interest in the Jemal Portfolio Borrower, except in connection with the rights of transfer described below. After January 1, 2000, the Jemal Portfolio Borrower has the right to one transfer of the Jemal Properties subject to the related mortgage, provided that (a) consent of the holder of the Jemal Portfolio Loan is obtained, (b) such holder receives payment of a 1.0% assumption fee, (c) the proposed transferee is approved by the applicable rating agency, and (d) the proposed transferee assumes the Jemal Portfolio Loan and observes the single purpose entity requirements. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted.

        ESCROW/RESERVES. There is a tax and property insurance escrow which requires monthly deposits in the amount sufficient to pay estimated taxes and property insurance when due. There is also an escrow required for capital expenditures which is required to be funded monthly in the total amount of $7,669.71 and an escrow required for tenant improvements and leasing costs which is required to be funded monthly in the total amount of $25,035.75. Such amounts will be disbursed to pay such costs and provide additional security for the Jemal Portfolio Loan. Lender holds $750,000 in escrow pursuant to the Cash Collateral and Security Agreement (Jemal Loan A--$750,000 Laurel Lakes Reserve) as additional collateral for the Jemal Portfolio Loan which is available for release in payment of tenant improvements and leasing commissions for the Laurel Lakes Property, subject to customary disbursement conditions, or for release to the Jemal Borrower, subject to customary disbursement conditions, including the Laurel Lakes Property's achievement of a 1.30 DSCR. Lender holds $596,640 in escrow

                                     III-12
pursuant to a Cash Collateral and Security Agreement (Jemal Loan A--$1,190,240 Total Deposit) as additional collateral for the Jemal Portfolio Loan which is available for release to the Jemal Borrower when the City of Washington, D.C. is in occupancy and paying rent at its premises on the second and third floors of the 801 North Capitol Property. The City of Washington, D.C. is in occupancy and paying rent currently, but Lender is awaiting receipt of an estoppel from the City of Washington, D.C. confirming its occupancy and commencement of its payment obligations. Lender holds $93,600 in escrow pursuant to the Cash Collateral and Security Agreement (Jemal/Cayre Loan A--$1,190,240 Total Deposit) as additional collateral for the Jemal Portfolio Loan which is available for release to the Jemal Borrower when a tenant (D.P.C. Technology) is in occupancy and paying rent in its premises at the Laurel Lakes Property. D.P.C. Technology is currently in occupancy and paying rent, but Lender is awaiting receipt of an estoppel certificate from this tenant confirming its occupancy and commencement of its payment obligations, which is expected to arrive shortly.

        SUBORDINATE/OTHER DEBT. The loan documents prohibit the Jemal Portfolio Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTIES

THE CAR BARN PROPERTY

--------------------------------------------------------------------------------
Location:             Washington, D.C.  Square Footage:              85,838
Property Type:        Office            Percent Leased:              86.6%
Year Built:           1895              Percent Leased as of Date:   10/1/98
Year Renovated:       1998
--------------------------------------------------------------------------------

        The Car Barn Property consists of a rectangular four story brick office building. The Car Barn Property was 86.6% leased as of October 1, 1998. It is 76.0% leased to Georgetown University for 10 years.

        The Car Barn Property was constructed in 1895.

801 NORTH CAPITOL PROPERTY

--------------------------------------------------------------------------------
Location:             Washington, DC    Square Footage:              82,334
Property Type:        Office            Percent Leased:              100.0%
Year Built:           1968              Percent Leased as of Date:   10/1/98
Year Renovated:       1997/1998
--------------------------------------------------------------------------------

        The 801 North Capitol Property consists of a nine-story office building containing 82,334 square feet of leasable area. The building is 100.0% leased to two tenants.

        The building was original constructed in 1968 and 1997.

LAUREL LAKES CORP. CENTER PROPERTY

--------------------------------------------------------------------------------
Location:             Laurel, MD        Square Footage:              70,162
Property Type:        Mixed Use         Percent Leased:              74.9%
Year Built:           1987              Percent Leased as of Date:   11/30/98
--------------------------------------------------------------------------------

        The Laurel Lakes Property consists of one steel frame, two story office building, located in Laurel, Maryland. As of November 30, 1998, the Laurel Lakes Property was 74.9% leased.

        The Laurel Lakes Property was constructed in 1987. The building is of steel frame construction with brick over concrete block exterior.

                                     III-13

KALORAMA GUESTHOUSE PROPERTY
----------------------------

------------------------------------------------------------------------------
Location:         Washington, DC          Size:                48 Rooms
Property Type:    Limited Service Hotel   Percent Leased:      68.3% (12 Month
                                                               Trailing Basis)
Year Built:       1895                    Percent Occupied
                                          as of Date:          10/31/98
Year Renovated:   NAP
------------------------------------------------------------------------------

        The Kalorama GuestHouse Property consists of a 48 room bed and breakfast. The Kalorama GuestHouse Property contains six buildings located within a two mile radius of each other. The structure is wood frame and the property was developed between 1895 and 1912.

MANAGEMENT

        The Kalorama GuestHouse Property is managed by Chester Management. The Car Barn Property, 801 North Capitol Property and Laurel Lakes Corp. Center Property are all self-managed.

                                     III-14

LOAN NO. 29 - QUAIL OAKS APARTMENTS LOAN AND PROPERTY
-----------------------------------------------------

---------------------------------------------------------------------------------------------
Cut-off Date Balance:          $21,808,261.00     Property Type:                  Multifamily
Loan Type:                      Principal and     Location:                         Tampa, FL
                             Interest; Fixed;     Year Built/Renovated:              1985/NAP
                               YM/Defeasance;     Units:                                  404
                                      Balloon
Origination Date:                  12/24/1997     Cut-off Date Balance per            $53,981
                                                  unit:
Maturity Date:                       4/1/2013     Appraised Value:                $28,500,000
Mortgage Rate:                         7.210%     Current LTV:                          76.5%
Annual Debt Service:               $1,793,788     Balance Maturity LTV:                 60.2%
DSCR:                                   1.30x     Percent Leased:                       92.0%
Underwritable Cash Flow:           $2,340,120     Percent Leased as of Date:         2/1/1999
Balance at Maturity:              $17,146,916
---------------------------------------------------------------------------------------------

        THE LOAN. The Quail Oaks Apartments Loan (the "Quail Oaks Loan") is secured by a first mortgage on a 404 unit multifamily property located in Tampa, Florida (the "Quail Oaks Property"). The Quail Oaks Loan was originated by another financial institution on December 24, 1997 and subsequently acquired by FINOVA Realty Capital Inc. The Quail Oaks Loan was structured with an earnout provision which was funded on March 27, 1998.

        THE BORROWER. The borrower is Roller Hockey of Southeast Florida, Ltd., EPNG Building II, Ltd., EPNG Land II, Ltd., Nort LP II, Ltd., as tenants in common, each a Florida limited partnership (the "Quail Oaks Borrower"). The loan documents and its organizational documents limit the Quail Oaks Borrower to the acquisition, operation and disposition of the Quail Property.

        SECURITY. The Quail Oaks Loan is secured by a Mortgage and Security Agreement (the "Mortgage") and certain additional security documents. The Mortgage is a first lien on a fee interest in the Quail Oaks Property. The Quail Oaks Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.210%. The Quail Oaks Loan requires monthly payments of principal and interest of $149,482.37 until its maturity on April 1, 2013, at which time all unpaid principal and accrued but unpaid interest is due. The Quail Oaks Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        PREPAYMENT. By its terms, the Quail Oaks Loan may not be prepaid in whole or in part during the loan term, except the Quail Oaks Loan may at the Quail Oaks Borrower's option be (a) defeased on or after the earlier of (i) June 1, 2001 or (ii) the second anniversary of the start-up date of the REMIC holding the Quail Oaks Loan, or (b) prepaid anytime after May 1, 2000 with a payment equal to the greater of 1% of the outstanding balance of the Quail Oaks Loan and a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. The Quail Oaks Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates the Quail Oaks Loan, the Note requires the Quail Oaks Borrower to pay a prepayment fee equal to three percent (3%) of the principal balance of the Note plus the greater of (i) one percent (1%) of the principal amount being prepaid and (ii) the positive excess of (a) the present value of all future installments of principal and interest due under the Note including the principal due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note) over (b) the outstanding principal balance of the Note immediately before such prepayment. There is a 5% late fee on overdue installments, and the Quail Oaks Loan accrues interest at the Mortgage Rate plus 4% per annum while the Quail Oaks Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Quail Oaks Loan becomes immediately due and payable upon the transfer of the Quail Oaks Property or any ownership interest in the Quail Oaks Borrower, except

                                     III-15
in connection with the rights of transfer described below. The Quail Borrower has the right, at any time, to an unlimited number of transfers of the Quail Oaks Property subject to a 0.5% assumption fee on the first transfer and a 1% assumption fee on transfers made thereafter. The lender retains the right to approve or disapprove the proposed buyer, considering various factors such as the buyer's financial strength, business standing and track record. Approval is given or withheld, however, based on what lender determines to be commercially reasonable in lender's sole discretion. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted.

        ESCROW/RESERVES. There is a tax and property insurance escrow which requires monthly deposits in the amount sufficient to pay estimated taxes and property insurance when due. There is also an annual escrow required for capital expenditures which is required to be funded monthly in the amount of $5,050.

        SUBORDINATE/OTHER DEBT. The loan documents provide that the lender may consent to a purchase money financing by the Quail Borrower in an amount not to exceed $2,000,000 secured by a pledge of up to 99% of ownership interests of the buyer or by a mortgage. The loan must be subordinate to the Mortgage and not exceed an 85% loan to value ratio and a debt service coverage ratio of 1:15:1.

        THE PROPERTY. The Quail Oaks Property consists of 46 2-story buildings located in Tampa, FL. The Quail Oaks Property was 92% occupied as of February 1, 1999 with 370 tenants based on a rent roll provided by the Quail Oaks Borrower.

        The Quail Oaks Property was completed in 1985 and is constructed with wood frame and vinyl siding with brick accents.

        The 404 units comprising the Quail Oaks Property average 700 square feet for one bedroom units, 950 square feet for two bedroom, one bath units, 1000 square feet for two bedroom, two bath units, 1,300 square feet for three bedroom, two bath with loft units and 1,500 square feet for three bedroom, three bath units and consist of the following unit mix: sixty one bedroom units, one hundred eighty two bedroom units and one hundred sixty-four three bedroom units. Facilities include two swimming pools, one heated spa, two tennis courts, two racquetball courts, one laundry room, one exercise room and two clubhouses.

        MANAGEMENT. The Quail Oaks Property is managed by HWW Management, an affiliate of the Quail Oaks Borrower.

                                     III-16

LOAN NO. 30 - CROWN COLONY OFFICE LOAN AND PROPERTY
---------------------------------------------------

--------------------------------------------------------------------------------------------
Cut-off Date Balance:               $18,859,720     Property Type:                    Office
Loan Type:                        Principal and     Location:                     Quincy, MA
                               Interest; Fixed;
                                        Balloon
Origination Date:                    12/28/1998     Year Built/Renovated:           1988/NAP
Maturity Date:                         1/1/2009     Square Footage:                  125,000
Mortgage Rate:                           7.750%     Cut-off Date Balance/SF:            $151
Annual Debt Service:                 $1,624,823     Appraised Value:             $25,000,000
DSCR:                                     1.22x     Current LTV:                       75.4%
Underwritable Cash Flow:             $1,985,422     Balance Maturity LTV:              67.7%
Balance at Maturity:                $16,935,407     Percent Leased:                    85.5%
                                                    Percent Leased as of          10/31/1998
                                                    Date:
--------------------------------------------------------------------------------------------

THE LOAN

        The Crown Colony Office Loan (the "Crown Colony Office Loan") is secured by a first mortgage on a six story 125,000 square foot office building located in Quincy, Massachusetts (the "Crown Colony Office Property"). The Crown Colony Office Loan was originated by FINOVA Realty Capital Inc. on December 28, 1998.

        THE BORROWER. The borrower is Colony South Associates Limited Partnership, a Massachusetts limited partnership (the "Crown Colony Office Borrower"). The loan documents and their organizational documents limit the Crown Colony Office Borrower and its general partner to the acquisition, operation and disposition of the Crown Colony Office Property.

        SECURITY. The Crown Colony Office Loan is secured by a Mortgage and Security Agreement (the "Mortgage") and certain additional security documents. The Mortgage is a first lien on a fee interest in the Crown Colony Office Property. The Crown Colony Office Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.750%. The Crown Colony Office Loan requires monthly payments of principal and interest of $135,401.91 until its maturity on January 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Crown Colony Office Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        PREPAYMENT. By its terms, the Crown Colony Office Loan may not be prepaid in whole or in part during the loan term, except the Crown Colony Office Loan may be defeased on or after the earlier of (a) January 1, 2002 or (b) the second anniversary of the start-up date of the REMIC holding the Crown Colony Office Loan. The Crown Colony Office Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates the Crown Colony Office Loan, the Note requires the Crown Colony Office Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to pay the Crown Colony Office Loan (if defeasance is permitted) and (ii) 1% of the prepaid principal amount. There is a 5% late fee on overdue installments, and the Crown Colony Office Loan accrues interest at the Mortgage Rate plus 5% per annum while the Crown Colony Office Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Crown Colony Office Loan becomes immediately due and payable upon the transfer of the Crown Colony Office Property or any ownership interest in the Crown Colony Office Borrower, except in connection with the rights of transfer described below. After January 1, 2000, the Crown Colony Office Borrower has the right to two transfers of the Crown Colony Office Property subject to the related mortgage, provided that (a) consent of the holder of the Crown Colony Office Loan is obtained, (b) such holder receives payment of a 1% assumption fee, (c) the proposed transferee is approved by the applicable rating agency, and (d) the proposed transferee assumes the Crown Colony Office Loan and observes the single purpose

                                     III-17
entity requirements. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted.

        ESCROW/RESERVES. There is a tax and insurance escrow which requires monthly deposits in the amount sufficient to pay estimated taxes and insurance when due. There is also an escrow required for capital expenditures which is required to the funded monthly in the amount of $2,083 and an escrow required for tenant improvements and leasing costs which is required to be funded monthly in the amount of $13,271 plus an additional $20,000 per month until the initial TI & LC Cap of $2,000,000 is reached. Such amounts will be disbursed to pay such costs and provide additional security for the Crown Colony Office Loan, except no disbursements will be made for the initial leasing of the 18,178 square feet of vacant space at the Crown Colony Office Property.

        SUBORDINATE/OTHER DEBT. The loan documents prohibit the Crown Colony Office Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY

        The Crown Colony Office Property is a six story 125,000 square foot office building located in Quincy, Massachusetts, approximately seven miles from Boston. The Crown Colony Office Property was completed in 1988 and is constructed with steel, aggregate panels, granite and glass.

        The Crown Colony Office Property was 85.50% leased as of October 31, 1998 with three tenants based on a rent roll provided by the Crown Colony Office Borrower. The Crown Colony Office Property was 100% occupied in 1995, 1996 and 1997. Approximately 89.6% of the leased space is rented by national and regional tenants including The George W. Prescott Publishing Company and General Mills. Contractual lease expirations during the loan term for all tenants are as follows: 17,614 square feet (14.1%) in 2002 and 89,208 square feet (71.4%) in 2003. The average in-place rent for the Crown Colony Office Property is $30.17 per square foot.

MANAGEMENT

        The Crown Colony Office Property is managed by Vazza Associates, an affiliate of the Crown Colony Office Borrower. Vazza Associates has developed approximately 3,300,000 square feet of first class office and mixed-use developments, suburban office parks and shopping centers.

                                     III-18

LOAN NOS. 31-36 - SUBURBAN LODGE PORTFOLIO III LOAN AND PROPERTIES
------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Cut-off Date Balance:          $15,532,489    Property Type:                     Hospitality
Loan Type:                     Principal and  Property Sub-Type                Extended Stay
                            Interest; Fixed;  Location:                            See Below
                         Defeasance; Balloon
Origination Date:               12/29/1998    Year Built/Renovated:                See Below
Maturity Date:                  01/01/2009    Units:                        775 Total in Six
                                                                                     Hotels;
                                                                               See Below for
                                                                       Individual Properties
Mortgage Rate:                      8.250%    Square Footage:                      See Below
Annual Debt Service:            $1,474,084    Cut-off Date Balance per               $20,042
                                      room:
DSCR:                                1.43x    Appraised Value:                $26,375,000.00
Underwritable Cash Flow:        $2,109,523    Current LTV:                             58.9%
Balance at Maturity:           $13,055,376    Balance Maturity LTV:                    49.5%
                                              Percent Occupied:             88.33% (12 Month
                                                                             Trailing Basis)
                                              Percent Occupied as of              11/30/1998
                                              Date:
--------------------------------------------------------------------------------------------

THE LOAN

        The Suburban Lodge Portfolio III Loan (the "Suburban III Loan") represents one promissory note for $15,580,000 secured by a first mortgage on six extended stay hotels located in the city of Cincinnati, state of Ohio, city of Atlanta, state of Georgia, city of Norcross, state of Georgia, city of Charlotte, state of North Carolina, city of Jonesboro, state of Georgia, and city of Virginia Beach, state of Virginia (individually a "Suburban III Property", and collectively the "Suburban III Properties"). The Suburban III Loan was originated by FINOVA Realty Capital Inc. on December 29, 1998.

        THE BORROWER. The borrower is SLAM Properties III, L.L.C., a Georgia limited liability company (the "Suburban III Borrower"). The loan documents and its organizational documents limit the Suburban III Borrower to the acquisition, operation and disposition of the Suburban III Properties.

        SECURITY. The Suburban III Loan is secured by six mortgages, deeds of trust and/or deeds to secure debt and security agreements (the "Deeds of Trust") and certain additional security documents. Each of the six Deeds of Trust is a first lien on a fee interest in one of the six Suburban III Properties. The Suburban III Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 8.250%. The Suburban III Loan requires monthly payments of principal and interest of $122,840.40 until its maturity on January 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Suburban III Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        PREPAYMENT. By its terms, the Suburban III Loan may not be prepaid in whole or in part during the loan term, except the Suburban III Loan may be defeased on or after the earlier of (a) February 1, 2003, or (b) the second anniversary of the start-up date of the REMIC holding the Suburban III Loan ("Defeasance Date"). In addition, the Suburban III Borrower may partially defease any one or more of the Suburban III Properties on or after the Defeasance Date, but only upon payment/defeasance of an amount equal to 125% of the loan amount allocated to the applicable Suburban III Property and provided further that the remaining Suburban III Properties maintain on an aggregate basis at least a 1.40x DSCR and not more than a 75% LTV. The Suburban III Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates the Suburban III Loan, the Note requires the Suburban III Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to fully defease the Suburban III Loan (if defeasance is permitted) and (ii) 1% of the prepaid principal amount. There is a 4% late

                                     III-19
fee on overdue installments, and the Suburban III Loan accrues interest at the Mortgage Rate plus 5% per annum while the Suburban III Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Suburban III Loan becomes immediately due and payable upon the transfer of the Suburban III Properties or any ownership interest in the Suburban III Borrower, except in connection with the rights of transfer described below. After January 1, 2000 or sixty days after securitization, the Suburban III Borrower has the right to two
(2) transfers of the Suburban III Properties subject to the related mortgage, provided that (a) consent of the holder of the Suburban III Loan is obtained,
(b) such holder receives payment of a 0.50% assumption fee, (c) the proposed transferee is approved by the applicable rating agency, and (d) the proposed transferee assumes the Suburban III Loan and observes the single purpose entity requirements. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted. In addition, there is a right to transfer all of the ownership interests in the Suburban III Borrower to a real estate investment trust which is wholly owned by Suburban Holdings, L.P., and enter into operating leases for the Suburban III Properties, provided that (i) the operating leases are subject to and subordinate to the lien of the Deeds of Trust, (ii) the Suburban III Borrower provides opinions of counsel and any other documentation required by a rating agency in connection with such transfer, and (iii) under no circumstances will the transfer of the ownership interests in the Suburban III Borrower to a real estate investment trust result in a negative change in the loan to value ratio or debt service coverage ratio of the Suburban III Loan, each as determined by the lender, or result in a downgrading of the securities by a rating agency.

        ESCROW/RESERVES. There is a tax and property insurance escrow which requires monthly deposits in the amount sufficient to pay estimated taxes and property insurance when due. There is also a reserve for capital expenditures and FF&E ("Replacement Reserve"). The deposits to the Replacement Reserve are initially set and are adjusted annually such that the monthly deposit to the Replacement Reserve is equal to the Gross Revenue derived from the Suburban III Properties for the preceding twelve (12) months (as reflected in the Suburban III Borrower's annual operating statements as approved and accepted by Lender) multiplied by four percent (4%) and divided by twelve (12). The adjustment to the monthly deposits to the Replacement Reserve are effective for the payment due January 1 of each year, provided, however, that in no event will such adjustment result in a decrease or increase from the amount of the monthly deposit made into the Replacement Reserve for the preceding twelve (12) months unless Lender deems it necessary in its reasonable discretion. Notwithstanding the above, the Suburban III Borrower is not required to make a monthly deposit into the Replacement Reserve in any month in which the balance in the Replacement Reserve exceeds the Gross Revenue derived from the Suburban III Properties for the preceding thirty-six (36) months (as reflected in the Suburban III Borrower's annual operating statements as approved and accepted by Lender) multiplied by four percent (4%). For the first loan year, the monthly deposit into the Replacement Reserve is $18,441.42. Such amounts are disbursed to pay Capital and FF&E costs and provide additional security for the Suburban III Loan.

        SUBORDINATE/OTHER DEBT. The loan documents prohibit the Suburban III Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTIES

        The Suburban III Properties consist of six (6) extended stay hotels located in the city of Cincinnati, state of Ohio, city of Atlanta, state of Georgia, city of Norcross, state of Georgia, city of Charlotte, state of North Carolina, city of Jonesboro, state of Georgia, and city of Virginia Beach, state of Virginia. The combined average daily occupancy of the Suburban III Properties as of November 30, 1998 on a 12 month trailing basis was 88.33%.

                                     III-20

        The Suburban III Properties are more fully described as follows:


6785 FAIRFIELD BUSINESS DRIVE, CINCINNATI, OHIO 45014
-----------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Cincinnati, Ohio
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1997/NAP
Square Footage:                   131 Rooms / 261 SF Average Room
Percent Occupied:                 89.6% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

660 INTERCHANGE DRIVE SW, ATLANTA, GEORGIA 30336
------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Atlanta, Georgia
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1988/NAP
Square Footage:                   108 rooms / 205 SF All Rooms
Percent Occupied:                 89.9% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

6067 BUFORD HIGHWAY, NORCROSS, GEORGIA 30071
--------------------------------------------

--------------------------------------------------------------------------------
Location:                         Norcross, Georgia
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1989/NAP
Square Footage:                   128 Rooms / 230 SF Average Room
Percent Occupied:                 88.1% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

540 PRESSLEY ROAD, CHARLOTTE, NORTH CAROLINA 28217
--------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Charlotte, North Carolina
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1997/NAP
Square Footage:                   132 Rooms / 239 SF Average Room
Percent Occupied:                 92.6% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

7021 TARA BOULEVARD, JONESBORO, GEORGIA 30236
---------------------------------------------

--------------------------------------------------------------------------------
Location:                         Jonesboro, Georgia
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1996/NAP
Square Footage:                   138 Rooms / 246 SF Average Room
Percent Occupied:                 91.4% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

                                     III-21

416 INDEPENDENCE BLVD., VIRGINIA BEACH, VIRGINIA 23452
------------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Virginia Beach, Virginia
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1997/NAP
Square Footage:                   138 Rooms / 255 SF Average Room
Percent Occupied:                 78.4% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

MANAGEMENT

        The Suburban III Properties are managed by Suburban Management, Inc., a publicly traded company, and an affiliate of the Suburban III Borrower.

                                     III-22

LOAN NOS. 37-42 - SUBURBAN LODGE PORTFOLIO II LOAN AND PROPERTIES
-----------------------------------------------------------------

----------------------------------------------------------------------------------------------
Cut-off Date Balance:             $15,452,733  Property Type:                      Hospitality
Loan Type:                      Principal and  Property Sub-Type:                Extended Stay
                             Interest; Fixed;  Location:                             See Below
                          Defeasance; Balloon
Origination Date:                  12/29/1998  Year Built/Renovated:                 See Below
Maturity Date:                     01/01/2009  Units:                         757 Total in Six
                                                                             Hotels; See Below
                                                                                for Individual
                                                                                    Properties
Mortgage Rate:                         8.250%  Square Footage:                       See Below
Annual Debt Service:               $1,466,517  Cut-off Date Balance per                $20,413
                                      room:
DSCR:                                   1.48x  Appraised Value:                 $26,825,000.00
Underwritable Cash Flow:           $2,169,104  Current LTV:                              57.6%
Balance at Maturity:              $12,988,319  Balance Maturity LTV:                     48.4%
                                               Percent Occupancy              90.42% (12 Month
                                                                               Trailing Basis)
                                               Percent Occupancy as of              11/30/1998
                                               Date:
----------------------------------------------------------------------------------------------

THE LOAN

        The Suburban Lodge Portfolio II Loan (the "Suburban II Loan") represents one promissory note with an original principal balance of $15,500,000 secured by a first mortgage on six extended stay hotels located in the city of Chesapeake, state of Virginia, city of Lilburn, state of Georgia, city of Mableton, state of Georgia, city of Louisville, state of Kentucky, city of Greenville, state of South Carolina and city of Charlotte, state of North Carolina (individually a "Suburban II Property", and collectively the "Suburban II Properties"). The Suburban III Loan was originated by FINOVA Realty Capital Inc. on December 29, 1998.

        THE BORROWER. The borrower is SLAM Properties II, L.L.C., a Georgia limited liability company (the "Suburban II Borrower"). The loan documents and its organizational documents limit the Suburban II Borrower to the acquisition, operation and disposition of the Suburban II Properties.

        SECURITY. The Suburban II Loan is secured by six mortgages, deeds of trust and/or deeds to secure debt and security agreements (the "Deeds of Trust") and certain additional security documents. Each of the six Deeds of Trust is a first lien on a fee interest in one of the six Suburban II Properties. The Suburban II Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 8.250%. The Suburban II Loan requires monthly payments of principal and interest of $122,209.75 until its maturity on January 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Suburban II Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        PREPAYMENT. By its terms, the Suburban II Loan may not be prepaid in whole or in part during the loan term, except the Suburban II Loan may be defeased on or after the earlier of (a) February 1, 2003, or (b) the second anniversary of the start-up date of the REMIC holding the Suburban II Loan ("Defeasance Date"). In addition, the Suburban II Borrower may partially defease any one or more of the Suburban II Properties on or after the Defeasance Date, but only upon payment/defeasance of an amount equal to 125% of the loan amount allocated to the applicable Suburban II Property and provided further that the remaining Suburban II Properties maintain on an aggregate basis at least a 1.40x DSCR and not more than a 75% LTV. The Suburban II Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates the Suburban II Loan, the Note requires the Suburban II Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to fully defease the Suburban II Loan (if defeasance is permitted) and (ii) 1% of the prepaid principal amount. There is a 4% late

                                     III-23
fee on overdue installments, and the Suburban II Loan accrues interest at the Mortgage Rate plus 5% per annum while the Suburban II Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Suburban II Loan becomes immediately due and payable upon the transfer of the Suburban II Properties or any ownership interest in the Suburban II Borrower, except in connection with the rights of transfer described below. After January 1, 2000 or sixty days after securitization, the Suburban II Borrower has the right to two
(2) transfers of the Suburban II Properties subject to the related mortgage, provided that (a) consent of the holder of the Suburban II Loan is obtained, (b) such holder receives payment of a 0.50% assumption fee, (c) the proposed transferee is approved by the applicable rating agency, and (d) the proposed transferee assumes the Suburban II Loan and observes the single purpose entity requirements. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted. In addition, there is a right to transfer all of the ownership interests in the Suburban II Borrower to a real estate investment trust which is wholly owned by Suburban Holdings, L.P., and enter into operating leases for the Suburban II Properties, provided that (i) the operating leases are subject to and subordinate to the lien of the Deeds of Trust, (ii) the Suburban II Borrower provides opinions of counsel and any other documentation required by a rating agency in connection with such transfer, and (iii) under no circumstances will the transfer of the ownership interests in the Suburban II Borrower to a real estate investment trust result in a negative change in the loan to value ratio or debt service coverage ratio of the Suburban II Loan, each as determined by the lender, or result in a downgrading of the securities by a rating agency.

        ESCROW/RESERVES. There is a tax and property insurance escrow which requires monthly deposits in the amount sufficient to pay estimated taxes and property insurance when due. There is also a reserve for capital expenditures and FF&E ("Replacement Reserve"). The deposits to the Replacement Reserve are initially set and are adjusted annually such that the monthly deposit to the Replacement Reserve is equal to the Gross Revenue derived from the Suburban II Properties for the preceding twelve (12) months (as reflected in the Suburban II Borrower's annual operating statements as approved and accepted by Lender) multiplied by four percent (4%) and divided by twelve (12). The adjustment to the monthly deposits to the Replacement Reserve are effective for the payment due January 1 of each year, provided, however, that in no event will such adjustment result in a decrease or increase from the amount of the monthly deposit made into the Replacement Reserve for the preceding twelve (12) months unless Lender deems it necessary in its reasonable discretion. Notwithstanding the above, the Suburban II Borrower is not required to make a monthly deposit into the Replacement Reserve in any month in which the balance in the Replacement Reserve exceeds the Gross Revenue derived from the Suburban II Properties for the preceding thirty-six (36) months (as reflected in the Suburban II Borrower's annual operating statements as approved and accepted by Lender) multiplied by four percent (4%). For the first loan year, the monthly deposit into the Replacement Reserve is $18,152.84. Such amounts are be disbursed to pay Capital and FF&E costs and provide additional security for the Suburban II Loan.

        SUBORDINATE/OTHER DEBT. The loan documents prohibit the Suburban II Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTIES

        The Suburban II Properties consist of six (6) extended stay hotels located in the city of Chesapeake, state of Virginia, city of Lilburn, state of Georgia, city of Mableton, state of Georgia, city of Louisville, state of Kentucky, city of Greenville, state of South Carolina and city of Charlotte, state of North Carolina. The combined average daily occupancy of the Suburban II Properties as of November 30, 1998 on a 12 month trailing basis was 90.42%.

                                     III-24

        The Suburban II Properties are more fully described as follows:

2150 OLD GREENBRIER ROAD, CHESAPEAKE, VIRGINIA 23320
----------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Chesapeake, Virginia
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1997/NAP
Square Footage:                   132 Rooms / 249 SF Average Room
Percent Occupied:                 87.3% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

4142 STONE MOUNTAIN HIGHWAY, LILBURN, GEORGIA 30047
---------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Lilburn, Georgia
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1995/NAP
Square Footage:                   132 rooms / 248 SF Average Room
Percent Occupied:                 89.6% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

600 LIONS CLUB DRIVE, MABLETON, GEORGIA 30126
---------------------------------------------

--------------------------------------------------------------------------------
Location:                         Mableton, Georgia
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1987/1994
Square Footage:                   79 Rooms / 350 SF Average Room
Percent Occupied:                 98.5% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

7121 PRESTON HIGHWAY, LOUISVILLE, KENTUCKY 40219
------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Louisville, Kentucky
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1996/NAP
Square Footage:                   150 Rooms/242 SF Average Room
Percent Occupied:                 90.4% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

2504 WADE HAMPTON BLVD., GREENVILLE, SOUTH CAROLINA 29615
---------------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Greenville, South Carolina
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1996/NAP
Square Footage:                   126 Rooms / 246 SF Average Room
Percent Occupied:                 86.5% (12 Month Trailing Basis)
Percent Occupied as of date:      November 30, 1998
--------------------------------------------------------------------------------

                                     III-25

110 ROCKY RIVER ROAD WEST, CHARLOTTE, NORTH CAROLINA 28213
----------------------------------------------------------

--------------------------------------------------------------------------------
Location:                         Charlotte, North Carolina
Construction:                     Concrete; Steel and Wood Frame
Year Built/Renovated:             1997/NAP
Square Footage:                   138 Rooms / 252 SF Average Room
Percent Occupied:                 90.2% (12 Month Trailing Basis)
Percent Occupied  as of date:     November 30, 1998
--------------------------------------------------------------------------------

MANAGEMENT

        The Suburban II Properties are managed by Suburban Management, Inc., a publicly traded company and an affiliate of the Suburban II Borrower.

                                     III-26

LOAN NO. 43 - MIDTOWN SHOPPING CENTER LOAN AND PROPERTY
-------------------------------------------------------

--------------------------------------------------------------------------------------------
Cut-off Date Balance:                 $13,970,521   Property Type:                    Retail
                                                    Sub-Property Type               Anchored
Loan Type:                Principal and Interest;   Location:                   Los Angeles,
                               Fixed; Defeasance;                                         CA
                                          Balloon
Origination Date:                      12/29/1998   Year Built/Renovated:          1965/1995
Maturity Date:                           12/01/08   Square Footage:               159,933 SF
Mortgage Rate:                             7.810%   Cut-off Date Balance/SF:             $87
Annual Debt Service:                   $1,210,546   Appraised Value:             $17,500,000
DSCR at Cash Flow:                          1.24x   Cut-off Date LTV:                  79.8%
Underwritten Cash Flow:                $1,498,157   Balance at Maturity LTV:           71.9%
Balloon Amount:                       $12,580,491   Percent Leased:                    97.6%
                                                    Percent Leased as of             10/1/98
                                                    Date:
--------------------------------------------------------------------------------------------

        THE LOAN. The Midtown Shopping Center Loan (the "Midtown Loan") is secured by a first mortgage on borrower's interest as lessee under a ground lease for a 159,933 square foot shopping center situated on 10.92 acres located in Los Angeles, California (the "Midtown Property"). The Midtown Loan was originated by FINOVA Realty Capital Inc. on December 29, 1998.

        THE BORROWER. The Borrower is Midtown Shopping Center Associates, LLC, a California limited liability company and special purpose entity.

        SECURITY. The Midtown Loan is secured by a Leasehold Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on borrower's leasehold interest in the Midtown Property. The Midtown Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.810%. The Midtown Loan requires monthly payments of principal and interest in the amount of $100,878.80 until its maturity on December 1, 2008. The Midtown Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360 day year.

        PREPAYMENT. The Midtown Loan may not be prepaid by the borrower prior to the date which is the earlier to the occur of (i) the second anniversary of the startup day of the REMIC holding the Midtown Loan and (ii) January 1, 2003 (the "Midtown Loan Lock-out Period"). Upon the expiration of the Midtown Loan Lock-out Period, the Midtown Loan may be defeased. The borrower may prepay the Midtown Loan during the three (3) months prior to the maturity date without payment of any prepayment premium.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Midtown Loan becomes immediately due and payable upon the transfer of the Midtown Property or any ownership interest in the borrower. After December 29, 1999, the borrower has a one time right of assumption subject to (a) the reasonable consent of the holder of the mortgage is granted, (b) payment of an assumption fee of one percent (1%), (c) approval by a rating agency of the proposed transferee and (d) the transferee observing the special purpose entity covenants.

        ESCROW/RESERVES. The Midtown Loan has a tax and insurance escrow which requires deposits in amounts sufficient to pay taxes and insurance when due. There is also a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $1,999.91. There is also a tenant improvement and leasing reserve for the payment of certain releasing costs which is funded monthly in the amount of $1,533.00

THE PROPERTY

        The Midtown Property is a 159,933 square foot shopping center situated on 10.92 acres and is comprised of seven one story and two story buildings located in Los Angeles, California. The Borrower holds a ground lease

                                     III-27
interest in the Midtown Property. The ground lease and ground lessor consents and estoppels executed in connection with the Midtown Loan contains customary mortgagee ground lease protections with the following exceptions: (1) The Midtown ground lease may be transferred to the mortgagee (whether by foreclosure or assignment in lieu of foreclosure) without the ground lessor's consent, but the consent of the ground lessor, which is not to be unreasonably withheld, is required for all subsequent assignments of the ground lease, including the assignment made by the lender post foreclosure; (2) the Midtown ground lease does not require the mortgagee's consent for every amendment thereto, although the mortgagee's consent is required for modifications to many material provisions, including provisions relating to the amount of rent, the term of the ground lease, the permitted uses of the demised premises and the disposition of insurance proceeds and condemnation awards; and (3) although the Midtown ground lease gives the lender the right to a new ground lease if the ground lease is rejected in the borrower's bankruptcy and the right to receive notices of defaults under the ground lease and a reasonable opportunity to cure the same, it does not require that the lender receive a notice of any termination of the ground lease and be given an opportunity to enter into a new lease with the ground lessor.

        Anchor tenants include Ralph's (52,967 SF), Sav-On Drugstore (17,000 SF) and Orchard Supply Hardware (60,200 SF). One 10,051 square foot free standing building is divided into seven suites which are fully occupied by shop space users. One 8,888 square foot building is being marketed as a "food court" and has four of its seven suites occupied. Two parcels within the Midtown Property are subject to long term ground leases that are improved with branch bank buildings occupied by Bank of America and Broadway Federal Savings and Loan. These buildings are 6,050 square feet and 4,782 square feet, respectively.

        The Midtown Property was built in 1965 and renovated in 1995.

        MANAGEMENT. J.R. Young Company manages the Midtown Property. J.R. Young Company is an affiliate of borrower.

                                     III-28

LOAN NO. 44 - THE LAKES LOAN AND PROPERTY
-----------------------------------------

-----------------------------------------------------------------------------------------------
Cut-off Date Balance:                  $12,674,263  Property Type:                       Office
Loan Type:                           Principal and  Location:                   West Covina, CA
                                         Interest;
                               Defeasance; Balloon
Origination Date:                       12/23/1998  Year Built/Renovated:            1989-90/NA
Maturity Date:                            1/1/2009  Square Footage:                     170,574
Mortgage Rate:                              8.000%  Cut-off Date Balance                    $74
                                                    per SF:
Annual Debt Service:                    $1,118,257  Appraised Value:                $18,500,000
DSCR:                                        1.28x  Current LTV:                          68.5%
Underwritable Cash Flow:                $1,434,213  Balance Maturity LTV:                 62.0%
Balance at Maturity:                   $11,450,391  Percent Leased:                      91.88%
                                                    Percent Leased as of             12/15/1998
                                                    Date:
-----------------------------------------------------------------------------------------------

THE LOAN

        The Lakes Loan ("The Lakes Loan") is secured by a first mortgage on two four story office buildings totaling 170,574 square feet located in West Covina, California ("The Lakes Property"). The Lakes Loan was originated by FINOVA Realty Capital Inc. on December 23, 1998.

        THE BORROWER. The borrower is West Covina Lakes Associates LLC, a California limited liability company ("The Lakes Borrower"). The loan documents and their organizational documents limit The Lakes Borrower and its managing member to the acquisition, operation and disposition of The Lakes Property. The Lakes Borrower has an independent member.

        SECURITY. The Lakes Loan is secured by a Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Deed of Trust") and certain additional security documents. The Deed of Trust is a first lien on a fee and leasehold interest in The Lakes Property. The Lakes Borrower has a fee ownership interest in the two office buildings at The Lakes Property and a sub-leasehold interest, easement interest and option to purchase the two parking structures that serve The Lakes Property. The Lakes Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 8.00%. The Lakes Loan requires monthly payments of principal and interest of $93,188.10 until its maturity on January 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Lakes Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        PREPAYMENT. By its terms, The Lakes Loan may not be prepaid in whole or in part during the loan term, except The Lakes Loan may be defeased on or after the earlier of (a) January 1, 2003 or (b) the second anniversary of the start-up date of the REMIC holding the Lakes Loan. The Lakes Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates The Lakes Loan, the Note requires The Lakes Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to defease The Lakes Loan (if defeasance is permitted) and (ii) 1% of the prepaid principal amount. There is a 5% late fee on overdue installments, and The Lakes Loan accrues interest at the Mortgage Rate plus 5% per annum while The Lakes Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Lakes Loan becomes immediately due and payable upon the transfer of The Lakes Property or any ownership interest in The Lakes Borrower, except in connection with the rights of transfer described below. After January 1, 2000, The Lakes Borrower has the right to one transfer of The Lakes Property subject to the related mortgage, provided that (a) consent of the holder of The Lakes Loan is obtained, (b) such holder receives payment of a 1% assumption fee, (c) the proposed transferee is approved by the

                                     III-29
applicable rating agency, and (d) the proposed transferee assumes The Lakes Loan and observes the single purpose entity requirements. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted.

        ESCROW/RESERVES. There is a tax and insurance escrow which requires monthly deposits in the amount sufficient to pay estimated taxes and insurance when due. There is also an escrow required for capital expenditures which is required to the funded monthly in the amount of $2,862.33 and an escrow required for tenant improvements and leasing costs which is required to be funded monthly in the amount of $21,369.50 until such times and to the extent that this escrow account equals $769,302. Such amounts will be disbursed to pay tenant improvement and leasing commission costs and provide additional security for The Lakes Loan.

THE PROPERTY

        The Lakes Property consists of two four story office buildings totaling 170,574 square feet and two multi-level parking structures located in West Covina, California, which is east of downtown Los Angeles. The Lakes Property was completed by The Lakes Borrower in 1989 and 1990 and is constructed of steel and concrete with pre-cast concrete panels and glass. According to the appraiser, The Lakes Property is considered to be the highest quality office project in the East San Gabriel Valley area.

        The Lakes Property was developed with the assistance of the Redevelopment Agency of the City of West Covina ("Agency"). The Agency ground leased the parking structures to the City of West Covina ("City"), and the City sub-ground leased 25% of its interest in the parking structures to The Lakes Borrower ("Parking Ground Lease"). The Parking Ground Lease grants to The Lakes Borrower the right to exclusive use of 25% of the parking structures. The Parking Ground Lease contains standard mortgagee protections, and ground lease estoppel certificates were obtained from the Agency and the City. Payments under the Parking Ground Lease are equal to the payments due under the Bonds (defined below) floated by the Agency to finance construction of the parking structures. The Lakes Borrower has deposited $150,000 with the City as additional security for the sublease payments under the Parking Ground Lease.

        The parking structures are also subject to a reciprocal easement agreement and a related implementation agreement ("REA"). The REA grants The Lakes Borrower an easement right to use the 75% of the parking structures it does not lease under the Parking Ground Lease. Lender's title insurance policy insures the Lender's lien on The Lakes Borrower's easement interests. Estoppels certificates were obtained from the City and the Agency with respect to the REA.

        The City and The Lakes Borrower entered into an Operating Agreement pursuant to which The Lakes Borrower operates the 75% of the parking structures not subject to the Parking Ground Lease. The Operating Agreement has extensive mortgagee protections. Lender has a lien on The Lakes Borrower's interest in the Operating Agreement. An estoppel certificate was obtained from the City in connection with the Operating Agreement.

        The Lakes Borrower has an option to purchase the parking structures. The option is exercisable after the Bonds have been fully discharged (August 1, 2018) for a price approximately equal to 75% of the then fair market value of the parking structures. The Lakes Borrower has pledged the purchase option in the Deed of Trust, and the Lender has obtained title insurance with respect to its first lien on the purchase option.

        The Lakes Property was 91.88% leased with average rents of $20.55 per square foot as of December 15, 1998, with 39 tenants based on a rent roll provided by The Lakes Borrower. The largest tenant of The Lakes Property is Wells Fargo Bank, which occupies 26,692 square feet. Contractual lease expirations during the loan term for all tenants are as follows: 3,585 square feet (2.10%) in 1999, 25,098 square feet (14.71%) in 2000, 65,826 square feet
(39.59%) in 2001, 44,205 square feet (25.92%) in 2002, 3,918 square feet (2.30%)
in 2003, 10,778 square feet (6.32%) in 2004, 964 square feet (0.57%) in 2005 and
2,342 square feet (1.37%) in 2006.

                                     III-30

        SUBORDINATE/OTHER DEBT/OTHER RELATED MATTERS. The loan documents prohibit The Lakes Borrower from incurring any subordinate indebtedness or encumbrances, except for the following subordinate indebtedness and obligations:

        1. Bonds. The Agency financed its acquisition of the parking structures by issuing tax-exempt bonds in the original amount of $7,750,000 ("Bonds"). The Bonds mature on August 1, 2018, and have a principal balance of $7,125,000 as of December 23, 1998. An estoppel certificate was obtained from the bond trustee in connection with the status of the Bonds. The Agency's bond payment obligations are credit enhanced by a letter of credit in favor of the bond trustee, which letter of credit is maintained by The Lakes Borrower. The City, in turn, entered into a reimbursement agreement with the credit enhancer/letter of credit issuer. The Lakes Borrower and W&B Builders, Inc., respectively, have indemnified and guaranteed the City with respect to its obligations under the reimbursement agreement. The Lakes Borrower has not granted to the City any security interest in its fee or leasehold interests in The Lakes Property to secure its obligations under such indemnification agreement. With respect to such indemnification agreement, Lender obtained a standard conduit lender's subordination and standstill agreement from the City. An estoppel certificate was obtained from the City in connection with the guarantee and indemnification agreements.

        2. Disposition and Development Agreement. The Lakes Borrower acquired The Lakes Property from the Agency and developed it in accordance with a Disposition and Development Agreement ("DDA") and four implementation agreements. The Agency has issued a Certificate of Completion which terminated many of The Lake Borrower's obligations under the DDA. In addition, the payment of certain property tax assistance by the Agency to The Lakes Borrower under the DDA ended in 1997. An estoppel was obtained from the Agency with respect to the DDA.

        3. Deferred Purchase Price. The Agency deferred $1,155,000 of the purchase price paid by The Lakes Borrower for The Lakes Property ("Deferred Purchase Price"). The obligation to pay the Deferred Purchase Price is evidenced by a promissory note and secured by a deed of trust on The Lakes Property. The promissory note accrues interest at 9%. There is no current payment obligation under the note. The Deferred Purchase Price is paid out of the net sale or refinancing proceeds The Lakes Property. No payments were due to the Agency upon Lender's $12,700,000 to The Lakes Borrower. Lender obtained a standard conduit lender's subordination and standstill agreement with respect to the Deferred Purchase Price. In limited circumstances Lender must get the Agency's consent to modifications of the senior loan documents. Under the loan documents, The Lakes Borrower's transfers and assumptions are subject to consent of the Agency, and the Agency's standstill agreement is subject to obtaining such consent. An estoppel certificate was obtained in connection with the Deferred Purchase Price.

        4. Agency Equity Interest Lien. The has the right to a return of 10% on the annual net operating income from The Lakes Property after payment of (a) The Lakes Borrower's debt service on the financing for The Lakes Property, and (b) The Lakes Borrower's preferred return ("Equity Interest Lien"). The obligation to pay this return is secured by a lien on The Lakes Property. The Equity Interest Lien terminates after repayment of the Deferred Purchase Price. The Agency subordinated the Equity Interest Lien to the Deed of Trust, but did not provide a standstill agreement. Payments under the Equity Interest Lien are made quarterly. No payments have been made under the Equity Interest Lien to date. An escrow will be established by Lender if there is a current payment requirement on the Equity Interest lien. An estoppel certificate was obtained from the Agency with respect to the Equity Interest Lien.

        5. Agency Assistance Lien. The Agency has provided assistance to The Lakes Borrower on an annual basis in the form of a reimbursement of lease payments under the Parking Sublease (i.e., ultimate payment on the Bonds), up to $240,000 for seven years ("Agency Assistance Lien").


                                     III-31

             The Agency Assistance Lien is secured by a lien on The Lakes Property. The balance of the Agency Assistance Lien is $1,427,539 as of December 23, 1998. The Agency Assistance Lien is repaid out of net proceeds (in excess of The Lakes Borrower's development costs) of a sale or refinancing, and only after the Deferred Purchase Price has been in full. Lender obtained a standard conduit lender's subornation and standstill agreement from the Agency with respect to the Agency Assistance Lien. Under the loan documents, The Lakes Borrower's transfers and assumptions are subject to consent of the Agency, and the Agency's standstill agreement is subject to obtaining such consent. An estoppel was obtained from the Agency in connection with the Agency Assistance Lien.

        6. Right of First Refusal. The Agency has a right of first refusal with respect to any sale of The Lakes Property. The right of first refusal terminates when the Agency's three liens have been paid. The Agency subordinated this right to Lender's lien and waived its right of first refusal in connection with any foreclosure by or transfer to Lender.

        7. Partner Loans. The Lakes Borrower has received unsecured "partner" loans in the total original principal amount of $2,982,016 from Ocean Industries, Inc. and Watt Land, Inc. These loans had an outstanding balance of $1,790,659 as of December 23, 1998 and have no stated maturity date. Payment obligations under these loans arise only if The Lakes Property generates cash flow in excess of debt service, expenses and reserves. Lender has obtained a standard conduit lender's subordination and standstill agreement and an estoppel with respect to these partner loans.

MANAGEMENT

        The Lakes Property is managed by Watt Family Properties, Inc. dba Watt Management Company, an affiliate of The Lakes Borrower. Watt Management Company has more than 30 years experience managing office, industrial and retail properties. The Watt companies have been involved in the development of over $6,000,000,000 in real estate and have a Southern California portfolio of in excess of 5,800,000 square feet.

                                     III-32

LOAN NO. 45 - RAMADA PLAZA HOTEL LOAN AND PROPERTY
--------------------------------------------------

---------------------------------------------------------------------------------------------
Cut-off Date Balance:              $12,140,079     Property Type:                       Hotel
Loan Type:                       Principal and     Location:                    San Diego, CA
                              Interest; Fixed;
                           Defeasance; Balloon
Origination Date:                   12/10/1998     Year Built/Renovated:            1969/1997
Maturity Date:                        1/1/2009     Rooms:                                 182
Mortgage Rate:                          8.625%     Cut-off Date Balance per           $66,704
                                                   room:
Annual Debt Service:                $1,188,769     Appraised Value:               $16,650,000
DSCR:                                    1.41x     Current LTV:                         72.9%
Underwritable Cash Flow:            $1,679,842     Balance Maturity LTV:                61.9%
Balance at Maturity:               $10,311,024     Percent Occupancy:                  81.31%
                                                   Percent Occupancy as of         10/31/1998
                                                   Date:
---------------------------------------------------------------------------------------------

THE LOAN

        The Ramada Plaza Hotel Loan (the "Ramada Plaza Hotel Loan") is secured by a first mortgage on a 182 room full service hotel located in San Diego, California (the "Ramada Plaza Hotel Property"). The Ramada Plaza Hotel Loan was originated by FINOVA Realty Capital Inc. on December 10, 1998.

        THE BORROWER. The borrower is HIHC, LLC, a California limited liability company (the "Ramada Plaza Hotel Borrower"). The loan documents and its organizational documents limit the Ramada Plaza Hotel Borrower to the acquisition, operation and disposition of the Ramada Plaza Hotel Property.

        SECURITY. The Ramada Plaza Hotel Loan is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Deed of Trust") and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the Ramada Plaza Hotel Property. The Ramada Plaza Hotel Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 8.625%. The Ramada Plaza Hotel Loan requires monthly payments of principal and interest of $99,064.09 until its maturity on January 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Ramada Plaza Hotel Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        PREPAYMENT. By its terms, the Ramada Plaza Hotel Loan may not be prepaid in whole or in part during the loan term, except the Ramada Plaza Hotel Loan may be defeased on or after the earlier of (a) December 10, 2002 or (b) the second anniversary of the start-up date of the REMIC. The Ramada Plaza Hotel Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates the Ramada Plaza Hotel Loan, the Note requires the Ramada Plaza Hotel Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to pay the Ramada Plaza Hotel Loan (if defeasance is permitted) and (ii) 1% of the prepaid principal amount. There is a 5% late fee on overdue installments, and the Ramada Plaza Hotel Loan accrues interest at the Mortgage Rate plus 5% per annum while the Ramada Plaza Hotel Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Ramada Plaza Hotel Loan becomes immediately due and payable upon the transfer of the Ramada Plaza Hotel Property or any ownership interest in the Ramada Plaza Hotel Borrower, except in connection with the rights of transfer described below. After the earlier of December 10, 1999 or two months after securitization, the Ramada Plaza Hotel Borrower has the right to two transfers of the Ramada Plaza Hotel Property subject to the related mortgage, provided that (a) consent of the holder of the Ramada Plaza Hotel Loan is obtained, (b) such holder receives payment of a 1% assumption fee (except in connection with a transfer to a Patel Family Member), (c) the proposed transferee is approved by the applicable rating agency, and

                                     III-33

(d) the proposed transferee assumes the Ramada Plaza Hotel Loan and observes the single purpose entity requirements. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted.

        ESCROW/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures, including fixtures, furnishings and equipment, which had an initial deposit of $204,108 and which is required to the funded monthly in the amount of $17,009 until such time and to the extent that this escrow account equals $204,108. Such amounts will be disbursed to pay such costs and provide additional security for the Ramada Plaza Hotel Loan. There is no insurance escrow as long as the Ramada Plaza Hotel Property is covered under a blanket insurance policy.

        SUBORDINATE/OTHER DEBT. The loan documents prohibit the Ramada Plaza Hotel Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY

        The Ramada Plaza Hotel Property is a 182 room full service hotel located in San Diego, California. The Ramada Plaza Hotel Property is located near all of San Diego's major attractions, including Sea World, San Diego Zoo, Balboa Park, Historic Old Town, Qualcomm Stadium and the beaches.

        The Ramada Plaza Hotel Property achieved occupancy rates for the calendar years 1996 and 1997 and the first ten months of 1998 of approximately 79.54%, 82.17% and 81.31%, respectively and average daily rates for the same periods of approximately $57.30, $66.23 and $79.80, respectively.

        The Ramada Plaza Hotel Property consists of three four-story buildings. The Ramada Plaza Hotel Property was originally constructed in 1969 and renovated in 1997 and is constructed with wood frame with stucco and/or plaster finish.

        The Ramada Plaza Hotel Property facilities include mini refrigerators, coffeemakers, hair dryers, irons/ironing boards, voice mail, data port telephones, televisions, in-room movies, weekday newspapers, electronic security systems, room service, fax/copier/business service, valet service, guest laundry, car rental, concierge service, fitness center, outdoor heated pool and spa, and video game room. The Ramada Plaza Hotel Property also includes the Tickled Trout Restaurant and Lounge and 2,311 square feet of meeting space.

        The Ramada Plaza Hotel Property has won several awards over the past several years for profitability and customer satisfaction.

MANAGEMENT

        The Ramada Plaza Hotel Property is managed by Tarsadia Hotels, an affiliate of the Ramada Plaza Hotel Borrower. Tarsadia Hotels was established in 1976 and now owns a portfolio of more than 3,000 hotel rooms with over 1,200 new rooms in the planning process, and have franchise relationships with Cendant, Hilton, Hyatt, Marriott, Promus, Radisson and Sheraton. The general manager of the Ramada Plaza Hotel Property is Mark Efron, who has over 18 years of corporate and hospitality management experience, including as general manager of the Beverly Plaza Hotel, and is a recipient of "The Wall Street Journal Award", as well as other various awards for hotels he has managed.

                                     III-34

LOAN NO. 46 - GOVERNOR'S CROSSING OUTLET CENTER LOAN AND PROPERTY
-----------------------------------------------------------------

----------------------------------------------------------------------------------------------
Cut-off Date Balance:                $9,680,343   Property Type:                        Retail
Loan Type:                        Principal and   Sub-Property Type:             Outlet Center
                                      Interest;   Location:                    Sevierville, TN
                             Defeasance; Fixed;
                                        Balloon
Origination Date:                    12/24/1998   Year Built/Renovated:                1998/NA
Maturity Date:                         1/1/2009   Square Footage:                      135,033
Mortgage Rate:                           8.000%   Cut-off Date Balance per                 $72
                                       SF:
Annual Debt Service:                   $854,102   Appraised Value:                 $14,000,000
DSCR:                                     1.30x   Current LTV:                           69.2%
Underwritable Cash Flow:             $1,107,082   Balance Maturity LTV:                  62.5%
Balance at Maturity:                 $8,745,574   Percent Leased:                       78.73%
                                                  Percent Leased as of              12/31/1998
                                                  Date:
----------------------------------------------------------------------------------------------

THE LOAN

        The Governor's Crossing Outlet Center Loan (the "Governor's Crossing Loan") is secured by a first mortgage on a 135,033 square foot retail outlet center located in Sevierville, Tennessee (the "Governor's Crossing Property"). The Governor's Crossing Loan was originated by FINOVA Realty Capital Inc. on December 24, 1998.

        THE BORROWER. The borrower is Governor's Crossing Outlet Mall, L.L.C., a Tennessee limited liability company (the "Governor's Crossing Borrower"). The loan documents and its organizational documents limit the Governor's Crossing Borrower to the acquisition, operation and disposition of the Governor's Crossing Property.

        SECURITY. The Governor's Crossing Loan is secured by a Deed of Trust and Security Agreement (the "Deed of Trust") and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the Governor's Crossing Property. The Governor's Crossing Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 8.000%. The Governor's Crossing Loan requires monthly payments of principal and interest of $71,175.16 until its maturity on January 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Governor's Crossing Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        PREPAYMENT. By its terms, the Governor's Crossing Loan may not be prepaid in whole or in part during the loan term, except the Governor's Crossing Loan may be defeased on or after the earlier of January 1, 2003 or two years after securitization. The Governor's Crossing Loan may be paid without a prepayment fee or premium during the last 3 months of the loan term.

        If there is an event of default and the lender accelerates the Governor's Crossing Loan, the Note requires the Governor's Crossing Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase the Defeasance Collateral sufficient to pay the Governor's Crossing Loan (if defeasance were permitted) and (ii) 1% of the prepaid principal amount. There is a 5% late fee on overdue installments, and the Governor's Crossing Loan accrues interest at the Mortgage Rate plus 5% per annum while the Governor's Crossing Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Governor's Crossing Loan becomes immediately due and payable upon the transfer of the Governor's Crossing Property or any ownership interest in the Governor's Crossing Borrower, except in connection with the rights of transfer described below. After December 24, 1999, the Governor's Crossing Borrower has the right to one transfer of the Governor's Crossing Property subject to the related mortgage and the payment of a 1% assumption fee upon approval of the lender. Transfers by operation of law and transfers of minority ownership interests not resulting in a change in voting control are permitted.

                                     III-35

        ESCROW/RESERVES. There is a tax and property insurance escrow which requires monthly deposits in the amount sufficient to pay estimated taxes and property insurance when due. There is also an escrow required for capital expenditures which is required to the funded monthly in the amount of $1,687.92 and an escrow required for tenant improvements and leasing costs which is required to be funded monthly in the amount of $6,038.67 until such time and to the extent that this escrow account equals $500,000. Such amounts will be disbursed to pay such costs and provide additional security for the Governor's Crossing Loan.

        SUBORDINATE/OTHER DEBT. The loan documents prohibit the Governor's Crossing Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY

        The Governor's Crossing Property consists of 135,033 rentable square feet situated on an approximate 18.781 acre site located in Sevierville, Tennessee. The Governor's Crossing Property was 78.73% leased as of 12/31/1998 with 22 tenants based on a rent roll provided by the Governor's Crossing Borrower.

        The Governor's Crossing Property was completed in 1998 and is constructed with concrete block and steel post columns.

        Approximately 78.7% of the space has been leased and includes the following tenants: Vanity Fair Outlet (25,764 sq. ft.), Books A Million (17,523 sq. ft.), Golf Depot (12,083 sq. ft.) and Shoe Carnival (7,562 sq. ft.). Contractual Lease expirations for all tenants are as follows: 59.0% of net rentable square feet in 2003, 1.1% of net rentable square feet in 2004 and 18.6% of net rentable square feet in 2008. Per the 12/31/98 rent roll provided by the Governor's Crossing Borrower, the average annual base rent of tenants at the Governor's Crossing Property is $12.92 per square foot.

MANAGEMENT

        The Governor's Crossing Property is managed by Insignia Commercial
Group.

                                     III-36

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[LOGO]                                              Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

STATEMENT SECTIONS                                               PAGE(S)
------------------                                               -------
Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Reconciliation Detail                                               4
Other Required Information                                          5
Ratings Detail                                                      6
Current Mortgage Loan and Property Stratification Tables         7 - 9
Mortgage Loan Detail                                               10
Principal Prepayment Detail                                        11
Historical Detail                                                  12
Delinquency Loan Detail                                            13
Specially Serviced Loan Detail                                   14 - 15
Modified Loan Detail                                               16
Liquidated Loan Detail                                             17

-------------------------------------------------------------------------------

               UNDERWRITER
------------------------------------------
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036


Contact:       General Information Number
Phone Number:  (212) 761-4700
------------------------------------------

             MASTER SERVICER
------------------------------------------
AMRESCO Services, L.P.
235 Peachtree Street, N.E.
Suite 900
Atlanta, Georgia 30303


Contact:       Charlotte Kollin
Phone Number:  (404) 654-2434
------------------------------------------

             SPECIAL SERVICER
------------------------------------------
Banc One Mortgage Capital Markets, LLC
1717 Main Street, 14th Floor
Dallas, TX 75201


Contact:        Paul G. Smyth
Phone Number:   (214) 290-2505
------------------------------------------

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Norwest Bank Minnesota, N.A.

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[LOGO]                                              Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                        CERTIFICATE DISTRIBUTION DETAIL

----------------------------------------------------------------------------------------------------------------
                      Pass-Through      Original      Beginning       Principal        Interest      Prepayment
Class      CUSIP         Rate           Balance        Balance       Distribution    Distribution     Penalties
----------------------------------------------------------------------------------------------------------------
 A-1                   0.000000%          0.00           0.00            0.00            0.00           0.00
 A-2                   0.000000%          0.00           0.00            0.00            0.00           0.00
  B                    0.000000%          0.00           0.00            0.00            0.00           0.00
  C                    0.000000%          0.00           0.00            0.00            0.00           0.00
  D                    0.000000%          0.00           0.00            0.00            0.00           0.00
  E                    0.000000%          0.00           0.00            0.00            0.00           0.00
  F                    0.000000%          0.00           0.00            0.00            0.00           0.00
  G                    0.000000%          0.00           0.00            0.00            0.00           0.00
  H                    0.000000%          0.00           0.00            0.00            0.00           0.00
  J                    0.000000%          0.00           0.00            0.00            0.00           0.00
  K                    0.000000%          0.00           0.00            0.00            0.00           0.00
  L                    0.000000%          0.00           0.00            0.00            0.00           0.00
  M                    0.000000%          0.00           0.00            0.00            0.00           0.00
  N                    0.000000%          0.00           0.00            0.00            0.00           0.00
  O                    0.000000%          0.00           0.00            0.00            0.00           0.00
 R-I                   0.000000%          0.00           0.00            0.00            0.00           0.00
 R-II                  0.000000%          0.00           0.00            0.00            0.00           0.00
 R-III                 0.000000%          0.00           0.00            0.00            0.00           0.00
----------------------------------------------------------------------------------------------------------------
Totals                                    0.00           0.00            0.00            0.00           0.00
----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
            Realized Loss/                                         Current
          Additional Trust       Total             Ending       Subordination
Class       Fund Expenses     Distribution         Balance         Level (1)
-----------------------------------------------------------------------------------
 A-1             0.00             0.00              0.00            0.00%
 A-2             0.00             0.00              0.00            0.00%
  B              0.00             0.00              0.00            0.00%
  C              0.00             0.00              0.00            0.00%
  D              0.00             0.00              0.00            0.00%
  E              0.00             0.00              0.00            0.00%
  F              0.00             0.00              0.00            0.00%
  G              0.00             0.00              0.00            0.00%
  H              0.00             0.00              0.00            0.00%
  J              0.00             0.00              0.00            0.00%
  K              0.00             0.00              0.00            0.00%
  L              0.00             0.00              0.00            0.00%
  M              0.00             0.00              0.00            0.00%
  N              0.00             0.00              0.00            0.00%
  O              0.00             0.00              0.00            0.00%
 R-I             0.00             0.00              0.00            0.00%
 R-II            0.00             0.00              0.00            0.00%
 R-III           0.00             0.00              0.00            0.00%
-----------------------------------------------------------------------------------
Totals           0.00             0.00              0.00
-----------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                        Original    Beginning                                                 Ending
                      Pass-Through      Notional    Notional       Interest       Prepayment     Total       Notional
Class          CUSIP     Rate            Amount      Amount       Distribution    Penalties   Distribution    Amount
----------------------------------------------------------------------------------------------------------------------
 X                     0.000000%          0.00        0.00           0.00             0.00        0.00         0.00
----------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[LOGO]                                              Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                           CERTIFICATE FACTOR DETAIL

----------------------------------------------------------------------------------------------------------------------
                                                                                      Realized Loss/
                           Beginning      Principal      Interest        Prepayment  Additional Trust       Ending
Class       CUSIP           Balance      Distribution   Distribution     Penalties    Fund Expenses         Balance
----------------------------------------------------------------------------------------------------------------------
 A-1                       0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
 A-2                       0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  B                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  C                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  D                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  E                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  F                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  G                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  H                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  J                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  K                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  L                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  M                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  N                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
  O                        0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
 R-I                       0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
 R-II                      0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
 R-III                     0.00000000     0.0000000      0.0000000       0.0000000      0.0000000          0.0000000
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                            Beginning                                             Ending
                            Notional            Interest       Prepayment        Notional
Class       CUSIP            Amount           Distribution     Penalties          Amount
------------------------------------------------------------------------------------------
  X                        0.00000000          0.00000000      0.00000000       0.00000000
------------------------------------------------------------------------------------------

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                             RECONCILIATION DETAIL

ADVANCE SUMMARY

P & I Advances Outstanding                                       0.00
Servicing Advances Outstanding                                   0.00

Reimbursement for Interest on Advances                           0.00
paid from general collections


SERVICING FEE BREAKDOWNS

Current Period Accrued Servicing Fees                            0.00
Less Delinquent Servicing Fees                                   0.00
Less Reductions to Servicing Fees                                0.00
Plus Servicing Fees for Delinquent Payments Received             0.00
Plus Adjustments for Prior Servicing Calculation                 0.00
Total Servicing Fees Collected                                   0.00


CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
        Accrued     Net Aggregate       Realized       Previously Unpaid   Distributable   Distributable                  Remaining
      Certificate    Prepayment          Losses/      Interest (including)  Certificate   Certif. Interest   Interest      Unpaid
Class  Interest   Interest Shortfall  Expense Losses   interest thereon)     Interest       Adjustment     Distribution   Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1     0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
 A-2     0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  X      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  B      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  C      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  D      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  E      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  F      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  G      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  H      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  J      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  K      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  L      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  M      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  N      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
  O      0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals   0.00           0.00              0.00                 0.00             0.00         0.00            0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

-------------------------------------------------------------------------------

Available Distribution Amount                                            0.00


Principal Distribution Amount                                            0.00

          (a) Principal portion of Scheduled Payments     0.00
              and any Assumed Scheduled Payments

          (b) Principal Prepayments                       0.00

          (c) Principal Portion of Balloon Payments       0.00

          (d) Liquidation, Condemnation, Purchase,        0.00
              and Insurance Proceeds and REO Income
              Received on a Mortgage Loan

Aggregate Number of Outstanding Mortgage Loans                              0

Aggregate Unpaid Principal Balance of the Mortgage Loans                 0.00

Aggregate Scheduled Principal Balance of the Mortgage Loans              0.00


Total Servicing and Special Servicing Fee paid                           0.00
             Servicing Fee Paid                           0.00
             Special Servicing Fee Paid                   0.00


Trustee Fee Paid                                                         0.00

Expense Losses (Additional Trust Fund Expenses)                          0.00

          (i)   Special Servicing and Liquidation Fees    0.00
          (ii)  Advance Interest                          0.00
          (iii) Indemnification Expenses                  0.00
          (iv)  Taxes Imposed on the Trust                0.00
          (v)   Amount of any Advance not Recovered       0.00
                upon a Final Recovery Determination

Appraisal Reduction Amount

------------------------------------------------------
                   Appraisal            Date Appraisal
Loan               Reduction              Reduction
Number              Amount                 Effected
------------------------------------------------------











------------------------------------------------------
Total
------------------------------------------------------

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------------------
                                      Original Ratings                   Current Ratings (1)
                           -----------------------------------    -----------------------------------
Class          CUSIP       DCR      Fitch      Moody's     S&P    DCR      Fitch      Moody's     S&P
-----------------------------------------------------------------------------------------------------
A-1
A-2
X
B
C
D
E
F
G
H
J
K
L
M
N
O
-----------------------------------------------------------------------------------------------------

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------------
                                            % of
Scheduled        # of        Scheduled      Agg.                             Weighted
 Balance         Loans        Balance       Bal.      WAM (2)    WAC       Avg DSCR (1)
--------------------------------------------------------------------------------------











------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------


                                   STATE (3)

-------------------------------------------------------------------------------------
                                          % of
               # of        Scheduled      Agg.                             Weighted
 State        Props.        Balance       Bal.      WAM (2)    WAC       Avg DSCR (1)
-------------------------------------------------------------------------------------












-----------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------

See footnotes on last page of this section.

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                          DEBT SERVICE COVERAGE RATIO

-------------------------------------------------------------------------------
                                          % of
 Debt Service      # of    Scheduled      Agg.     WAM              Weighted
Coverage Ratio     Loans    Balance       Bal.     (2)      WAC    Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------


                                   NOTE RATE

-------------------------------------------------------------------------------
                                          % of
Note            # of       Scheduled      Agg.     WAM              Weighted
Rate            Loans       Balance       Bal.     (2)      WAC    Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------


                               PROPERTY TYPE (3)

-------------------------------------------------------------------------------
                                          % of
Property        # of       Scheduled      Agg.     WAM              Weighted
 Type           Props.      Balance       Bal.     (2)      WAC    Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------


                                   SEASONING

-------------------------------------------------------------------------------
                                          % of
                   # of    Scheduled      Agg.     WAM              Weighted
Seasoning          Loans    Balance       Bal.     (2)      WAC    Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

See footnotes on last page of this section

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

-------------------------------------------------------------------------------
                                              % of
Anticipated Remaining   # of    Scheduled     Agg.   WAM             Weighted
      Term (2)          Loans    Balance      Bal.   (2)     WAC   Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

-------------------------------------------------------------------------------
                                              % of
Remaining Amortization  # of    Scheduled     Agg.   WAM             Weighted
        Term            Loans    Balance      Bal.   (2)     WAC   Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

-------------------------------------------------------------------------------
                                              % of
Remaining Stated        # of    Scheduled     Agg.   WAM             Weighted
      Term              Loans    Balance      Bal.   (2)     WAC   Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

-------------------------------------------------------------------------------
                                            % of
Age of Most       # of        Scheduled     Agg.   WAM             Weighted
Recent NOI        Loans        Balance      Bal.   (2)     WAC   Avg DSCR (1)
-------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i)  "Scheduled Balance" has the meaning assigned thereto in the CSSA
           Standard Information Package.
      (ii) An ARD Loan constitutes a "Hyper-Amortization Loan" as defined in the offering document.

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------
                                                                                          Anticipated                   Neg.
Loan                 Property                        Interest     Principal    Gross       Repayment      Maturity     Amort
Number     ODCR      Type (1)     City     State      Payment      Payment     Coupon         Date          Date       (Y/N)
----------------------------------------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------------------------------------
TOTALS
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
           Beginning      Ending       Paid       Appraisal    Appraisal       Res.      Mod.
Loan       Scheduled     Scheduled     Thru       Reduction    Reduction      Strat.     Code
Number      Balance       Balance      Date         Date        Amount         (2)       (3)
----------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------
TOTALS
----------------------------------------------------------------------------------------------

          (1) Property Type Code

MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park

      (2) Resolution Strategy Code

1 - Modification          7 - REO
2 - Foreclosure           8 - Resolved
3 - Bankruptcy            9 - Pending Return
4 - Extension                 To Master Servicer
5 - Note Sale            10 - Deed In Lieu of
6 - DPO                       Foreclosure

 (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                    Prepayment Penalties
                  Offering Document       ----------------------------------     ----------------------------------------------
Loan Number        Cross-Reference        Payoff Amount   Curtailment Amount     Prepayment Premium   Yield Maintenance Premium
-------------------------------------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------------------------

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                               HISTORICAL DETAIL

---------------------------------------------------------------------------------------------------------------------------
                                                       Delinquencies
---------------------------------------------------------------------------------------------------------------------------
Distribution    30-59 Days        60-89 Days       90 Days or More     Foreclosure            REO             Modifications
   Date       #      Balance    #      Balance     #       Balance   #      Balance     #      Balance       #      Balance
---------------------------------------------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
           Prepayments                        Rates and Maturities
----------------------------------     -----------------------------------
Curtailments            Payoff            Next Weighted Avg.
#     Amount         #      Amount        Coupon      Remit         WAM
--------------------------------------------------------------------------








--------------------------------------------------------------------------

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                             DELINQUENCY LOAN DETAIL

-------------------------------------------------------------------------------------------------------
            Offering         # of                   Current   Outstanding   Status of      Resolution
Loan        Document        Months   Paid Through     P&I        P&I        Mortgage        Strategy
Number   Cross-Reference    Delinq.      Date       Advances   Advances**    Loan (1)       Code (2)
-------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------
TOTALS
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                          Current      Outstanding
Loan       Servicing       Foreclosure   Servicing      Servicing                         REO
Number   Transfer Data         Date      Advances       Advances      Bankruptcy Date     Date
----------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------
TOTALS
----------------------------------------------------------------------------------------------

                 (1) Status of Mortgage Loan

A - Payment Not Received           2 - Two Months Delinquent
    But Still in Grace Period      3 - Three or More Months Delinquent
B - Late Payment But Less          4 - Assumed Scheduled Payment
    Than 1 Month Delinquent            (Performing Matured Balloon)
0 - Current                        7 - Foreclosure
1 - One Month Delinquent           9 - REO

                 (2) Resolution Strategy Code

1 - Modification                   7 - REO
2 - Foreclosure                    8 - Resolved
3 - Bankruptcy                     9 - Pending Return
4 - Extension                          to Master Servicer
5 - Note Sale                     10 - Deed in Leiu of
6 - DPO                                Foreclosure

** Outstanding P & I Advances include the current period advance

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy   Scheduled  Property           Interest  Actual
   Date        Number    Cross-Reference     Date      Code (1)    Balance    Type(2)   State     Rate   Balance
------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                   Net                                       Remaining
Distribution    Operating   NOI           Note   Maturity  Amortization
   Date          Income    Date   DSCR    Date     Date        Term
-----------------------------------------------------------------------















-----------------------------------------------------------------------

   (1) Resolution Strategy Code

1 - Modification   7 - REO
2 - Foreclosure    8 - Resolved
3 - Bankruptcy     9 - Pending Return
4 - Extension          to Master Servicer
5 - Note Sale     10 - Deed In Lieu Of
6 - DPO                Foreclosure

      (2) Property Type Code

MF - Multi-Family       OF - Office
RT - Retail             MU - Mixed Use
HC - Health Care        LO - Lodging
IN - Industrial         SS - Self Storage
WH - Warehouse          OT - Other
MH - Mobile Home Park

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

----------------------------------------------------------------------------------------------------------------------------------
                            Offering      Resolution     Site
Distribution    Loan        Document       Strategy   Inspection  Phase 1 Date   Appraisal   Appraisal     Other REO
   Date        Number    Cross-Reference   Code (1)      Date                       Date       Value    Property Revenue  Comment
----------------------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------------------

                 (2) Resolution Strategy Code

1 - Modification                   7 - REO
2 - Foreclosure                    8 - Resolved
3 - Bankruptcy                     9 - Pending Return
4 - Extension                          to Master Servicer
5 - Note Sale                     10 - Deed in Leiu of
6 - DPO                                Foreclosure

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
             Offering
 Loan        Document       Pre-Modification
Number    Cross-Reference        Balance       Modification Date                      Modification Description
----------------------------------------------------------------------------------------------------------------------------------














----------------------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------------------

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                      ------------------------------------------
                                      For Additional Information, please contact
[NORWEST BANKS LOGO]                                Leslie Gaskill
                                                    (212) 515-5254
NORWEST BANK MINNESOTA, N.A.           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        @www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR          ------------------------------------------
NEW YORK, NY 10004                           PAYMENT DATE:           05/17/1999
                                             RECORD DATE:            04/30/1999
-------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------
          Final Recovery      Offering                                                  Gross Proceeds    Aggregate
 Loan      Determination      Document      Appraisal   Appraisal   Actual     Gross      as a % of      Liquidation
Number         Date       Cross-Reference     Date        Value    Balance    Proceeds  Actual Balance    Expenses*
---------------------------------------------------------------------------------------------------------------------














---------------------------------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
                      Net          Net Proceeds              Repurchased
 Loan             Liquidation       as a % of      Realized   by Seller
Number             Proceeds       Actual Balance     Loss       (Y/N)
-------------------------------------------------------------------------














-------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.)

--------------------------------------------------------------------------------
                       [MORGAN STANLEY DEAN WITTER LOGO]
MORGAN STANLEY                                                           , 1999
Real Estate Debt Capital Markets
Mortgage Capital Markets
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                             PRELIMINARY TERM SHEET

                         ------------------------------

                      EXPECTED PRICING DATE: APRIL  , 1999

                         ------------------------------

                                  $513,576,000
                                 (APPROXIMATE)

                         MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                           FINOVA REALTY CAPITAL INC.
                          AS MORTGAGE LOAN ORIGINATOR

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                         ------------------------------

             MORGAN STANLEY DEAN WITTER
                                          DEUTSCHE BANK SECURITIES

-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

CERTAIN TRANSACTION FEATURES
----------------------------

>> FINOVA Realty Capital Inc. is a real estate-lending affiliate of the publicly traded FINOVA Group Inc. (NYSE:FNV). Since 1994, FINOVA's originations have included approximately $2.5 billion of commercial mortgage loans that have been securitized by its partners in more than 20 different CMBS offerings. In 1998, FINOVA originated approximately $3.1 billion of commercial mortgage loans.

>> Origination Period: 76.8% of the initial pool balance was originated on or after July 1, 1998.

>> Collateral: 194 Mortgage Loans with a Cut-Off Date Balance of $632,094,383 and an average loan balance of $3,258,218.

>> Property Type Distribution: Retail (19.5%), Office (17.8%), Multifamily (15.3%), Manufactured Housing Community (15.0%), Hospitality (13.3%), Mixed Use (7.6%), Self Storage (5.2%), Industrial (4.2%), Senior Housing (2.1%).

>> Loan Size: The ten largest loans (including cross-collateralized loans) represent 28.5% of the Mortgage Pool. The largest loan totals $30,059,681 or 4.8% of the Mortgage Pool and is secured by a cross-collateralized pool of 24 manufactured housing communities. The average loan balance is $3,258,218.

>> Call Protection: 100% of the Mortgage Loans provide for an initial lockout period followed by either defeasance (92.5%), yield maintenance (3.3%), an option allowing the borrower to choose either defeasance or yield maintenance (3.5%) or percentage prepayment premiums (0.8%).

>> Reserves: 95.9% of the Mortgage Loans require reserves for taxes; 86.0% require reserves for insurance and 90.9% for capital expenditures. In addition, 81.2% of retail, office, industrial and mixed use commercial loans in the mortgage pool have, as of March 10, 1999, a tenant improvement and leasing commission reserve balance.

>> Available Information: Updated loan information is expected to be part of the monthly remittance report in addition to detailed payment and delinquency information. Updated property operating and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders. Cash flows are expected to be modeled by TREPP and will be available on BLOOMBERG.

-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

------------------------------------------------------------------------------------------------------------------------------------
              INITIAL AGGREGATE
                 CERTIFICATE                                                                    EXPECTED FINAL
                  BALANCE OR       SUBORDINATION      RATING        AVERAGE       PRINCIPAL      DISTRIBUTION       PASS-THROUGH
   CLASS      NOTIONAL AMOUNT(1)      LEVELS        (FITCH/S&P)     Life(2)     WINDOW(2)(3)       DATE(2)           Rate(4)(5)
------------------------------------------------------------------------------------------------------------------------------------
  A-1           $101,000,000         30.25%(6)        AAA/AAA          5.51          1-109         5/15/08              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  A-2           $339,885,000         30.25%(6)        AAA/AAA          9.47        109-117         1/15/09              6.54%
------------------------------------------------------------------------------------------------------------------------------------
  X(7)          $632,094,383(8)          -            AAA/AAA          9.16           -            5/15/18        Variable Rate(9)
------------------------------------------------------------------------------------------------------------------------------------
  B             $33,185,000           25.00%           AA/AA           9.75        117-117         1/15/09              6.66%
------------------------------------------------------------------------------------------------------------------------------------
  C             $26,864,000           20.75%            A/A            9.75        117-117         1/15/09              6.81%
------------------------------------------------------------------------------------------------------------------------------------
  D             $12,642,000           18.75%           A-/A-           9.75        117-117         1/15/09              7.06%
------------------------------------------------------------------------------------------------------------------------------------
  E(7)          $30,025,000           14.00%          BBB/BBB          9.75        117-117         1/15/09        Variable Rate(10)
------------------------------------------------------------------------------------------------------------------------------------
  F(7)          $14,222,000           11.75%          BBB-/NR          9.75        117-117         1/15/09        Variable Rate(10)
------------------------------------------------------------------------------------------------------------------------------------
  G(7)          $20,543,000            8.50%          BB+/BB+          9.80        117-118         2/15/09              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  H(7)          $7,901,000             7.25%           BB/BB           9.84        118-119         3/15/09              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  J(7)          $9,481,000             5.75%          BB-/NR           9.94        119-120         4/15/09              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  K(7)          $7,902,000             4.50%           B+/B+          10.87        120-133         5/15/10              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  L(7)          $6,321,000             3.50%            B/B           12.93        133-168         4/15/13              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  M(7)          $6,321,000             2.50%           B-/NR          14.00        168-168         4/15/13              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  N(7)          $9,481,000             1.00%          CCC/NR          14.04        168-173         9/15/13              6.14%
------------------------------------------------------------------------------------------------------------------------------------
  O(7)          $6,321,383             0.00%           NR/NR          17.60        173-231         7/15/18              6.14%
------------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
        (2)  Based on Maturity Assumptions described in the Prospectus
             Supplement.
        (3) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions.
        (4) Other than the Class X Certificates and the Class E and F Certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest as described in the Prospectus Supplement provided that the Pass-Through Rate, in each case, will not exceed the NWAC Rate for each distribution date. The Class X, E and F Certificates will accrue interest at a variable rate as described below.
        (5) The Pass-Through Rates are shown for indicative purposes. The final Pass-Through Rates will be determined at pricing.
        (6) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.
        (7)  To be offered privately pursuant to Rule 144A.
        (8) Class X Notional Amount is equal to the sum of all Principal Balance Certificates outstanding from time to time.
        (9) The Pass-Through Rate on the Class X Certificates on each Distribution Date will equal, in general, the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have principal amounts.
        (10) The Pass-Through Rate on the Class E and F Certificates on each Distribution Date will equal the NWAC Rate minus 0.03%.

                                      T-1
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

I. ISSUE CHARACTERISTICS

   Issue Type:                    Public: Class A-1, A-2, B, C and D (the
                                  "Offered Certificates")

                                  Private (Rule 144A): Class E, F, G, H, J, K,
                                  L, M, N, O and X

   Securities Offered:            $513,576,000 monthly pay, multi-class
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including five fixed-rate principal and interest classes
                                  (A-1, A-2, B, C and D).

   Collateral:                    The collateral consists of a $632,094,383 pool
                                  of fixed-rate commercial and multifamily
                                  Mortgage Loans

   Mortgage Loan Originator:      FINOVA Realty Capital, Inc.

   Mortgage Loan Sellers:         FINOVA Realty Capital, Inc. and FINOVA
                                  Commercial Mortgage Loan Owner Trust 1998-1

   Lead Manager:                  Morgan Stanley & Co. Incorporated

   Co-Manager:                    Deutsche Bank Securities Inc.

   Master Servicer:               AMRESCO Services, L.P.

   Special Servicer:              Banc One Mortgage Capital Markets, LLC

   Trustee:                       Norwest Bank Minnesota, National Association

   Expected Pricing Date:         On or about April 7, 1999

   Expected Closing Date:         On or about April 14, 1999

   Distribution Dates:            The 15th of each month but no earlier than the
                                  fourth Business Day following the 11th of each month, commencing May 1999

   Determination Date:            The 11th of each month, commencing May 1999

   Cut-Off Date:                  April 1, 1999

   Minimum Denominations:         $25,000 for Class A-1 and A-2 Certificates;
                                  $50,000 for Class B Certificates. $100,000 for all other Certificates (other than the Class R
                                  Certificates)

   Settlement Terms:              DTC, Euroclear and Cedel, same day funds, with
                                  accrued interest

   Legal/Regulatory Status:       Class A-1 and A-2 Certificates are expected to
                                  be eligible for exemptive relief under ERISA.
                                  No Class of Certificates is SMMEA eligible.

   Risk Factors:                  THE CERTIFICATES INVOLVE A DEGREE OF RISK AND
                                  MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS.

                                      T-2
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

II. STRUCTURE CHARACTERISTICS

The Offered Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class E and F Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                                       CLASS X(1)(2)
                                                       _____/\______
                                                      /             \
            ---------------------------------------   ---------------
CLASS A-1  |             AAA/AAA                   | |///////////////|  $101.0MM
           |              6.14%                    | |///////////////|
            ---------------------------------------   ---------------
            -----------------------------------------   -------------
CLASS A-2  |              AAA/AAA                    | |/////////////|  $339.9MM
           |               6.54%                     | |/////////////|
            -----------------------------------------   -------------
            -------------------------------------------   -----------
CLASS B    |               AA/AA                       | |///////////|   $33.2MM
           |               6.66%                       | |///////////|
            -------------------------------------------   -----------
            ---------------------------------------------   ---------
CLASS C    |                A/A                          | |/////////|   $26.9MM
           |               6.81%                         | |/////////|
            ---------------------------------------------   ---------
            -----------------------------------------------   -------
CLASS D    |               A-/A-                           | |///////|   $12.6MM
           |               7.06%                           | |///////|
            -----------------------------------------------   -------
            -------------------------------------------------   -----
CLASS E(2) |            BBB/BBB(3)                           | |/////|   $30.0MM
           |            NWAC -0.03%                          | |/////|
            -------------------------------------------------   -----
            -------------------------------------------------   -----
CLASS F(2) |            BBB-/NR(3)                           | |/////|   $14.2MM
           |            NWAC -0.03%                          | |/////|
            -------------------------------------------------   -----
            ---------------------------------------   ---------------
CLASS G(2) |              BB+/BB+                  | |///////////////|   $20.5MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------
            ---------------------------------------   ---------------
CLASS H(2) |               BB/BB                   | |///////////////|    $7.9MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------
            ---------------------------------------   ---------------
CLASS J(2) |              BB-/NR                   | |///////////////|    $9.5MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------
            ---------------------------------------   ---------------
CLASS K(2) |               B+/B+                   | |///////////////|    $7.9MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------
            ---------------------------------------   ---------------
CLASS L(2) |                B/B                    | |///////////////|    $6.3MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------
            ---------------------------------------   ---------------
CLASS M(2) |               B-/NR                   | |///////////////|    $6.3MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------
            ---------------------------------------   ---------------
CLASS N(2) |              CCC/NR                   | |///////////////|    $9.5MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------
            ---------------------------------------   ---------------
CLASS O(2) |               NR/NR                   | |///////////////|    $6.3MM
           |               6.14%                   | |///////////////|
            ---------------------------------------   ---------------

           NR = Not Rated

Notes: (1) See Notes (8) and (9) on Page T-1.
       (2) See Note (7) on Page T-1.
       (3) See Note (10) on Page T-1.

                                      T-3
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

                                -----------------------------------------------
                                ///////////////// Class X ////////////////////
                                -----------------------------------------------
                                -----------------------       ------------------
                                /////////////////// A-1        ------
                                -----------------------        ////// Interest
                                -----------------------        ------
                                                    A-1        ------
                                -----------------------               Principal
                                ---------------------------    ------
                                /////////////////////// A-2   ------------------
                                ---------------------------
                                                            A-2
                                ---------------------------
                                ///////////////////////// B
                                ---------------------------
                                                            B
                                ---------------------------
     / \         ---            ///////////////////////// C
    /   \       |   |           ---------------------------
   /     \      |   |                                       C
  /       \     |   |           ---------------------------
 /         \    |   |           ///////////////////////// D
 ---     ---    | C |           ---------------------------
    |   |       | A |                                       D
    |   |       | S |           ---------------------------
    |   |       | H |           ///////////////////////// E
    | A |       |   |           ---------------------------
    | P |       | F |                                       E
    | P |       | L |           ---------------------------
    | L |       | O |           ///////////////////////// F
    | I |       | W |           ---------------------------
    | E |       |   |                                       F
    | D |       |   |           ---------------------------
    |   |       |   |           ///////////////////////// G
    | L |       |   |           ---------------------------
    | O |    ---     ---                                    G
    | S |    \         /        ---------------------------
    | S |     \       /         ///////////////////////// H
    | E |      \     /          ---------------------------
    | S |       \   /                                       H
    |   |        \ /            ---------------------------
     ---                        ///////////////////////// J
                                ---------------------------
                                                            J
                                --------------------------------
                                ////////////////////////////// K
                                --------------------------------
                                                               K
                                -------------------------------------
                                /////////////////////////////////// L
                                -------------------------------------
                                                                    L
                                -------------------------------------
                                /////////////////////////////////// M
                                -------------------------------------
                                                                      M
                                ---------------------------------------
                                ///////////////////////////////////// N
                                ---------------------------------------
                                                                      N
                                ----------------------------------------------
                                //////////////////////////////////////////// O
                                ----------------------------------------------
                                                                             O
                                  |   |   |   |   |   |   |   |   |   |   |
                                ----------------------------------------------
                                  0      50      100     150     200     250



Notes: (1) The class A-1, A-2 and X certificates will be paid interest on a pro rata basis.

       (2) The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

                                      T-4
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

Interest Distributions:      Each Class of Certificates (other than the Class R
                             Certificates) will be entitled on each Distribution
                             Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance or Notional
                             Amount of such Class, as applicable.

Pass-Through Rates:(1)       Class A-1:         6.14%
                             Class A-2:         6.54%
                             Class B:           6.66%
                             Class C:           6.81%
                             Class D:           7.06%
                             Class E:           NWAC - 0.03%
                             Class F:           NWAC - 0.03%
                             Class G:           6.14%
                             Class H:           6.14%
                             Class J:           6.14%
                             Class K:           6.14%
                             Class L:           6.14%
                             Class M:           6.14%
                             Class N:           6.14%
                             Class O:           6.14%
                             Class X:           See Note (9) on page T-1

                             Note:  (1) See Notes (4) and (5) on Page T-1.

                             The Pass-Through Rate for each class of Principal Balance Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate ("NWAC") for such Distribution Date.

Principal Distributions:     Principal will be distributed on each Distribution
                             Date to the most senior Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class O Certificates are reduced to zero or Appraisal Reductions exceed the aggregate
                             Certificate Balance of the Subordinate
                             Certificates, payments of principal to the Class
                             A-1 and A-2 Certificates will be made on a pro rata basis.

                                      T-5
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

Prepayment Premium           The holders of each Class of Principal Certificates
Allocation:                  (other than an excluded class as defined below)
                             then entitled to distributions of principal on such distribution date will be entitled to an aggregate amount (allocable on a pro rata basis if there is more than one Class of Principal Balance
                             Certificates entitled to a distribution of principal) equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through
                             Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding
                             (or, in the case of two Classes of Class A
                             Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the classes G, H, J, K, L, M, N and O are the excluded classes.

Credit Enhancement:          Each Class of Certificates (other than Classes A-1,
                             A-2 and X) will be subordinate to all other Classes with an earlier alphabetical Class designation.

Advancing:                   The Master Servicer and the Trustee (in that order)
                             will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses and          Realized Losses and Expense Losses, if any, will be
Expense Losses:              allocated to the Class O, Class N, Class M, Class
                             L, Class K, Class J, Class H, Class G, Class F,
                             Class E, Class D, Class C and Class B Certificates, in that order, and then to Classes A-1 and A-2 and, with respect to losses allocated to interest, Class
                             X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment Interest          For any Distribution Date, any Net Aggregate
Shortfalls:                  Prepayment Interest Shortfall not offset by the
                             Servicing Fee (as set forth in the Prospectus
                             Supplement), will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

                                      T-6
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

Appraisal Reductions:        An appraisal reduction generally will be created in
                             the amount, if any, by which the Principal Balance of a Specially Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related
                             Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the amount of P&I
                             Advances for such loan, which reduction will result, in general, in a reduction of amounts distributable to the most subordinate Class of Principal Balance Certificate outstanding.

                             An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

Operating Adviser:           The Operating Adviser, which may be appointed by
                             the Controlling Class, will have the right to advise the Special Servicer with respect to certain actions regarding Specially Serviced Mortgage
                             Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO
                             Property into environmental compliance or accept substitute or additional collateral.

Controlling Class:           The Controlling Class will generally be the most
                             subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 25% of the initial Certificate
                             Balance of such Class, the next most subordinate
                             Class of Principal Balance Certificates.

Special Servicer:            In general, the Special Servicer has the right to
                             modify the terms of a Specially Serviced Mortgage
                             Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Rated
                             Final Distribution Date, grant more than three one-year extensions of the maturity date of a Mortgage Loan which has a below market rate, reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Scheduled Principal Balance of such Mortgage Loan.

Optional Termination:        The Depositor, then the Master Servicer, then the
                             Special Servicer, then the majority holders of the Controlling Class and then the holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution
                             Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial Pool
                             Balance. Such purchase price will generally be at a price equal to the unpaid aggregate Scheduled
                             Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed
                             Advances.

                                      T-7
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

Reports to                   The Trustee will prepare and deliver monthly
Certificateholders:          Certificateholder Reports. The Special Servicer
                             will prepare and deliver to the Trustee a monthly
                             Special Servicer Report summarizing the status of each Specially Serviced Mortgage Loan. The Master
                             Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.

The foregoing terms and structural characteristics of the Certificates are in all respects subject to the more detailed description thereof in the Pooling and Servicing Agreement.

                                      T-8
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

III. MORTGAGE LOAN           FINOVA Realty Capital Inc.
     ORIGINATOR
                             FINOVA Group Inc. (the "Company") (NYSE:FNV) is a diversified financial services holding company.
                             Through its principal subsidiary, FINOVA Capital
                             Corporation, the Company operates in 19 specific industry or market niches to provide a broad range of financing and capital market products to midsize businesses. The Company has been in operation for over 45 years. As of December 31, 1998, FINOVA
                             Group Inc. reported an asset base of approximately
                             $11 billion.

                             FINOVA Realty Capital Inc. ("FINOVA") is a wholly-owned subsidiary of FINOVA Capital Corporation and is the entity through which the Company conducts substantially all of its commercial real estate finance activities. FINOVA was formerly operated as Belgravia Capital Corporation, prior to its acquisition by the Company in October 1997. FINOVA is headquartered in Irvine, CA with a staff in excess of 90 employees, where it maintains its centralized underwriting, loan processing, credit and capital markets operations. FINOVA maintains an additional 29 offices nationwide which are staffed with approximately 80 employees that are dedicated solely to sourcing commercial real estate loans. Since 1994, FINOVA's originations have included approximately $2.5 billion of commercial mortgage loans that have been securitized by its partners in more than 20 different CMBS offerings. In 1998, FINOVA originated approximately $3.1 billion of commercial mortgage loans.

                                      T-9
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

IV. COLLATERAL DESCRIPTION

Summary: The Mortgage Pool consists of a $632,094,383 pool of 194 fixed-rate, first lien mortgage loans secured by first liens on commercial and multifamily properties located throughout 34 states and the District of Columbia. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.622% and a weighted average remaining term to maturity of 119 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

                             GEOGRAPHIC DISTRIBUTION

               WA              MO             AL              HI
              1.9%            0.7%           1.5%            1.2%

               OR              OK             GA              CT
              0.8%            1.2%           5.1%            0.3%

               CA              TX             NY              NJ
              33.0%           7.9%           0.8%            2.0%

               NV              LA             PA              MD
              1.2%            0.5%           5.9%            2.3%

               UT              IL             VA          District of
              0.4%            0.2%           1.2%          Columbia
                                                             5.2%
               AZ              MI             NC
              3.6%            0.5%           1.7%

               WY              IN             SC
              0.6%            0.4%           1.5%

               CO              OH             FL
              2.0%            0.8%           5.3%

               NM              KY             NH
              0.6%            0.5%           1.5%

               MN              TN             MA
              0.8%            1.5%           5.6%


                                      T-10
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

CUT-OFF DATE BALANCES ($)                     MORTGAGE RATES (%)                          DEBT SERVICE COVERAGE RATIOS (x)
-------------------------------------------   -----------------------------------------   ---------------------------------------
                    NO. CUT-OFF DATE      %                    NO. CUT-OFF DATE       %                  NO.  CUT-OFF DATE     %
                     OF    PRINCIPAL     OF                     OF    PRINCIPAL      OF                   OF     PRINCIPAL    OF
                  LOANS      BALANCE   POOL                  LOANS      BALANCE    POOL                LOANS       BALANCE  POOL
-------------------------------------------   -----------------------------------------   ---------------------------------------
(less than) = 1MM   26   18,281,125    2.89   6.501 - 7.000    22   61,796,551     9.78   1.01 - 1.15     6     8,558,132   1.35
1MM - 2MM           45   69,230,683   10.95   7.001 - 7.500    78  233,499,811    36.94   1.16 - 1.25    24   114,613,313  18.13
2MM - 3MM           53  131,825,576   20.86   7.501 - 8.000    55  228,139,400    36.09   1.26 - 1.35    51   225,928,677  35.74
3MM - 4MM           26   90,705,819   14.35   8.001 - 8.500    33   78,614,797    12.44   1.36 - 1.50    51   148,999,948  23.57
4MM - 5MM           13   56,462,549    8.93   8.501 - 9.000     6   30,043,824     4.75   1.51 - 1.75    52   112,878,404  17.86
5MM - 6MM            7   37,744,980    5.97   -----------------------------------------   1.76 - 2.00     4     8,266,946   1.31
6MM - 7MM           10   65,122,951   10.30   TOTAL:          194  632,094,383   100.00   2.00 >=         6    12,848,965   2.03
7MM - 8MM            3   22,309,329    3.53   -----------------------------------------   ---------------------------------------
8MM - 9MM            1    8,366,193    1.32   Min: 6.610                                  TOTAL:        194   632,094,383  100.00
9MM - 10MM           3   28,119,603    4.45   Max: 9.000                                  ---------------------------------------
10MM - 15MM          5   63,257,596   10.01   WAC: 7.622                                  Min: 1.11
15MM - 20MM          1   18,859,720    2.98   -----------------------------------------   Max: 2.52
20MM - 25MM          1   21,808,261    3.45                                               Wtd Avg: 1.40
-------------------------------------------                                               ---------------------------------------
TOTAL:             194  632,094,383  100.00   ORIGINAL TERMS TO STATED MATURITY (MOS)
-------------------------------------------   -----------------------------------------   CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)
Min: 178,572                                                 NO.  CUT-OFF DATE        %   ---------------------------------------
Max: 21,808,261                                               OF     PRINCIPAL       OF                   NO. CUT-OFF DATE      %
Average: 3,258,218                                         LOANS       BALANCE     POOL                    OF    PRINCIPAL     OF
-------------------------------------------   -----------------------------------------                 LOANS      BALANCE   POOL
                                              61 - 120      182   571,037,096     90.34   ---------------------------------------
STATES                                        121 - 180       8    48,472,528      7.67   30.1 - 40.0      1    1,237,136    0.20
-------------------------------------------   181 - 240       4    12,584,760      1.99   40.1 - 50.0      5   10,352,823    1.64
                 NO.  CUT-OFF DATE       %    -----------------------------------------   50.1 - 60.0     21   54,671,808    8.65
                  OF     PRINCIPAL      OF    TOTAL:        194   632,094,383    100.00   60.1 - 70.0     58  171,203,388   27.09
               LOANS       BALANCE    POOL    -----------------------------------------   70.1 - 80.0    107  384,853,506   60.89
-------------------------------------------   Min: 84                                     80.1 - 90.0      2    9,775,723    1.55
California      49    208,320,912    32.96    Max: 240                                    ---------------------------------------
Texas           14     49,916,610     7.90    Wtd Avg: 125                                TOTAL:         194  632,094,383  100.00
Pennsylvania    23     37,489,691     5.93    -----------------------------------------   ---------------------------------------
Massachusetts    6     35,432,902     5.61                                                Min  37.6
Florida          5     33,494,423     5.30    REMAINING TERMS TO STATED MATURITY (MOS)    Max: 85.1
District of      4     32,657,038     5.17    -----------------------------------------   Wtd Avg: 70.8
Columbia                                                     NO. CUT-OFF DATE         %   ---------------------------------------
Georgia         12     32,025,038     5.07                    OF    PRINCIPAL        OF
Arizona          9     22,489,672     3.56                 LOANS      BALANCE      POOL   BALLOON LOAN-TO-VALUE RATIOS (%)
Maryland         5     14,447,565     2.29    -----------------------------------------   ---------------------------------------
Colorado         4     12,706,598     2.01    61 - 120      187  589,068,429      93.19                 NO.   CUT-OFF DATE      %
Other           63    153,113,935     24.2    121 - 180       3   30,441,194       4.82                  OF      PRINCIPAL     OF
-------------------------------------------   181 - 240       4   12,584,760       1.99               LOANS        BALANCE   POOL
TOTAL:         194    632,094,383   100.00    -----------------------------------------   ---------------------------------------
-------------------------------------------   TOTAL:        194  632,094,383     100.00    0.1 - 10.0    3      8,924,382    1.41
                                              -----------------------------------------   20.1 - 30.0    1      2,518,583    0.40
PROPERTY TYPE                                 Min: 75                                     30.1 - 40.0    6     12,731,754    2.01
-------------------------------------------   Max: 231                                    40.1 - 50.0   23     54,936,203    8.69
                   NO. CUT-OFF DATE      %    Wtd Avg: 119                                50.1 - 60.0   54    150,058,376   23.74
                    OF    PRINCIPAL     OF    -----------------------------------------   60.1 - 70.0   97    334,905,666   52.98
                 LOANS      BALANCE   POOL                                                70.1 - 80.0   10     68,019,421   10.76
-------------------------------------------   BALLOON LOANS
Retail             33  123,360,194   19.52    -----------------------------------------   ---------------------------------------
Office             20  112,478,796   17.79                NO.     CUT-OFF DATE        %   TOTAL:       194    632,094,383   100.0
Multifamily        23   96,784,847   15.31                 OF        PRINCIPAL       OF   ---------------------------------------
Manufactured                                            LOANS          BALANCE     POOL   Min: 3.3
Housing                                       -----------------------------------------   Max: 78.4
Community          49   94,853,371   15.01    Yes        191      623,170,002     98.59   Wtd Avg: 60.1
Hospitality        25   83,877,868   13.27    No           3        8,924,382      1.41   ---------------------------------------
Mixed Use          14   48,304,489    7.64    -----------------------------------------
Self Storage       15   32,722,333    5.18    TOTAL:     194      632,094,383    100.00
Industrial          6   26,444,943    4.18    -----------------------------------------
Senior Housing      9   13,267,543    2.10
-------------------------------------------
TOTAL:            194  632,094,383  100.00
-------------------------------------------

                                      T-11
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                           $513,576,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-FNV1

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------------------------------------------------------
     PREPAYMENT RESTRICTIONS         APRIL 1999          APRIL 2000          APRIL 2001         APRIL 2002          APRIL 2003
--------------------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance                  100.00%             96.54%               96.29%              95.55%             95.54%
Yield Maintenance Total                  0.00               3.46                 3.46                3.86               3.87
Penalty Points:
    5.00% and greater                    0.00               0.00                 0.25                0.34               0.34
    4.00%  to 4.99%                      0.00               0.00                 0.00                0.25               0.00
    3.00% to 3.99%                       0.00               0.00                 0.00                0.00               0.25
    2.00% to 2.99%                       0.00               0.00                 0.00                0.00               0.00
    1.00% to 1.99%                       0.00               0.00                 0.00                0.00               0.00
Open                                     0.00               0.00                 0.00                0.00               0.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  100.00%            100.00%              100.00%             100.00%            100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding
  (in millions)                       $632.09            $625.35              $617.93             $609.91            $601.26
% of Initial Pool Balance              100.00%             98.93%               97.76%              96.49%             95.12%
--------------------------------------------------------------------------------------------------------------------------------

    PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED (1)

--------------------------------------------------------------------------------------------------------------------------------
     PREPAYMENT RESTRICTIONS         APRIL 2004       APRIL 2005      APRIL 2006      APRIL 2007      APRIL 2008     APRIL 2009
--------------------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance                   92.92%           91.86%          92.88%          92.87%          79.15%         43.50%
Yield Maintenance Total                  6.27             6.47            6.54            6.55            4.04          56.50
Penalty Points:
    5.00% and greater                    0.23             0.00            0.00            0.00            0.00           0.00
    4.00%  to 4.99%                      0.34             0.57            0.00            0.00            0.00           0.00
    3.00% to 3.99%                       0.00             0.00            0.57            0.00            0.00           0.00
    2.00% to 2.99%                       0.25             0.00            0.00            0.57            0.00           0.00
    1.00% to 1.99%                       0.00             0.00            0.00            0.00            0.24           0.00
Open                                     0.00             1.11            0.00            0.00           16.56           0.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  100.00%          100.00%         100.00%         100.00%         100.00%        100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding
  (in millions)                       $592.05          $581.97         $564.75         $553.11         $532.40         $35.38
% of Initial Pool Balance               93.66%           92.07%          89.35%          87.50%          84.23%          5.60%
--------------------------------------------------------------------------------------------------------------------------------

Note: (1) The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

                                      T-12
-------------------------------------------------------------------------------
This information is being delivered to a limited number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which would contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley & Co. International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                       SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                          MORGAN STANLEY CAPITAL I INC.
                                    DEPOSITOR

        The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

        Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

        Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.
                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

        INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

        Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                        ---------------------------------

                              MORGAN STANLEY & CO.
                                  INCORPORATED
October 9, 1998

        Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

        The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

        The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

        Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

        If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

        Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                              PROSPECTUS SUPPLEMENT

        As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates;
(vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.


                                 AVAILABLE INFORMATION

        The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

        To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

        A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUPPLEMENT.........................................................2

AVAILABLE INFORMATION.........................................................3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................3

SUMMARY OF PROSPECTUS.........................................................5

RISK FACTORS.................................................................15

DESCRIPTION OF THE TRUST FUNDS...............................................22

USE OF PROCEEDS..............................................................28

YIELD CONSIDERATIONS.........................................................28

THE DEPOSITOR................................................................31

DESCRIPTION OF THE CERTIFICATES..............................................32

DESCRIPTION OF THE AGREEMENTS................................................39

DESCRIPTION OF CREDIT SUPPORT................................................56

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES...................58

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................73

STATE TAX CONSIDERATIONS.....................................................99

CERTAIN ERISA CONSIDERATIONS.................................................99

LEGAL INVESTMENT............................................................101

PLAN OF DISTRIBUTION........................................................103

LEGAL MATTERS...............................................................104

FINANCIAL INFORMATION.......................................................104

RATING .....................................................................104

INDEX OF PRINCIPAL DEFINITIONS..............................................105

                              SUMMARY OF PROSPECTUS

        The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES................  Mortgage Pass-Through Certificates,
                                       issuable in series (the "Certificates").

DEPOSITOR............................  Morgan Stanley Capital I Inc., a
                                       wholly-owned subsidiary of Morgan Stanley
                                       Group Inc. See "The Depositor."

MASTER SERVICER......................  The master servicer (the "Master
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named in the
                                       related Prospectus Supplement. See
                                       "Description of the
                                       Agreements--Collection and Other
                                       Servicing Procedures."

SPECIAL SERVICER.....................  The special servicer (the "Special
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named, or the
                                       circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

TRUSTEE..............................  The trustee (the "Trustee") for each series of Certificates will be named in
                                       the related Prospectus Supplement. See
                                       "Description of the Agreements--The
                                       Trustee."

THE TRUST ASSETS.....................  Each series of Certificates will represent in the aggregate the entire
                                       beneficial ownership interest in a Trust
                                       Fund consisting primarily of:

(A) MORTGAGE ASSETS..................  The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the

                                       Prospectus Supplement, by any
                                       governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                       To the extent described in the related
                                       Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                                       The Mortgaged Properties may be located
                                       in any one of the fifty states, the
                                       District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                       Each Mortgage Loan may provide for no
                                       accrual of interest or for accrual of
                                       interest thereon at an interest rate (a
                                       "Mortgage

                                       Rate") that is fixed over its term or
                                       that adjusts from time to time, or that
                                       may be converted from an adjustable to a fixed

                                       Mortgage Rate, or from a fixed to an
                                       adjustable Mortgage Rate, from time to
                                       time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable
                                       Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(B) GOVERNMENT SECURITIES............  If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include,
                                       in addition to Mortgage Assets, certain
                                       direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government Securities").

(C) COLLECTION ACCOUNTS..............  Each Trust Fund will include one or more accounts established and maintained on
                                       behalf of the Certificateholders into
                                       which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements-- Certificate Account and Other Collection Accounts."

(D) CREDIT SUPPORT...................  If so provided in the related Prospectus
                                       Supplement, partial or full protection
                                       against certain defaults and losses on
                                       the Mortgage Assets in the related Trust
                                       Fund may be provided to one or more
                                       classes of Certificates of the related
                                       series in the form of subordination of
                                       one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support
                                       Limitations" and "Description of Credit
                                       Support."

(E) CASH FLOW AGREEMENTS.............  If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include
                                       guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of

                                       Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

DISTRIBUTIONS ON CERTIFICATES........  Each series of Certificates evidencing an interest in a Trust Fund that includes
                                       Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                       Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                       Certificates") to one or more other
                                       classes of Certificates in respect of
                                       certain distributions on the
                                       Certificates; (iii) be entitled to
                                       principal distributions, with
                                       disproportionately low, nominal or no
                                       interest distributions (collectively,
                                       "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to
                                       Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                       The Certificates will not be guaranteed
                                       or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(A) INTEREST.........................  Interest on each class of Offered
                                       Certificates (other than Stripped
                                       Principal Certificates and certain
                                       classes of Stripped Interest
                                       Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement.
                                       Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield
                                       Considerations" and "Description of the
                                       Certificates--Distributions of Interest
                                       on the Certificates."

(B) PRINCIPAL........................  The Certificates of each series initially will have an aggregate Certificate
                                       Balance no greater than the outstanding
                                       principal balance of the Assets as of,
                                       unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

ADVANCES.............................  Unless otherwise provided in the related
                                       Prospectus Supplement, the Master
                                       Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See
                                       "Description of the
                                       Certificates--Advances in Respect of
                                       Delinquencies."

TERMINATION..........................  If so specified in the related Prospectus
                                       Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

REGISTRATION OF CERTIFICATES.........  If so provided in the related Prospectus
                                       Supplement, one or more classes of the
                                       Offered Certificates will initially be
                                       represented by one or more Certificates
                                       registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                                       Definitive Certificates."

TAX STATUS OF THE CERTIFICATES.......  The Certificates of each series will constitute either (i) "regular interests"
                                       ("REMIC Regular Certificates") and
                                       "residual interests" ("REMIC Residual
                                       Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

(A) REMIC............................  REMIC Regular Certificates generally will be treated as debt obligations of the
                                       applicable REMIC for federal income tax
                                       purposes. Certain REMIC Regular
                                       Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                       A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual
                                       Certificates, (ii) may be treated as
                                       unrelated business taxable income for
                                       holders of REMIC Residual Certificates
                                       that are subject to tax on unrelated
                                       business taxable income (as defined in
                                       Section 511 of the Code), and (iii) may
                                       be subject to foreign withholding rules.
                                       See "Certain Federal Income Tax
                                       Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                                       The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and
                                       (ii) "real estate assets"
                                       within the meaning of section
                                       856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

(B) GRANTOR TRUST....................  If no election is made to treat the Trust
                                       Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                       Investors are advised to consult their
                                       tax advisors and to review "Certain
                                       Federal Income Tax Consequences" herein
                                       and in the related Prospectus Supplement.

ERISA CONSIDERATIONS.................  A fiduciary of an employee benefit plan or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT.....................  The related Prospectus Supplement will specify whether any class or classes of
                                       the Offered Certificates will constitute

                                       "mortgage related securities" for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984, as amended.
                                       Investors whose investment authority is
                                       subject to legal restrictions should
                                       consult their own legal advisors to
                                       determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING...............................  At the date of issuance, as to each series, each class of Offered
                                       Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

        Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

        There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

        The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

        Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

        Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

        Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

        The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

        Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

        The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

        It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

        Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

        If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

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

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

        If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

        Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

        To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

        If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

        Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

        The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

        A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

        The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

        Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master

Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

        The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due

Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

        The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

        Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

        If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

        Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. Moreoever, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner or operator's ability to borrow using such property as collateral. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA CONSIDERATIONS

        Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

        Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

        Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

        If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

        The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

        Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

   GENERAL

        The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus

Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

   LEASES

        To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

        To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

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

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

        Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

        As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

        Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

        While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

        The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon

Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

        The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

        Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

        While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

   LOAN-TO-VALUE RATIO

        The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

        Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any,
(x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

        Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

        Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

        Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

        Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

        The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

        The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

        Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

        If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

        If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of

Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                                 USE OF PROCEEDS

        The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

        The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

        Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the

Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

        The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

        Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

        The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

        If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

        When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

        The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

        The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

        If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

        Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

        In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

        Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

        Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

        The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

        The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

        A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

        The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

        Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


                                  THE DEPOSITOR

        Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

        The Depositor does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

        Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

        Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

        All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

        (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

        (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

        (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

        (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

        (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

        (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

        (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

        As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

        Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

        The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

        To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

        If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

        If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

        With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

        If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

        The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

        Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

(iii)   the amount of such distribution allocable to (a) Prepayment Premiums and
        (b) payments on account of Equity Participations;

(iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

(vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

(vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

(viii)  with respect to each Whole Loan that is delinquent two or more months,
        (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and
        (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

(x)     with respect to any Whole Loan liquidated during the related Due Period,
        (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

(xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

(xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(xiii)  with respect to any such REO Property sold during the related Due Period
        (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

(xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

(xv) the aggregate amount of principal prepayments made during the related Due Period;

(xvi)   the amount deposited in the reserve fund, if any, on such Distribution
        Date;

(xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

(xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

(xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

(xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

(xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

(xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

        In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

        Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

        The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

        If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

        If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

        Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

        DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

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

        Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

        Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.


                          DESCRIPTION OF THE AGREEMENTS

        The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

        At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and
(ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

        With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

        The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

        If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

        With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

        Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

        Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

        Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

        Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such

Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

        Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

        Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

        A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

        The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

        A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

        (i) all payments on account of principal, including principal prepayments, on the Assets;

        (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

        (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

        (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

        (vi)           any amounts representing Prepayment Premiums;

        (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

        (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

        (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

        (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

        (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

        (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

 WITHDRAWALS

        A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

        (i) to make distributions to the Certificateholders on each Distribution Date;

        (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

        (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

        (iv) to reimburse a Master Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

        (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause
(ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

        (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

        (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

        (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

        (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

        (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

        (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

        (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

        (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

        (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

        (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;


        (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

        (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

        (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

        (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

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

   OTHER COLLECTION ACCOUNTS

        Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

        The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

        Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

        The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

        A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement.

Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

        Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

        To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

        A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

        The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

        Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

        Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through

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

foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

        The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

      (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

        Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

        If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

        The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

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

        If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

        If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

        As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

        If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

        Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer

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

will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

        The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

        Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

        In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

        Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

        If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason

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

(other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

        Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

        Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

        Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

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

        The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

        Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

        Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

        Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

        The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

        Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

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

        Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

        Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

        Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which

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

constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

        So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

        Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

        No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

        Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related

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Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

        The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

        The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

        Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

        The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the

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giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

        Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

        For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

        Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

        If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

        If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the

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related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

        If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

        If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

        If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

        If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

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

RESERVE FUNDS

        If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

        Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

        Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

        Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

        If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

        The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

        All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages,

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deeds of trust and deeds to secure debt are herein collectively referred to as
"mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

        A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

        The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

        Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and

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the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

        Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

        Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

        Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

        Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

        Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

        A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds

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of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

        United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

        A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

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   PUBLIC SALE

        A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

        A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

        The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   REO PROPERTIES

        If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special

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Servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

        In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

   RIGHTS OF REDEMPTION

        The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

        The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

        Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of

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time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

        Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

        Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

        In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

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BANKRUPTCY LAWS

        The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

        Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

        Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

        In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease,

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would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

        If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

        In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

        A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

        To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an

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acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

        In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

        To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

        The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

        The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee

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or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

        Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

        The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

        Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to
(i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

        Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

        The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

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        Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ("CERCLA"), and under other federal law and the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

        Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

        Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

        This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

        The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

        In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

        Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases,

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

unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

        If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

        Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

        Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

        A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance

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of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

        "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

        Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

        In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

        Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

        Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any


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such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

        Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

        The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

        In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

        Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

        The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses

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

for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

        Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

        Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

        Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government

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if the property was used in, or purchased with the proceeds of, such crimes.
Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

        A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                        CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

        The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

        If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

        Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

        Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late

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

payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

        Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

        (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans... secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

        (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

        (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

        (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code Section 860L(c).

        The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

        Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities

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

are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

        Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

        If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan

(or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

        On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

        Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a

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statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

        Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

        A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have

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

made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

        Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).


B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

        1.  Stripped Bonds and Stripped Coupons

        Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

        Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

        Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

        The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped

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Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

        It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

        Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

        Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

        2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

        The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as

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authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

        Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

        Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

        Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the

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

previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

        3.  Grantor Trust Certificates Representing Interests in ARM Loans

        The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

        Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

        Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will generally be long-term capital gain if the Grantor Trust Certificate has been owned for more than one year. Long-

term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

        It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

        Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

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

D. NON-U.S. PERSONS

        Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

        As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

        The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other

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

conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

        On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

        The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

        A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

        In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

        Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown

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& Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

        Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

        General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

        Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

        Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

        In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified

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variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

        Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

        Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

        The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may

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be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

        Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

        Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

        A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

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        Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

        The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

        Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

        Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

        Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

        Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore,

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investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

        A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC

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Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

        Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

        Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

        Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

        Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

        It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the

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REMIC Regular Certificate substantially contemporaneously with acquiring the
REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

        The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

        The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

        Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

        Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

        Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

        Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that

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it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

        Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

        Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

        Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

        REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

        For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a

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trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

        Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

        On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

        Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

        A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly

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reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual
Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

        A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

        Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

        For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

        The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with

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respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

        A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

        Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

        Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

        Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

        In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each

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pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

        Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

        Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

        In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

        The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

        In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

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        Payments. Any distribution made on a REMIC Residual Certificate to a
REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

        Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

        Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

        The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

        In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

        In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

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        Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

        If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

        The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

        Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

        Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

        Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

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RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

        Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

        REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

        Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

        A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may

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

be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through
777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

        In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

        Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

        Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

        Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through

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

entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

        In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                          CERTAIN ERISA CONSIDERATIONS

GENERAL

        Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

        Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

        Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, subject thereto including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

        The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

        Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust,

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

may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

        The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

        Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

        General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

        (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

        (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

        (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

        (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the

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Master Servicer represent not more than reasonable compensation for the Master
Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

        Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

        Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.



                                LEGAL INVESTMENT

        The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository insitutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

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

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Section 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

        All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

        Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

        Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

        Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

        The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

        Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

        The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

        In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

        Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

        As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.


                                  LEGAL MATTERS

        Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft or Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.


                              FINANCIAL INFORMATION

        A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

        It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

        Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                               Page(s) on which
                                                               term is defined
Term                                                           in the Prospectus
----                                                           -----------------

Accrual Certificates.........................................................10
ADA..........................................................................75
Applicable Amount............................................................96
ARM Loans................................................................27, 81
Asset Conservation Act.......................................................71
Asset Seller.................................................................23
Assets........................................................................1
Balloon Mortgage Loans.......................................................19
Bankruptcy Code..............................................................66
Book-Entry Certificates......................................................33
Cash Flow Agreement...........................................................9
Cash Flow Agreements..........................................................1
Cede......................................................................3, 40
CERCLA...................................................................21, 71
Certificate Account..........................................................44
Certificate Balance..........................................................10
Certificate Owners...........................................................40
Certificateholders............................................................3
Closing Date.................................................................86
Commercial Loans.............................................................23
Commercial Properties.........................................................7
Commission....................................................................2
Contributions Tax............................................................98
Cooperatives.................................................................24
Covered Trust................................................................58
CPR..........................................................................31
Credit Support.........................................................1, 9, 29
Crime Control Act............................................................76
Deferred Interest............................................................83
Definitive Certificates..................................................33, 41
Depositor....................................................................23
Determination Date...........................................................34
DTC.......................................................................3, 40
Due Period...................................................................34
Environmental Hazard Condition...............................................72
Equity Participations........................................................27
ERISA.......................................................................102
Exchange Act..................................................................3
Exemption...................................................................104
FDIC.........................................................................44
FHLMC........................................................................54
FNMA.........................................................................72
Government Securities..................................................1, 8, 23
Indirect Participants........................................................40
Insurance Proceeds...........................................................45
IRS..........................................................................78
L/C Bank.....................................................................59

                                                               Page(s) on which
                                                               term is defined
Term                                                           in the Prospectus
----                                                           -----------------

Labor.......................................................................102
Lease.........................................................................3
Lease Assignment..............................................................1
Legislative History..........................................................86
Lessee........................................................................3
Liquidation Proceeds.........................................................45
Lock-out Date................................................................27
Lock-out Period..............................................................27
Mark-to-Market Regulations...................................................96
Master REMIC.................................................................85
MBS....................................................................1, 6, 23
MBS Agreement................................................................27
MBS Issuer...................................................................27
MBS Servicer.................................................................27
MBS Trustee..................................................................27
Morgan Stanley..............................................................106
Mortgage Loans.........................................................1, 6, 23
Mortgage Notes...............................................................24
Mortgage Rate.............................................................8, 27
Mortgages....................................................................24
Multifamily Loans............................................................23
Multifamily Properties....................................................7, 23
NCUA........................................................................105
Nonrecoverable Advance.......................................................37
OID......................................................................76, 78
OID Regulations..............................................................78
Originator...................................................................24
Participants.................................................................40
Pass-Through Rate........................................................10, 35
Payment Lag Certificates.....................................................92
Permitted Investments........................................................44
Plans.......................................................................102
Prepayment Assumption........................................................82
Prepayment Premium...........................................................27
Prohibited Transactions Tax..................................................98
RCRA.........................................................................71
Record Date..................................................................34
Related Proceeds.............................................................37
Relief Act...................................................................75
REMIC Certificates...........................................................85
REMIC Regular Certificateholders.............................................86
REMIC Regular Certificates...............................................13, 85
REMIC Regulations............................................................76
REMIC Residual Certificateholder.............................................93
REMIC Residual Certificates..............................................85, 95
REO Extension................................................................64
REO Tax......................................................................65
Restricted Group............................................................103
RICO.........................................................................75
Senior Certificates......................................................10, 33
Servicing Standard...........................................................48
SMMEA.......................................................................104
SMMEA Certificates..........................................................104
Special Servicer..........................................................6, 49

                                                               Page(s) on which
                                                               term is defined
Term                                                           in the Prospectus
----                                                           -----------------

Stripped ARM Obligations.....................................................83
Stripped Bond Certificates...................................................80
Stripped Coupon Certificates.................................................80
Stripped Interest Certificates...........................................10, 33
Stripped Principal Certificates..........................................10, 33
Subordinate Certificates.................................................10, 33
Sub-Servicer.................................................................48
Sub-Servicing Agreement......................................................49
Subsidiary REMIC.............................................................85
Super-Premium Certificates...................................................87
Title V......................................................................74
Trust Assets..................................................................2
Trust Fund....................................................................1
UCC..........................................................................40
Voting Rights................................................................22
Warrantying Party............................................................43